Prospectus Supplement (To Prospectus dated October 7, 2005)	Filed Pursuant to Rule 424(b)(3) and 424(c) Commission File No. 333-126487

27,772,411 Shares

Common Stock

This prospectus supplement supplements the prospectus dated October 7, 2005, which relates to the shares of our common stock that may be sold by the selling stockholders named therein.

This prospectus supplement should be read in connection with, and may not be delivered or utilized without, the prospectus dated October 7, 2005, and the prospectus supplements dated November 2, 2005, December 1, 2005, December 2, 2005, March 23, 2006, April 7, 2006, April 27, 2006, May 1, 2006, August 2, 2006, August 3, 2006, August 4, 2006, August 28, 2006, August 29, 2006 and August 30, 2006. This prospectus supplement is qualified by reference to the prospectus and the prospectus supplements, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the prospectus dated October 7, 2005, or the prospectus supplements dated November 2, 2005, December 1, 2005, December 2, 2005, March 23, 2006, April 7, 2006, April 27, 2006, May 1, 2006, August 2, 2006, August 3, 2006, August 4, 2006, August 28, 2006, August 29, 2006 and August 30, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 10, 2007

Explanatory Note

Attached to this prospectus supplement are the following documents filed by the Shells Seafood Restaurants, Inc. (the “Company”) pursuant to Sections 13 or 15(d) of the Securities Act of 1934, as amended:
(i)	the Company’s Current Report on Form 8K, dated September 28, 2006;

(ii)	the Company’s Current Report on Form 8K, dated October 27, 2006;

(iii)	the Company’s Current Report on Form 8K, dated October 30, 2006;

(iv)	the Company’s Amended Quarterly Report on Form 10Q/A for the quarter ended October 2, 2005;

(v)	the Company’s Quarterly Report on Form 10Q for the quarter ended October 1, 2006;

(vi)	the Company’s Current Report on Form 8K, dated December 21, 2006;

(vii)	the Company’s Current Report on Form 8K, dated December 20, 2006;

(viii)	the Company’s Current Report on Form 8K, dated March 30, 2007; and

(ix)	the Company’s Annual Report on Form 10K for the year ended December 31, 2006.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K
__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 28, 2006

Shells Seafood Restaurants, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL		33618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2006, Colonial Bank (the “Bank”) agreed to renew the bank credit facility with Shells Seafood Restaurants, Inc. (the “Company”) in the principal amount of $500,000. The credit facility is set to mature on October 28, 2006. The credit facility originated in December 2005 and the full amount was immediately drawn on to fund remodeling.

The renewal of the credit facility is filed with this Report as Exhibit 10.1 and is incorporated by reference into this Item 1.01. The preceding description of the terms of the renewal is qualified by reference to Exhibit 10.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Item No.	Description
10.1	Renewal letter on credit facility dated September 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2006	SHELLS SEAFOOD RESTAURANTS, INC.

	By:	/s/ Warren R. Nelson
Name: Warren R. Nelson
Title: Vice President and Chief Financial Officer

Exhibit Index

Item No.	Description
10.1	Renewal letter on credit facility dated September 28, 2006

EXHIBIT 10.1

September 28, 2006

Mr. Warren R. Nelson
Shells Seafood Restaurants, Inc.
16313 N. Dale Mabry Hwy
Suite 100
Tampa, FL 33618

Re:	Colonial Bank, NA (the “Bank”)
Loan to Shells Seafood Restaurants, Inc. (“Shells”)

Dear Mr. Nelson:

This letter will confirm that effective as of September 28, 2006, the Bank has agreed to renew Loan Number 8035494726 (the “Loan”) and the repayment of the Promissory Note in the principal amount of $500,000 (the “Note”) issued thereunder from September 28, 2006 to October 28, 2006. The Bank acknowledges and agrees that no Event of Default has occurred under the Loan or the Note from the date it was entered into through the date of hereof. Except as set forth above, all of the terms and conditions of the Loan and the Note remain in full force and effect.

Please call me at 813-314-5285 with any questions.

Sincerely,

COLONIAL BANK, NA

By: /s/ David Ogburn
Name: J. David Ogburn
Title: Sr. Vice President

An Affiliate of The Colonial BancGroup, Inc.
400 North Tampa Street, Suite 2500, Tampa, Florida 33602
Telephone 813/223-3880
www.colonialbank.com
AN EQUAL OPPORTUNITY EMPLOYER

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 27, 2006

Shells Seafood Restaurants, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL	33618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information under Item 2.01 of this Current Report on Form 8-K is incorporated under this Item 1.01 as if set forth herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 27, 2006, Shells Seafood Restaurants, Inc. (the “Company”) completed a sale and leaseback transaction (the “Sale and Leaseback Transaction”) with FRI Fish LLC, pursuant to which the Company sold and simultaneously leased back the restaurant location at 725 East 3rd Avenue, New Smyrna Beach, Florida (the “New Smyrna Location”). In connection with the Sale and Leaseback Transaction, the Company entered into a Purchase and Sale Agreement, dated October 27, 2006, with FRI Fish LLC (the “Purchase and Sale Agreement”) pursuant to which it sold the New Smyrna Location to FRI Fish LLC for $1.33 million. In addition, the Company entered into a Land and Building Lease, dated October 27, 2006, with FRI Fish LLC (the “Lease Agreement”) pursuant to which FRI Fish LLC agreed to lease the New Smyrna Location to the Company for a period of twenty years. FRI Fish LLC is affiliated with Drawbridge Global Funds, a beneficial owner of greater than 5% of the Company’s common stock. The consideration paid upon the consummation of the Sale and Leaseback Transaction was determined based on arms’ length negotiations between FRI Fish LLC and the Company. A copy of the Purchase and Sale Agreement and of the Lease Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase and Sale Agreement, dated October 27, 2006, between the Company and FRI Fish, LLC.

10.2	Land and Building Lease, dated October 27, 2006, between the Company and FRI Fish, LLC.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELLS SEAFOOD RESTAURANTS, INC.

Date: November 2, 2006	By:	/s/ Warren R. Nelson
Name: Warren R. Nelson Title: Vice President and Chief Financial Officer

3

Exhibit 10.1

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

SHELLS OF NEW SMYRNA BEACH, INC.
AS SELLER

AND

FRI FISH, LLC
AS BUYER

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (“Agreement”) is entered into as of October 27, 2006, by and between SHELLS OF NEW SMYRNA BEACH, INC. (“Seller”), and FRI FISH, LLC, a Delaware limited liability company (“Buyer”). Buyer and Seller are from time to time referred to herein individually as a “Party”, and collectively as the “Parties.”

RECITALS:

A. Seller owns one (1) Shells restaurant real property (the “Property”) more particularly described as follows:

I. All of the “Real Property” (“Real Property”), collectively described as follows: good and indefeasible title in fee simple to the land described on Schedule 1 attached hereto (collectively, the “Land”), together with all rights and interests appurtenant thereto, including, without limitation, Seller’s right, title, and interest in and to all (A) adjacent streets, alleys, rights-of-way and any adjacent strips or gores of real estate; (B) buildings, structures and other improvements located on the Land (the “Improvements”); (C) the leasehold interest for the parking area lease (“Parking Area Lease”) adjoining the Land; and (D) the fixtures located at or in the Land or Improvements, other than certain movable trade fixtures more particularly described in the Master Lease Agreement (as defined below); and

II. The following equipment located at any of the Real Property on the Closing Date (collectively, the “Personal Property”): walk-in coolers/refrigerator, freezers, HVAC equipment and hoods.

B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property subject to the terms and conditions set forth in this Agreement.

C. Upon the consummation of the transactions contemplated herein, Seller desires to lease from Buyer, and Buyer desires to lease to Seller, the Property pursuant to certain Lease Agreement (as defined below). Any capitalized term used herein but not defined herein shall have the meaning set forth in the form Lease Agreement attached hereto as Exhibit A .

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Seller and Buyer agree as follows:

1. Conveyance of Property. On the terms and subject to the conditions set forth in this Agreement, at Closing (as hereinafter defined), Seller shall sell, convey and assign to Buyer, and Buyer shall buy and accept from Seller, the Property.

2. Purchase Price. Subject to the terms of this Agreement, the purchase price (the “Purchase Price”) for the Property shall be $1,333,333.34, payable in cash by Buyer to Seller at Closing. The Purchase Price shall be paid to Landamerica Title Company, Rambler Road, Suite 1200, Dallas, TX 75231, Attn: Nancy Shirar (the “Title Company”) to be held in an escrow (the “Escrow”) at Title Company on behalf of the Parties and distributed by Title Company at Closing as designated by closing instructions agreed upon by Buyer, Seller and Title Company prior to the Closing Date.

3. Property Documents. Not more than five (5) business days following the date hereof, Seller shall deliver to Buyer, the documents set forth in subsections (a) through (n) of this Section 3 (collectively, the “Property Documents”), if available, or with respect to documents not in Seller’s possession and referenced as subsections (a), (b), and (c), has engaged directly third parties (including, without limitation, appraisers, environmental consultants, Title Company and surveyors), at Buyer’s request, in connection with the preparation of Property Documents. The scope of any such engagement with third parties shall be subject to Buyer’s prior written approval (not to be unreasonably withheld).

(a) Commitment for title insurance covering the fee estate in the Real Property and leasehold estate with respect to the Parking Area Lease (“Title Commitment”) from Title Company, setting forth the status of title to the Real Property, showing all matters of record affecting the Real Property, together with a true, complete and legible copy of all documents referred to in the Title Commitment;

(b) Current ALTA Land Title “As Built” Survey (“Survey”) for the Real Property, containing the certification set forth on Exhibit B, as the same may be required to be modified (subject to Buyer’s consent, which shall not be unreasonably withheld) to conform with requirements of particular jurisdictions and surveys;

(c) Phase I site assessment (to ASTM Guidelines) for the Real Property (the “Site Assessments”), dated no earlier than six (6) months prior to the Closing Date (as defined below); a reliance letter in favor of Buyer for the Site Assessment from the person or entity that prepared same; and all Phase II and other environmental assessment and remediation reports in the possession or control of Seller regarding the Real Property and a reliance letter in favor of Buyer from the person or entity that prepared same;

(d) Evidence of insurance covering the Property as required pursuant to the Lease Agreement;

(e) Use permit and any additional required governmental permits or licenses regarding the construction, occupancy and operation of the Property;

(f) Certificate of occupancy regarding the Real Property;

(g) Profit and loss statements and balance sheets (consolidated and consolidating) for Seller, and profit and loss statements regarding the Property, each covering the trailing twelve (12) month period, and for calendar years ending 2005, 2004 and 2003, and such other financial statements and information as Buyer reasonably shall have requested regarding Seller and the Property;

(h) Any engineering reports in Seller’s possession or control regarding the Real Properties, including without limitation a description of any deferred maintenance and repairs and an estimate of the cost thereof, and a reliance letter in favor of Buyer for each such report from the person or entity that prepared same;

(i) UCC, litigation and tax lien searches from a commercially recognized search company regarding the Property and Seller;

(j) Zoning permits and regulations (if available) and other evidence of proper zoning (e.g. zoning letters or zoning reports), as available; and if legal non-conforming uses exist, evidence that the improvements may be rebuilt to existing specifications following a casualty or condemnation;

(k) Final “As Built” plans and specifications for the Real Property;

(l) Any and all studies, data, reports, agreements, licenses, leases, environmental assessments, surveys, reports, documents, plans, maps, and permits in Seller’s possession or control concerning the Property (to the extent not already delivered to Buyer pursuant to subsections (a) - (k), above); and

(m) Such other information regarding Seller or the Property that Buyer reasonably may have requested.

4. Right of Entry, Inspection.

(a) From and including the date hereof through and including the Closing Date, Seller shall afford Buyer and its representatives a continuing right to inspect the Property and the Property Documents and Seller hereby grants to Buyer and Buyer’s agents, employees and consultants a nonexclusive license to enter upon the Real Property for the purpose of allowing Buyer to conduct whatever soil and engineering tests, feasibility studies, surveys and other physical examinations of the Property Buyer deems appropriate, provided Buyer gives Seller prior notice of such intended entry. Buyer will not perform any invasive testing at any of the Property without Seller’s prior written consent, which shall not be unreasonably withheld. Buyer shall at all times use reasonable efforts not to unreasonably interfere with the conduct of Seller’s business at the Property. Buyer agrees to provide copies to Seller of all reports, tests, and studies received by Seller regarding the Real Property.

(b) In the event of any damage to the Property caused by Buyer, its agents, engineers, employees or contractors, Buyer shall pay the cost incurred by Seller to restore the Property to the condition existing prior to the performance of such tests, investigations or studies. Buyer shall protect, defend, indemnify and hold Seller harmless from any and all liability, claims, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) suffered or incurred by Seller for injury to persons or property caused by Buyer’s investigations, studies, tests and inspections of the Property. However, Buyer shall have no liability for any liability, claims, losses, costs and expenses attributable to the acts or omissions of Seller or Seller’s agents, employees, invitees or licensees or resulting from latent defects or Hazardous Materials within, on, under or adjacent to the Property.

5. Title and Other Defects.

(a) Buyer shall have the right, at any time prior to the Closing Date (as defined in Section 7 hereof), to deliver written notice to Seller objecting to any material adverse matters reflected in the Survey or Title Commitment (any such writing, a “Title Notice Letter”). All matters set forth in Survey or Title Commitment to which Buyer delivers a Title Notice Letter, and all matters which are listed on the Title Commitment as requirements of Title Company to issue the applicable final title insurance policy (other than those requirements which relate to documents or other items to be provided by Buyer), are referred to herein as “Disapproved Exceptions.” All matters set forth in the Title Commitment or Survey which are not Disapproved Exceptions are referred to herein as “Permitted Exceptions.” Seller, at its sole cost and expense, may elect to cure (to Buyer’s satisfaction, in its sole discretion) or caused to be removed from the Title Commitment all Disapproved Exceptions on or before the Closing Date. If Seller does not cause all Disapproved Exceptions to be removed or cured (to Buyer’s satisfaction, in its sole discretion) from the Title Commitment on or before the Closing Date, Buyer may elect, in its sole discretion, to either (i) purchase the Property without a reduction in the Purchase Price, or (ii) terminate this Agreement.

(b) In addition Buyer’s right to notify Seller of any Disapproved Exceptions (as described in subsection 5(a), above), Buyer shall have the right, at any time prior to the Closing Date, to deliver written notice to Seller objecting to any other material adverse matters regarding the Property, including without limitation regarding the physical condition, legal or zoning condition, location or sales volume of the Property. If Seller does not cause all such matters to be cured (to Buyer’s satisfaction, in its reasonable discretion) on or before the Closing Date for the Property, then Buyer may elect, in its sole discretion, to either (i) purchase the Property without a reduction in the Purchase Price; or (ii) terminate this Agreement.

6. Representations, Warranties and Additional Covenants.

(a) Seller’s Representations and Warranties. Seller hereby represents and warrants to Buyer that as of the date of this Agreement and as of the Closing:

(i) Qualification and Authority. Shells of New Smyrna Beach, Inc., is a Florida corporation duly organized, validly existing and in good standing under the laws of the state of Florida. Seller has the right, power, and authority to execute, deliver, and perform this Agreement. This Agreement, when executed and delivered by Seller and Buyer, shall constitute the valid and binding agreement of Seller, and shall be enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. All requisite authorizations, consents, resolutions and actions on the part of Seller have been obtained, adopted or taken, as applicable, by Seller (and its affiliates as and if required) in connection with making and entering into this Agreement and the consummation of the purchase and sale provided for herein, and no consents or approvals are required from any party which is not a party to this Agreement in order to consummate such purchase and sale. Neither this Agreement nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any agreement or document to which Seller is a party or to which Seller is bound.

(ii) Bankruptcy. Neither Seller nor any entity or person in Control of, having Control over, or under common Control with Seller, regardless of the number of tiers of ownership, is bankrupt under the Federal Bankruptcy Code, or has filed for protection or relief under any applicable bankruptcy or creditor protection statute or has been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute. Seller is not entering into the transactions described in this Agreement with an intent to defraud any creditor or to prefer the rights of one creditor over any other. Seller and Buyer have negotiated this Agreement at arms-length and the consideration to be paid represents the fair market value for the assets to be transferred. As used in this Agreement, “Control” means ownership of voting securities sufficient to elect a majority of the board of directors of a corporation, or analogous ownership interests of non-corporate entities.

(iii) Parking Area Lease. The Parking Area Lease is in full force and effect, no rent or additional rent has been prepaid under the Parking Area Lease; there are no defaults under the Parking Area Lease, nor has any act or omission occurred that would be a default but for the giving of notice and/or the passage of time; the current term of the Parking Area Lease commenced on October 1, 1978 and is scheduled to expire on September 30, 2028; the Real Property is free of any right of possession or claim of right of possession of any party other than Seller pursuant to the Parking Area Lease, and to Seller’s knowledge there are no leases or occupancy agreements currently affecting any portion of any of the Real Property other than the Parking Area Lease.

(iv) Compliance With Laws; Zoning. Except as set forth in Schedule 6(a)(iv), to Seller’s knowledge, without inquiry, (A) the Property is in material compliance with all applicable zoning, subdivision and land use laws, regulations and ordinances, all applicable health, fire, and building codes, and all other laws applicable to the Property, including without limitation the Americans with Disabilities Act (but excluding Environmental Laws, which are discussed below); (B) there are no illegal activities relating to controlled substances on the Real Property, (C) all required permits, licenses and certificates for the lawful use and operation of the Property, including, but not limited to, certificates of occupancy, or the equivalent, have been obtained and are current and in full force and effect; (D) in the event that all or any part of the Improvements located on the Real Property are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits, other than customary demolition, building and other construction related permits; (E) the Real Property, together with the Parking Area Lease, contains enough permanent parking spaces (both regular spaces and handicap spaces) to satisfy all requirements imposed by applicable laws with respect to parking; (F) no legal proceedings are pending or, to the best knowledge of Seller, threatened with respect to the zoning of the Real Property; and (G) neither the zoning nor any other right to construct, use or operate the Real Property is in any way dependent upon or related to any real estate other than such Real Property.

(v) Property Condition; Defects. Except as set forth in Schedule 6(a)(v), to Seller’s knowledge, without inquiry, (A) there is no latent or patent structural or other material defect or deficiency in the Property; (B) city water supply, storm and sanitary sewers, and electrical, gas and telephone facilities are available to the Real Property within the boundary lines of such Real Property, are sufficient to meet the reasonable needs of the Real Property as presently contemplated to be used, and no other utility facilities are necessary to meet the reasonable needs of the Real Property as presently contemplated; (C) no part of the Real Property is within a flood plain and none of the Improvements create encroachment over, across or upon the Real Property’s boundary lines, rights of way or easements, and no building or other improvements on adjoining land create such an encroachment; (D) access to the Real Property for the current and contemplated uses thereof is provided by means of dedicated, all weather public roads and streets which are physically and legally open for use by the public, or by private easements which are insured parcels under the applicable Title Commitment or Title Policy; and (E) any liquid or solid waste disposal, septic or sewer system located at the Real Property is in good and safe condition and repair and in compliance with all applicable law.

(vi) Taxes. All federal, state and local tax returns and reports of Seller required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges (including any payments in lieu of taxes) upon Seller and upon its properties, assets, income and franchises which are due and payable have been paid when due and payable, except for those taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established. There is not presently pending (and to the best of Seller’s knowledge, there is not contemplated) any special assessment against the Property or any part thereof. No tax liens have been filed and to the best knowledge of Seller, no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Seller in respect of any taxes or other governmental charges are in accordance with generally accepted accounting principles, consistently applied.

(vii) Contractual Obligations. To Seller’s knowledge, Seller is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any material contractual obligation of Seller beyond any applicable notice and cure period, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

(viii) Disclosure. No financial statements or any other document, certificate or written statement furnished to Buyer by Seller and, to the best knowledge of Seller, no document or statement furnished by any third party on behalf of Seller, for use in connection with this Agreement or the transactions contemplated herein contains any untrue representation, warranty or statement of a material fact, and none omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no material fact known to Seller that has had or will have a Material Adverse Effect and that has not been disclosed in writing to Buyer and Seller. As used herein, “Material Adverse Effect” means (A) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Seller with respect to such party taken as a whole, or (B) the material impairment of the ability of Seller to perform its material obligations under any of the Transaction Documents (as defined in Section 7, below) or (C) the material impairment of Buyer’s rights or remedies under any of the Transaction Documents. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.

(ix) Suits, Judgments and Liens. Except as expressly set forth on Schedule 6(a)(ix), (A) there are no lawsuits, claims, suits, or legal, administrative or other proceedings or investigations pending or, to the best of Seller’s knowledge, after due and diligent inquiry, threatened against or affecting Seller or the Property (including, without limitation eminent domain or condemnation proceedings), nor to the best of Seller’s knowledge after due and diligent inquiry, is there any basis for any of the same, and there are no lawsuits, suits or legal, administrative or other proceedings pending in which Seller is the plaintiff or claimant and which relate to the Property; and (B) there is no action, suit or legal, administrative or other proceeding pending or, to the best of Seller’s knowledge, after due and diligent inquiry, threatened which questions the legality or propriety of the transactions contemplated by the Transaction Documents.

(x) Environmental Laws; Hazardous Materials. Except as set forth in Schedule 6(a)(x), to Seller’s knowledge, without inquiry, (A) the Property is not in violation or is currently under investigation for any violation, of any Environmental Laws; (B) the Property has not been subject to an unlawful deposit or a deposit that required investigation or remediation beyond immediate remediation of de minimis spills of any Hazardous Materials; (C) except in compliance with Environmental Laws, neither Seller nor any third party has used, generated, manufactured, stored or disposed in, at, on, under or about the Property or transported to or from the Property any Hazardous Materials; (D) there has been no release, discharge or migration of any Hazardous Materials from, into, on, under or about the Property in violation of Environmental Laws; (E) there is no fact, condition or circumstance governed by Environmental Laws that would materially impair, limit or restrict the use of the Property for its current intended business purpose or its intended use as described in the Lease Agreement; and (F) there is no amount of any mold at the Property that would materially impair, limit or restrict the use of any Property for its current intended business purpose or its intended use as described in the Lease Agreement.

(b) Buyer’s Representations and Warranties - Qualification and Authority. Buyer hereby represents and warrants to Seller that as of the date of this Agreement and as of the Closing, Buyer is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of all of the states where the Real Properties are located. Buyer has the right, power, and authority to execute, deliver, and perform this Agreement. This Agreement, when executed and delivered by Buyer and Seller, shall constitute the valid and binding agreement of Buyer, and shall be enforceable against Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. All requisite authorizations, consents, resolutions and actions on the part of Buyer, have been obtained, adopted or taken, as applicable, by Buyer (and its affiliates, as and if required) in connection with making and entering into this Agreement and the consummation of the purchase and sale provided for herein, and no consents or approvals are required from any party which is not a party to this Agreement in order to consummate such purchase and sale. Neither this Agreement nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any agreement or document to which Buyer is a party or to which Buyer is bound.

(c) Additional Covenants of Seller Prior to Closing. Seller shall prior to Closing and in addition to the covenants set forth elsewhere in this Agreement:

(i) Maintain insurance coverage for the Improvements, insuring against all risks of physical loss or damage, subject to standard exclusions, in an amount equal to the actual replacement cost of such Improvements;

(ii) Not permit any encumbrance, charge or lien to be created upon the Property after the date of this Agreement unless such encumbrance, charge or lien has been approved in writing by Buyer, or caused by Buyer or its agents, or unless such monetary encumbrance, charge or lien will be removed by Seller prior to the Closing;

(iii) Not execute or amend any lease after the date of this Agreement without the prior written consent of Buyer, which consent may be withheld in Buyer’s sole and absolute discretion;

(iv) Intentionally omitted;

(v) Maintain the Property in the manner in which the Property is currently maintained and if currently being renovated, complete such renovations in the ordinary course of business;

(vi) Promptly notify Buyer in writing if any of the representations and warranties of Seller set forth in this Agreement are no longer materially true and correct;

(vii) Not sell, convey, assign, transfer, encumber or otherwise dispose of the Property, and shall not, without the prior written consent of Buyer, make any material modifications or alterations to the Property after the date of this Agreement;

(viii) Comply, in all material respects, and shall cause all persons using or occupying the Property or any part thereof to comply, in all material respects, with all Environmental Laws applicable to the Property, or the use or occupancy thereof, or any operations or activities therein or thereon;

(ix) Comply, in all material respects, fully with all permits, licenses and approvals required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, the Property, and keep all such permits, licenses and approvals in full force and effect until Closing; and

(x) Immediately after receiving notice that any violation of any Environmental Laws may have occurred at or about the Property, deliver written notice thereof to Buyer with a reasonably detailed description of the event, occurrence or condition in question.

Buyer and Seller acknowledge and agree that none of the foregoing covenants shall survive either termination of this Agreement or Closing, nor shall the foregoing covenants limit any obligations of Seller under the Lease Agreement after Closing.

7. Closing. As used herein, “Closing” shall be deemed to have occurred when the Deed has been delivered by Seller to Buyer for recordation in the Official Records of the County where the Real Property is located, title to the Property is conveyed to Buyer, and possession of the Properties is delivered to Buyer, all in accordance with the terms of this Agreement. Closing shall occur on or before October 31, 2006 (“Closing Date”). On or before the Closing Date:

(a) Buyer shall deliver or cause to be delivered to Seller through Escrow all of the following:

(i) The Purchase Price in accordance with Section 2.

(ii) Four (4) counterpart originals of a Lease Agreement in the form attached hereto as Exhibit A (the “Lease Agreement”), each duly executed by Buyer.

(iii) Four (4) counterpart originals of the Collateral Assignment of Licenses, Permits, Plans, Contracts and Warranties in the form attached hereto as Exhibit D (collectively, the “License Assignment”), each duly executed by Buyer.

(iv) If applicable, four (4) originals of the Subordination, Non-Disturbance and Attornment Agreement (Lease Agreement) in the form attached hereto as Exhibit F for the Lease Agreement (collectively, the “Lease Subordination Agreements”), duly executed by Buyer, and duly notarized.

(v) Four counterpart originals of the Assignment and Assumption Agreement for the Parking Area Lease (“Assignment of Lease”) in the form attached hereto as Exhibit E, duly executed by Seller, Buyer and the lessor with respect to the Parking Area Lease;

(b) Seller shall deliver or cause to be delivered to Buyer through Escrow all of the following:

(i) Special Warranty Deed in the form of Exhibit H, or a substantially equivalent form complying with state-specific recording requirements (each, a “Deed”; collectively, the “Deeds”), conveying to Buyer the Real Property subject only to the Permitted Exceptions, duly executed by Seller and properly notarized and acknowledged;

(ii) Four (4) originals of the Bill of Sale conveying the Personal Property to Buyer, in the form of Exhibit I, (the “Bill of Sale”), each duly executed by Seller;

(iii) Internal Revenue Code Section 1445 Certification in the form of Exhibit J, and any state-specific withholding certificates reasonably required by Buyer, each duly executed by Seller;

(iv) Four (4) counterpart originals of the Lease Agreement, duly executed by Seller.

(v) Four (4) counterpart originals of each of the License Assignments, each duly executed by Seller.

(vi) An ALTA Extended Coverage Owner’s Policy of Title Insurance and an ALTA Extended Coverage Lender’s Policy of Title Insurance (insuring Buyer’s lender’s mortgage) for the Property, in the form of the Title Commitment for such Property previously approved by Buyer hereunder, subject only to the Permitted Exceptions and in an amount equal to the purchase price of the Property, with such endorsements as Buyer shall reasonably require, including, but not limited to, survey, access and zoning, and without exception for creditors’ rights (collectively, the “Title Policies”).

(vii) Evidence reasonably satisfactory to Buyer and Title Company that Buyer is fully authorized to have entered into this Agreement, and to consummate the transactions contemplated herein, including without limitation selling the Property to Buyer pursuant to the terms of this Agreement, and entering into the Lease Agreement.

(viii) The amount of all fees and expenses of Buyer that Seller is obligated to pay pursuant to subsection 8(b), to the extent not previously paid.

(ix) If applicable, four (4) originals of each of the Lease Subordination Agreements, duly executed by Seller, and duly notarized.

(xi) An executed Estoppel Certificate in the form of Exhibit I with respect to the Parking Area Lease.

(x) Four (4) counterpart originals of the Assignment of Lease.

(c) Seller shall deliver to Buyer possession of the Property subject to the Lease Agreement.

As used in this Agreement, “Transaction Documents” means, collectively, this Agreement, the Lease Agreement, the Assignment of Lease, the License Assignment, the Deed, the Bill of Sale and the Lease Subordination Agreements.

8. Prorations; Fees and Costs.

(a) No proration shall be made of real estate and personal property taxes, utility charges and maintenance expenses with respect to the Property (the Parties acknowledging that Seller shall be responsible for all such charges, taxes and expenses under the Lease Agreement). Rental payments under the Lease Agreement shall be prorated as of the Closing Date such that Seller shall prepay a prorated portion of the rent applicable to the month in which the Closing occurs, as contemplated by the Lease Agreement.

(b) Seller shall pay (i) all closing fees and expenses, including without limitation all escrow fees, recording costs (including, without limitation mortgage recording costs) and applicable deed stamp taxes, mortgage taxes, and transfer taxes for the Property (including, without limitation, all Personal Property relating thereto); (ii) all fees and expenses associated with the preparation of all Property Documents, including without limitation Title Commitment and Site Assessment; and (iii) all premiums for the Title Policy, all mortgagee title policies, and all final Surveys.

9. Conditions to Closing.

(a) Conditions to Buyer’s Obligations. The Closing and Buyer’s obligation to purchase the Property is subject to the satisfaction of the following conditions or Buyer’s written waiver of such conditions on or before the Closing Date. Buyer may waive in writing any or all of such conditions in its sole and absolute discretion.

(i) Seller shall have performed all obligations to be performed by Seller prior to Closing under this Agreement.

(ii) Seller’s representations and warranties set forth in subsection 6(a) of this Agreement shall be true and correct in all material respects as of the Closing.

(iii) Title Company shall be committed to issue to Buyer, as of the Closing Date, the Title Policy.

(iv) Intentionally omitted.

(v) Without limiting anything contained in clause 9(a)(ii), no order, stay, injunction or restraining order, pending or threatened litigation, law or regulation, or any other condition shall exist that in the reasonable determination of Buyer could have a Material Adverse Effect.

(b) Conditions to Seller’s Obligations. The Closing and Seller’s obligation to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions or Seller’s written waiver of such conditions on or before the Closing Date. Seller may waive in writing any or all of such conditions in its sole and absolute discretion:

(i) Buyer shall have performed all obligations to be performed by Buyer prior to Closing under this Agreement.

(ii) Buyer’s representations and warranties and covenants set forth in subsection 6(b) of this Agreement shall be true and correct in all material respects as of the Closing.

10. Notices. Any notice provided or permitted to be given under this Agreement must be in writing and may be served by depositing same in the United States mail, addressed to the Party to be notified, postage prepaid and certified, with return receipt requested, by delivering the same in person to such Party (including express or courier service), or by delivering the same by confirmed facsimile. Notice given in accordance herewith shall be effective upon the earlier of (a) receipt at the address of the addressee, (b) the second day following deposit of same in the United States mail as provided for herein, regardless of whether same is actually received, or (c) the second attempt at delivery, as evidenced by the regular records of the person or entity attempting delivery, regardless of whether the same is actually received. For purposes of notice, the addresses of the Parties shall be as follows:

If to Seller:	16313 North Dale Mabry Hwy, Ste 100
Tampa, Florida 33618
Attn: Mr. Warren Nelson

With a copy to:
Fowler White Boggs Banker, P.A.
501 East Kennedy Boulevard, Ste 1700
Tampa, Florida 33602
Attn: Jeffrey C. Shannon, Esq.

If to Buyer:	Fortress Realty Management, LLC
5221 N O’Connor, Suite 700
Irving Texas 75039
Attn: David Pettijohn
Telephone: 972-532-4340
Facsimile: 972-532-4343

and a copy to:
Richard Wilensky, Esq.
3109 Carlisle, Suite 100
Dallas, Texas 75204
Telephone: 214-220-2130
Facsimile: 214-220-2131

Either Party may change its address for notice by giving written notice thereof to the other Party in accordance with the provisions of this Section 10.

11. Commissions. Seller and Buyer each (a) represent to the other Party that such representing Party has dealt with no broker or brokers in connection with the negotiation, execution and delivery of this Agreement or the sale of the Property contemplated herein, and (b) hereby indemnifies, defends, protects (with counsel selected by the other Party) and holds such other Party wholly free and harmless of, from and against any and all claims or demands for any and all brokerage commissions and/or finder’s fees due or alleged to be due as a result of any agreement or purported agreement made by such indemnifying Party.

12. Assigns. This Agreement shall inure to the benefit of and be binding on the Parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement may not be assigned by Seller without the prior written consent of Buyer, which Buyer may withhold in its sole and absolute discretion. This Agreement may be assigned by Buyer without the consent of Seller provided that Buyer delivers to Seller written notice of such assignment. Notwithstanding the foregoing, upon any assignment of this Agreement by Buyer, Buyer shall not be relieved of liability for the performance of any obligation of Buyer contained in this Agreement unless and until Buyer’s assignee shall have assumed in writing all of the duties and obligations of Buyer hereunder.

13. Destruction, Damage or Taking Before Closing.

(a) In the event of damage to or destruction of all or any portion of the Property by fire or other casualty, Seller shall promptly deliver to Buyer written notice thereof, which notice shall contain reasonable detail regarding such damage or destruction, including without limitation Seller’s reasonable estimate of the amount required to be expended to repair or restore the damaged or destroyed Property or portion thereof. If Seller does not cause all damaged or destroyed Property to be repaired or replaced (to Buyer’s satisfaction, in its sole discretion) on or before the Closing Date, then Buyer may elect, in its sole discretion, to either (i) purchase the Property subject to such damage or destruction without a reduction in the Purchase Price but with an assignment of available insurance proceeds, or; (ii) terminate this Agreement.

(b) In the event of an eminent domain taking or the issuance of a notice of an eminent domain taking with respect to all or any portion of any Property, Seller shall promptly deliver to Buyer written notice thereof, which notice shall contain reasonable detail regarding such taking (the “Taking Notice”). Within ten (10) business days after Buyer’s receipt of the Taking Notice, Buyer may elect, in its sole discretion, to either (i) purchase the Property subject to such taking without a reduction in the Purchase Price, but with an assignment of all condemnation awards and proceeds, or; (ii) terminate this Agreement.

14. Termination; Remedies; Seller Indemnity.

(a) Without limiting anything contained in subsection 8(c), if the Closing does not occur by reason of Seller’s default hereunder that is not cured within ten (10) days after Seller first has knowledge of such default, then Buyer shall be entitled to pursue its right to specifically enforce this Agreement and to record a notice of pendency of action against the Property.

(b) Without limiting anything contained in subsection 8(c), if the Closing does not occur by reason of Buyer’s default hereunder that is not cured within ten (10) days after Buyer first has knowledge of such default, then Seller shall have the right as its sole and exclusive remedy to terminate this Agreement by notifying Buyer in writing thereof, in which case Buyer shall pay Seller $50,000.00 as liquidated damages.

(c) In addition to any and all other obligations of Seller under this Agreement (including without limitation under any indemnity or similar provision set forth herein), and except as otherwise specifically provided in this Agreement (including, without limitation, in subsection 14(b) hereof), Seller hereby fully and forever releases, discharges, acquits, indemnifies, protects, and agrees to defend (with counsel selected by Seller and approved by Buyer, such approval not to be unreasonably withheld) and hold Buyer, Buyer's members, partners, trustees, ancillary trustees, officers, directors, shareholders, beneficiaries, agents, employees, independent contractors and any person or entity in Control of, having Control over, or under common Control with Buyer, regardless of the number of tiers of ownership (collectively, “Buyer’s Affiliates”), and lenders to Buyer and to all Buyer’s Affiliates, wholly free and harmless of, from and against any and all claims, demands, actions, causes of action, settlements, obligations, duties, indebtedness, debts, controversies, losses, remedies, choses in action, liabilities, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Properties) or expenses (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs), whether known or unknown, whether liquidated or unliquidated (collectively, “Claims”), arising out of this Agreement or any of the other Transaction Documents, or any of the transactions contemplated herein or therein; provided, however, that the foregoing indemnity shall not be applicable to the extent, and only to the extent, any such Claims are directly attributable to the gross negligence or willful misconduct of Buyer, as determined by a final nonappealable judgment by a court of competent jurisdiction.

15. Disclosure.

(a) Buyer and Seller shall keep information regarding terms of this Agreement confidential, except that each Party may disclose the terms this Agreement (i) to its, and its affiliates’, officers, directors, employees, accountants, agents, potential financing sources, legal counsel and such other third parties as reasonably necessary to effectuate the closing of the transaction contemplated herein, and (ii) as required by law, administrative agency or court order. Without limiting the foregoing, neither Party will announce or otherwise make public the terms of this transaction without the prior consent of the other Party, which consent shall not be unreasonably withheld.

(b) Notwithstanding anything to the contrary set forth herein, except as reasonably necessary to comply with applicable securities laws, any of Buyer and Seller, and each employee, representative or other agent of such Party, may disclose to any and all persons, without limitation of any kind, the Tax Treatment and Tax Structure of the transactions contemplated by this Agreement (collectively, the “Transaction”) and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such Tax Treatment and Tax Structure. As used in this subsection, (i) “Tax Treatment” means, and is strictly limited to, the purported or claimed U.S. federal income tax treatment of the Transaction, and does not include, without limitation, any of the following, in each case to the extent not related to the purported or claimed U.S. federal income tax treatment of the Transaction: information relating to the identity of any Party to the Transaction or any of such party’s employees, representatives, or other agents; the existence and status of negotiations between the Parties; and financial, business, legal or other information regarding a Party (or any of its employees, representatives or other agents); and (ii) “Tax Structure” means, and is strictly limited to, any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the Transaction, and does not include, without limitation, any of the following, in each case to the extent not related to any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the Transaction: information relating to the identity of any Party to the Transaction or any of such Party’s employees, representatives, or other agents; the existence and status of negotiations between the Parties; and financial, business, legal or other information regarding a Party (or any of its employees, representatives or other agents). The authorization of tax disclosure set forth in this subsection is retroactively effective to the commencement of the first discussions between the parties regarding the Transaction. The foregoing provisions are meant to be interpreted so as to prevent the Transaction from being treated as offered under “conditions of confidentiality” within the meaning of the Internal Revenue Code and the Treasury Regulations thereunder.

16. Further Assurances. Both Seller and Buyer shall cooperate with one another and in a timely manner execute any and all additional documents, papers and other assurances, and shall do any and all acts reasonably necessary to give effect to the purchase and sale provided for herein.

17. Severability. If any provision of this Agreement is adjudicated by a court having jurisdiction over a dispute arising herefrom to be invalid or otherwise unenforceable for any reason, such invalidity or unenforceability shall not affect the other provisions hereof and such remaining provisions shall continue in force and effect to the full extent permitted by law.

18. Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles, and except in any action to specifically enforce performance of this Agreement, in which event the law of the state of the Real Property with respect to which such specific performance is requested shall govern.

(b) SELLER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR WITHIN THE COUNTY AND STATE IN WHICH ANY PROPERTIES IS LOCATED AND IRREVOCABLY AGREES THAT, SUBJECT TO BUYER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. SELLER ACCEPTS FOR ITSELF AND IN CONNECTION WITH THE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

(c) EACH OF BUYER AND SELLER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT. SELLER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL INDUCEMENT TO BUYER’S ENTERING INTO THE AGREEMENT.

19. Whole Agreement; Modification. Except as provided below, this Agreement is the entire agreement between Seller and Buyer concerning the sale of the Property and no modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either Party unless reduced to writing and signed by the Party to be bound. All Exhibits and Schedules attached hereto are incorporated herein by this reference for all purposes.

20. Survival. The provisions of Sections 4, 6 (other than subsection 6(c)), 8, 11, 12 and 14 through 27 (inclusive), and subsection 7(b), shall survive Closing and any termination of this Agreement for a period of six (6) months.

21. Time of the Essence. Time is of the essence in the performance of each and every provision of this Agreement. In the event that the last day for taking any action or serving notice under this Agreement falls on a Saturday, Sunday or legal holiday, the time period shall be extended until the following business day.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument. A facsimile or photocopy signature on this Agreement or any notice delivered hereunder shall have the same legal effect as an original signature.

23. Attorneys’ Fees. If any action or proceeding is instituted to enforce or interpret any provision of this Agreement, the prevailing Party shall be entitled to recover its attorneys’ fees and costs from the losing Party.

24. No Waiver. The waiver by one Party of the performance of any covenant, condition or promise, or of the time for performing any act, under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by such Party of any other covenant, condition or promise, or of the time for performing any other act required, under this Agreement. The exercise of any remedy for which this Agreement provides shall not be a waiver of any remedy provided by law, and the provisions of this Agreement for any remedy shall not exclude any other remedies unless they are expressly excluded.

25. Date of Agreement. All references in this Agreement to “the date hereof” or similar references shall be deemed to refer to the first date set forth above.

26. Transaction Characterization. The Parties intend that the conveyance of the Properties to Buyer be an absolute conveyance in effect as well as form, and the instruments to be delivered at Closing (including, without limitation, the Lease Agreement and the other Transaction Documents) are not intended to serve or operate as a mortgage, equitable mortgage, deed of trust, security agreement or financing or trust arrangement of any kind. After the execution and delivery of the Deed, Seller will have no legal or equitable interest or any other claim or interest in the Property other than as set forth in the Transaction Documents. Furthermore, the Parties intend for the Lease Agreement to be a true lease and not a transaction creating a financing lease, capital lease, equitable mortgage, mortgage, deed of trust, security interest or other financing arrangement, and the economic realities of the Lease Agreement are those of a true lease. Notwithstanding the existence of the Lease Agreement, neither Party shall contest the validity, enforceability or characterization of the sale and purchase of the Property by Buyer pursuant to this Agreement as an absolute conveyance, and both Parties shall support the intent expressed herein that the purchase of the Property by Buyer provides for an absolute conveyance and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if and to the extent that any challenge occurs.

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first set forth above.

BUYER: FRI FISH, LLC a Delaware limited liability company

By:
Name:________________________________ Title:_________________________________

SELLER: SHELLS OF NEW SMYRNA BEACH, INC., a Florida corporation

By:
Name:________________________________ Title:_________________________________

Attachments:

Schedule 1 -	The Property
Schedule 6(a)(iii) -	Leases
Schedule 6(a)(iv) -	Laws and Zoning
Schedule 6(a)(v) -	Property Condition and Defects
Schedule 6(a)(ix) -	Suits and Judgments
Schedule 6(a)(x) -	Environmental Laws; Hazardous Materials

Exhibit A -	Form of Master Lease Agreement
Exhibit B -	Form of Survey Certification
Exhibit C -	Intentionally Deleted
Exhibit D -	Form of Assignment of License
Exhibit E -	Form of Assignment of Lease
Exhibit F -	Form of Special Warranty Deed
Exhibit G -	Form of Bill of Sale
Exhibit H -	IRC Section 1445 Certification
Exhibit I -	Form of Estoppel Certificate

SCHEDULE 1

THE PROPERTY
725 E. 3rd Ave., New Smyrna Beach, FL 32169

SCHEDULE 6(a)(iii)

LEASES AND SUBLEASES

SCHEDULE 6(a)(iv)

LAWS AND ZONING

SCHEDULE 6(a)(v)

PROPERTY CONDITION AND DEFECTS

SCHEDULE 6(a)(ix)

SUITS AND JUDGMENTS

SCHEDULE 6(a)(x)

ENVIRONMENTAL LAWS; HAZARDOUS MATERIALS

EXHIBIT A

FORM OF LEASE AGREEMENT

EXHIBIT B

FORM OF SURVEY CERTIFICATION

SURVEYOR’S CERTIFICATION

TO:	FORTRESS REALTY INVESTMENTS, LLC; and Landamerica Title Company.

The undersigned certifies: that (s)he is a duly registered land surveyor of the state of -________________; that this survey (the “Survey”) was made on the date shown below of the property (the “Property”) specifically described in __________________________ Title Insurance Company [Preliminary Title Report] [Title Commitment] No. ______________ dated ________________ (the [“Report”] [“Commitment”]); that the Survey was actually made upon the ground and was made (i) in accordance with “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” adopted by the ALTA, ACSM and NSPS in 1999, and includes Items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), 13, 14, 15 and 16 of Table A thereof, and (ii) pursuant to the Accuracy Standards in effect on the date of this certification, the Positional Uncertainties resulting from the survey measurements made on the Survey do not exceed the allowable Positional Tolerance. The undersigned also certifies that (a) the Survey and the information, courses and distances shown thereon are correct; (b) the Property description in the [Report] [Commitment], the land delineated on the Survey, and the title lines and lines of actual possession are the same; (c) the size, location, and type of buildings, structures, and other improvements are shown on this Survey and all are within the boundary lines of the Property; (d) all set back lines and the distance between the buildings and the Property lines are accurately shown thereon; (e) the zoning classification and the data shown in the Zoning Information table hereon was obtained by the undersigned from the source(s) indicated in the table and, except as identified hereon, there are no violations of zoning ordinances or restrictions with reference to the location of all improvements situated on the Property; (f) except as delineated on the Survey, there are no easements, encroachments, uses, restrictions, or rights of way (visible, recorded, existing and proposed, including those that may be shown on recorded maps referred to, or of which the undersigned has been made aware of or are indicated in the [Report] [Commitment]); (g) the easements shown on the Survey are clearly delineated and identified with recording information; (h) any encroachments shown on the Survey have been measured and are shown thereon; (i) the names of all adjacent property owners are shown on the Survey; (j) all utility services required for the operation of the Property and the buildings, structures, and improvements located thereon, either enter the Property through adjoining public streets, or this Survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land; (k) this Survey shows the location and direction of all storm drainage systems; (l) any discharge into streams, rivers, or other conveyance system is shown on this Survey; (m) the Property does not lie within any flood hazard areas in accordance with the document entitled “Department of Housing and Urban Development, Federal Insurance Administration - Special Flood Hazard Area Maps”; (n) all curb cuts are shown on the Survey; (o) except as shown on this Survey, all roads, streets, and highways shown thereon are completed and dedicated and accepted public ways, based upon information obtained from [insert map/document or other source, etc.]; and (p) the Property has access to a dedicated public street.

[Name]	[Date]
Registration No._________________ Within the state of _______________ Date of Survey__________________ Date of Last Revision_____________

EXHIBIT C

INTENTIONALLY DELETED

EXHIBIT D

FORM OF COLLATERAL ASSIGNMENT OF LICENSES, PERMITS, PLANS, CONTRACTS AND WARRANTIES

THIS COLLATERAL ASSIGNMENT OF LICENSES, PERMITS, PLANS, CONTRACTS AND WARRANTIES (this “Assignment”) is made and entered into as of the ____ day of October, 2006, by SHELLS OF NEW SMYRNA BEACH, INC. (“Assignor”), in favor of FRI FISH, LLC (“Assignee”);

WITNESSETH:

WHEREAS, Assignor has this day conveyed to Assignee certain real property situate in Polk County, Florida, more particularly described on Exhibit A attached hereto and made a part hereof, together with all improvements thereon (the “Real Property”); and

WHEREAS, Assignee, as landlord, has this day leased the Real Property to Assignor, as tenant, pursuant to a certain Land and Building Lease Agreement (the “Lease”), dated as of the date hereof; and

WHEREAS, in conjunction with the conveyance and lease of the Real Property, Assignor has agreed to assign all of its right, title and interest in and to certain licenses, permits, plans, contracts and warranties relating to the design, development, construction, ownership, operation, management and use of the Real Property as collateral security for the performance by Assignor of its obligations as tenant under the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Assignment of Licenses, Permits, Plans, Contracts and Warranties. Assignor does, to the extent permitted by law, hereby transfer, assign and set over to Assignee to the extent assignable all of Assignor’s right, title and interest in and to (i) all general intangibles relating to the design, development, construction, ownership, operation, management and use of the Real Property, (ii) all certificates of occupancy, zoning variances, licenses, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the design, development, construction, ownership, operation, management and use of the Real Property, (iii) all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, engineering reports and similar materials relating to the Real Property, and (iv) all contract rights (including without limitation rights to indemnification), payment and performance bonds or warranties or guaranties relating to the Real Property (the items described in this 1 being hereinafter referred to as the “Licenses, Permits, Plans, Contracts and Warranties”), which assignment shall not be deemed a present assignment but shall become effective only upon the occurrence and during the continuation of an Event of Default under the Lease.

2. Representations and Warranties of Assignor respecting Licenses, Permits, Plans, Contracts and Warranties. Assignor represents and warrants to Assignee that (i) the Licenses, Permits, Plans, Contracts and Warranties are in full force and effect, (ii) Assignor has duly and punctually performed or caused to be performed all and singular the terms, covenants and conditions of the Licenses, Permits, Plans, Contracts and Warranties to be performed by or on behalf of Assignor, (iii) Assignor has not received any notice of default, nor is Assignor aware of any default (or facts which, with the passage of time would result in a default) under any of the Licenses, Permits, Plans, Contracts and Warranties, (iv) Assignor has not received any notice of non-renewal or revocation of any of the Licenses, Permits, Plans, Contracts and Warranties and (v) Assignor has not sold, assigned, transferred, mortgaged or pledged its right, title and interest in any of the Licenses, Permits, Plans, Contracts and Warranties.

3. Further Assurances. Assignor covenants with Assignee that it will execute or procure any additional documents necessary to establish the rights of Assignee hereunder and shall, at the cost of Assignee, take such action as Assignee shall reasonably request to enforce any rights under any of the Licenses, Permits, Plans, Contracts and Warranties that are, by their terms, not assignable to Assignee.

4. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date set forth above.

ATTEST:	SHELLS OF NEW SMYRNA BEACH, INC.

By:	By:

Name:	Name:

Its:	Its:

(CORPORATE SEAL)

EXHIBIT E

FORM OF ASSIGNMENT OF LEASE

EXHIBIT F

FORM OF SPECIAL WARRANTY DEED

_______________________________________ (“Grantor”) for and in consideration of the sum of Ten Dollars ($10.00) cash and other good and valuable considerations to it in hand paid by _________________________ (“Grantee”), the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY unto Grantee the land described in Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements thereon (“Property”), subject to all subsisting matters of record that affect the Property (“Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging unto the said Grantee, its successors and assigns, forever, subject to the Permitted Exceptions; and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the said Property, subject to the Permitted Exceptions, unto the said Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through, or under Grantor, but not otherwise.

EXECUTED as of the ______ day of ____________________, 2006.

***, a ***

By:
Name:_______________________________ Title:________________________________

Grantee’s Mailing Address:

STATE OF	}
}
COUNTY OF	}

This instrument was acknowledged before me on___________________, 2006, by ____________________________, ____________________________ of______________________, a ______________________________, on behalf of said _______________________.

Notary Public, State of

Attachments:

Exhibit A - Property Description

EXHIBIT G

FORM OF BILL OF SALE

THAT SHELLS OF NEW SMYRNA BEACH, INC. (“Assignor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Assignor in hand paid by FRI FISH, LLC (“Assignee”), the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD, CONVEYED and DELIVERED, and by these presents does GRANT, BARGAIN, SELL, CONVEY and DELIVER unto the said Assignee all of Assignor’s interest in the walk-in coolers/refrigerator, HVAC equipment and hoods located at the Real Property described in Exhibit A attached hereto.

EXECUTED this ___ day of September, 2006.

ASSIGNOR: SHELLS OF NEW SMYRNA BEACH, INC.

By:
Name:________________________________ Title:_________________________________

EXHIBIT H

IRC SECTION 1445 CERTIFICATION

SUBJECT PROPERTY:	That certain tract of land (“Land”), situated in Polk County, State of Florida, described by metes and bounds in Exhibit A attached hereto.

SELLER:	SHELLS OF NEW SMYRNA BEACH, INC.

PURCHASER:	FRI FISH, LLC

To inform Purchaser that the withholding of tax is not required upon the disposition of a U. S. real property interest by Seller, the undersigned hereby certifies the following:

1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller’s U.S. employer identification number is_________________________, and

3. Seller’s office address is 16313 North Dale Mabry Hwy, Ste. 100, Tampa, Florida.

Seller understands that this certification may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED this _______ day of September, 2006.

SELLER: SHELLS OF NEW SMYRNA BEACH, INC.

By:
Name:________________________________ Title:_________________________________

EXHIBIT I

FORM OF ESTOPPEL CERTIFICATE

The undersigned,__________________, whose address is______________________________________represents and certifies as follows:

1. The undersigned is (i) the current landlord (“Landlord”) under that certain lease (“Lease”) dated September 25, 1978 with Shells of New Smyrna Beach, Inc. as tenant, covering the property described therein (collectively the “Demised Property”).

2. The Lease constitutes the only agreement (either written or oral) the undersigned has with respect to the Demised Property and any right of occupancy or use thereof.

3. The Lease is in full force and effect and has not been assigned, subleased, supplemented, modified or amended except as follows:

First Amendment to Lease dated December 4, 1979;
Lease Modification Agreement dated September 12, 1989;
Assignment of Lessor’s Interest to National Life Insurance Co. dated July 24, 1984;
Assignment of Lessor’s Interest to Ralph and Rose Sutton dated October 30, 1987;
Assignment of Lessor’s Interest to Samuel R. Sutton and Robert Sutton, Co-Trustees, dated December 19, 1992;
Assignment of Lessee’s Interest to Chitwood Corporation dated December 5, 1979;
Assignment of Lessee’s Interest to Southeast Bank of New Smyrna dated 12/18/1979;
Assignment of Lessee’s Interest to James Saks dated November 26, 1989; and
Assignment of Lessee’s Interest to Shells of New Smyrna Beach, inc. dated May 1, 1999.

4. The undersigned presently owns the fee interest the Demised Property. Rent payable under the Lease is current and no amounts are past due or outstanding. No rent has been paid by Tenant in advance. No security deposit is being held by landlord.

5. The annual Fixed Rent is the sum of Ten Dollars (US$10.00).

6. The present Lease term expires on September 30, 2028 and there are no options to renew.

7. There are no defaults under the Lease by Tenant or any events which with the passage of time or giving of notice or both will result in any such default. The undersigned does not presently have (nor with the passage of time or giving of notice or both will have) any offset, charge, lien or claim under the Lease.

8. The Tenant occupies and has accepted possession of the Demised Property covered by the Lease. All obligations of Landlord and Tenant under the Lease required to be performed to date, including any improvements to be constructed by Landlord (or its predecessors or successors) or the granting of any free rent, rent credit, offset, deductions, building allowance or rent reduction have been completed.

9. Landlord has no personal liability under the Lease (recourse against Landlord being limited to Landlord’s interest in the Demised Property).

10. The undersigned is aware that third parties intend to rely upon this Certificate and the statements set forth herein and that the statements and facts set forth above shall be binding on the undersigned

11. The undersigned and the persons executing this Certificate on behalf of the undersigned have the power and authority to execute and deliver this Certificate.

“LANDLORD”

By:
Name:________________________________ Title:_________________________________

Exhibit 10.2

LAND AND BUILDING LEASE

between

FRI FISH, LLC

as LANDLORD

and

SHELLS OF NEW SMYRNA BEACH, INC.

as TENANT

October 27, 2006

INDEX TO LAND AND BUILDING LEASE

Article

RECITALS

I.	Demise of Premises	4
II.	Term	5
III.	Rent	6
IV.	Use	9
V.	Acceptance of Demised Premises	9
VI.	Alterations	9
VII.	Repairs and Maintenance	10
VIII.	Compliance with Law	11
IX.	Utilities	12
X.	Indemnity	12
XI.	Insurance	14
XII.	Damage or Destruction	16
XIII.	Eminent Domain	17
XIV.	Covenants of Landlord	19
XV.	Insolvency	20
XVI.	Default	20
XVII.	Unavoidable Delays, Force Majeure	25
XVIII.	No Waiver	25
XIX.	Notices	25
XX.	Access	26
XXI.	Signs	26
XXII.	Improvements and Fixtures	27
XXIII.	End of Term	27
XXIV.	Holding Over	28
XXV.	Assignment and Subletting	29
XXVI.	Landlord's Loan	30
XXVII.	Maintenance of Outside Areas	32
XXVIII.	Certificates	33
XXIX.	Relationship of Parties	34
XXX.	Recording	34
XXXI.	Captions and Section Numbers	34
XXXII.	Applicable Law	34
XXXIII.	Entire Agreement	34
XXXIV.	Landlord's Liability	35
XXXV.	Attorney's Fees	35
XXXVI.	Intentionally Deleted	35
XXXVII.	Environmental	35
XXXVIII.	Addenda	39
XXXIX.	Counterparts	39

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Exhibit A	Location/Legal Description/Address of the Real Property
Exhibit B	Tenant’s Personal Property List
Exhibit C	Tenant's Estoppel Certificate
Exhibit D	Memorandum of Lease
Exhibit E	Intentionally Deleted
Exhibit F	Subordination, Nondisturbance and Attornment Agreement
Exhibit G	Intentionally Deleted
Exhibit H	Intentionally Deleted

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LAND AND BUILDING LEASE

THIS LAND AND BUILDING LEASE (the "Lease") is made and entered into as of October 27, 2006 (the “Effective Date”), between FRI FISH, LLC ("Landlord") and SHELLS OF NEW SMYRNA BEACH, INC. (“Tenant”).

RECITALS

A. Landlord is the owner of the tract of real property (the “Real Property”), and lessee of an adjacent parking lot parcel (“Leased Property”) (the Real Property and Leased Property are collectively referred to as the “Property”). The Property is more particularly described in Exhibit A attached hereto.

B. Tenant desires to lease from Landlord the Property so that Tenant may, in accordance with and subject to the terms, conditions, and restrictions of the Lease, operate a Shells family dining restaurant at the Real Property. The buildings and all improvements to or on the Real Property, including but not limited to all site work, landscaping, fixtures, utilities, and other improvements, is referred to as the "Building". Certain personal property located at the Demised Premises, and moveable trade fixtures (as defined in Section 22.02) are owned by Tenant and are described on Exhibit B attached hereto and are not included in the definition of Building or Real Property leased to Tenant pursuant to this Lease.

C. The Property and the Building shall be referred to as the "Demised Premises."

D. Tenant desires to lease the Demised Premises from Landlord on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the lease of the Demised Premises and the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:

ARTICLE I
DEMISE OF PREMISES

Landlord does hereby lease unto Tenant, and Tenant does hereby hire from Landlord, for the term hereinafter provided in Section 2.01, the Demised Premises for the use thereof by Tenant, Tenant's employees, concessionaires, licensees, agents, customers and invitees, which use shall be exclusive except as otherwise provided in Section 3.06 or elsewhere herein.

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ARTICLE II
TERM

Section 2.01

(a) The "Commencement Date" of this Lease shall be upon the Effective Date. The Lease shall continue for a period of twenty (20) years following the Effective Date (the “Original Lease Term”). The “Lease Term”, as such term is used herein, shall mean the Original Lease Term as extended (or as may be extended) pursuant to Section 2.02 below.

(b) This Lease shall be deemed to be in full force and effect upon the Effective Date. Tenant shall be deemed in possession of the Demised Premises upon the Effective Date.

Section 2.02

(a) Tenant shall have the option to extend the term of this Lease for up to four (4) separate option periods upon and subject to the terms set forth below in this Section 2.02. The first option period shall commence at the expiration of the Original Lease Term and each subsequent option period shall commence at the expiration of the previous option period. The option periods are sometimes referred to herein collectively as the “Option Periods” and individually as an “Option Period.” Each Option Period shall continue for a period of five (5) years from the commencement date of such Option Period. Except as otherwise expressly provided herein, all of the terms and conditions of this Lease applicable to the Original Lease Term shall continue to apply during each Option Period. To validly extend the Lease Term for each Option Period, Tenant (a) must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than 180 days prior to the commencement of such Option Period and (b) shall not be in default, beyond the expiration of any applicable cure period under any material term or condition of this Lease as of the date of such notice or the commencement of such Option Period. Without limiting anything contained in Article XXXIII hereof, time is of the essence in the performance of each provision of this Section 2.02.

(b) Notwithstanding the foregoing to the contrary, the Lease Term with respect to the Leased Property only shall expire on the date (if earlier than the date otherwise provided herein) one day prior to the date of expiration of the lease with respect to the Leased Property (“Parking Area Lease”). Provided that Tenant delivers Landlord prompt written notice of its election to extend the term of the Parking Area Lease within the time periods required under such Parking Area Lease, Landlord will exercise any renewal options to extend the term of such Parking Area Lease. In the event Tenant elects not to extend the term of the Parking Area Lease or fails to do so within the time periods required under such Parking Area Lease, then Landlord shall have the right (but not the obligation) to extend the term of the Parking Area Lease. The expiration or termination of the Parking Area Lease during the Lease Term shall have no effect on this Lease, other than with respect to any default by Tenant pursuant to Section 3.05(e).

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ARTICLE III
RENT

Section 3.01 Tenant shall pay to Landlord, from and after the Commencement Date and thereafter throughout the Lease Term, the sums set forth in this Lease as "Rent" without prior demand therefor and without offset, deduction, or abatement except as may be otherwise expressly provided herein. Notwithstanding the foregoing, any amounts due by Tenant to Landlord hereunder for which no due date is expressly specified herein (e.g., the first day of each month) shall be due within ten (10) days following the giving to Tenant by Landlord of written notice of such amounts due, except if some other period of time following written notice or demand is otherwise expressly provided below, then such other period shall apply. As used herein, “Rent” shall be deemed to include not only Fixed Rent but also all additional sums payable or owed by Tenant under this Lease, including without limitation as set forth in Section 3.07 ("Additional Rent”). Except as otherwise expressly provided herein, in the event of nonpayment by Tenant of any Rent, Landlord shall have the same rights and remedies in respect thereof regardless of whether such Rent constitutes Fixed Rent or Additional Rent. All payments of Rent to be paid to Landlord shall be paid to Landlord (at its election) in one of the following manners: (1) via electronic deposit into an account designated by Landlord, (2) by mail at the Landlord's office indicated in Article XIX or (3) by mail to any other place designated by Landlord upon at least thirty (30) days' prior written notice to Tenant. If the Effective Date (and the Commencement Date) shall not be the first day of a calendar month, then the rent for such month shall be prorated based upon a Three Hundred Sixty-Five (365) day year.

Section 3.02 Intentionally left blank.

Section 3.03 Fixed Rent:

The "Fixed Rent" for the Demised Premises for each month of the Lease Term prior to the first anniversary of the Commencement Date shall be $10,277.78. On the first anniversary of the Commencement Date, and thereafter, on each anniversary of such date throughout the Lease Term, the monthly Fixed Rent shall increase by two percent (2%) over the Fixed Rent charged in the immediately preceding month of the Lease Term, and such increase shall apply for the ensuing year. Tenant shall pay to Landlord Fixed Rent in advance, without demand therefor, on the first day of each calendar month commencing with the Commencement Date.

Section 3.04  Intentionally left blank.

Section 3.05 Additional Rent.

(a) Tenant shall pay to Landlord, as Additional Rent, all "Real Estate Taxes" (as hereinafter defined) assessed against, or allocable or attributable to each of the Demised Premises whether accruing prior to or after the Effective Date. Real Estate Taxes for the last year of the Lease Term shall be prorated. As used herein, the term "Real Estate Taxes" means all taxes and general and special assessments and other impositions in lieu thereof, as a supplement thereto and any other tax which is measured by the value of real property and assessed on a uniform basis against the owners of real property, including excise taxes described in Section 3.05 (d) and any substitution in whole or in part of any of the foregoing due to a future change in the method of taxation. Nothing contained in this Lease, however, shall require the Tenant to pay any estate, inheritance, corporate, franchise or income tax of Landlord, nor shall any of same be deemed Real Estate Taxes, unless same shall be specifically imposed in substitution for, or in lieu of, Real Estate Taxes, and then only to the extent same are limited to the Demised Premises as if it were the only property owned by Landlord. If by law, any general or special assessment or like charge may be paid in installments without any penalty or interest whatsoever, then such assessment shall be paid in such installments and Tenant shall only be liable for the portion thereof that is allocable or attributable to the Lease Term or any portion thereof.

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(b) Tenant shall pay the Real Estate Taxes on or before five (5) business days prior to the earlier of (i) the delinquency thereof, or (ii) the date that any penalty or interest would accrue on any unpaid installment. Landlord shall have the tax bill for the Demised Premises sent directly to Tenant, and Tenant shall pay the tax bill directly to the collecting authority, and in such event Tenant shall provide Landlord a copy of the paid receipt for each installment of Real Estate Taxes so paid. If Tenant fails to pay the Real Estate Taxes when due hereunder, then Tenant shall, in addition to all other remedies available to Landlord, reimburse Landlord for any and all penalties or interest, or portion thereof, incurred by Landlord as a result of such nonpayment or late payment by Tenant.

(c) Tenant shall have the right to seek an abatement of Real Estate Taxes or a reduction in the valuation of the Demised Premises and/or contest the applicability of any Real Estate Taxes to the Demised Premises or the improvements thereon; provided, however, Tenant shall have paid timely all amounts pursuant to Section 3.05(b) above. In any instance where any such action or such proceeding is being undertaken by Tenant, Landlord shall reasonably cooperate with Tenant, at no cost or expense to Landlord, and execute any and all documents approved by Landlord required in connection therewith. Tenant shall be entitled to any refund (after the deduction therefrom of all reasonable expenses incurred by Landlord in connection therewith) of any Real Estate Taxes and penalties or interest thereon received by Tenant or Landlord, whether or not such refund was a result of proceedings instituted by Tenant, which have been paid by Tenant or paid by Landlord for the benefit of Tenant and repaid to Landlord by Tenant.

(d) Tenant shall pay to Landlord, with each payment of Rent due hereunder, all taxes imposed upon Landlord with respect to rental or other payments in the nature of a gross receipts tax, sales tax, privilege tax or the like, excluding federal or state net income taxes, whether imposed by a federal, state or local taxing authority, which when added to such rental or other payment shall yield to Landlord after deduction of all such tax payable by Landlord with respect to all such payments a net amount which Landlord would have realized from such payment had no such tax been imposed.

(e) Without limiting anything contained in subsection 3.03(a), Tenant shall pay, as Additional Rent all Parking Area Lease Rent (hereinafter defined). Tenant shall be responsible for directly paying to the Parking Area Lease landlord the Parking Area Lease Rent, and shall indemnify Landlord from any liability, cost or expense incurred in connection with the Parking Area Lease. Tenant shall promptly send to Landlord any notices that Tenant receives from the Parking Area Lease landlord. “Parking Area Lease Rent” shall mean, (i) all Parking Area Lease Rent and (ii) all Parking Area Lease Additional Rent. The term Parking Area Lease Rent refers to the amounts required to be paid under the Parking Area Lease as “base rent” or “fixed rent”; “Parking Area Lease Additional Rent” shall mean any monetary obligations of Landlord under the Parking Area Lease, other than the Parking Area Lease Base Rent, but including any indemnity obligations of the “tenant” thereunder.

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Section 3.06 Matters of Record: Tenant hereby accepts the Demised Premises in the condition as of the date of possession hereunder, subject to all applicable zoning, municipal, county, and state laws, ordinances, and regulations, including private easements and restrictions (whether or not evidence thereof is recorded in the public records), governing and regulating the use of the Demised Premises, and accepts this Lease subject thereto and to all matters disclosed thereby, and by any exhibits attached hereto (“Diligence Matters”). Tenant acknowledges that neither Landlord nor Landlord’s agent has made any representation or warranty as to the suitability of the Leased Property for the conduct of the Tenant’s business.

Section 3.07 Additional Charges: Tenant and Landlord agree that the rent accruing under this Lease shall be net to Landlord and that all taxes, costs, promotional fees, common area maintenance fees, expenses and charges of every kind and nature, including attorneys’ fees incurred by Landlord in enforcing the provisions of this lease, whether or not any legal proceedings are commenced ("Additional Charges") arising in connection with or relating to the Demised Premises (excluding, however, (1) taxes other than Real Estate Taxes for which Landlord is responsible under Section 3.05(a) and (2) any payments for interest or principal under any fee mortgage relating to the Demised Premises) which may arise or become due at any time during the Lease Term, shall be paid by Tenant. Tenant hereby indemnifies, defends, protects, and saves Landlord wholly harmless from and against any and all Additional Charges. As used herein, the term “Additional Rent” shall include, without limitation, all of the following: (1) any and all Additional Charges for which Tenant is responsible hereunder, or which Tenant otherwise assumes or agrees to pay; (2) all interest and penalties that may accrue on such Additional Charges if Tenant fails to pay them timely within any applicable cure periods; (3) all other damages, costs and expenses (including, without limitation, reasonable attorneys' fees and other legal and court costs) which Landlord may suffer or incur in enforcing this Lease; and (4) any and all other sums which may become due by reason of Tenant's default or failure to comply with its obligations under this Lease.

Section 3.08 Late Charge: Without limiting anything contained in Article XVI of this Lease and in addition to all other remedies set forth in this Lease, any payment of Fixed Rent due to Landlord not received by Landlord within ten (10) days after such payment is due hereunder, and any payment of Additional Rent due to Landlord not received by Landlord when due hereunder, shall be deemed delinquent and cause Tenant to incur a late charge of three percent (3%) on each delinquent payment, due and payable immediately with the delinquent Fixed Rent or delinquent Additional Rent, as the case may be.

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Section 3.09 Character of Demised Premises: From the Commencement Date and thereafter throughout the Lease Term, Tenant shall conduct its business in a first class and reputable manner consistent with Tenant’s prior operating practices with respect to the Demised Premises. Tenant shall open and operate a Shells family dining restaurant at the Demised Premises continuously during all hours which is customary for similarly situated Shells restaurants, subject to temporary closing due to casualty, condemnation, remodeling or other force majeure condition. The character of the occupancy of the Demised Premises is an additional consideration and inducement for the granting of this Lease.

ARTICLE IV
USE

Tenant may use the Demised Premises to operate a Shells family dining restaurant, including beer, wine and liquor sales, and such other incidental uses related thereto in Tenant’s discretion. Tenant may use the Demised Premises only for the uses expressly permitted under this Section, and for no other use without the prior written consent of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding any other provision of this Article, Tenant shall not use, or suffer or permit any person or entity to use the Demised Premises or any portion thereof for any purpose in violation of any applicable law, ordinance or regulation.

ARTICLE V
ACCEPTANCE OF DEMISED PREMISES

Tenant acknowledges that it has owned the Demised Premises prior to execution of this Lease and has had the opportunity to perform all tests, studies and inspections that it desires, and that Tenant is accepting the Demised Premises subject to all Diligence Matters and in its AS IS condition existing on the date Tenant executes this Lease.

ARTICLE VI
ALTERATIONS

Tenant shall have no right to make changes, alterations or additions (collectively, "Alterations") to the Building which will require changes to the foundation, roof, exterior walls or utility systems at the Building without prior written consent of Landlord, which Landlord agrees it will not withhold unreasonably; provided, however, in no event shall any Alterations be made which, after completion, would: (i) reduce the value of the Building as it existed prior to the time that said Alterations are made; or (ii) adversely affect the structural integrity of the Building. Any and all Alterations made by Tenant shall be at Tenant's sole cost and expense. Prior to the commencement of construction, Tenant shall deliver promptly to Landlord detailed cost estimates for any proposed Alterations, as well as all available drawings, plans and other information regarding such Alterations (such estimates, drawings, plans and other information are collectively referred to herein as the “Alteration Information”). Landlord’s review and/or approval of any Alteration Information shall in no event constitute any representation or warranty of Landlord regarding (x) the compliance of any Alteration Information with any governmental or legal requirements, (y) the presence or absence of any defects in any Alteration Information, or (z) the safety or quality of any of the Alterations constructed in accordance with any plans or other Alteration Information. Landlord’s review and/or approval of any of the Alteration Information shall not preclude recovery by Landlord against Tenant based upon the Alterations, the Alteration Information, or any defects therein. In making any and all Alterations, Tenant also shall comply with all of the following conditions:

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(a) No Alterations shall be undertaken until Tenant shall have (i) procured and paid for, so far as the same may be required, all necessary permits and authorizations of all governmental authorities having jurisdiction over such Alterations, and (ii) delivered to Landlord at least fifteen (15) days prior to commencing any such Alterations written evidence reasonably acceptable to Landlord of all such permits and authorizations. Landlord shall, to the extent necessary (but at no cost, expense, or risk of loss to Landlord), join in the application for such permits or authorizations whenever necessary, promptly upon written request of Tenant.

(b) Any and all structural Alterations of the Building shall be performed under the supervision of an architect and/or structural engineer.

(c) Tenant shall notify Landlord at least fifteen (15) days prior to commencing any Alterations so as to permit, and Tenant shall permit, Landlord access to the Demised Premises in order to post and keep posted thereon such notice(s) as may be provided or required by applicable law to disclaim responsibility for any construction on the Demised Premises.

(d) Any and all Alterations shall be conducted and completed promptly (subject to the terms of Article XVII), in a good and workmanlike manner, and in compliance with all applicable laws, municipal ordinances, building codes and permits, and requirements of all governmental authorities having jurisdiction over the Demised Premises, and of the local Board of Fire Underwriters, if any; and, within thirty (30) days after completion of any and all Alterations, Tenant shall obtain and, upon Landlord’s request, deliver to Landlord a copy of the amended certificate of occupancy for the Demised Premises, if required under applicable law or by governmental authority. Any and all Alterations shall be made and conducted so as not to disrupt Tenant's business; provided however that major alterations which require closing of the business on a temporary basis may be made so long as otherwise in compliance with the provisions of this Lease.

(e) The cost of any and all Alterations shall be promptly paid by Tenant so that the Demised Premises at all times shall be free of any and all liens for labor and/or materials supplied for any Alterations.

ARTICLE VII
REPAIRS AND MAINTENANCE

Tenant, at its sole cost and expense, shall maintain the Demised Premises and each part thereof, structural and non-structural, in good order and condition and, subject to the terms and conditions of Article VI, if and as applicable, shall make any necessary Repairs thereto, interior and exterior, whether extraordinary, foreseen or unforeseen. When used in this Article VII, the term "Repairs" shall include all such replacements, renewals, alterations, additions and betterments necessary for Tenant to properly maintain the Demised Premises in good order and condition and in compliance with all applicable laws. The necessity for, and adequacy of, any and all Repairs to the Demised Premises required or conducted pursuant to this Article VII shall be measured by and meet, at a minimum, all of the following standards: (1) at least equal in quality and class to the condition of the Demised Premises prior to the need for such Repairs; (2) at least equal in quality and class to the condition of buildings and related facilities of similar construction and class in the general geographic area of the Demised Premises are generally maintained; (3) subject to the terms and conditions of Article VI, avoidance of any and all structural damage or injury to the Building or persons therein; (4) any and all maintenance, service, operation and repair standards and requirements set forth by Tenant for its (or its subsidiaries’ or affiliates’) restaurants; (5) any and all repairs, replacements or upgrades necessary to ensure compliance with the rules and regulations of all governmental agencies, including all Environmental Laws (as defined below); and (6) no mold which inhibits or impairs the intended use of the Demised Premises shall be permitted to remain unabated at the Demised Premises. Landlord shall have no duty whatsoever to maintain, replace, upgrade, or repair any portion of the Demised Premises. If Tenant fails or neglects to make all necessary Repairs or fulfill its other obligations as set forth above, then Landlord or its agents may enter the Demised Premises for the purpose of making such Repairs or fulfilling those obligations. All costs and expenses incurred as a consequence of Landlord's action shall be paid by Tenant to Landlord as Additional Rent within fifteen (15) days after Landlord delivers to Tenant copies of invoices for such Repairs or other obligations. These invoices shall be prima facie evidence of the payment of the charges to be paid by Landlord. Except in the case of emergency, Landlord shall refrain from taking any such action unless Tenant has not commenced and diligently pursued making such repairs or fulfilling such obligations within thirty (30) days after Landlord delivers written notice of the proposed actions to be taken by Landlord.
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ARTICLE VIII
COMPLIANCE WITH LAW

Tenant shall, throughout the Lease Term, at its sole cost and expense, comply, in all material respects, with all laws and regulations of federal, state, municipal and local governments, departments, commissions and boards pursuant to law, or directives or orders issued pursuant thereto, including without limitation all Environmental Laws and the Americans With Disabilities Act, with respect to, regarding, or pertaining to the Demised Premises. Notwithstanding the foregoing, Tenant may, subject to the terms and conditions of this Section, contest or appeal such requirements or orders. To the extent any such contest or appeal by Tenant suspends any and all obligations on the part of Tenant, Landlord, or the Demised Premises to comply with such requirements or orders, and suspends any and all applicability of such requirements or orders to the Demised Premises, Tenant shall not be required to comply with any such laws, regulations, orders, requirements or rules. In no event shall any such appeals, contests or proceedings pursued by Tenant subject Landlord to criminal liability or any civil liability. Upon final resolution of any such appeal, proceeding or contest pursued by Tenant, Tenant shall comply with the judgment, finding or order of the governmental authority so resolving such appeal, proceeding or contest, and shall be liable in full for any and all fines, penalties, charges or costs of any type whatsoever which accrue during the pendency of any contest or appeal.

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ARTICLE IX
UTILITIES

Without limiting any of Tenant’s obligations set forth in Article III, Tenant shall be solely responsible for, and shall pay the cost of all utility services provided to the Demised Premises throughout the Lease Term.

ARTICLE X
DISCLAIMER AND INDEMNITY

Section 10.01 As used in this Lease, (x) “Landlord Parties” means, collectively, Landlord, Landlord’s Affiliates and Landlord’s Lender; (y) “Landlord’s Affiliates” means Landlord’s members, partners, officers, directors, shareholders, employees, or any person or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with Landlord, (for purposes of this definition, the term “control,” “controlled by” or “under common control with” means the power, direct or indirect, to direct or cause the direction of the management and policies of Landlord, whether through the ownership of voting stock, by contract, as trustee or executor, or otherwise); and (z) “Landlord’s Lender” means any persons or entities providing financing to Landlord or Landlord’s Affiliates. To the extent not prohibited by law, none of the Landlord Parties shall be (and Tenant hereby agrees that they shall not be) liable, under any circumstances (except only Landlord (and not any other Landlord Parties) in the event of, and then only to the extent directly attributable to, Landlord’s gross negligence or willful misconduct), for any loss, injury, death or damage to person or property (including but not limited to the business or any loss of income or profit therefrom) of Tenant, Tenant's members, officers, directors, shareholders, agents, employees, contractors, customers, invitees or any other person in or about the Demised Premises, whether the same are caused by (1) fire, explosion, falling plaster, steam, dampness, electricity, gas, water, rain or (2) breakage, leakage or other defects of sprinklers, wires, appliances, plumbing fixtures, water or gas pipes, roof, air conditioning, lighting fixtures, street improvements, or subsurface improvements or (3) theft, acts of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or (4) any act or omission of any other occupant of the Demised Premises or any other party, or (5) operations in construction of any private, public or quasi-public work, or (6) any other cause, including damage or injury which arises from the condition of the Demised Premises, from occupants of adjacent property, from the public, or from any other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same are inaccessible to Tenant, or which may arise through repair, alteration or maintenance of any part of the Demised Premises or failure to make any such repair, from any condition or defect in, on or about the Demised Premises including any “Environmental Conditions” (as defined in Article XXXVII) or the presence of any mold or any Hazardous Materials (as defined in Article XXXVII), or from any other condition or cause whatsoever.

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Section 10.02 Tenant hereby fully and forever releases, discharges, acquits, and agrees to indemnify, protect, defend (with counsel selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld) and hold the Demised Premises, and each of the Landlord Parties wholly free and harmless of, from and against any and all claims, demands, actions, causes of action, settlements, obligations, duties, indebtedness, debts, controversies, losses, remedies, choses in action, liabilities, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Demised Premises) or expenses (including without limitation reasonable attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs), whether known or unknown, whether liquidated or unliquidated: (a) arising out of or in any way related to or resulting directly or indirectly from: (i) the use, occupancy or activities of Tenant, its agents, employees, contractors or invitees in or about the Demised Premises, (ii) any failure on the part of Tenant to comply with any applicable law, including without limitation all Environmental Laws; (iii) any default or breach by Tenant in the performance of any obligation of Tenant under this Lease; (iv) any other loss, injury or damage described in Section 10.01 above caused (whether by action or omission) by Tenant, its agents, employees, contractors or invitees; and (v) in connection with mold at the Demised Premises; and (b) whether heretofore now existing or hereafter arising out of or in any way related to or resulting directly or indirectly from the presence or “Release” (as defined in Article XXXVII) at, on, under to or from the Demised Premises of any Hazardous Material; provided, however, that the foregoing indemnity shall not be applicable to the extent any such claims are directly attributable to the gross negligence or willful misconduct of such Landlord Party. All of the personal or any other property of Tenant kept or stored at, on or about the Demised Premises shall be kept or stored at the risk of Tenant.

Section 10.03 Tenant hereby fully and forever releases, discharges, acquits, and agrees to indemnify, protect, defend (with counsel selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld) and hold the Demised Premises, and all Landlord Parties wholly free and harmless of, from and against any and all claims, demands, actions, causes of action, settlements, obligations, duties, indebtedness, debts, controversies, losses, remedies, choses in action, liabilities, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Demised Premises) or expenses (including without limitation reasonable attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs), whether known or unknown, hereafter arising, whether liquidated or unliquidated, arising out of or in any way related to or resulting directly or indirectly from work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with obligations incurred by or performance of any work done for the account of Tenant in, on or about the Demised Premises.

Section 10.04 Landlord and Tenant each (a) represent to the other party that such representing party has dealt with no broker or brokers in connection with the negotiation, execution and delivery of this Lease and (b) hereby agrees to indemnify, defend, protect (with counsel selected by the other party) and hold such other party wholly free and harmless of, from and against any and all claims or demands for any and all brokerage commissions and/or finder's fees due or alleged to be due as a result of any agreement or purported agreement made by such indemnifying party.

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Section 10.05 The provisions of this Article X shall survive the expiration or sooner termination of this Lease. Tenant hereby waives the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected Tenant's decision to agree to this release. In this regard, Tenant hereby agrees, represents, and warrants to Landlord that Tenant realizes and acknowledges that factual matters now unknown to Tenant may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Tenant further agrees, represents and warrants that the release provided hereunder has been negotiated and agreed upon in light of that realization and that Tenant nevertheless hereby intends to release, discharge and acquit the parties set forth herein above from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to this Lease, the Demised Premises and all dealings in connection therewith.

ARTICLE XI
INSURANCE

Section 11.01

(a) Liability Insurance. Throughout the Lease Term, Tenant shall, at its sole expense, provide and cause to be maintained comprehensive general public liability insurance with an insurance company licensed to do business in each state in which the Demised Premises is located and which is approved by Landlord (which approval shall not be unreasonably withheld), against claims for bodily injury, death or property damage occurring on, in or about each of the Demised Premises, such insurance to afford a minimum coverage protection of not less than Two Million Dollars ($2,000,000) combined single limit (per occurrence) for injury to, or death of, persons and loss of, or damage to, property. Such coverage shall include a contractual obligation endorsement covering Tenant's duties and obligations under Article X above. Landlord may require increases in coverage from Tenant from time to time as required by any lender of Landlord.

(b) Property Insurance. Throughout the Lease Term, Tenant shall maintain property insurance against loss or damage by fire and such other risks to the Building (including, but not limited to, Tenant's inventory, equipment and/or trade fixtures), as are included in so-called "all-risks extended coverage" endorsements, in an amount equal to the full replacement cost thereof in a stipulated amount, with change of condition, exclusive of the cost of foundations, excavations and footings, with a replacement cost endorsement without any deduction being made for depreciation. Said policy shall contain coverage for loss of rents insurance which will cover the Fixed Rent and Additional Rent for a period of up to one (1) year.

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(c) In addition to the other insurance required under this Section 11.01, for so long as Tenant shall serve liquor or other alcoholic beverages in or from the Leased Premises, Tenant agrees to maintain minimum limits of coverage of at least Two Million Dollars ($2,000,000) under an umbrella policy covering excess “liquor law” liability (sometimes also known as “Dram Shop” insurance) which shall insure Tenant and Landlord, and all of those claiming by, through or under Landlord, against any and all claims, demands or actions for personal bodily injury to, or death of, one person or multiple persons in one or more accidents, and for damages to property, so that at all times Landlord will be fully protected against claims that may arise by reason of or in connection with the sale, dispensing and consumption of liquor and alcoholic beverages in, on, at, from or about the Leased Premises.

Section 11.02 All insurance provided for in this Article shall be effected under policies issued by insurers with at least an A rating by A.M. Best's Insurance Guide. No insurance policy may have a deductible amount exceeding $25,000.00 ($50,000.00 with respect to wind damage) per occurrence. Tenant shall provide to Landlord, beginning on the Effective Date and continuing annually thereafter with certificates (or other evidence reasonably requested by Landlord) from all applicable insurance carriers evidencing the payment of premiums or accompanied by other evidence of such payment (e.g., receipts, canceled checks) reasonably satisfactory to Landlord.

Section 11.03 The policies of insurance required under this Article XI shall name Tenant as the named insured and Landlord Parties (as defined in Section 10.01 above) as additional named insureds as their interests may appear, with primary coverage in favor of all additional named insureds (and with provisions that any other insurance carried by any additional insured or Landlord shall be non-contributing and that naming Landlord and other Landlord Parties as additional insureds shall not negate any right Landlord or other Landlord Parties would have had as claimants under the policy if not so named). All insurance policies required under this Article XI also shall provide that the beneficial interest of Landlord in such policies shall be fully transferable. All policies referred to in Section 11.01(b) above shall provide that the proceeds of all such policies shall be made payable to the account of both Landlord and Tenant to be disbursed in accordance with the provisions of, and for the purposes set forth in, Article XII hereof.

Section 11.04 Any insurance provided for in this Article may be effected by a blanket policy or policies of insurance, or under so-called "all-risk" or "multi-peril" insurance policies, provided that the amount of the total insurance available with respect to the Demised Premises shall provide coverage and indemnity at least equivalent to separate policies in the amounts herein required, and provided further that in other respects, any such policy or policies shall comply with the provisions of this Article. Any increased coverage provided by individual or blanket policies shall be satisfactory, provided the aggregate liability limits covering the Demised Premises under such policies shall otherwise comply with the provisions of this Article.

Section 11.05 Every insurance policy carried by either party with respect to the Demised Premises shall (if it can be so written) include provisions waiving the insurer's subrogation rights against the other party to the extent such rights can be waived by the insured prior to the occurrence of damage or loss. Subject to the above, each party hereby waives any rights of recovery against the other party for any direct damage or consequential loss covered by said policies against which such party is protected by insurance whether or not such damage or loss shall have been caused by any acts or omissions of the other party, but such waiver shall operate only to the extent such waiving party is so protected by such insurance coverage.

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Section 11.06 Each insurance policy required to be carried by Tenant hereunder shall include a provision requiring the insurance carrier insuring such policy to provide Landlord with not less than thirty (30) days’ prior written notice of any threatened or actual lapse, cancellation, reduction, or other material change in such policy’s coverage or its terms. If any insurance policy required to be and in fact carried by Tenant and covering the Demised Premises or any part thereof is cancelled or is threatened by the insurer to be cancelled (other than in the case of the lapse of the policy at the end of its stated term), or if the coverage thereunder is reduced in any way by the insurer for any reason, and if Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation, or reduction of coverage within 48 hours after notice thereof by Landlord, Landlord may, in addition to all other rights and remedies available to Landlord, enter the Demised Premises and remedy the condition giving rise to such cancellation, threatened cancellation or reduction, and Tenant shall forthwith pay the cost thereof to Landlord (which cost may be collected by Landlord as Additional Rent) and Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Demised Premises as a result of any such entry. In the event Tenant fails to procure or maintain any policy of insurance required under Article XI, Landlord may, at its option, purchase such insurance and charge Tenant all costs and expenses incurred in procuring and maintaining such insurance as Additional Rent.

ARTICLE XII
DAMAGE OR DESTRUCTION

Section 12.01 Subject to the provisions of Section 12.04 and Section 12.05 below, if at any time during the Lease Term, the Demised Premises or any part thereof shall be damaged or destroyed by fire or other casualty of any kind or nature, Tenant shall proceed within ninety (90) days after the first date of such damage or destruction with commercially reasonable due diligence to repair, replace or rebuild the Demised Premises as nearly as possible to its condition and character immediately prior to such damage with such variations and Alterations requested by Tenant as may be permitted under (and subject to the provisions of ) Article VI (the "Restoration Work").

Section 12.02 All property and casualty insurance proceeds payable to Landlord or Tenant (except (i) insurance proceeds payable to Tenant on account of Tenant's trade fixtures or inventory and business interruption insurance carried by Tenant and (ii) insurance proceeds payable from comprehensive general public liability, or any other liability insurance) at any time as a result of casualty to the Demised Premises shall be paid jointly to Landlord and Tenant for purposes of payment for the cost of the Restoration Work, except as may be otherwise expressly set forth herein, and advanced from time to time for such purposes as the work progresses upon certified request of Tenant's architect. Landlord and Tenant shall cooperate in order to obtain the largest possible insurance award lawfully obtainable and shall execute any and all consents and other instruments and take all other actions necessary or desirable in order to effectuate same and to cause such proceeds to be paid as hereinbefore provided. The proceeds of any such insurance in the case of loss shall, to the extent necessary, be used first for the Restoration Work with the balance, if any, payable to Tenant. If insurance proceeds as a result of a casualty to the Demised Premises are insufficient to complete the Restoration Work necessary by reason of such casualty, then Tenant shall supply promptly the balance of the amount necessary to complete the Restoration Work. If Tenant so supplies such balance, then the funds so supplied by Tenant shall first be used in their entirety for the Restoration Work, and only after all such funds have been fully expended shall the insurance proceeds collected by reason of such casualty be used and expended.

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Section 12.03 Except as provided for in Section 12.04, this Lease shall not be affected in any manner by reason of the total or partial destruction to the Demised Premises or any part thereof, or any reason whatsoever, and Tenant, notwithstanding any law or statute, present or future, waives all rights to quit or surrender any Demised Premises or any part thereof. Fixed Rent and Additional Rent required to be paid by Tenant hereunder shall not abate as a result of any casualty.

Section 12.04

(a) Notwithstanding Section 12.01 above, if the Building is destroyed or damaged in excess of Twenty-Five percent (25%) of the replacement cost thereof (the Demised Premises at which the Building is located is hereafter referred to as the “Casualty Property”), exclusive of foundation and footings, by fire or other insured casualty at any time during the last two (2) years of the Lease Term, then Tenant shall have the right, at its election, to terminate this Lease by giving Landlord written notice of termination within sixty (60) days after the date on which such damage or destruction occurs. Such termination shall be effective on the last day of the month following the month in which Tenant gives Landlord notice of its election to so terminate. In such event, Landlord shall be entitled to all insurance proceeds payable pursuant to the policy carried by Tenant pursuant to Section 11.01(b) above, except amounts payable with respect to Tenant's inventory, equipment and/or trade fixtures or moveable trade fixtures.

(b) In the event of the termination of the Lease, Tenant shall pay to Landlord, prior to such termination date, an amount equal to the Fixed Rent and any then accrued Additional Rent payable under this Lease to the date of such termination. With respect to any amounts of Additional Rent which are payable by Tenant in the event of such termination, but which are not then ascertainable, Tenant shall pay to Landlord an amount equal to such Additional Rent as and when the same is determined. This Section 12.04 shall survive expiration or termination of the Lease.

ARTICLE XIII
EMINENT DOMAIN

Section 13.01 If more than fifty percent (50%) of the Demised Premises, fifty percent (50%) of the existing access to or from the Demised Premises, or fifty percent (50%) of the parking available at the Demised Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by purchase in lieu thereof and such taking makes the Demised Premises unusable for the purposes set forth in Article IV, then this Lease shall terminate as of the date that possession has been so taken (the "Vesting Date").

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Section 13.02

(a) In the event of a taking of less than or equal to fifty percent (50%) of the Demised Premises, Tenant may elect to terminate this Lease and not restore such Demised Premises if, by reason of the taking, the taking shall result in a diminution in value of more than 20% of the Demised Premises and as a result of such taking Tenant’s business at the Demised Premises has been materially and adversely affected. Tenant’s business at the Demised Premises will be deemed materially adversely affected only if there is (i) a taking of a portion of the Building located at the Premises making reconfiguration uneconomical, (ii) a taking of access to the Demised Premises in which an alternative access provides significantly reduced traffic counts (iii) a taking of a significant number of parking spaces where alternative parking spaces are not available, or (iv) a taking that would preclude use of the Property for its current use under applicable zoning or other use regulations.

(b) In the event Tenant elects by reason of any of the foregoing events described in this Article XIII to terminate the Lease as to a Demised Premises (“Condemned Property”), Tenant shall give written notice to Landlord of its intention to so terminate within ninety (90) days after formal notice of the proposed taking is given to Tenant, and this Lease shall terminate as of the last day of the calendar month following the month in which such notice is given. In the event the condemning authority revokes or terminates its condemnation proceeding, Landlord, prior to the date set for termination of this Lease, may, by notice to Tenant, elect to rescind such termination. In the event of such termination, however, Tenant shall pay to Landlord, prior to such termination date, an amount equal to the Fixed Rent and any then accrued Additional Rent payable under this Lease to the date of such termination, and neither party shall have any further rights or liabilities under this Lease (except for rights and liabilities that explicitly survive termination or expiration of the Lease as set forth herein). With respect to any items of Additional Rent which are payable by Tenant in the event of such termination, but which are not then ascertainable, Tenant shall pay to Landlord an amount equal to such Additional Rent as and when the same is determined. The covenants and agreements with respect to the adjustment and payment of items of Additional Rent shall survive the termination of this Lease.

Section 13.03 In the event of a taking resulting in the termination of this Lease with respect to a Condemned Property pursuant to the provisions of Sections 13.01 or 13.02, the parties hereto agree to cooperate in applying for and in prosecuting any claim for such taking and further agree that the aggregate net award shall be distributed as follows:

(a) Landlord shall be entitled to the entire award for the Condemned Property.

(b) Tenant shall be entitled to any award that may be made for the taking of, or injury to or on account of, any cost or loss Tenant may sustain in the removal of its merchandise, fixtures, moveable trade fixtures and equipment and furnishings, and so long as it does not diminish the amount of the award otherwise available to Landlord for the Condemned Property, the award for loss of business and goodwill.

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Section 13.04

(a) In case of a taking of less than or equal to fifty percent (50%) of the Demised Premises, and if this Lease is not terminated as provided in Section 13.02 above, Tenant shall proceed with diligence (subject to reasonable time periods for purposes of adjustment of any award and unavoidable delays) to repair or reconstruct the affected Building to a complete architectural unit (all such repair, reconstruction and work being referred to in this Article as "Reconstruction Work"). Landlord shall reimburse Tenant for the cost of the Reconstruction Work up to and not exceeding the net compensation amount realized by Landlord as a result of such taking (i.e., the gross amount of the compensation received by Landlord from the taking authority less all reasonable costs and expenses incurred by Landlord in pursuing, prosecuting, and/or recovering its claim to such award). All Reconstruction Work shall be performed pursuant to (and subject to) the requirements for Alterations set forth in Article VI.

(b) In case of a taking of less than substantially all of the Demised Premises, and if this Lease is not terminated as provided in Section 13.02 above, the monthly Fixed Rent payable hereunder shall, from and after the date of such taking, be reduced by an amount equal to the product of (i) 1/12 multiplied by (ii) 7% multiplied by (iii) the net condemnation proceeds retained by Landlord after the application of any such proceeds to the repair, restoration or replacement necessitated by the condemnation taking.

(c) Tenant shall be entitled to claim, prove and receive in any condemnation proceeding such awards as may be allowed for loss of business and goodwill, provided such award shall not diminish the amount of the award otherwise available to Landlord for the Demised Premises hereunder.

(d) Any compensation for a temporary taking shall be payable to Tenant without participation by Landlord, except to the proportionate extent such temporary taking extends beyond the end of the Lease Term, and there shall be no abatement of Rent as a result thereof.

ARTICLE XIV
COVENANTS OF LANDLORD AND TENANT

Section 14.01 Landlord and Tenant represent, warrant and covenant to the other as follows:

(a) Landlord currently has, and as of the Effective Date will continue to have, the right and lawful authority to enter into this Lease and perform Landlord's obligations hereunder.

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(b) Tenant has the right and lawful authority to enter into this Lease and perform Tenant's obligations hereunder.

(c) From and after the Effective Date until the termination of the Lease Term, and provided Tenant is not in default beyond expiration of all applicable cure periods under this Lease, Tenant shall have quiet enjoyment of the Demised Premises as against any adverse claim of Landlord or any party claiming under Landlord subject, however, to the terms of the Lease, the Diligence Matters and any agreement between Tenant and any such party claiming under Landlord.

ARTICLE XV
INSOLVENCY

Section 15.01 If at any time during the Lease Term, (1) proceedings in bankruptcy shall be instituted (voluntarily or involuntarily) by or against Tenant which result in an adjudication of bankruptcy, or (2) if Tenant shall file, or any creditor or other person shall file against Tenant, any petition in bankruptcy (i.e., seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief) under the Bankruptcy Act of the United States of America (or under any other present or future statute, law or regulation), and such filing is not vacated or withdrawn within sixty (60) days thereafter, or (3) if a trustee or receiver shall be appointed to take possession of the Demised Premises, or of all or substantially all of the business or assets of Tenant, and such appointment is not vacated or withdrawn and possession restored to Tenant, within thirty (30) days thereafter, or (4) if a general assignment or arrangement is made by Tenant for the benefit of creditors, or (5) if any sheriff, marshal, constable or other duly-constituted public official takes possession of the Demised Premises, or of all or substantially all of the business or assets of Tenant by authority of any attachment, execution, or other judicial seizure proceedings, and if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof, or (6) if Tenant shall admit in writing Tenant’s inability to pay its debts as they become due; the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding; or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, then an Event of Default under this Lease shall have occurred on the part of Tenant and Landlord may, at its option in any of such events, on thirty (30) days notice to Tenant, if such action is not vacated or withdrawn, immediately recapture and take possession of the Demised Premises and terminate this Lease pursuant to process of law.

ARTICLE XVI
DEFAULT

Section 16.01 Events Of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”) on the part of Tenant:

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(a) Nonpayment Of Rent. Failure to pay any installment of Fixed Rent or Additional Rent due and payable hereunder within five (5) business days after written notice to Tenant.

(b) Insolvency. The occurrence of any event described in Article XV above. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, within such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

(c) Cross-Default. A default by Tenant after applicable notice and cure period, in connection with its lease from Landlord of the real property situated in Ocala, Florida (“Ocala Lease”) but only so long as Landlord is the landlord under this Lease and the Ocala Lease. Conversely, so long as Landlord is the landlord under the Lease and the Ocala Lease, a default under this Lease, after applicable notice and cure period, will also constitute a default under the Ocala Lease.

(d) Intentionally Deleted.

(e) Environmental. Tenant's violations of any Environmental Laws or the Release of any Hazardous Materials, or the failure to abate the presence of mold which would inhibit or impair the intended use of the Demised Premises, such failure continuing for a period of thirty (30) days after written notice of such failure, or such longer period as is reasonably necessary to remedy such default, provided that Tenant commences an appropriate response action for such violation or Release within such thirty (30) day period and continuously and diligently pursues such remedy at all times until complete.

(f) Delivery of Documents. The failure by Tenant to deliver any of the documents required pursuant to Section 3.03(b), 26.01 or 36.01 within the time periods required pursuant to such sections.

(g) Reserved.

(h) Other Obligations. The failure by Tenant to timely perform any obligation, agreement or covenant under this Lease, other than those matters specified in Sections 16.01(a)-(f) above, and such failure continuing for a period of thirty (30) days after written notice of such failure is delivered to Tenant (or such longer period, up to but not exceeding an additional ninety (90) days, as is reasonably necessary to remedy such default, provided that Tenant commences the remedy within such thirty (30) day period and continuously and diligently pursues such remedy at all times during the additional ninety (90) day period.)

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Section 16.02 Remedies Upon Default. If an Event of Default by Tenant occurs, then, in addition to any other remedies available to Landlord at law or in equity or elsewhere hereunder, Landlord shall have the following remedies:

(a) Termination. Landlord shall have the right, with or without notice or demand, immediately upon expiration of any applicable grace period specified herein, to terminate this Lease, and at any time thereafter recover possession of all or any portion of the Demised Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same by any lawful means, and repossess and enjoy all or any portion of the Demised Premises without prejudice to any of the remedies that Landlord may have under this Lease. If Landlord elects to terminate the Lease, Landlord shall also have the right to reenter the Demised Premises and take possession of and remove all equipment and fixtures of Tenant, if any, in such Demised Premises, and to operate the restaurant at the Demised Premises. In connection with any such repossession, Tenant (and any affiliate of Tenant holding a liquor license with respect to the Demised Premises) shall provide reasonable cooperation in transferring its liquor license to Landlord, or in assisting Landlord in obtaining a liquor license. Tenant (and Tenant’s affiliate) agree upon Landlord’s written request, to grant a security interest to Landlord in the liquor license at the Demised Premises to secure Tenant’s obligations hereunder, provided that the grant of such security interest does not violate any state or local law or ordinance. Upon any assignment or foreclosure of Tenant’s liquor license, Tenant’s liability to Landlord on account of any default under this Lease shall be reduced by the fair market value of the liquor license so transferred to Landlord. If Landlord elects to terminate this Lease and Tenant's right to possession, or if Tenant's right to possession is otherwise terminated by operation of law, Landlord may recover as damages from Tenant the following: (i) all Rent then due under the Lease; (ii) the Rent due for the remainder of the Lease Term (discounted by the discount rate of the Federal Reserve Bank of San Francisco plus one percent (1%)), not to exceed, in any event 6%; (iii) the cost of reletting the Demised Premises; and (iv) any other costs and expenses that Landlord may reasonably incur in connection with the Event of Default. Landlord shall use commercially reasonable efforts to mitigate Tenant’s damages for any such default; provided, however, that Landlord’s efforts to mitigate shall not waive Landlord's right to recover damages which are calculated consistent with Landlord’s duty to mitigate.

(b) Continuation After Default. If Landlord does not elect to terminate this Lease, then this Lease shall continue in effect, and Landlord may enforce all of its rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under New York law. Landlord shall not be deemed to have terminated this Lease except by an express statement in writing. Acts of maintenance or preservation, efforts to relet the Demised Premises, or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession unless such election is expressly stated in writing by Landlord. Notwithstanding any such reletting without such termination, Landlord may at any time thereafter elect to terminate Tenant's right to possession and this Lease. If Landlord elects to relet the Demised Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any and all costs of such reletting (including, without limitation, reasonable attorneys’ fees, brokers' fees, alterations and repairs to any of the Demised Premises, and tenant improvement costs); second, to the payment of any and all indebtedness other than Rent due hereunder from Tenant to Landlord; third, to the payment of any and all Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If the rent received from the reletting is less than the sum of the costs of reletting, other indebtedness due by Tenant, and the Rent due by Tenant, then Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly.

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Section 16.03 Indemnification. Nothing in this Section shall be deemed to affect Tenant's obligation to indemnify, defend, protect and hold harmless Landlord and the other Landlord Parties under Article X of this Lease, and such obligation shall survive the termination or expiration of this Lease.

Section 16.04 Waiver of Notice/ Performance by Landlord. Notwithstanding any provision herein, (a) if Tenant is required to comply with any governmental requirement, Tenant shall not be entitled to notice of default from Landlord and right to cure beyond the period within which such compliance may be required by applicable law or government agency; or (b) if in Landlord's reasonable determination the continuance of any default by Tenant for the full period of notice provided for herein will constitute a threat of injury or harm to persons or property, Landlord may, with or without notice, elect to perform those acts with respect to which Tenant is in default for the account and at the expense of Tenant. If by reason of such governmental requirement or default by Tenant, Landlord is compelled or elects to pay any sum of money, (including without limitation reasonable attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs), such sums so paid by Landlord, plus an administrative charge of ten percent (10%) of such sums, shall be due as Additional Rent from Tenant within ten (10) days of written demand therefor from Landlord.

Section 16.05 Interest. Tenant hereby acknowledges that late payment by Tenant to Landlord of Fixed Rent and any Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Demised Premises. Accordingly, any sum due by Tenant to Landlord under this Lease which is not paid when due shall bear interest at the lesser of the prime rate announced from time to time by Wells Fargo Bank, N.A., plus five percent (5%) per annum or the maximum rate allowed under New York law, not to exceed, in any event 15%, from the date such sum becomes due and payable by Tenant hereunder until paid, unless otherwise expressly provided in this Lease. The foregoing shall be in addition to, and not in lieu of, any other rights, remedies and charges as a result of any such late payment by Tenant set forth in this Lease, including without limitation any late charge imposed on any such amount as set forth in Section 3.08.

Section 16.06 Tenant’s Subleases. If Landlord elects to terminate this Lease on account of any Event of Default, then Landlord may: (i) terminate any sublease by a subtenant and any license, concession, or other consensual arrangement for possession entered into by Tenant and affecting any of the Demised Premises which are not the subject of a nondisturbance agreement executed by Landlord; or (ii) choose to succeed to Tenant’s interest in such arrangement. No payment by a subtenant with respect to a sublease shall entitle such subtenant to possession of any Property after termination of this Lease and Landlord’s election to terminate the sublease by the subtenant. If Landlord elects to succeed to Tenant’s interest in such arrangement, then Tenant shall, as of the Effective Date of notice given by Landlord to Tenant of such election, have no further right to, or interest in, any rent or other consideration receivable under that arrangement.

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Section 16.07 Form of Payment After Default. If Tenant fails to pay any amount due to Landlord under this Lease within five (5) business days after written notice of such failure is given to Tenant by Landlord, or if Tenant attempts to pay any such amount by drawing a check on an account with insufficient funds, then Landlord shall have the right to require that any and all subsequent amounts paid by Tenant to Landlord under this Lease (to cure a default or otherwise) be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or any other form approved by Landlord in its sole and absolute discretion, notwithstanding that Landlord may have previously accepted payments from Tenant in a different form.

Section 16.08 Acceptance of Rent Without Waiving Rights. No payment by Tenant shall be deemed to be other than on account of the earliest sum due from Tenant hereunder, nor shall any endorsement or statement by Tenant on any check or any letter accompanying such payment be deemed an accord and satisfaction of any amount in dispute between Tenant and Landlord or otherwise. Landlord may accept any and all of Tenant’s payments without waiving any right or remedy under this Lease, including but not limited to the right to commence and pursue an action to enforce rights and remedies under a previously served notice of default, without giving Tenant any further notice or demand.

Section 16.09 Waiver by Tenant. Tenant hereby waives all claims for damages that may be caused by Landlord's lawful reentering and taking possession of the Demised Premises in accordance with the provisions of this Lease or removing and storing the property of Tenant as herein provided.

Section 16.10 Remedies Cumulative. All rights, privileges, elections, and remedies of Landlord are cumulative and not alternative with all other rights and remedies hereunder, at law or in equity to the fullest extent permitted by law. The exercise of one or more rights or remedies by Landlord shall not impair Landlord's rights to exercise any other right or remedy to the fullest extent permitted by law.

Section 16.11 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than ten (10) days after written notice by Tenant to Landlord and to the holder of any first mortgage, deed of trust, deed to secure debt or security deed granted by Landlord against any portion of the Demised Property whose name and address shall have been furnished to Tenant in writing, specifying Landlord’s failure to perform such obligation; provided, however, that, if the nature of Landlord’s obligation is such that more than ten (10) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such ten (10) day period and thereafter diligently prosecutes the same to completion. Tenant agrees that the mortgagee, beneficiary or trustee under any such first mortgage, deed of trust, deed to secure debt or security deed shall have the right to cure such default on behalf of Landlord within ten (10) calendar days after receipt of such notice, and Tenant further agrees not to invoke any of its remedies under this Lease until such ten (10) calendar day period has elapsed.

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ARTICLE XVII
UNAVOIDABLE DELAYS, FORCE MAJEURE

If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any strike, lockout, labor dispute, inability to obtain labor, materials or reasonable substitutes thereof, Acts of God, present or future governmental restrictions, regulations or control, insurrection, sabotage, fire or other casualty, final determination of insurance and condemnation claims, or any other condition beyond the control of the party, exclusive of financial inability of a party, then the time to perform such obligation or satisfy such condition shall be extended by the delay caused by such event, but only for a reasonable period of time not to exceed, in any event, 180 days. The provisions of this Article shall in no event, however, operate to delay the Commencement Date or to excuse Tenant from the prompt payment of Fixed Rent or Additional Rent.
ARTICLE XVIII
NO WAIVER

The failure of Landlord or Tenant to insist upon strict performance of any of the terms and conditions hereof shall not be deemed a waiver of any rights or remedies that party or any other such party may have, and shall not be deemed a waiver of any subsequent breach or default in any of such terms, covenants or conditions.

ARTICLE XIX
NOTICES

Whenever it is provided herein that notice, demand, request or other communication shall or may be given to either of the parties by the other, it shall be in writing and, any law or statute to the contrary notwithstanding, shall not be effective for any purpose unless same shall be given or served as follows:

(a) If given or served by Landlord, (1) by hand delivery to Tenant, (2) by mailing same to Tenant by registered or certified mail, postage prepaid, return receipt requested, or (3) by delivery by overnight courier such as Federal Express, all delivered and addressed to Tenant at the following address:

16313 North Dale Mabry Hwy, Ste 100
Tampa, FL 33618
Attn: Mr. Warren Nelson

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(b) If given or served by Tenant, (1) by hand delivery to Landlord, (2) by mailing same to Landlord by U.S. registered or certified mail, postage prepaid, return receipt requested, or (3) by delivery by overnight courier such as Federal Express, all delivered and addressed to Landlord at the following address:

Fortress Realty Management, LLC
5221 N O’Connor, Suite 700
Irving, Texas 75039
Attn: David Pettijohn

(c) All notices, demands, requests or other communications hereunder shall be deemed to have been given or served: (1) if hand delivered, on the date received (or the date delivery is refused) by the recipient party; (2) if delivered by registered or certified mail, three (3) days after the date of posting as marked on the U.S. postage receipt; and (3) if by Federal Express or similar overnight courier service, on the date of receipt (or the date delivery is refused) by the recipient party.

(d) Either Landlord or Tenant may at any time during the Lease Term designate one additional party to whom copies of notices must be sent.

(e) Either Landlord or Tenant may from time to time change its address for receiving notices under this Lease by providing written notice to the other party in accordance with this Article XIX.

ARTICLE XX
ACCESS

Section 20.01 Landlord and its designees shall have the right on Twenty-Four (24) hours' prior written notice (except in the event of an emergency, where no prior notice shall be required) to Tenant to enter upon the Demised Premises at reasonable hours accompanied by an employee of Tenant to inspect such Demised Premises or, during the period commencing one hundred eighty (180) days prior to the end of the Lease Term, for the purpose of exhibiting same to prospective tenants. Landlord's right to enter and inspect the Demised Premises shall include the right to take samples of Environmental Media (as defined in Article XXXVII) as necessary to confirm the presence or absence of Hazardous Materials. Such entry and/or inspection shall not unreasonably interfere with Tenant's ability to conduct its business operations from the Demised Premises.

ARTICLE XXI
SIGNS

No sign shall be installed on the Demised Premises until all governmental approvals and permits required therefore are first obtained and all fees pertaining thereto have been paid by Tenant. In no event shall Tenant permit the installation of billboards or similar signs pertaining to or advertising businesses, trade names or activities other than Tenant's operation of a restaurant.

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ARTICLE XXII
IMPROVEMENTS AND FIXTURES

Section 22.01 Any and all portions of the Building, all other improvements on the Real Property at the Commencement Date and all fixtures on the Demised Premises at the Commencement Date shall be the property of Landlord. In the event that Tenant installs or erects fixtures or improvements to the Demised Premises after the Commencement Date, such fixtures or improvements (except those referenced in Section 22.02 which can be removed without damage to the Demised Premises) shall at the expiration or earlier termination of the Lease, become the property of Landlord and remain upon and be surrendered with the Demised Premises. Notwithstanding the foregoing provisions, Tenant shall be liable for all property taxes, assessments, and similar charges assessed against or allocable to any fixtures or equipment at the Demised Premises (irrespective of whether such fixtures are owned by Landlord or Tenant) and which are attributable to any period of time during the Lease Term.

Section 22.02 Moveable trade fixtures (except the Landlord’s Equipment, as defined in Section 22.03), furnished or installed by Tenant on the Demised Premises, shall be and remain the property of Tenant and may be removed by Tenant or others entitled to remove same at any time during the Lease Term provided that Tenant is not in default of this Lease, provided that such removal shall in no way affect Tenant’s covenants with respect to the operation of the Demised Premises pursuant to Section 3.09. Tenant shall repair all damage to the Demised Premises caused by removal of any such trade fixtures by Tenant or its subtenants, licensees or mortgagees. Upon default of this Lease by Tenant, Landlord shall have the option to purchase any or all of such trade fixtures, and equipment for $1.00, which option is assignable by Landlord.

Section 22.03 During the Lease Term, Tenant shall be entitled to use Landlord’s equipment (“Landlord’s Equipment”) in Tenant’s operations at the Demised Premises. Landlord’s Equipment shall include the following items located at each Demised Premises on the Commencement Date: walk-in coolers/refrigerators, freezers, HVAC equipment and hoods. Tenant shall keep the Landlord’s Equipment in good working order and repair (normal wear and tear, casualty and condemnation excepted), shall not remove Landlord’s Equipment from the Demised Premises and shall not permit any lien or other encumbrance to attach to Landlord’s Equipment. Tenant shall keep the equipment insured and shall be responsible for any casualty or other loss to Landlord’s Equipment or occasioned by Landlord’s Equipment. Tenant may, from time to time, retire or replace Landlord’s Equipment with new items of equipment purchased by Tenant, in which event such replaced items of Equipment shall become Landlord’s Equipment.

ARTICLE XXIII
END OF TERM

Upon the expiration or earlier termination of the Lease Term, Tenant shall peaceably and quietly quit and surrender the Demised Premises, and all Alterations which are then part of the Demised Premises, broom clean and in good order and condition, subject to reasonable wear and tear and except as provided in Articles XII and XIII. Tenant shall, within thirty (30) days prior to the end of the Lease Term, transfer to Landlord all plans, drawings, other Alteration Information, and technical descriptions of the Property, and shall assign to Landlord all assignable permits, licenses, authorizations and warranties with respect to the Property (in each case to the extent not previously transferred or assigned to Landlord). This Article XXIII shall survive the expiration or termination of the Lease.

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ARTICLE XXIV
HOLDING OVER

If Tenant holds over in possession after the expiration of the Lease Term, then such holding over shall not be deemed to extend the Lease Term or renew this Lease, but rather the tenancy thereafter shall continue as a tenancy at sufferance pursuant to the terms and conditions herein contained, at One Hundred Fifty percent (150%) of the Fixed Rent; and Tenant shall be responsible for the consequences of any unauthorized holdover and shall indemnify, defend, protect (with counsel selected by Landlord) and hold Landlord Parties wholly free and harmless of, from and against any and all damages, losses, costs, expenses and claims arising therefrom, including attorneys fees and costs.

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ARTICLE XXV
ASSIGNMENT AND SUBLETTING

Section 25.01 This Lease shall be fully assignable by the Landlord or its assigns, subject to the terms of Article XXXIV.

Section 25.02

(a) Neither Tenant, nor Tenant's successors or assigns, shall assign in whole or in part, by operation of law or otherwise, or sublet the Demised Premises, in whole or in part, or permit the Demised Premises or any portion of it to be used or occupied by others, or enter into a management contract or other arrangement whereby the Demised Premises shall be managed or operated by anyone other than the owner of the Tenant's leasehold estate, without the prior written consent of Landlord in each instance. Provided Tenant remains liable for all its obligations under this Lease, Landlord shall not unreasonably withhold consent to an assignment of this Lease to an individual, partnership or corporation if such individual, partnership or corporation has, in the opinion of Landlord, a record of timely payment of obligations and compliance with applicable laws and is a commercially and financially sound individual, partnership, or corporation. Tenant may assign or sublease the Demised Premises without the consent of Landlord if such assignment or sublease is to a partnership of which Tenant is a general partner or a corporation of which Tenant is the majority shareholder or to the parent corporation of Tenant or an affiliate under common control of the parent corporation of Tenant or in the event of Tenants’ merger or consolidation with another entity; provided further that no such assignment or sublease shall relieve Tenant of any liability hereunder, and Tenant shall not transfer its interest as a general partner (or as a majority shareholder as the case may be) without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld.

(b) Tenant shall submit current financial statements of any proposed assignee or sublessee together with Tenant's request for Landlord's approval of any proposed assignment or sublease, except if (i) the proposed assignee or sublessee is a partnership of which Tenant is a general partner, or is a corporation or limited liability company of which Tenant is a major shareholder, parent company or an affiliate under common control, and (ii) the financial statements of such proposed assignee or sublessee are consolidated with Tenant. Tenant shall reimburse Landlord for all costs and expenses actually paid by Landlord in connection with any requested assignment or sublease in an amount not to exceed Two Thousand Five Hundred Dollars ($2,500.00). Such amount shall increase by three percent (3%) on each anniversary of the Effective Date of this Lease.

(c) If this Lease is assigned or transferred, or if all or any part of the Demised Premises is sublet or occupied by any party other than Tenant, Landlord may collect rent from the assignee, transferee, subtenant or occupant, and apply the net amount collected to the Rent reserved in this Lease, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any covenant or condition of this Lease, or the acceptance of the assignee, transferee, subtenant or occupant as tenant, or a release of Tenant from the performance or further performance by Tenant of its obligations under this Lease. Without limiting the generality of the forgoing, Tenant expressly acknowledges and agrees that in the event of an assignment of this Lease, Tenant shall remain joint and severally liable with the assignee for all of the obligations under this Lease, and in all other cases of any transfer of Tenant's interest under this Lease, Tenant shall remain primarily liable for such obligations, unless released by Landlord in writing pursuant to Section 25.03. Subject to the foregoing, the consent by Landlord to an assignment, transfer, management contract or subletting shall not in any way be construed to relieve Tenant from obtaining the express written consent of Landlord in each instance to any subsequent similar action that Tenant may intend to take.

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Section 25.03 Notwithstanding anything contained in Section 25.02 to the contrary, Tenant shall have the right to sublease the Demised Premises in the ordinary course of Tenant’s business with Landlord’s consent, which shall not be unreasonably withheld, and provided that Tenant delivers to Landlord copies of such sublease agreements contemporaneous with their effectiveness, and Tenant remains primarily liable for all obligations under this Lease.

Section 25.04 An assignment made with Landlord's consent or as otherwise permitted hereunder shall not be effective until Tenant delivers to Landlord an executed counterpart of such assignment containing an agreement, in recordable form, executed by the assignor and the proposed assignee, in which the assignee assumes the performance of the obligations of the assignor under this Lease throughout the Lease Term.

Section 25.05 This Lease shall be binding upon, enforceable by, and inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns.

ARTICLE XXVI
LANDLORD'S LOAN; TENANT’S LOAN

Section 26.01 This Lease shall be subject and subordinate to all ground leases and the lien of all mortgages and deeds of trust which now or hereafter affect Landlord’s interest in the Demised Premises, and all amendments thereto, all without the necessity of Tenant's executing further instruments to effect subordination. The interest in the Demised Premises of any such future ground lessee or lienholder shall have priority over the interest of Tenant in this Lease and in the Demised Premises provided that such ground lessee or lienholder executes a non-disturbance and attornment agreement in the form of the Subordination, Nondisturbance and Attornment Agreement attached as Exhibit F hereto. Tenant shall execute and deliver to Landlord on the Commencement Date a Subordination, Nondisturbance and Attornment Agreement in the form of Exhibit F, and shall upon ten (10) days’ written notice from Landlord, execute additional subordination, nondisturbance and attornment agreements and obtain from any subtenant at the Demised Premises, subordination, nondisturbance and attornment agreements substantially in the form of Exhibit F.

Section 26.02 In the event of a foreclosure proceeding, the exercise of the power of sale under any mortgage or deed of trust or the termination of a ground lease, Tenant shall, if requested, attorn to the purchaser thereupon and recognize such purchaser as Landlord under this Lease; provided, however, Tenant's obligation to attorn to such purchaser shall be conditioned upon such purchaser’s written agreement not to disturb Tenant's interest in this Lease, except that such purchaser shall be entitled to enforce all rights and remedies of Landlord hereunder.

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Section 26.03 Books and Records. Tenant shall keep accurate books and records of account sufficient sufficient to permit the preparation of financial statements in accordance with generally accepted accounting principles as in effect in the United States of America from time to time (“GAAP”). Landlord and its duly authorized representatives shall have the right to examine, copy and audit Tenant’s records and books of account at all reasonable times during regular business hours. Tenant shall provide, or cause to be provided, to Landlord, in addition to any other financial statements required under this Lease, the following financial statements and information, all of which must be prepared in a form acceptable to Landlord:

(i) promptly and in any event within forty-five (45) days after the end of each of the first three (3) calendar quarters, and ninety (90) days after year-end, statements of financial position of Tenant as of the end of each such quarter or year-end, as applicable, including a balance sheet and statement of profits and losses, expenses and retained earnings, changes in financial position and cash flows, which statements shall be duly certified by an officer of Tenant to fairly represent the financial condition of Tenant, as of the date thereof, prepared by Tenant in accordance with GAAP, and, with respect to the year-end statement only, accompanied by a statement of a nationally recognized accounting firm acceptable to Landlord in its sole discretion that such financial statements present fairly, in all material respects, the financial condition of Tenant as of the end of the calendar year being reported on and that the results of the operations and cash flows for such year were prepared, and are being reported on, in conformity with GAAP; and

(ii) Property level profit and loss statements on a monthly basis, delivered to Landlord on or before the twentieth (20th) day of the end of the following month, and containing year-to-date information; and

(iii) such other information with respect to the Demised Property or Tenant that may be reasonably requested from time to time by Landlord, within a reasonable time after the applicable request, provided that such information is collected by Tenant in the ordinary course of its business and that Tenant shall not incur additional costs in delivering same to Landlord. If Tenant is publically traded on a national securities exchange, financial information reported by Tenant to the Securities and Exchange Commission will satisfy the requirements of Section 26.03(i) hereof.

Section 26.04 Provided that Tenant and Landlord shall secure any required consent from Landlord’s Lender, Tenant shall have the right to encumber or hypothecate Tenant's interest in the leasehold estate created by this Lease but only with a leasehold deed of trust, mortgage, assignment of leases, assignment, security agreement and/or other security document securing a loan from a lender approved by Landlord (collectively, a "Leasehold Mortgage"). All proceeds from such Leasehold Mortgage shall remain the property of Tenant.

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Section 26.05 Landlord shall not be obligated to subordinate any or all of Landlord's right, title or interest in and to the Demised Premises and this Lease to the lien of any Leasehold Mortgage.

Section 26.06 A Leasehold Mortgage shall encumber only Tenant's leasehold interest in the Demised Premises, and shall not encumber Landlord's right title or interest in the Demised Premises. Landlord shall have no liability whatsoever for the payment of the note or any obligation secured by any Leasehold Mortgage or any other provisions of such note or the Leasehold Mortgage or related obligations. Should there be any conflict between the provisions of this Lease and of any Leasehold Mortgage, the provisions of this Lease shall control. No Leasehold Mortgage will be for a term longer than the Term of this Lease, as and if extended as provided herein. Either prior to or concurrently with the recordation of the Leasehold Mortgage, Tenant shall cause a fully conformed copy thereof and of the note secured thereby to be delivered to Landlord, together with a written notice containing the name and post office address of the Lender (as defined herein).

Section 26.07 If Landlord declares a default under this Lease, Landlord shall notify any Lender who has given Landlord a prior written request for such notice of such default by sending a copy of the default notice required under this Lease to the Lender.

Section 26.08 Immediately upon the recording of the Leasehold Mortgage, Tenant, at Tenant's expense, shall cause to be recorded in the office of the County Recorder of each county in which the Demised Premises is located, a written request duly executed and acknowledged by Landlord for a copy of any notice of default and of any notice of sale under the Leasehold Mortgage, as provided by the law in which the Demised Premises are located.

Section 26.9 If title to Landlord's estate and to Tenant's estate are acquired by the same person or entity, other than as a result of termination of this Lease, no merger shall occur if the effect of such merger would impair the lien of any Leasehold Mortgage.

ARTICLE XXVII
MAINTENANCE OF OUTSIDE AREAS

Section 27.01 The term "Outside Areas" shall refer to all areas outside of the Buildings including all sidewalks, driveways, landscaping, trash enclosures, and trash compacting and loading areas on the Demised Premises.

Section 27.02 Tenant shall be responsible for maintaining the Outside Areas in a neat and clean condition, and shall ensure that debris from the operation of each restaurant on the Demised Premises are cleaned on a regular basis.

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ARTICLE XXVIII
CERTIFICATES

Section 28.01

(a) Tenant shall, at its sole cost and expense, at any time and from time to time, within ten (10) days after delivery of written request by Landlord, deliver a written instrument to Landlord or any other person, firm or corporation specified by Landlord, duly executed and acknowledged, certifying that:

(i)	This Lease is unmodified and in full force and effect, or if there has been any modification, that the Lease is in full force and effect as modified and stating any such modification;

(ii)
Whether or not there are then existing, to the knowledge of the executing officer, any defenses against the enforcement of any of the agreements, terms, covenants or conditions of this Lease upon the part of Tenant to be performed or complied with, and, if so, specifying same (including, without limitation, whether Tenant knows or does not know of any default by Landlord in Landlord’s performance of all agreements, terms, covenants and conditions to be performed by Landlord, and if such default does exist, specifying same); and

(iii)	The amounts and dates to which the Fixed Rent, and Additional Rent have been paid, the amounts of any and all outstanding balances of such items, if any, known to Tenant.

(iv)	Such other truthful information reasonably requested by Landlord.

(b) Tenant's failure to so deliver said certificate shall constitute an Event of Default at the sole option of Landlord and shall be conclusive as to the truthfulness of the items stated in Landlord's request. Delivery of a completed Estoppel Certificate in substantially the form as set forth on Exhibit C attached hereto (“Estoppel Certificate”) shall satisfy this requirement.

Section 28.02 Landlord shall, at its sole cost and expense, at any time and from time to time, within ten (10) days after request by Tenant deliver to Tenant or any entity indicated by Tenant a written instrument, certifying whether or not its Lease is in full force and effect; whether it has been modified (and if so setting forth such modification); whether Tenant has fully made all payments then and theretofore due under this Lease, and whether Landlord knows or does not know, as the case may be, of any default by Tenant in the performance by Tenant of all agreements, terms, covenants and conditions on Tenant's part to be performed and if it does know of any failures or defaults, specifying same and setting forth such other truthful information as may be reasonably requested by Tenant. Delivery of a completed Estoppel Certificate similar (except for the parties) to the form set forth on Exhibit C attached hereto shall satisfy this requirement.

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ARTICLE XXIX
RELATIONSHIP OF PARTIES

Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of Landlord and Tenant. Except as otherwise expressly provided herein, this Lease shall not in any way impose any liability upon the members, stockholders, officers, directors or trustees of Landlord if Landlord should be a limited liability company, corporate entity, or trust, or upon the stockholders, officers, directors or trustees of Tenant if Tenant should be a corporate entity or trust. If more than one person or entity is named as the Tenant hereunder, the obligations under this Lease of all such persons and entities as Tenant shall be joint and several.

ARTICLE XXX
RECORDING

Neither Landlord nor Tenant shall record this Lease; however, upon the request of either party hereto, the other party shall join in the execution of a memorandum of lease for the purposes of recordation in the form attached hereto as Exhibit D and by this reference incorporated herein (the "Memorandum"). The Memorandum shall describe the parties, the Demised Premises, the term of this Lease, any special provisions other than those pertaining to Rent and shall incorporate this Lease by reference. Tenant shall pay all costs charged or collected by the County Recorders to record the Memoranda.

ARTICLE XXXI
CAPTIONS AND SECTION NUMBERS

The captions, section numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles nor in any way affect this Lease.

ARTICLE XXXII
APPLICABLE LAW

This Lease shall be governed by, and construed in accordance with the laws of the State of New York. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

ARTICLE XXXIII
ENTIRE AGREEMENT

This Lease and the Exhibits attached hereto, all of which form a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Demised Premises, and there are no covenants, promises, agreements, conditions or understandings heretofore made, either oral or written, between them other than as herein set forth. No modification, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party. Time is of the essence of this Lease.

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ARTICLE XXXIV
LANDLORD'S LIABILITY

The obligations of Landlord under this Lease are not personal obligations of the individual members, partners, directors, officers, shareholders, agents or employees of Landlord; Tenant shall look solely to the Demised Premises for satisfaction of any liability of Landlord and shall not look to other assets of Landlord nor seek recourse against the assets of the individual members, partners, directors, officers, shareholders, agents or employees of Landlord. Whenever Landlord transfers its interest, Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder, provided the transferee of Landlord's interest assumes all liabilities and obligations of Landlord hereunder from the date of such transfer.

ARTICLE XXXV
ATTORNEYS' FEES

If any legal action should be commenced in any court regarding any dispute arising between the parties hereto, or their successors and assigns, concerning any provision of this Lease or the rights and duties of any person in relation thereto, then the prevailing party therein shall be entitled to collect its reasonable expenses, attorneys' fee and court costs, including the same on appeal. As used herein, the term “prevailing party” means the party who, in light of the claims, causes of action, and defenses asserted, is afforded greater relief.

ARTICLE XXXVI
INTENTIONALLY DELETED

ARTICLE XXXVII
ENVIRONMENTAL

Section 37.01

(a) For the purpose of this Lease, the following definitions pertaining to environmental matters shall apply:

“Environmental Conditions” means the conditions of “Environmental Media” (as defined below), and the conditions of any part of the Demised Premises, including but not limited to building materials, which affect or may affect Environmental Media.

"Environmental Laws" shall mean any federal, state or local law, statute, ordinance, permit condition or regulation pertaining to public health, occupational health and safety, natural resources or environmental protection, including, without limitation: (1) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S. C. ࿙ 9601 et seq. as amended (“CERCLA”), the Solid Waste Disposal Act, 42 U.S.C. ࿙ 6901 et seq. as amended (“RCRA”), the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, as amended, 33 U.S.C. 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 USC 7401 et seq.; the National Environmental Policy Act of 1970, as amended, 42 USC 4321 et seq.; the Rivers and Harbors Act of 1899, as amended, 33 USC 401 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq. the Endangered Species Act of 1973, as amended, 16 U.S.C. 1531, et seq.; the Occupational Safety and Health Act of 1970, as amended 29 U.S.C. 651, et seq.; the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq. as amended, and all regulations, published governmental policies, and administrative or judicial orders promulgated under said laws; (2) all state or local laws which implement the foregoing federal laws or which pertain to public health and safety, occupational health and safety, natural resources or environmental protection: all as amended from time to time, and all regulations, published governmental policies, and administrative or judicial orders promulgated under the foregoing laws; (3) all federal and state common law, including but not limited to the common law of public or private nuisance, trespass, negligence or strict liability, where such common law pertains to public health and safety, occupational health and safety, natural resources, environmental protection, or the use and enjoyment of property, and all judicial orders promulgated under said laws; and (4) all comparable local laws and comparable laws of other jurisdictions.

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“Environmental Media” means soil, fill material, or other geologic materials at all depths, groundwater at all depths, surface water including storm water and sewerage, indoor and outdoor air, and all living organisms, including without limitation all animals and plants, whether such Environmental Media are located on or off the Demised Premises.

"Hazardous Materials" means any ignitable, reactive, explosive, corrosive, carcinogenic, mutagenic, toxic or radioactive material, whether virgin material, secondary material, by-product, waste or recycled material, defined, regulated or designated as a contaminant, pollutant, hazardous or toxic substance, material, waste, contaminant or pollutant under any Environmental Laws or any other federal, state or local law, statute, regulation, ordinance, or governmental policy presently in effect or as amended or promulgated in the future, and shall specifically include, without limitation: (a) those materials included within the definitions of "hazardous substances," “extremely hazardous substances,” "hazardous materials," "toxic substances" “toxic pollutants,” “hazardous air pollutants” “toxic air contaminants,” "solid waste," “hazardous waste,” “pollutants,” contaminants” or similar categories under any Environmental Laws; (b) those materials which create liability under common law theories of public or private nuisance, negligence, trespass or strict liability; and (c) specifically including, without limitation, any material, waste or substance which contains: (i) petroleum or petroleum derivatives byproducts, including crude oil and any fraction thereof and waste oil; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) formaldehyde; and (v) radon.

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“Release” means any active or passive spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into any Environmental Media. For the purposes of this Lease, “Release” also includes any threatened Release.

“Remedial Activities” means any investigation, work plan preparation removal, repair, cleanup, abatement, remediation, monitored natural attenuation, natural resource damage assessment and restoration, closure, post-closure, detoxification or remedial activity of any kind whatsoever necessary to address Environmental Conditions.

“Use” means the receipt, handling, generation, storage, treatment, recycling, transfer, transportation, introduction, or incorporation into, on, about, under or from the Demised Premises.

(b) Tenant acknowledges that it owned and operated the Demised Premises prior to selling the Demised Premises to Landlord and that Landlord makes no warranties or representations of any kind, or in any manner or in any form whatsoever, as to the status of Environmental Conditions or Hazardous Materials at the Demised Premises. Landlord has granted Tenant the absolute right to inquire with regard to the Environmental Conditions of the Demised Premises, including the right to inquire and obtain from Landlord or Landlord's predecessor copies of any and all existing environmental assessments. Landlord agrees to furnish Tenant with all copies of non-legally privileged environmental reports covering the Demised Premises, if any, which are in the possession of Landlord. Tenant will conduct at its own expense any and all investigations regarding Environmental Conditions of the Demised Premises and will satisfy itself as to the absence or existence of Hazardous Materials contamination of the Demised Premises. Tenant's entry into this Lease shall be made at its sole risk.

Section 37.02 From and after the Effective Date, Tenant shall not be entitled to the Use of any Hazardous Materials at the Demised Premises, unless performed in full compliance with all Environmental Laws and any other applicable local, state and federal statutes, orders, ordinances, rules and regulations. Tenant shall be prohibited from conducting or allowing the Release of Hazardous Materials onto, on, about, under or from the Demised Premises, the exception being sewer or other permitted discharges or Releases, in full compliance with all Environmental Laws and any other applicable laws. From and after the date of this Lease, Tenant covenants to, and shall, undertake all Remedial Activities necessary to address any Use or Release of Hazardous Materials after the date of this Lease, by Tenant or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors ("Other Parties"), or otherwise adversely affecting the Demised Premises at Tenant's sole cost and expense, and shall give immediate written notice of same to Landlord. If any Remedial Activities are required to be performed at any location other than the Demised Premises, Tenant shall use its best efforts to obtain any required access agreements from third parties.

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Section 37.03 In addition to any other obligation herein, Tenant shall defend, indemnify and hold Landlord Parties free and harmless from any and all claims, losses, liabilities and other obligations of any kind whatsoever that may be made against or incurred by Landlord Parties in connection with (i) the violation of any Environmental Law, or (ii) Hazardous Materials or Environmental Conditions at or from the Demised Premises whether heretofore now existing or hereafter arising, and whether in connection with or as a result of Tenant's operations at the Demised Premises, including without limitation any and all costs and fees of attorneys or experts incurred by Landlord in defending against same; provided, however, that the foregoing indemnity shall not be applicable to the extent any such claims are directly attributed to the gross negligence, or willful misconduct of Landlord. This and any other right of Landlord may be assigned to its successors in interest under the terms of this Lease.

Section 37.04 Within fifteen (15) days after notification to Tenant, Tenant shall inform Landlord in writing of (i) any and all enforcement actions, initiation of Remedial Activities where no Remedial Activities are currently being conducted upon receipt of such notification, or other governmental or regulatory actions (excluding routine actions such as permit renewals) instituted, completed or threatened pursuant to any Environmental Laws affecting the Demised Premises; (ii) all claims made or threatened by any third person against Tenant or the Demised Premises relating in any way whatsoever to Hazardous Materials or Environmental Conditions (the matters set forth in clauses (i) and (ii) are hereinafter referred to as “Environmental Claims"); (iii) Tenant's knowledge of any material Release of Hazardous Materials at, on, in, under to or from the Demised Premises or on, in or under any adjoining property. Tenant shall also supply to Landlord within three (3) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other communications relating in any way to the matters described in this Section.

Section 37.05 In addition to any other obligations herein, Tenant shall be solely responsible for and shall indemnify and hold harmless all Landlord Parties from and against any and all private or governmental claims, lawsuits, administrative proceedings, judgments, penalties, fines, proceedings, loss, damage, cost, expense or liability directly or indirectly arising out of or associated in any manner whatsoever with Tenant's Use or the presence of Hazardous Materials (which may have occurred at any time including prior to the term hereof) or Release of Hazardous Materials at, on, under, about or from the Demised Premises during the term hereof, including any extensions. Tenant's indemnity and release includes, without limitation: (i) the costs associated with Remedial Activities, including all necessary plans and reports, incurred by the U.S. Environmental Protection Agency, or any other federal, state or local governmental agency or entity or by any other person, incurred pursuant to the CERCLA, RCRA, or any other applicable Environmental Laws; (ii) any oversight charges, fines, damages or penalties arising from the presence or Release of Hazardous Materials, and any related Remedial Activities, incurred pursuant to the provisions of CERCLA, RCRA, or any other applicable Environmental Laws; (iii) any liability to third parties arising out of the presence or Release of Hazardous Materials for personal injury, bodily injury, or property damage arising under any statutory or common law theory, including damages assessed for the maintenance of a public or private nuisance, the costs of Remedial Activities, or for the carrying on of an abnormally dangerous activity; (iv) all direct or indirect compensatory, consequential, or punitive damages arising out of any claim based on the presence or Release of Hazardous Materials or damage or threatened damage to Environmental Conditions; (v) any and all reasonable costs, fees and expenses of attorneys, consultants and experts incurred or sustained in making any investigation on account of any claim, in prosecuting or defending any action brought in connection therewith, in obtaining or seeking to obtain a release therefrom, or in enforcing any of the agreements herein contained; and (vi) Rent during any period of Remedial Activities equal to the Base Rent then in effect, or if the Lease has terminated, the Base Monthly Rent which was in effect on the Termination Date; provided, however, that the foregoing indemnity shall not be applicable to the extent any such claims are directly attributable to the gross negligence or willful misconduct of Landlord The foregoing indemnity shall apply to Tenant's Use of Hazardous Materials irrespective of whether any of Tenant's activities were or will be undertaken in accordance with Environmental Laws or other applicable laws, regulations, codes and ordinances. This indemnity is intended to be operable under 42 U.S. C.࿙ 9607(e)(1). Tenant specifically agrees that it shall not sue or seek contribution from any indemnitee or any successors or assigns thereof in any matter relating to any Hazardous Material liability except as a result of the gross negligence of Landlord or other Landlord Parties on the Demised Premises. All costs and expenses related to this paragraph incurred by Landlord shall be repaid by Tenant to Landlord as Additional Rent. This indemnity shall survive termination of the Lease.

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ARTICLE XXXVIII
ADDENDA

Section 38.01 The following exhibits have been agreed to by the parties and attached hereto or initialed by the parties prior to the execution hereof, it being the intention of the parties that they shall become a binding part of this Lease as if fully set forth herein.

Exhibit A  Location/Legal Description/Address of the Real Property
Exhibit B  Tenant’s Personal Property List
Exhibit C Tenant's Estoppel Certificate
Exhibit D  Memorandum of Lease
Exhibit E  Intentionally Deleted
Exhibit F Subordination, Nondisturbance and Attornment Agreement
Exhibit G Intentionally Deleted
Exhibit H Intentionally Deleted

ARTICLE XXXIX
COUNTERPARTS

Section 39.01 This Lease may be executed in counterparts and shall be binding on all the parties hereto as if one document had been signed. The delivery of an executed copy of this Lease by facsimile transmission shall have the same force and effect as the delivery of the original, signed copy of this Lease.

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[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the date first above written.

LANDLORD: FRI FISH, LLC

By:
Witness	Name:_________________________________ Title:__________________________________

Witness

TENANT: SHELLS OF NEW SMYRNA BEACH, INC

By:
Witness	Name:_________________________________ Title:__________________________________

Witness

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EXHIBIT A

LOCATION/LEGAL DESCRIPTION/ADDRESS OF REAL PROPERTY

Physical Address:

725 E/ 3rd Ave., New Smyrna Beach, FL

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EXHIBIT B

TENANT’S PERSONAL PROPERTY LIST

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EXHIBIT C

TENANT'S ESTOPPEL CERTIFICATE

The undersigned,_______________, whose address is 16313 North Dale Mabry Hwy., Ste 100, Tampa, FL 33618 represents and certifies as follows:

1. The undersigned is (i) the tenant (“Tenant”) under that certain lease (“Lease”) dated _______________ with _____________________ as Landlord, covering the property described therein (collectively the “Demised Property”).

2. The Lease constitutes the only agreement (either written or oral) the undersigned has with respect to the Demised Property and any right of occupancy or use thereof.

3. The Lease is in full force and effect and has not been assigned, subleased, supplemented, modified or amended except as follows:

_______________________________________________________________________________________
_______________________________________________________________________________________
_______________________________________________________________________________________

4. The undersigned presently occupies the Demised Property and is paying rent on a current basis. No rent has been paid by Tenant in advance except for the monthly rental that became due on _______________, and a security deposit in the sum of US$0.00 now held by Landlord in accordance with the terms of the Lease.

5. The monthly Fixed Rent is the sum of_________________________Dollars (US$_____________).

6. The present Lease term expires on ________________ and there are no options to renew except: four (5) five-year options.

7. There are no defaults under the Lease by Landlord or any events which with the passage of time or giving of notice or both will result in any such default. The undersigned does not presently have (nor with the passage of time or giving of notice or both will have) any offset, charge, lien, claim, termination right or defense under the Lease.

8. The undersigned occupies and has accepted possession of the Demised Property covered by the Lease. All obligations of Landlord under the Lease required to be performed to date, including any improvements to be constructed by Landlord (or its predecessors or successors) or the granting of any free rent, rent credit, offset, deductions, building allowance or rent reduction have been completed to the satisfaction of the undersigned.

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9. Landlord has no personal liability under the Lease (recourse against Landlord being limited to Landlord’s interest in the Demised Property).

10. The undersigned is aware that third parties intend to rely upon this Certificate and the statements set forth herein and that the statements and facts set forth above shall be binding on the undersigned

11. The undersigned and the persons executing this Certificate on behalf of the undersigned have the power and authority to execute and deliver this Certificate.

12. Tenant has no right of first refusal, or option to purchase, with respect to all or any portion of any Demised Property; and

13. No deposits or prepayments of rent have been made in connection with the Lease, except as follows:_________________________

“TENANT” Shells of New Smyrna Beach, Inc.

By:
Name:_________________________________ Title:__________________________________

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EXHIBIT D

MEMORANDUM OF LEASE

(Above space reserved for recorder and recording information)

This instrument prepared by and after recording return to:

MEMORANDUM OF LEASE

This Memorandum of Lease is made and entered into as of October 27, 2006 by and between FRI FISH, LLC (“Landlord”) and Shells of New Smyrna Beach, Inc. (“Tenant”), who agree as follows:

1. Terms and Premises. Pursuant to a certain Land and Building Lease (the "Lease") dated October 27, 2006 entered into between Landlord and Tenant, Landlord has leased to Tenant and Tenant has leased from Landlord a leasehold estate for years in and to Landlord's reversionary fee simple interest in that certain real property, together with all the improvements thereon and appurtenances thereunto belonging (the “Premises”), more particularly described on Exhibit “A” which is attached hereto and incorporated herein, commonly known as:

- commencing on October 27, 2006 and expiring on October 26, 2026. Tenant has FOUR (4) five-year options to extend the term of the Lease, all as more particularly set forth in the Lease.

2. Subordination Provisions. Tenant’s rights under the Lease shall at all times be subject and subordinate to any fee mortgages and/or trust deeds now or hereafter filed against the Premises and to the rights of any Fee Mortgagee thereunder or as otherwise set forth in Section 26.01 of the Lease.

3. Purpose of Memorandum of Lease. This Memorandum of Lease is executed and recorded to give public notice of the Lease between the parties and all terms and conditions of the Lease are incorporated by reference into this Memorandum and this Memorandum of Lease does not modify the provisions of the Lease. If there are any conflicts between the Lease and this Memorandum of Lease, the provisions of the Lease shall prevail. The rights and obligations set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any term not defined herein shall have the meaning as set forth in the Lease.

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[SIGNATURES AND ACKNOWLEDGMENTS ON NEXT PAGE]

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LANDLORD: FRI FISH, LLC	TENANT: SHELLS OF NEW SMYRNA BEACH, INC.
By:	By:

Date:	Date:

Signed, sealed, and delivered this _____ day of ______________, _______ in the presence of:	Signed, sealed, and delivered this _____day of _____________, _________ in the presence of:

Witness	Witness

Witness	Witness

Notary Public, County of _____________, State of __________________	Notary Public, County of _____________, State of __________________

My commission expires:_________________	My commission expires:_________________
(Notary Seal)	(Notary Seal)

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EXHIBIT E

INTENTIONALLY DELETED

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EXHIBIT F

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

________________________

________________________

________________________

________________________

Attn:  _______________________
Loan No.       _______________________

SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT,
ATTORNMENT AND NON-DISTURBANCE AGREEMENT
(Lease To Deed of Trust)

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ATTORNMENT AND NON-DISTURBANCE AGREEMENT ("Agreement") is made DATE OF DOCUMENTS by and between BORROWER NAME, a general partnership ("Owner", or “Lessor”), NAME OF LESSEE HERE ("Lessee") and _______________ ("Lender").

RECITALS

A.
Pursuant to the terms and provisions of a lease dated ____________, 2006 ("Lease"), Owner, as "Lessor", granted to Lessee a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the "Property").

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B.
Owner has executed, or proposes to execute, a deed of trust with absolute assignment of leases and rents, security agreement and fixture filing ("Deed of Trust") securing, among other things, a promissory note ("Note") in the principal sum of LOAN AMOUNT AND NO/100THS DOLLARS ($LOAN AMOUNT NOS.), dated DATE OF DOCUMENTS, in favor of Lender, which Note is payable with interest and upon the terms and conditions described therein ("Loan"). The Deed of Trust is to be recorded concurrently herewith.

C.
As a condition to making the Loan secured by the Deed of Trust, Lender requires that the Deed of Trust be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Lessee under the Lease and that the Lessee specifically and unconditionally subordinate the Lease to the lien of the Deed of Trust, in each case, in accordance with the terms and provisions of this Agreement.

E.	Owner and Lessee have agreed to the subordination, attornment and other agreements herein in favor of Lender.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Owner and Lessee hereby agree for the benefit of Lender as follows:

1. SUBORDINATION. Owner and Lessee hereby agree that:

1.1 Prior Lien. The Deed of Trust securing the Note in favor of Lender, and any modifications, renewals or extensions thereof, shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2 Subordination. Lender would not make the Loan without this agreement to subordinate; and

1.3 Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Lessee individually declares, agrees and acknowledges for the benefit of Lender, that:

1.4 Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Deed of Trust or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;

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1.5 Subordination. Lessee intentionally and unconditionally subordinates all of Lessee's right, title and interest in and to the Property to the lien of the Deed of Trust, in accordance with the terms and provisions of this Agreement, and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2. ASSIGNMENT. LESSEE ACKNOWLEDGES AND CONSENTS TO THE ASSIGNMENT OF THE LEASE BY LESSOR IN FAVOR OF LENDER.

3. ESTOPPEL. LESSEE ACKNOWLEDGES AND REPRESENTS THAT:

3.1 Lease Effective. The Lease has been duly executed and delivered by Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding and there have been no modifications or additions to the Lease, written or oral;

3.2 No Default. To the best of Lessee's knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.3 Entire Agreement. The Lease, together with the Purchase and Sale Agreement referred to therein, constitutes the entire agreement between Lessor and Lessee with respect to the Property, and Lessee claims no rights with respect to the Property other than as set forth in the Lease or the Purchase and Sale Agreement;

3.4 No Right of First Refusal or Option to Purchase: Neither the Lease nor the Purchase and Sale Agreement grants to Lessee any right of first refusal, or option to purchase, with respect to all or any portion of the Property; and

3.5 No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: (if none, state "None") ____________________________________.

4. ADDITIONAL AGREEMENTS. Lessee covenants and agrees that, during all such times as Lender is the Beneficiary under the Deed of Trust:

4.1 Notice of Default. Lessee will notify Lender in writing concurrently with any notice given to Lessor of any default by Lessor under the Lease, and Lessee agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Lessee will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Lessor; provided, however, that if such default cannot with diligence be cured by Lender with-in such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence;

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4.2 Assignment of Rents. Upon receipt by Lessee of written notice from Lender that Lender has elected to terminate the license granted to Lessor to collect rents, as provided in the Deed of Trust, and directing the payment of rents by Lessee to Lender, Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Deed of Trust.

4.3 Certain Actions Not Binding on Lender. Lender shall not be bound by any modification, amendment, termination or cancellation of the Lease (in whole or in part) that was effected without Lender's prior written consent.

5. ATTORNMENT. IN THE EVENT OF A FORECLOSURE UNDER THE DEED OF TRUST, LESSEE AGREES FOR THE BENEFIT OF LENDER (INCLUDING FOR THIS PURPOSE ANY TRANSFEREE OF LENDER OR ANY TRANSFEREE OF LESSOR'S TITLE IN AND TO THE PROPERTY BY LENDER'S EXERCISE OF THE REMEDY OF SALE BY FORECLOSURE UNDER THE DEED OF TRUST), UPON THE RECEIPT BY LESSEE OF WRITTEN NOTICE OF SUCH FORECLOSURE, AS FOLLOWS:

5.1 Payment of Rent. Lessee shall pay to Lender all rental payments required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease;

5.2 Continuation of Performance. Lessee shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof; provided that the Lease shall be deemed not to include any modification, amendment, termination or cancellation of the Lease (in whole or in part) that was effected without Lender's prior written consent; and Lessee hereby attorns to Lender as its landlord, and Lender hereby accepts such attornment, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Lessor's interest in the Lease and giving written notice thereof to Lessee;

5.3 No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease with respect to the period preceding the effectiveness of the attornment provided for herein, nor for the return of any sums which Lessee may have paid to Lessor under the Lease (a) as and for security deposits, rentals paid more than one (1) month before the time when they became due under the lease, or otherwise, except to the extent that such sums are actually delivered by Lessor to Lender and applied to amounts due in respect of the Loan (or held by Lender as collateral therefor); and, for purposes of determining the rentals due under the Lease, any amount paid in respect of rentals paid more than one (1) month before the time such amount became due under the Lease and not delivered by Lessor to Lender and applied to amounts due in respect of the Loan (or held by Lender as collateral therefor) shall be treated as if they had not been paid; or (b) any payment made by Lessee to Lessor in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender's prior written consent.

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5.4 Subsequent Transfer. If Lender, by succeeding to the interest of Lessor under the Lease, should become obligated to perform the covenants of Lessor thereunder, then, upon any further transfer of Lessor's interest by Lender, all of such obligations shall terminate as to Lender.

6. NON-DISTURBANCE. IN THE EVENT OF A FORECLOSURE UNDER THE DEED OF TRUST, SO LONG AS THERE SHALL THEN EXIST NO “EVENT OF DEFAULT” ON THE PART OF LESSEE UNDER (AND AS DEFINED IN) THE LEASE, LENDER AGREES FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS THAT THE LEASEHOLD INTEREST OF LESSEE UNDER THE LEASE SHALL NOT BE EXTINGUISHED OR TERMINATED BY REASON OF SUCH FORECLOSURE, BUT RATHER THE LEASE SHALL CONTINUE IN FULL FORCE AND EFFECT IN ACCORDANCE WITH THE TERMS THEREOF EXCEPT AS MODIFIED OR LIMITED BY THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE PROVISIONS OF SECTIONS 4.3 AND 5.2 HEREOF), AND LENDER SHALL RECOGNIZE AND ACCEPT LESSEE AS TENANT UNDER THE LEASE SUBJECT TO THE TERMS AND PROVISIONS OF THE LEASE EXCEPT AS MODIFIED OR LIMITED BY THIS AGREEMENT.

7. MISCELLANEOUS.

7.1 Heirs, Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and

7.2 Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Lessee or Lender appearing below:

"OWNER"	"LENDER"

BORROWER NAME, a general partnership STREET ADDRESS CITY, STATE ZIP	________________ ________________ ________________ ________________
Attn: ________________ Loan No. _____________
"LESSEE"
NAME OF LESSEE HERE LESSEE'S ADDRESS (STACKED) HERE

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provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument; and

7.4 Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Lessor or others; and

7.5 Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

7.6 Lender’s Consent. If the Lease is being entered into by Owner after the making of the Loan, Lender hereby consents to Owner’s entry into the Lease.

7.7 Owner’s Consent. By its execution and delivery of this Agreement, Owner consents to, and authorizes Lessee to comply with, each of the provisions hereof.

INCORPORATION. Exhibit A is attached hereto and incorporated herein by this reference.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:
THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREE-MENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

"OWNER" BORROWER NAME, a general partnership

By:
Its:____________________________________

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"LENDER"

By:
Signee's Name Its: Signee's Title

"LESSEE" NAME OF LESSEE HERE LESSEE SIGNATURE BLOCK HERE

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

56

DESCRIPTION OF PROPERTY

EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment, Attornment and Non-Disturbance Agreement dated as of DATE OF DOCUMENTS, executed by BORROWER NAME, a general partnership as "Owner", NAME OF LESSEE HERE, as "Lessee", and ___________________________, as "Lender".

All that certain real property located in the County of PROPERTY COUNTY, State of ____________, described as follows:

APN

STATE OF __________________
COUNTY OF ____________________ SS.

On this ______ day of ____________________, 20__, before me,_______________a Notary Public in and for the State of _______________, personally appeared ______________________personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

Signature_____________________________________

My commission expires__________________________

57

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K

__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 30, 2006

Shells Seafood Restaurants, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL	33618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:         (813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2006, Shells Seafood Restaurants, Inc. (the “Company”) repaid in full the bank credit facility with Colonial Bank (the “Bank”) in the principal amount of $500,000, with proceeds from a financing transaction on the Company’s New Smyrna restaurant location. The repayment was completed within the terms of the agreement, as amended. The credit facility which originated in December 2005, bore interest at the bank’s base rate plus 1%. The interest rate was 9.25% on October 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2006	SHELLS SEAFOOD RESTAURANTS, INC.

	By:	/s/ Warren R. Nelson
	Name:	Warren R. Nelson
	Title:	Vice President and Chief Financial Officer

2

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q/A

☒	Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Quarterly Period Ended October 2, 2005

☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 For the Transition Period from __________to __________

Commission File No. 0-28258

SHELLS SEAFOOD RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	65-0427966
(State or other jurisdiction of	(IRS) Employer Identification Number
incorporation or organization)

16313 North Dale Mabry Highway, Suite 100, Tampa, FL 33618
(Address of principal executive offices) (zip code)

(813) 961-0944
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the Registrant is an accelerated filer (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Class	Outstanding at November 14, 2005
Common stock, $0.01 par value	16,134,817

FORWARD LOOKING STATEMENTS

When used in this Quarterly Report on Form 10-Q/A, the words "believes", "anticipates", "expects", and similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.

In addition to seasonal fluctuations, our quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect our revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food and labor costs; promotional timings and seasonality; the availability of qualified labor; national, regional and local economic and weather conditions; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; cash balances available for operating activities; and the timing, costs and charges relating to restaurant openings, closings and remodelings. As a result of these and other factors, we may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect our business, financial condition, operating results, and stock price. An investment in our company involves various risks, including those which are detailed in this document and from time-to-time in our other filings with the Securities and Exchange Commission.

Any forward-looking statements included in this Quarterly Report speak only as of the date of this document. We are not undertaking any obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

EXPLANATORY NOTE

Shells Seafood Restaurants, Inc. (“Shells”,”we”,”us”,”our,” or “Company”) is restating our previously issued consolidated financial statements for the third quarter of fiscal 2005 (“Restatement”), because we discovered the need for an adjustment to our accounting for the issuance of the Series B Preferred Stock and warrants in the May 2005 private placement. The adjustment was recorded as a non-cash implied dividend consisting of a warrant valuation and a beneficial conversion feature reflecting a non-detachable in-the-money conversion feature of the Series B Preferred Stock. This adjustment was identified in connection with internal procedures relative to the fiscal 2005 year-end audit. Further information on the adjustment can be found in Note 6, “Restatement of Financial Statements,” to the accompanying financial statements.

This Amendment No. 1 on Form 10−Q/A (this “Form 10−Q/A”) to the Company’s Quarterly Report on Form 10−Q for the quarterly period ended October 2, 2005, initially filed with the Securities and Exchange Commission (the “SEC”) on November 16, 2005 (the “Original Filing”), is being filed to amend the Original Filing to reflect restatements of the Company’s consolidated balance sheet as of October2, 2005, the consolidated statements of operations for the nine month period ended October 2, 2005, the consolidated statement of stockholders’ equity for the nine month period ended October 2, 2005 and the notes related thereto. For a more detailed description of the Restatement, see Note 6, “Restatement of Financial Statements,” to the accompanying consolidated financial statements and the section entitled “Restatement” in Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in this Form 10−Q/A.

Prior to the filing of this Form 10−Q/A, we filed Amendment No. 1 on Form 10−Q/A for the quarter ended July 3, 2005 to reflect restatement of the Company’s consolidated balance sheet as of July 3, 2005, the consolidated statements of operations for the second quarter and six months ended July 3, 2005, and the consolidated statement of stockholders’ equity for the six month period ended July 3, 2005, and the notes related thereto.

For the convenience of the reader, this Form 10−Q/A sets forth the Original Filing in its entirety. However, this Form 10−Q/A amends and restates only Items 1, 2, and 4 of Part I of the Original Filing, in each case, solely as a result of, and to reflect, the Restatement, and no other information in the Original Filing is amended hereby. The foregoing items have not been updated to reflect other events occurring after the Original Filing or to modify or update those disclosures affected by subsequent events. This Form 10−Q/A continues to speak as of the filing date of the Original Filing for the quarterly period ended October 2, 2005. In addition, pursuant to the rules of the SEC, Item 6 of Part II of the Original Filing has been amended to contain currently dated certifications from the Company’s Chief Executive Officer and Chief Financial Officer, as required by Sections 302 and 906 of the Sarbanes−Oxley Act of 2002. The certifications of the Company’s Chief Executive Officer and Chief Financial Officer are attached to this Form 10−Q/A as Exhibits 31.1, 31.2, and 32.1.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited, As Restated, see Note 6)
	October 2, 2005	January 2, 2005
ASSETS
Cash	$2,377,588	$2,349,519
Inventories	463,241	396,823
Other current assets	479,830	497,178
Receivables from related parties	93,217	109,477
Total current assets	3,413,876	3,352,997
Property and equipment, net	9,427,113	7,095,922
Goodwill	2,474,407	2,474,407
Other assets	794,027	535,376
Prepaid rent	352,512	59,956
TOTAL ASSETS	$16,461,935	$13,518,658

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$2,279,938	$2,311,584
Accrued expenses	2,026,636	2,567,026
Sales tax payable	212,916	202,666
Convertible debentures and interest payable	–	2,395,301
Current portion of long-term debt	174,889	515,764
Total current liabilities	4,694,379	7,992,341
Notes and deferred interest payable to related parties	–	2,238,941
Long-term debt, less current portion	1,029,983	1,494,845
Deferred rent	822,185	849,287
Total liabilities	6,546,547	12,575,414

Minority partner interest	459,848	441,618

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; authorized 2,000,000 shares;
Series A - 23,731 and 35,275 shares issued and outstanding	237	353
Series B - 461,954 shares issued and outstanding	4,620	–
Common stock, $0.01 par value; authorized 58,000,000 and
20,000,000 shares, respectively; 15,763,737 and 8,565,406 shares
issued and outstanding, respectively	157,637	85,654
Additional paid-in-capital	25,122,062	14,926,627
Accumulated deficit	(15,829,016)	(14,511,008)
Total stockholders’ equity	9,455,540	501,626
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,461,935	$13,518,658

See accompanying notes to consolidated financial statements.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	13 Weeks Ended
	October 2, 2005	September 26, 2004

REVENUES	$10,240,800	$8,682,534

COST AND EXPENSES:
Cost of revenues	3,434,535	2,957,369
Labor and other related expenses	3,350,762	2,902,216
Other restaurant operating expenses	2,884,210	2,440,345
General and administrative expenses	1,070,455	770,571
Depreciation and amortization	408,164	271,793
	11,148,126	9,342,294
LOSS FROM OPERATIONS	(907,326)	(659,760)

OTHER INCOME (EXPENSE):
Interest expense	(35,829)	(552,481)
Interest income	5,948	107
Other income, net	837,800	464,636
	807,919	(87,738)
LOSS BEFORE ELIMINATION OF MINIORITY PARTNER INTEREST	(99,407)	(747,498)

ELIMINATION OF MINORITY PARTNER INTEREST	(52,500)	(51,006)

NET LOSS APPLICABLE TO COMMON STOCK	$(151,907)	$(798,504)

NET LOSS PER SHARE OF COMMON STOCK:
Basic	$(0.01)	$(0.17)
Diluted	$(0.01)	$(0.17)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	15,700,814	4,812,740
Diluted	15,700,814	4,812,740

See accompanying notes to consolidated financial statements.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	39 Weeks Ended
	October 2, 2005 As Restated, see Note 6	September 26, 2004

REVENUES	$34,685,873	$32,270,804

COST AND EXPENSES:
Cost of revenues	11,431,721	10,798,148
Labor and other related expenses	10,511,226	9,900,136
Other restaurant operating expenses	8,404,977	7,761,611
General and administrative expenses	2,858,605	2,430,128
Depreciation and amortization	1,139,731	850,579
Pre-opening expenses	303,206	–
	34,649,466	31,740,602

INCOME FROM OPERATIONS	36,407	530,202

OTHER INCOME (EXPENSE):
Lease buy-out option	600,000	–
Provision for impairment of assets	(211,000)	–
Interest expense	(380,090)	(759,605)
Interest income	13,431	2,301
Other income, net	560,171	521,956
	582,512	(235,348)
INCOME BEFORE ELIMINATION OF MINORITY PARTNER INTEREST	618,919	294,854

ELIMINATION OF MINORITY PARTNER INTEREST	(201,758)	(190,558)

NET INCOME BEFORE PREFERRED STOCK DIVIDEND	417,161	104,296

Deemed dividend associated with warrants and beneficial conversion feature of preferred stock	(1,735,169)	–

NET (LOSS) INCOME APPLICABLE TO COMON STOCK	$(1,318,008)	$104,296

NET (LOSS) INCOME PER SHARE OF COMMON STOCK:
Basic	$(0.09)	$0.02
Diluted	$(0.09)	$0.01

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	14,381,962	4,722,503
Diluted	14,381,962	11,378,113

See accompanying notes to consolidated financial statements.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	39 Weeks Ended
OPERATING ACTIVITIES:	October 2, 2005	September 26, 2004
Net income before preferred stock dividend	$417,161	$104,296
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,139,729	850,579
Interest expense on warrants issued	–	446,000
Insurance proceeds net of hurricane-related expenses	–	(497,242)
Gain on disposal of assets	(695,376)	(98,023)
Loss on sale of assets applied against reserves	–	24,776
Lease buy-out option	(600,000)	–
Provision for impairment of assets	211,000	–
Minority partner net income allocation	201,758	190,558
Changes in current assets and liabilities	587,552	(579,224)
Changes in assets and liabilities:
(Increase) decrease in prepaid rent	(315,556)	11,716
(Increase) decrease in other assets	(277,289)	18,319
Increase in accrued interest to related parties	–	115,003
Decrease in deferred rent	(27,102)	(60,005)
Total adjustments	224,716	422,457
Net cash provided by operating activities	641,877	526,753

INVESTING ACTIVITIES:
Proceeds from sale of lease buy-out option	600,000	–
Proceeds from sale of assets	1,643,859	88,776
Purchase of property and equipment	(4,588,765)	(600,148)
Net cash used in investing activities	(2,344,906)	(511,372)

FINANCING ACTIVITIES:
Proceeds from debt financing	533,545	162,292
Repayment of debt	(3,579,054)	(312,734)
Proceeds from issuance of stock	4,960,135	16,800
Distributions to minority partner	(183,528)	(220,336)
Net cash provided by (used in) financing activities	1,731,098	(353,978)
Net increase (decrease) in cash	28,069	(338,597)

CASH AT BEGINNING OF PERIOD	2,349,519	723,939
CASH AT END OF PERIOD	$2,377,588	$385,342

See accompanying notes to consolidated financial statements.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (continued)

	39 Weeks Ended
	October 2, 2005	September 26, 2004
Cash flows (outflows) from changes in current assets and liabilities:
Inventories	$(66,418)	$(23,575)
Receivables from related parties	16,260	7,871
Other current assets	17,348	6,043
Accounts payable	(31,646)	(387,482)
Accrued expenses	641,758	(131,841)
Sales tax payable	10,250	(50,240)
Increase in accrued interest to related parties	–	–
Change in current assets and liabilities	$587,552	$(579,224)

Supplemental disclosure of cash flow information:
Cash paid for interest	$309,777	$197,552
Cash from hurricane-related insurance recoveries	$357,198	$–
Financing costs, line of credit	$80,000	$–
Cash paid for income taxes	$–	$634

Non-cash operating, investing and financing activities:

•	Warrant valuation reserves of $440,000 were applied to Paid in Capital in September 2005 upon the registration of the underlying common stock with the Securities and Exchange Commission.

•	Deemed dividend of $1,735,169 for warrants and beneficial conversion features of preferred stock recorded relative to the May 2005 private financing transaction.

•	Warrant valuation reserves of $284,364 and $223,000 relating to the exercise of warrants were applied to Paid in Capital in the first and second quarters of 2005, respectively.

•	Principal on related party debt of $500,000 was used by the noteholders to acquire common stock in conjunction with the exercise of warrants in each of March and May 2005.

•	Principal and accrued interest of $347,588 was used by the debenture holders to acquire Series B Preferred Stock in May 2005.

•	Principal and accrued interest on related party debt of $1,281,666 was used by the noteholders to acquire Series B Preferred Stock in May 2005.

•	Asset impairment charges of $158,335 were applied to reduce the basis of fixed assets damaged by a fire in September 2004.

•	Accrued interest to related parties of $165,315 was refinanced through a second mortgage in June 2004 and classified as long-term debt.

•	Insurance reserves of $96,000 have been applied to asset impairment charges in June 2004.

•	Loss on sale of assets applied against reserves of $24,776 reduced net book value of property and equipment by $19,062 and deferred rent by $5,714 in June 2004.

•	Deferred rent of $114,602 was applied to gain on sale of restaurant in April 2004.

•	Asset impairment charges of $110,000 were applied against gain on sale of restaurant in April 2004.

See accompanying notes to consolidated financial statements.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (Unaudited)

	PREFERRED STOCK						ADDITIONAL
	Series A		Series B		COMMON STOCK		PAID-IN	ACCUMULATED
	Shares	Amount	Shares	Amount	Shares	Amount	CAPITAL	DEFICIT	TOTAL

Balance at January 2, 2005	35,275	$353			8,565,406	$85,654	$14,926,627	$(14,511,008)	$501,626

Net income before preferred stock dividend								417,161	417,161

Preferred stock issued in private placement financing, net of issuance costs of $1,137,672			461,954	$4,620			5,787,018		5,791,638

Issuance costs, private placement financing							(123,872)		(123,872)

Series B Preferred Stock warrant issued to placement agent for private placement financing							123,872		123,872

Deemed dividend for warrants and beneficial conversion feature of preferred stock							1,735,169	(1,735,169)	–

Preferred stock converted	(11,544)	(116)			57,720	577	(461)		–

Warrants exercised					7,123,011	71,230	1,718,789		1,790,019

Warrant valuation reserve
(See Note 5)							947,364		947,364
Stock options exercised					17,600	176	7,556		7,732
Balance at October 2, 2005 as restated, see Note 6	23,731	$237	461,954	$4,620	15,763,737	$157,637	$25,122,062	$(15,829,016)	$9,455,540

See accompanying notes to consolidated financial statements.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and, therefore, these statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all material adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

The consolidated financial statements of Shells Seafood Restaurants, Inc. (the “Company”) should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Form 10-K for the year ended January 2, 2005 filed with the Securities and Exchange Commission. Company management believes that the disclosures are sufficient for interim financial reporting purposes. Certain prior year amounts have been reclassified in the accompanying condensed consolidated financial statements to conform with the current year presentation.

NOTE 2.  EARNINGS PER SHARE

The following table represents the computation of basic and diluted earnings per share of common stock as required by Financial Accounting Standards Board (“FASB”) Statement No. 128, “Earnings Per Share”:

13 Weeks Ended	October 2, 2005	September 26, 2004

Net loss applicable to common stock	$(151,907)	$(798,504)

Weighted common shares outstanding	15,700,814	4,812,740
Basic net loss per share of common stock	$(0.01)	$(0.17)
Effect of dilutive securities:
Preferred stock	–	–
Warrants	–	–
Stock options	–	–
Diluted weighted common shares outstanding	15,700,814	4,812,740
Diluted net loss per share of common stock	$(0.01)	$(0.17)

39 Weeks Ended	October 2, 2005 As Restated, see Note 6	September 26, 2004

Net (loss) income applicable to common stock	$(1,318,008)	$104,296

Weighted common shares outstanding	14,381,962	4,722,503
Basic net (loss) income per share of common stock	$(0.09)	$0.02
Effect of dilutive securities:
Preferred stock	–	253,530
Warrants	–	6,274,995
Stock options	–	127,085
Diluted weighted common shares outstanding	14,381,962	11,378,113
Diluted net (loss) income per share of common stock	$(0.09)	$0.01

The loss per share calculations for the 13 weeks ended October 2, 2005 and September 26, 2004, and the 39 weeks ended October 2, 2005 excluded warrants, options and other dilutive securities to purchase an aggregate of 20,290,793, 11,587,560 and 12,936,878 shares of common stock, respectively, as they were anti-dilutive.

The earnings per share calculation for the 39 weeks ended September 26, 2004 excluded warrants and options to purchase an aggregate of 568,845 shares of common stock, as the exercise prices of these warrants and options were greater than the average market price of the common shares.

NOTE 3.  STOCK COMPENSATION PLANS

At October 2, 2005, we had four stock-based employee compensation plans, one of which expired in accordance with its terms on September 10, 2005, upon its tenth anniversary. We account for these plans under the recognition and measurement principles of Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees,” and related interpretations. No stock-based compensation cost is reflected in net income, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

On June 22, 2005, the Compensation Committee and the Board of Directors of the Company approved the acceleration of vesting of certain unvested and “out-of-the-money” stock options with exercise prices equal to or greater than $0.85 per share (the then market value) previously awarded to its employees, including its executive officers, and its directors under the Plan that were originally scheduled to vest during 2006. The acceleration of vesting is effective for stock options outstanding as of June 22, 2005. Options to purchase approximately 295,000 shares of common stock or 18.5% of the Company’s outstanding unvested options (of which options to purchase approximately 233,000 shares or 14.6% of the Company’s outstanding unvested options are held by the Company’s executive officers and directors) were subject to the acceleration. The weighted average exercise price of the options subject to the acceleration was $1.10.

The purpose of the acceleration was to enable the Company to avoid recognition of compensation expense associated with those options in future periods in its consolidated statements of income, upon adoption of FASB Statement No. 123-R (Share-Based Payment) in December 2005. The pre-tax charge which the Company expects to avoid in 2006 is approximately $87,000 based on the original vesting periods. The Company also believes that because many of the options that were accelerated had exercise prices in excess of the market value of the Company’s common stock on the date that the determination was made to accelerate the options, those options had limited economic value and were not fully achieving their original objective of incentive compensation and employee retention.

Based on the vesting schedules of stock options outstanding as of October 2, 2005, net of the effect of the acceleration of vesting discussed previously, adoption of revised FASB Statement No. 123-R is expected to result in the recognition of compensation expense of approximately $37,000 in fiscal 2006, $206,000 in fiscal 2007 and $198,000 in fiscal 2008. The fair value was estimated using the Black-Scholes option-pricing model. Using this model, fair value is calculated based on assumptions with respect to (i) expected volatility of the Company’s common stock price, (ii) the periods of time over which employees and directors are expected to hold their options prior to exercise (expected term), (iii) expected dividend yield on the Company’s common stock, and (iv) risk-free interest rates, which are based on quoted U.S. Treasury rates for securities with maturities approximating the options’ expected term. Expected volatility has been estimated based on the change in the Company’s stock price over the past 12 months. Expected term is based on the Company’s limited historical exercise experience with option grants with similar exercise prices. The expected dividend yield is zero as the Company has never paid dividends and does not currently anticipate paying any in the foreseeable future. The following table summarizes the weighted average values of the assumptions used in computing the fair value of option grants:

	Quarter Ended (Unaudited)
Assumptions used in computing fair value of option grants:	January 2, 2005	April 3, 2005	July 3, 2005	October 2, 2005
Volatility	44.4%	71.7%	57.0%	39.0%
Weighted-average estimated life	5 years	5 years	3.5 years	3.5 years
Weighted-average risk-free interest rate	3.41%	3.69%	4.01%	4.00%
Dividend yield	0	0	0	0

NOTE 4.  NEW ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB issued FASB Statement No. 151, “Inventory Costs”, which amended Accounting Research Bulletin No. 43, Chapter 4. The amendments made by FASB Statement No. 151 will alter financial reporting by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The provisions of FASB Statement No. 151 are to be applied prospectively. Adoption of FASB Statement No. 151 is not expected to materially impact our consolidated financial statements.

In December 2004, the FASB revised Statement No. 123, “Accounting for Stock-Based Compensation.” This Statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. Revised Statement No. 123 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” nor address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” Revised Statement No. 123 is effective for the Company as of the first quarter of 2006. Adoption of revised FASB Statement No. 123 is discussed in Note 3.

In December 2004, the FASB issued Statement No. 153, “Exchanges of Non-monetary Assets” which amended APB Opinion No. 29, “Accounting for Non-monetary Transactions.” The amendments made by FASB Statement No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The Statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement are to be applied prospectively. Adoption of FASB Statement No. 153 is not expected to materially impact our consolidated financial statements.

In March 2005, the FASB issued Interpretation 47, “Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143” clarifying that the term conditional asset retirement obligation as used in FASB Statement No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Clarifications found in Interpretation 47 are not expected to materially impact our consolidated financial statements.

In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3.” This Statement replaces APB Opinion No. 20, “Accounting Changes”, and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. FASB Statement No. 154 becomes effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We are not aware of any accounting changes or error corrections required in our historical financial statements.

NOTE 5.  ACCRUED EXPENSES

Accrued expenses consist of the following:

	(Unaudited)
	October 2, 2005	January 2, 2005
Accrued payroll	$976,342	$776,652
Accrued insurance	8,171	26,382
Restaurant closing expenses	187,792	216,677
Warrant valuation reserve	–	947,364
Accrued property taxes	407,453	12,560
Other	332,842	335,893
Unearned gift card revenue	114,036	251,498
	$2,026,636	$2,567,026
The warrant valuation reserve consists of the following:

	(Unaudited)
Date and description	October 2, 2005	January 2, 2005

January 2002 at inception of $2,000,000 financing	$–	$61,364
August 2004 for the extension of maturity date of above	–	446,000
December 2004 at inception of debentures	–	440,000
	$–	$947,364

The warrant valuation reserve related to warrants issued as inducements to creditors in various financing transactions. In each case, the warrants were valued by an independent valuation expert. The reserves were transferred to Paid In Capital upon the earlier of the exercise of the warrants or the registration of the underlying common stock in accordance with Emerging Issues Task Force Issue 00-19 (“EITF-0019”), “Accounting for Derivative Financial Instruments to, and Potentially Settled in a Company’s Own Stock.” Such registration of our common stock became effective with the Securities and Exchange Commission on September 13, 2005. The warrants and related calculations are discussed below.

In January 2002, due to the Company’s then financial condition, the Company was not able to borrow money at rates it could afford and raised $2,000,000 in a private financing transaction, consisting of secured promissory notes and warrants to purchase common stock. As part of the then financing transaction, the Company was able to negotiate the deferral of approximately one-half of the interest payable on this outstanding indebtedness until the maturity of the loans. Warrants issued to purchase 8,908,030 shares of common stock were independently valued at $105,977, or $0.0119 per share. In November 2004, investors exercised 3,750,000 warrants and the reserve was reduced by $44,613, leaving a balance at fiscal year end 2004 of $61,364. The remaining warrants were exercised on January 31, 2005 and the remaining reserve was applied to Paid In Capital.

In August 2004, the maturity date of the $2,000,000 loans was extended for two years until January 2007 in exchange for warrants. Warrants were issued to purchase 2,000,000 shares of common stock and were independently valued at $446,000, or $0.223 per warrant. On March 9, 2005, investors exercised 1,000,000 warrants and the reserve was reduced by 50%. The remaining warrants were exercised in May 2005 in a transaction that was completed in conjunction with our private placement financing and the remaining reserve of $223,000 was applied to Paid In Capital.

In December 2004, as part of the then $2,375,000 financing, the purchasers of the convertible debentures were issued warrants as an inducement for the loans. Warrants to purchase 1,971,250 shares of common stock were valued at $440,000, or $0.223 per share based on an independent valuation completed in August 2004. Since this valuation was five months old, the Company considered other factors to support its use, specifically: (i) the stock price was $0.60 on both of August 4, 2004 and December 6, 2004, (ii) a Black-Scholes calculation indicated that a valuation between $0.20 and $0.25 per share was appropriate, and (iii) the August 4 valuation fell within an acceptable range of a min-max calculation based on the proposed future range of the exercise price of the warrants. On September 13, 2005, the warrant valuation reserve was transferred to Paid in Capital upon the registration of the underlying common stock with the Securities and Exchange Commission. The $440,000 warrant valuation was allocated to interest expense and financing costs based upon the number of warrants issued to investors and the placement agent, respectively. Warrants issued to investors to purchase 1,187,500 shares of common stock were valued at $265,000 and charged to interest expense at the commitment date due to the short-term (4-months) nature of the debentures. Warrants to purchase 783,750 shares of common stock were issued to the placement agent, valued at $175,000 and charged to financing costs.

NOTE 6. RESTATEMENT OF FINANCIAL STATEMENTS

We are restating our consolidated financial statements for the first nine months of fiscal 2005 to reflect an adjustment to our accounting for the issuance of the Series B Preferred Stock and warrants in the May 2005 private placement, which is more fully described in Note 7. In addition, certain disclosures in Note 2 to the consolidated financial statements contained in this report have been restated to reflect the corrections.

The impact of the corrections on the Consolidated Statements of Operations and Consolidated Statement of Stockholders’ Equity is shown in the accompanying tables. The $1,735,000 “Deemed dividend associated with warrants and beneficial conversion feature of preferred stock” adjustment to the statement of operations for the nine months ended October 2, 2005 is also reflected in the Stockholders’ Equity section of the Balance Sheet as of October 2, 2005 as an adjustment to Additional Paid-in-Capital and Accumulated Deficit.

Consolidated Statements of Operations (Dollars in Thousands) (Unaudited)

	13 Weeks Ended October 2, 2005			39 Weeks Ended October 2, 2005
	As Previously Reported	Adjustment	As Restated	As Previously Reported	Adjustment	As Restated
NET INCOME (LOSS) BEFORE PREFERRED STOCK DIVIDEND	$(152)	-	$(152)	$417	-	$417
Deemed dividend associated with warrants and beneficial conversion feature of preferred stock	-	-	-	-	(1,735)	(1,735)
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK	$(152)	$-	$(152)	$417	$(1,735)	$(1,318)

NET INCOME (LOSS) PER SHARE OF COMMON STOCK:
Basic	$(0.01)	$-	$(0.01)	$0.03	$(0.12)	$(0.09)
Diluted	$(0.01)	$-	$(0.01)	$0.02	$(0.11)	$(0.09)

Consolidated Balance Sheets (Dollars in Thousands) (Unaudited)

	October 2, 2005
	As Previously Reported	Adjustment	As Restated
Stockholders' Equity:
Additional paid-in-capital	$23,387	$1,735	$25,122
Accumulated deficit	(14,094)	(1,735)	(15,829)
Total stockholders' equity	9,455	-	9,455

NOTE 7. SERIES B CONVERTIBLE PREFERRED STOCK

In May 2005, we issued 461,954 units of securities in a private placement offering to accredited investors generating gross proceeds of $6,929,000. Each unit consisted of one share of Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), which is initially convertible into 20 shares of our common stock, subject to certain specified adjustments under certain circumstances, and a warrant to purchase 10 shares of our common stock at an exercise price of $1.30 per share.

A non-cash implied dividend of $1,735,000 was recorded in conjunction with the private placement offering, consisting of a warrant valuation and a beneficial conversion feature. The beneficial conversion feature reflects a non-detachable in-the-money conversion feature of the Series B Preferred Stock as defined by the Emerging Issues Task Force Consensus No. EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Features.”

The warrant to purchase 37,651 units (consisting of 37,651 shares of Series B Preferred Stock and warrants to purchase 376,510 shares of common stock) issued to the placement agent was valued at $124,000. The value was based upon the per unit fair market value of the securities issued to the investors in the transaction less the cash exercise price.

The Series B Preferred Stock votes together with our common stock on an “as-converted” basis as a single class on all actions to be taken by our stockholders. Without the consent of a majority of the outstanding Series B Preferred Stock, we cannot alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, authorize or create any class of stock ranking as to a distribution of assets upon a liquidation event senior to or pari passu with the Series B Preferred Stock, issue any additional shares of the Series A Preferred Stock, or alter or change the powers, preferences or rights given to the Series A Preferred Stock. Upon any dissolution, liquidation, merger, consolidation, reorganization or other series of transactions, under certain conditions, the holders of Series B Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders, before any payment is made to the holders of our common stock. If dividends are declared payable on our common stock, then dividends shall be declared for the Series B Preferred Stock. All shares of Series B Preferred Stock issued and outstanding on May 23, 2015 will automatically be converted at that time into shares of our common stock, based on the conversion price then in effect.

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

Comparable restaurant sales rose 10% at Shells during the third quarter of fiscal 2005, the fourth consecutive quarterly increase. The increase in same store sales was due to greatly improved sales trends attained by the company’s remodeled stores and significantly favorable sales comparisons to the 2004 quarter, which were negatively impacted by several lost operating days and revenues due to the Florida hurricanes; partially offset by unfavorable sales trends from the company’s non-remodeled restaurants. Revenues for the quarter were also higher, up 17.9% to $10,241,000 from $8,682,000 in the comparable period in 2004, primarily due to the same store sales increase.

We incurred a net loss for the quarter of $152,000, compared to a $799,000 net loss for the third quarter of 2004. Exclusive of non-recurring income of $858,000 and $51,000, respectively, the net losses for the third quarters of 2005 and 2004 were $1,010,000 and $850,000, respectively.

The third quarter loss was due to a combination of softening sales late in the quarter and higher expenses for depreciation, occupancy, utilities and administrative labor relating to expansion and training. Our operating performance was indirectly impacted by the Hurricane Katrina disaster in September with increased energy costs leading to higher food prices for some items and consumer anxiety leading to a weakening of sales.

Certain investment expenses tied to the company’s ongoing remodeling program and new restaurant development efforts were also reflected in the operating results. These expenses include hiring restaurant managers for new restaurants yet to open, increasing home office resources to support anticipated new growth, and additional training to ensure proper service and execution levels. Continuing to invest in recruiting, hiring and properly training the most qualified people continues to be a vital part of our ongoing turnaround and growth strategy. To retain current guests and attract new ones requires relentless focus on guest service and operating standards.

To address escalating cost pressures, we have reengineered some of our promotional strategies, adjusted pricing on certain items and implemented various action steps to tighten operating costs. We are taking these measures while focusing on our efforts not to sacrifice any component of guest satisfaction at our restaurants.

Despite the challenges we faced in the third quarter, sales at our remodeled restaurants continue to be very strong and our guests continue to embrace the changes we have made to improve the Shells concept. We completed the remodeling of three additional restaurants during the third quarter of 2005. During the fourth quarter of 2005, we plan to complete an additional six remodelings for a total of 19 restaurants remodeled by 2005 year-end with our contemporary new look.

In addition, we recently signed two new restaurant leases, to relocate an existing restaurant in Stuart, Florida, to a more preferable location and to open a new restaurant in St. Petersburg, Florida. We believe we are well-positioned to execute our growth plan while favorably managing the increased operating pressures we face.

RESTATEMENT

We are restating our consolidated financial statements for the first nine months of fiscal 2005 for an adjustment to our accounting for the issuance of the Series B Preferred Stock and warrants in the May 2005 private placement. The adjustment was recorded as a non-cash implied dividend consisting of a warrant valuation and a beneficial conversion feature reflecting a non-detachable in-the-money conversion feature of the Series B Preferred Stock. This adjustment was identified in connection with internal procedures relative to the fiscal 2005 year-end audit. The corrections are the result of our failure to properly identify the accounting treatment for the warrants and conversion feature of the preferred stock during the quarter when the transaction occurred.

The restated financial statements do not affect our business outlook for future fiscal periods, nor impact our cash position or future cash flows from operations. The impact of the adjustment on the consolidated balance sheet, consolidated financial statements of operations, and consolidated statement of stockholders’ equity is shown in note 6 to our consolidated financial statements included in this Form 10−Q/A.

PERCENTAGES TO TOTAL REVENUES
The following table sets forth, for the periods indicated, the percentages which the items in our Company’s Consolidated Statements of Income bear to total revenues.

	13 Weeks Ended		39 Weeks Ended
	October 2, 2005	September 26, 2004	October 2, 2005	September 26, 2004
			Restated
REVENUES	100.0%	100.0%	100.0%	100.0%

COST AND EXPENSES:
Cost of revenues	33.5%	34.1%	33.0%	33.5%
Labor and other related expenses	32.7%	33.4%	30.3%	30.7%
Other restaurant operating expenses	28.2%	28.1%	24.2%	24.1%
Total restaurant costs and expenses	94.4%	95.6%	87.5%	88.3%

General and administrative expenses	10.5%	8.9%	8.2%	7.5%
Depreciation and amortization	4.0%	3.1%	3.3%	2.6%
Pre-opening expenses	0.0%	0.0%	0.9%	0.0%
(Loss) income from operations	-8.9%	-7.6%	0.1%	1.6%

Lease buy-out option	0.0%	0.0%	1.7%	0.0%
Provision for impairment of assets	0.0%	0.0%	-0.6%	0.0%
Interest expense, net	-0.3%	-6.4%	-1.1%	-2.3%
Other income, net	8.2%	5.4%	1.6%	1.6%
Elimination of minority partner interest	-0.5%	-0.6%	-0.6%	-0.6%
(Loss) income before preferred stock dividend	-1.5%	-9.2%	1.1%	0.3%
Deemed dividend associated with warrants and beneficial conversion feature of preferred stock	0.0%	0.0%	-5.0%	0.0%
Net (loss) income applicable to common stock	-1.5%	-9.2%	-3.9%	0.3%

RESULTS OF OPERATIONS

13 weeks ended October 2, 2005 and September 26, 2004

Revenues. Total revenues for the third quarter of 2005 were $10,241,000 as compared to $8,683,000 for the third quarter of 2004. The $1,558,000, or 17.9%, increase in revenues was primarily due to a 10.0% increase in comparable store sales and the addition of one restaurant, giving 26 restaurants as of quarter ended October 2, 2005. The increase in same store sales was due to greatly improved sales trends attained by the company’s remodeled stores and significantly favorable sales comparisons to the 2004 quarter, which were negatively impacted by lost operating days and revenues due to the Florida hurricanes; partially offset by unfavorable sales trends from the company’s non-remodeled restaurants. Adjusting for the estimated hurricane-related sales loss, same store sales for the third quarter of 2005 increased 0.8% from the comparable period in 2004. Comparisons of same store sales include only stores that were open during the entire periods being compared and, due to the time needed for a restaurant to become established and fully operational, at least six months prior to the beginning of that period.

Cost of revenues. The cost of revenues as a percentage of revenues decreased to 33.5% for the third quarter of 2005 compared to 34.1% for the third quarter of 2004. This improvement in cost of revenues as a percentage of revenues primarily related to menu price increases implemented during the second quarter of 2005 to compensate for the Florida minimum wage increase and higher costs in 2004 relating to elevated chicken and dairy procurement costs. We are continually attempting to anticipate and reacting to fluctuations in food costs by purchasing seafood directly from numerous suppliers, promoting certain alternative menu selections in response to price and availability of supply and adjusting our menu prices accordingly to help control the cost of revenues.

Labor and other related expenses. Labor and other related expenses as a percentage of revenues decreased to 32.7% during the third quarter of 2005 as compared to 33.4% for the third quarter of 2004. This decrease was primarily due to a reduction in kitchen and management wages as a percent of revenues due to increased sales leverage, offset in part by increases in server wages as a percent of revenues as affected by our enhanced service standards and the Florida minimum wage increase in May 2005.

Other restaurant operating expenses. Other restaurant operating expenses as a percentage of revenues increased to 28.2% for the third quarter of 2005 compared to 28.1% for the third quarter of 2004. The increase primarily was due to increased occupancy costs mostly related to the new restaurant and utilities expenses from significantly higher electricity and gas costs.

General and administrative expenses. General and administrative expenses were $1,070,000, or 10.5% of revenues, and $771,000, or 8.9% of revenues, for the third quarters of 2005 and 2004, respectively. The increase over the prior year is primarily related to salaries and wages relating to expansion and growth initiatives, including recruiting and training.

Depreciation and amortization. Depreciation and amortization expense was $408,000, or 4.0% of revenues, and $272,000, or 3.1% of revenues, for the third quarters of 2005 and 2004, respectively. The increase over prior year related to increases in depreciation of remodeled restaurants.

Interest expense, net. Interest expense, net, was $30,000 in the third quarter of 2005 compared to $552,000 in the third quarter of 2004. Interest expense, net, in the third quarter of 2004 included a non-recurring charge of $446,000 related to warrants issued in connection with an agreement by investors to extend the maturity dates of two then outstanding $1,000,000 promissory notes. Exclusive of this non-recurring item, interest expense was $106,000 in the third quarter of 2004. The decrease over the prior year primarily related to the May 2005 retirement of the two $1,000,000 promissory notes which were converted into common and preferred stock.

Other income, net. Other income, net, was $838,000 in the third quarter of 2005 compared to $465,000 in the third quarter of 2004. During the third quarter of 2005, we completed a sale/leaseback transaction of our Winter Haven restaurant, providing net cash proceeds of $933,000. The book gain on the sale/leaseback transaction, net of remodeling-related fixed asset disposals, was $858,000. During the third quarter of 2004, we recognized a $497,000 gain from hurricane-related insurance proceeds in excess of related expenses and losses from disposal of damaged assets, which were applied against assets that were previously impaired or had been fully depreciated. Exclusive of these non-recurring items, other expense, net, for the third quarters of 2005 and 2004 was $20,000 and $32,000, respectively.

Loss from operations and net loss applicable to common stock. As a result of the factors discussed above, we had a loss from operations of $907,000 for the third quarter of 2005 compared to a loss from operations of $660,000 for the third quarter of 2004. We had a net loss applicable to common stock of $152,000 for the third quarter of 2005 compared to $799,000 for the third quarter of 2004. Exclusive of non-recurring items in the third quarter of 2005 and 2004, the net loss was $1,010,000 and $850,000, respectively.

39 weeks ended October 2, 2005 and September 26, 2004

Revenues. Total revenues for the 39 weeks ended October 2, 2005 were $34,686,000 as compared to $32,271,000 for the 39 weeks ended September 26, 2004. The $2,415,000, or 7.5%, increase primarily was due to an increase in same store sales of 7.7% reflecting an increase in check average from menu price increases implemented during the second quarter of 2005 to compensate for the Florida minimum wage increase, partially offset by slightly declining guest counts compared to last year. In 2005, we opened a new restaurant at the end of the first quarter. In 2004, we closed three restaurants, one in each of the first three quarters. Adjusting for the estimated hurricane-related sales loss, same store sales for the 39 week period of 2005 increased 5.0% from the comparable period in 2004.

Cost of revenues. The cost of revenues as a percentage of revenues decreased to 33.0% for the 39 weeks ended October 2, 2005 from 33.5% for the comparable period in 2004. This improvement in cost of revenues as a percentage of revenues primarily related to menu price increases implemented to compensate for the Florida minimum wage increase. Additionally, cost of revenues in 2004 was negatively impacted by elevated chicken and dairy procurement costs.

Labor and other related expenses. Labor and other related expenses were 30.3% as a percentage of revenues for the 39 weeks ended October 2, 2005 compared to 30.7% for the 39 weeks ended September 26, 2004. We benefited from second quarter non-recurring reductions in benefits and taxes relating to workers compensation insurance reserve reductions and corresponding refunds of $344,000 and $161,000 in 2005 and 2004, respectively, of which $330,000 and $142,000 were allocated to restaurant labor costs. Exclusive of the non-recurring items, labor and other related expenses as a percentage of revenues was 31.3% and 31.1% for the 39 weeks of 2005 and 2004, respectively. This increase over prior year primarily was related to the Florida minimum wage increase which became effective in May 2005 and our investment in training to elevate guest service levels.

Other restaurant operating expenses. Other restaurant operating expenses were 24.2% and 24.1% of revenues for the 39 weeks ended October 2, 2005 and September 26, 2004, respectively.

General and administrative expenses. General and administrative expenses were $2,859,000, or 8.2% of revenues, and $2,430,000, or 7.5% of revenues, for the 39 weeks ended October 2, 2005 and September 26, 2004, respectively. Excluding non-recurring severance pay of $39,000 in fiscal 2004, general and administrative expenses were 7.4% of revenues for the 39 weeks ended September 26, 2004. The increase over the prior year was primarily related to salaries and wages relating to expansion and growth initiatives, including recruiting and training.

Depreciation and amortization. Depreciation and amortization expense was $1,140,000, or 3.3% of revenues, and $851,000, or 2.6% of revenues, for the 39 weeks ended October 2, 2005 and September 26, 2004, respectively. The increase related to additional depreciation for remodeling expenditures incurred in 2004 and 2005.

Pre-opening expenses. Pre-opening expenses of $303,000 for the 39 weeks ended October 2, 2005 related to the new restaurant which opened on March 22, 2005 at Clearwater Beach, Florida. There were no restaurant openings in 2004.

Lease buy-out option. In January 2005, we entered into an agreement with our landlord in St. Pete Beach, Florida, whereby on February 22, 2005, the landlord paid $600,000 to Shells for an option to buy-out the lease. Commencing February 22, 2006, the landlord can provide notice of lease termination to Shells. Thereafter, we have 60 days to wind down business and vacate the premises.

Provision for impairment of assets. The provision for impairment of assets of $211,000 occurred on February 22, 2005 due to a valuation adjustment for the St. Pete Beach location for an expected shortened lease period relating to the lease buy-out option discussed above. There was no provision in the 39 weeks ended September 26, 2004.

Interest expense, net. Interest expense, net, was $367,000 in the 39 weeks ended October 2, 2005 compared to $757,000 in the same period of 2004. Exclusive of a non-recurring charge, net interest expense was $311,000 for the 39 weeks ended September 26, 2004. A non-recurring charge of $446,000 in 2004 related to warrants issued in connection with an agreement by investors to extend the maturity dates of two then outstanding $1,000,000 promissory notes. The increase over prior year primarily related to interest expense, at 12% per annum, and late payment penalties on the $2,375,000 aggregate principal amount of debentures, which we issued in December 2004 and repaid on May 25, 2005, partially offset by a reduction in interest expense relating to the retirement of the two $1,000,000 promissory notes in May 2005.

Other income, net. Other income, net, was $560,000 in the 39 weeks ended October 2, 2005 compared to $522,000 in the same period of 2004. Exclusive of non-recurring items, other expense was $56,000 and $64,000 for the 39 weeks ended October 2, 2005 and September 26, 2004, respectively. During 2005, non-recurring items included an $891,000 gain on a sale/leaseback transaction, partially offset by losses on disposal of assets of $195,000 relating to the write-down of fixed assets replaced during remodeling, and financing costs of $80,000 paid by us for a $1.6 million line-of-credit availability. During 2004, non-recurring income included a $497,000 gain from hurricane-related insurance proceeds in excess of related expenses and losses from the disposal of damaged assets, which were applied against assets that were previously impaired or had been fully depreciated, and a gain of $89,000 relating to the sale of a restaurant location.

Deemed dividend associated with warrants and beneficial conversion feature of preferred stock. The deemed dividend associated with warrants and beneficial conversion feature of preferred stock of $1,735,000 related to the May 2005 private placement financing transaction when we issued Series B Convertible Preferred Stock and warrants to purchase common stock. The beneficial conversion feature reflects a non-detachable in-the-money conversion feature of the Series B Preferred Stock. This one-time implied preferred stock dividend was recorded through retained earnings.

Income from operations and net (loss) income applicable to common stock. As a result of the factors discussed above, our income from operations was $36,000 for the 39 weeks ended October 2, 2005 compared to $530,000 for the same period in 2004. Exclusive of non-recurring items, our loss from operations was $5,000 for the 39 weeks ended October 2, 2005 compared to income from operations of $408,000 for the same period in 2004. Our net loss applicable to common stock for the 39 weeks ended October 2, 2005 was $1,318,000 compared to net income applicable to common stock of $104,000 in the same period in 2004. Exclusive of non-recurring items, our net loss was $628,000 and $158,000 for the 39 weeks ended October 2, 2005 and September 26, 2004, respectively.

LIQUIDITY AND CAPITAL RESOURCES

On September 29, 2005, we completed a sale and simultaneous leaseback of our restaurant in Winter Haven, Florida with Fortress Realty Investment, LLC at a sale price of $1,667,000. We used $547,000 of the proceeds from the sale leaseback transaction to retire two notes on the Winter Haven property. We are seeking additional capital through financing new restaurant equipment and through an additional sale leaseback transaction contemplated for a company owned restaurant property.

We remodeled three restaurants in the third quarter of 2005. We anticipate completing an additional six remodels in the fourth quarter for a total of 19 of our 21 company owned restaurants remodeled by the end of 2005. We anticipate that the total investment by the company to remodel these 19 restaurants will be approximately $3.6 million, of which approximately $2.3 million has been invested to date.

Additionally, we signed two restaurant leases in October 2005, one for a new restaurant location in St. Petersburg, Florida and another in Stuart, Florida to relocate an existing restaurant to a preferable location. The relocation of the Stuart, Florida restaurant was completed on November 15, 2005. The St. Petersburg, Florida restaurant is scheduled to open in December 2005. As of October 28, 2005, we have drawn $800,000 of the $1,600,000 line of credit availability, to assist in the financing of these two acquisitions. We also closed an under performing restaurant in Port Charlotte, Florida in November 2005.

We believe, based on our current outlook, that our current cash position and cash flows from operations will be adequate to satisfy our contemplated cash requirements over the next twelve months.

We have, from time-to-time utilized, and to the extent applicable may utilize real estate mortgage and restaurant equipment financing with various banks or financing institutions as necessary, to help support our cash flow needs. We also may utilize as a form of financing, a sale/leaseback option on one owned restaurant property. In the event that our plans change, assumptions prove to be inaccurate, or due to unanticipated expenses, and in the event projected cash flow or third party financing otherwise prove to be insufficient to fund operations, we could be required to seek additional financing from sources not currently anticipated. There can be no assurance that third party financing will be available to us when needed, on acceptable terms, or at all.

As of October 2, 2005, our current liabilities of $4,694,000 exceeded current assets of $3,414,000, resulting in a working capital deficiency of $1,280,000. In comparison, the January 2, 2005 working capital deficiency was $4,639,000. The favorable decrease in the working capital deficiency primarily related to the repayment of the convertible debentures in May 2005 with the proceeds from the equity financing, along with a reduction in accrued expenses. The reduction in accrued expenses was due to the retirement of the warrant valuation reserve, partially offset by an increase in accrued property taxes. Our operating leverage has improved. We may still encounter operating pressures from declining sales, increasing food, labor or other operating costs or additional restaurant disposition or pre-opening costs. Historically, we have generally operated with minimal or marginally negative working capital as a result of the investment of current assets into non-current property and equipment, as well as the turnover of restaurant inventory relative to more favorable vendor terms in accounts payable.

Cash provided by operating activities for the 39 weeks ended October 2, 2005 was $642,000 compared to $527,000 for the comparable period in 2004. The net increase of $115,000 compared to the same period in 2004 primarily related to favorable variances in net income before preferred stock dividend, accrued expenses and accounts payable, partially offset by unfavorable increases in prepaid rent and prepaid construction deposits.

The cash used in investing activities was $2,345,000 for the 39 weeks ended October 2, 2005 compared to $511,000 for the same period in 2004. The net increase in cash used in investing activities of $1,834,000 was due to $3,989,000 in additional capital expenditures over the prior year, partially offset by $2,155,000 in additional proceeds on the sale of assets and lease options over the prior year. The additional capital expenditures related to the acquisition and remodeling of our new Clearwater Beach restaurant, along with the remodeling of 10 existing restaurants. Proceeds on the sales of assets of $1,644,000 in the first three quarters of 2005 related to the sale leaseback of the Winter Haven location and proceeds of $600,000 related to the lease buy-out option, compared to $89,000 in proceeds on the sale of assets in the 2004 comparable period.

The cash provided by financing activities was $1,731,000 for the 39 weeks ended October 2, 2005 compared to cash used in financing activities of $354,000 for the comparable period in 2004. The net increase of $2,085,000 over the prior year primarily related to an increase in net proceeds from the issuance of stock of $4,943,000 over the prior year, partially offset by an increase in repayments of debt of $3,266,000 over the prior year.

QUARTERLY FLUCTUATION OF FINANCIAL RESULTS

The restaurant industry in general is seasonal, depending on restaurant location and the type of food served. In addition, we have experienced fluctuations in our quarter-to-quarter operating results due, in large measure, to our full concentration of restaurants in Florida. Business in Florida is influenced by seasonality due to various factors, which include but are not limited to weather conditions in Florida relative to other areas of the U.S. and the health of Florida's economy and the effect of world events in general and the tourism industry in particular. Our restaurant sales are generally highest from January through April and June through August, the peaks of the Florida tourism season, and generally lower from September through mid-December. Many of our restaurant locations are in coastal cities, where sales are significantly dependent on tourism and its seasonality patterns.

In addition, quarterly results have been substantially affected by the timing of restaurant closings or openings. Because of the seasonality of our business and the impact of restaurant closings, results for any quarter are not generally indicative of the results that may be achieved for a full fiscal year on an annualized basis and cannot be used to indicate financial performance for the entire year.

Item 3.   Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risk from changes in interest rates on debt and changes in commodity prices. Our exposure to interest rate risk relates to the $497,000 in outstanding debt with banks that is based on variable rates. Borrowings under the loan agreements bear interest at the rate equal to the applicable bank’s base rate.

Item 4.  Controls and Procedures

We maintain "disclosure controls and procedures," as such term is defined under Securities Exchange Act Rule 13a-15(e), that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures. In designing and evaluating the disclosure controls and procedures, our management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives and our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures. As required by SEC Rule 13a-15(b), we have carried out an evaluation, as of the end of the period covered by this report, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures.

As previously disclosed in a Current Report on Form 8−K which we filed on April 3, 2006 and as described in our Explanatory Note to this Form 10−Q/A and note 6 to our accompanying consolidated financial statements included herein, in connection with internal procedures relative to the fiscal 2005 year end audit, we identified the need for an adjustment to our accounting for the issuance of the Series B Preferred Stock and warrants in the May 2005 private placement. The errors are the result of our failure to properly identify the accounting treatment for the warrants and conversion feature of the preferred stock during the quarter when the transaction occurred. Based on the impact of the aforementioned accounting adjustment, we determined to restate our interim financial statements for the quarters ended July 3, 2005 and October 2, 2005.

During the period from April to May 2006, we changed our policy for conducting accounting research to coincide with the quarter in which any complex or one-time transaction occurs rather than waiting until year-end audit procedures are completed.

Part II. OTHER INFORMATION

Item 1.  Legal Proceedings

On April 20, 2005, we received a notice from the Equal Employment Opportunity Commission (EEOC) that an employee in a Tampa Shells restaurant had filed a charge of discrimination with the EEOC. Specifically, this employee claimed age discrimination in violation of the Age Discrimination in Employment Act of 1964. On October 3, 2005, the EEOC issued a determination in the form of a Dismissal and Notice of Rights indicating that based upon its investigation, the EEOC was unable to conclude that the information obtained established violations of the statutes.

In the ordinary course of business, Shells is and may be a party to various legal proceedings, the outcome of which, singly or in the aggregate, is not expected to be material to our financial position, results of operations or cash flows.

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds

During the third quarter of 2005, investors converted 11,544 shares of our Series A Preferred Stock into 57,720 shares of our common stock. Shells did not receive any cash for these conversions. This issuance of shares of our common stock upon conversion of our Series A Preferred Stock was made in reliance on the exemption provided by section 3(a)(9) and section 4(2) of the Securities Act of 1933.

Item 3.  Defaults Upon Senior Securities

None

Item 4. Submission of Matters to a Vote of Security Holders

None

Item 5. Other Information

Registration of our common stock with the Securities and Exchange Commission became effective on September 13, 2005 relating to the registration statement filed on July 8, 2005 for 27,772,411 shares, as amended.

Item 6. Exhibits

31.1	Certification of Chief Executive Officer under Rule 13a-14(a) as of November 3, 2006

31.2	Certification of Chief Financial Officer under Rule 13a-14(a) as of November 3, 2006

32.1	Certification of Chief Executive Officer and Chief Financial Officer under Section 906 as of November 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHELLS SEAFOOD RESTAURANTS, INC.

November 3, 2006	By:	/s/ Leslie J. Christon

President and Chief Executive Officer

November 3, 2006	By:	/s/ Warren R. Nelson

Executive Vice President and Chief Financial Officer

EXHIBIT 31.1

Certification of Chief Executive Officer

I, Leslie J. Christon, certify that:

1.    I have reviewed this quarterly report on Form 10-Q/A of Shells Seafood Restaurants, Inc.;

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.    Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.    The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)    designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)     designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)    evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)    disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect the registrant’s internal control over financial reporting; and

5.    The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a)    all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b)    any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

/s/ Leslie J. Christon

President and Chief Executive Officer
November 3, 2006

EXHIBIT 31.2

Certification of Chief Financial Officer

I, Warren R. Nelson, certify that:

1.    I have reviewed this quarterly report on Form 10-Q/A of Shells Seafood Restaurants, Inc.;

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.    Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.    The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)    designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)     designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)    evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)    disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect the registrant’s internal control over financial reporting; and

5.    The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a)    all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b)    any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

/s/ Warren R. Nelson

Executive Vice President and Chief Financial Officer
November 3, 2006

EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer
pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Securities and Exchange Commission
Washington, DC

The undersigned Chief Executive Officer and Chief Financial Officer of Shells Seafood Restaurants, Inc. do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Shells Seafood Restaurants, Inc. on Form 10-Q/A, as filed on the date hereof, for the quarter ended October 2, 2005 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such Quarterly Report on Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Shells Seafood Restaurants, Inc.

A signed original of this written statement required by Section 906 has been provided to Shells Seafood Restaurants, Inc. and will be retained by Shells Seafood Restaurants, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Leslie J. Christon

President and Chief Executive Officer
November 3, 2006

/s/ Warren R. Nelson

Executive Vice President and Chief Financial Officer
November 3, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

☒	Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Quarterly Period Ended October 1, 2006

☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Transition Period from __________to __________

Commission File No. 0-28258

SHELLS SEAFOOD RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	65-0427966
(State or other jurisdiction of	(IRS) Employer Identification Number
incorporation or organization)

16313 North Dale Mabry Highway, Suite 100, Tampa, FL 33618

(Address of principal executive offices) (zip code)

(813) 961-0944

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer. See definition of accelerated filer and large accelerated filer in Rule 12b-2 of the Exchange Act. (check one):
Large Accelerated Filer ☐  Accelerated Filer ☐  Non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Class	Outstanding at November 10, 2006
Common stock, $0.01 par value	17,577,522

FORWARD LOOKING STATEMENTS

When used in this Quarterly Report on Form 10-Q, the words "believes", "anticipates", "expects", and similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.

In addition to seasonal fluctuations, our quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect our revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food, labor and other operating costs; promotional timings and seasonality; the availability of food acceptable to our quality standards at acceptable prices; the availability of qualified labor; national, regional and local economic and weather conditions; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; availability of third party financing to fund capital or operating activities; and the timing, costs and charges relating to restaurant openings, closings and remodelings, including closings in which we are the sublessor. As a result of these and other factors, we may experience fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect our business, financial condition, operating results, and stock price. An investment in our company involves various risks, including those which are detailed in this document, and from time-to-time in our other filings with the Securities and Exchange Commission.

Any forward-looking statements included in this Quarterly Report speak only as of the date of this document. We are not undertaking any obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	October 1, 2006	January 1, 2006
ASSETS
Cash	$590,062	$1,360,740
Inventories	490,124	498,975
Other current assets	610,063	365,227
Receivables from related parties	39,281	114,485
Total current assets	1,729,530	2,339,427
Property and equipment, net	11,800,232	11,733,861
Goodwill	2,474,407	2,474,407
Other assets	500,969	547,395
Prepaid rent	321,100	343,242
TOTAL ASSETS	$16,826,238	$17,438,332

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$2,833,427	$3,982,153
Accrued expenses	2,346,056	2,175,380
Sales tax payable	220,077	245,673
Notes and deferred interest payable to related parties	1,502,510	—
Current portion of long-term debt	875,143	777,823
Total current liabilities	7,777,213	7,181,029
Notes and deferred interest payable to related parties	—	808,702
Long-term debt, less current portion	937,985	1,001,081
Deferred rent	992,712	784,976
Total liabilities	9,707,910	9,775,788

Minority partner interest	501,413	472,131

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; authorized 2,000,000 shares;
Series A - 22,694 and 23,731 shares issued and outstanding	227	237
Series B - 373,849 and 443,850 shares issued and outstanding	3,739	4,439
Common stock, $0.01 par value; authorized 58,000,000 shares;
17,577,522 and 16,134,817 shares issued and outstanding	175,775	161,348
Additional paid-in-capital	25,244,543	25,122,312
Accumulated deficit	(18,807,369)	(18,097,923)
Total stockholders’ equity	6,616,915	7,190,413
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,826,238	$17,438,332

See accompanying notes to consolidated financial statements.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Week Period Ended
	October 1, 2006	October 2, 2005

REVENUES	$10,529,214	$10,240,800

RESTAURANT OPERATING COSTS:
Food and beverage	3,397,604	3,434,535
Labor	3,354,299	3,350,762
Other	3,124,978	2,884,210
Depreciation and amortization	577,563	408,164
Total restaurant operating costs	10,454,444	10,077,671
RESTAURANT OPERATING INCOME	74,770	163,129

General and administrative expenses	880,795	1,070,455
LOSS FROM OPERATIONS	(806,025)	(907,326)

OTHER (EXPENSE) INCOME:
Interest expense, net	(96,577)	(29,881)
Other (expense) income , net	(10,878)	837,800
Total other (expense) income	(107,455)	807,919
LOSS BEFORE ELIMINATION OF MINORITY
PARTNER INTEREST	(913,480)	(99,407)

ELIMINATION OF MINORITY PARTNER INTEREST	(48,057)	(52,500)

NET LOSS APPLICABLE TO COMMON STOCK	$(961,537)	$(151,907)

NET LOSS PER SHARE OF COMMON STOCK:
Basic and diluted	$(0.06)	$(0.01)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic and diluted	16,673,723	15,700,814

See accompanying notes to consolidated financial statements.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(continued)

	39 Week Period Ended
	October 1, 2006	October 2, 2005

REVENUES	$38,169,947	$34,685,873

RESTAURANT OPERATING COSTS:
Food and beverage	12,248,567	11,431,721
Labor	11,606,154	10,511,226
Other	9,976,063	8,404,977
Depreciation and amortization	1,642,826	1,139,731
Pre-opening expenses	—	303,206
Total restaurant operating costs	35,473,610	31,790,861
RESTAURANT OPERATING INCOME	2,696,337	2,895,012

General and administrative expenses	3,035,627	2,858,605
(LOSS) INCOME FROM OPERATIONS	(339,290)	36,407

OTHER (EXPENSE) INCOME:
Lease buy-out	212,198	600,000
Provision for impairment of assets due to lease buy-out	—	(211,000)
Interest expense, net	(234,847)	(366,659)
Other (expense) income, net	(157,756)	560,171
Total other (expense) income, net	(180,405)	582,512
(LOSS) INCOME BEFORE ELIMINATION OF MINORITY
PARTNER INTEREST	(519,695)	618,919

ELIMINATION OF MINORITY PARTNER INTEREST	(189,751)	(201,758)

NET (LOSS) INCOME BEFORE PREFERRED STOCK DIVIDEND	(709,446)	417,161

Deemed dividend associated with warrants
and beneficial conversion feature of preferred stock	—	(1,735,169)

NET LOSS APPLICABLE TO COMMON STOCK	$(709,446)	$(1,318,008)

NET LOSS PER SHARE OF COMMON STOCK:
Basic and diluted	$(0.04)	$(0.09)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic and diluted	16,359,683	14,381,962

See accompanying notes to consolidated financial statements.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(Unaudited)

	PREFERRED STOCK						ADDITIONAL
	Series A		Series B		COMMON STOCK		PAID-IN	ACCUMULATED
	Shares	Amount	Shares	Amount	Shares	Amount	CAPITAL	DEFICIT	TOTAL

Balance at January 1, 2006	23,731	$237	443,850	$4,439	16,134,817	$161,348	$25,122,312	$(18,097,923)	$7,190,413

Net loss								(709,446)	(709,446)
Stock option expense							113,448		113,448
Warrant exercised					37,500	375	22,125		22,500
Preferred stock converted	(1,037)	$(10)	(70,001)	(700)	1,405,205	14,052	(13,342)		—
Balance at October 1, 2006	22,694	$227	373,849	$3,739	17,577,522	$175,775	$25,244,543	$(18,807,369)	$6,616,915

See accompanying notes to consolidated financial statements.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	39 Week Period Ended
OPERATING ACTIVITIES:	October 1, 2006	October 2, 2005
Net (loss) income before preferred stock dividend	$(709,446)	$417,161
Adjustments to reconcile net (loss) income
before preferred stock dividend to
net cash provided by operating activities:
Depreciation and amortization	1,648,450	1,139,729
Stock option expense	113,448	—
Minority partner net income allocation	189,751	201,758
Loss (gain) on disposal of assets	10,359	(695,376)
Lease buy-out option	(212,198)	(600,000)
Provision for impairment of assets	—	211,000
Changes in current assets and liabilities	(1,110,619)	587,552
Changes in assets and liabilities:
Decrease (increase) in prepaid rent	22,142	(315,556)
Decrease (increase) in other assets	37,887	(277,289)
Increase (decrease) in deferred rent	84,049	(27,102)
Total adjustments	783,269	224,716
Net cash provided by operating activities	73,823	641,877

INVESTING ACTIVITIES:
Proceeds from sale of lease buy-out	212,198	600,000
Proceeds from sale of assets	—	1,643,859
Purchase of property and equipment	(1,716,641)	(4,588,765)
Net cash used in investing activities	(1,504,443)	(2,344,906)

FINANCING ACTIVITIES:
Proceeds from debt financing	1,606,481	533,545
Repayment of debt	(808,570)	(3,579,054)
Proceeds from issuance of stock	22,500	4,960,135
Distributions to minority partner	(160,469)	(183,528)
Net cash provided by financing activities	659,942	1,731,098

Net (decrease) increase in cash	(770,678)	28,069

CASH AT BEGINNING OF PERIOD	1,360,740	2,349,519
CASH AT END OF PERIOD	$590,062	$2,377,588

See accompanying notes to consolidated financial statements.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(continued)

	39 Week Period Ended
	October 1, 2006	October 2, 2005
Cash (outflows) flows from changes in current assets and liabilities:
Inventories	$8,851	$(66,418)
Receivables from related parties	75,204	16,260
Other current assets	(244,836)	17,348
Accounts payable	(1,148,726)	(31,646)
Accrued expenses	170,676	641,758
Sales tax payable	(25,596)	10,250
Increase in accrued interest to related parties	53,808	—
Change in current assets and liabilities	$(1,110,619)	$587,552

Supplemental disclosure of cash flow information:
Cash paid for interest	$183,445	$309,777
Cash from hurricane-related insurance recoveries	$49,336	$357,198
Financing costs, line of credit	$—	$80,000

Non-cash operating, investing and financing activities:
•	Accrued bonuses were reduced by $1,406, $2,109 and $2,109 with a corresponding reduction in depreciation expense for the first, second and third quarters of 2006, respectively.
•	A capitalized lease obligation of $123,687 was reclassified to deferred rent in conjunction with the Ocala lease buy-out in April 2006.
•	Warrant valuation reserves of $440,000 were applied to Paid in Capital in September 2005 upon the registration of the underlying common stock with the Securities and Exchange Commission.
•	Warrant valuation reserves of $284,364 and $223,000 related to the exercise of warrants were applied to Paid in Capital in the first and second quarters of 2005, respectively.
•	In each of March and May 2005, principal on related party debt of $500,000 ($1,000,000 aggregate) was used by the noteholders to acquire common stock in conjunction with the exercise of warrants.
•	Principal and accrued interest of $347,588 was used by the debenture holders to acquire Series B Preferred Stock in May 2005.
•	Principal and accrued interest on related party debt of $1,281,666 was used by the noteholders to acquire Series B Preferred Stock in May 2005.
•	Deemed dividend of $1,735,169 for warrants and the beneficial conversion feature of Series B Preferred Stock was recorded relative to the May 2005 private financing transaction.
•	An issuance cost of $123,872 was recorded for a warrant issued to the placement agent in the May 2005 private financing transaction.

See accompanying notes to consolidated financial statements.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and, therefore, these statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for audited financial statements. Company management believes that all disclosures contained herein are sufficient for interim financial reporting purposes and that all material adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

The consolidated financial statements of Shells Seafood Restaurants, Inc. (the “Company”) should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Form 10-K for the year ended January 1, 2006 filed with the Securities and Exchange Commission. Certain prior year amounts have been reclassified in the accompanying condensed consolidated financial statements to conform to the current year presentation.

NOTE 2.   INCOME TAXES

There were no provisions for income taxes for the thirteen and thirty-nine weeks ended October 1, 2006 and October 2, 2005 due to the anticipated utilization of net operating loss and general business credit carryforwards.

As of January 1, 2006, the end of our most recently completed fiscal year, we had net operating loss carryforwards for federal income tax purposes of approximately $10,246,000 which expire between 2006 and 2020. We also had approximately $3,205,000 of general business credits to carry forward, which expire by 2025. We had an ownership change in 2002 and 2005 as defined by Internal Revenue Code Section 382, which limits a portion of the amount of net operating loss and credit carryforwards that may be used against taxable income in any fiscal year. This limitation is approximately $75,000 per year for net operating losses incurred prior to the 2002 ownership change, and $665,000 per year for net operating losses incurred prior to the 2005 ownership change. Any portion of the annual limitation amount not utilized in any year will carry forward to the following year subject to a 15 to 20 year limitation. Approximately $7,100,000 of our net operating loss carryforwards and approximately $3,082,000 of credits are subject to the annual limitation. Assuming maximum utilization in future years, we expect that approximately $3,200,000 in net operating loss carryforwards and $2,700,000 in credits will expire without benefit to us.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 3.  EARNINGS PER SHARE

The following table represents the computation of basic and diluted earnings per share of common stock as required by Financial Accounting Standards Board (“FASB”) Statement No. 128, “Earnings Per Share”:

13 Week Period Ended	October 1, 2006	October 2, 2005
Net loss applicable to common stock	$(961,537)	$(151,907)

Weighted common shares outstanding	16,673,723	15,700,814
Basic net loss per share of common stock	$(0.06)	$(0.01)
Effect of dilutive securities:
Preferred stock	—	—
Warrants	—	—
Stock options	—	—
Diluted weighted common shares outstanding	16,673,723	15,700,814
Diluted net loss per share of common stock	$(0.06)	$(0.01)

39 Week Period Ended	October 1, 2006	October 2, 2005
Net loss applicable to common stock	$(709,446)	$(1,318,008)

Weighted common shares outstanding	16,359,683	14,381,962
Basic net loss per share of common stock	$(0.04)	$(0.09)
Effect of dilutive securities:
Preferred stock	—	—
Warrants	—	—
Stock options	—	—
Diluted weighted common shares outstanding	16,359,683	14,381,962
Diluted net loss per share of common stock	$(0.04)	$(0.09)

Diluted net loss per common share excludes anti-dilutive stock options, warrants and preferred stock of 20,520,000, 20,291,000, 20,801,000 and 12,937,000 for the thirteen weeks ended October 1, 2006 and October 2, 2005, and the thirty-nine weeks ended October 1, 2006 and October 2, 2005, respectively.

NOTE 4.  STOCK COMPENSATION PLANS

During November 2005, we entered into a Stock Option Agreement with Leslie J. Christon, President and Chief Executive Officer, concurrent with her amended and restated employment agreement. The Stock Option Agreement granted options to purchase 903,528 shares of common stock at an exercise price of $0.85, the market value of our common stock on the date of the grant. The options vested as to 353,844 shares on December 31, 2005, and vest as to 274,842 on each of July 1, 2007 and July 1, 2008. Additionally, at the same time, Mrs. Christon was awarded a stock option to purchase 158,007 shares of common stock from the stock compensation plans described below at an exercise price of $0.85 per share, with vesting ratably in July 2007 and July 2008.

As of October 1, 2006, we had two stock-based employee compensation plans, as two plans had previously expired. As of January 1, 2006, we accounted for the two remaining plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost was reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

During the first quarter of fiscal 2006, we adopted the fair value recognition provisions of FASB Statement No. 123R, Share-Based Payment, effective as of the beginning of the fiscal year. Under the modified prospective method of adoption selected by us, stock-based employee compensation cost recognized in 2006 is the same as that which would have been recognized had the fair value recognition provisions of Statement 123R been applied to all awards granted after October 1, 1995, as summarized in the table below.

	13 Week Period Ended		39 Week Period Ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005

Net loss applicable to common stock, as reported	$(961,537)	$(151,907)	$(709,446)	$(1,318,008)

Add: Stock-based employee compensation expense included in reported net loss applicable to common stock, net of related tax effects	16,410	—	113,448	—

Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(16,410)	(125,737)	(113,448)	(377,211)
Pro forma net loss applicable to common stock	$(961,537)	$(277,644)	$(709,446)	$(1,695,219)

Net loss per share of common stock:
Basic and diluted—as reported	$(0.06)	$(0.01)	$(0.04)	$(0.09)
Basic and diluted—pro forma	$(0.06)	$(0.02)	$(0.04)	$(0.12)

Stock option grants were valued based upon the Black Scholes option-pricing model. The calculation of a grant date fair-value included the following assumptions:

Assumptions used in computing	Quarter Ended
fair value of option grants:	October 1, 2006	July 2, 2006	April 2, 2006	January 1, 2006
Volatility	24.2%	20.3%	25.9%	34.8%
Weighted-average estimated life	3.5 years	3.5 years	3.5 years	3.5 years
Weighted-average risk-free interest rate	5.00%	4.87%	4.46%	4.23%
Dividend yield	0	0	0	0

NOTE 5.  NEW ACCOUNTING PRONOUNCEMENTS

In March 2005, the Financial Accounting Standards Board’s (FASB) issued Interpretation 47, “Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143” clarifying that the term conditional asset retirement obligation as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligations”, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Clarifications found in Interpretation 47 had no material impact on our consolidated financial statements.

In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3.” This Statement replaces APB Opinion No. 20,

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

“Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. FASB Statement No. 154 became effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Adoption of FASB Statement No. 154 had no material impact on our consolidated financial statements.

In February 2006, the FASB issued Statement No. 155, “Accounting for Certain Hybrid Financial Instruments − an amendment of FASB Statements No. 133 and 140.” The purpose of SFAS 155 is to simplify the accounting for certain hybrid financial instruments by permitting fair value re−measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Adoption of SFAS 155 on January 1, 2007 is not expected to have a material impact on our consolidated financial statements.

In March 2006, the FASB issued SFAS 156, “Accounting for Servicing Financial Assets - an amendment of FASB Statement No. 140.” SFAS 156 requires separate recognition of a servicing asset and a servicing liability each time an entity undertakes an obligation to service a financial asset by entering into a servicing contract. This statement also requires that servicing assets and liabilities be initially recorded at fair value and subsequently be adjusted to the fair value at the end of each reporting period. SFAS 156 is effective for an entity’s first fiscal year that begins after September 15, 2006. Adoption of SFAS 156 on January 1, 2007 is not expected to have a material impact on our consolidated financial statements.

In March 2006, the FASB’s Emerging Issues Task Force (EITF) issued Issue 06−3, “How Sales Taxes Collected From Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement “ (EITF 06−3). A consensus was reached that entities may adopt a policy of presenting sales taxes in the income statement on either a gross or net basis. If taxes are significant, an entity should disclose its policy of presenting taxes and the amounts of taxes. The guidance is effective for periods beginning after December 15, 2006. We present Company sales net of sales taxes. We believe we currently satisfy the requirements of EITF 06−3 for recording these sales taxes in our consolidated financial statements.

In June 2006, the FASB issued Interpretation 48, “Accounting for Uncertainty in Income Taxes.” FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. Clarifications found in FIN 48 are not expected to have a material impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for fiscal years beginning after November 15, 2007. Definitions found in SFAS 157 are not expected to have a material impact on our consolidated financial statements.

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

Shells positive sales trend continued during the third quarter of fiscal 2006, reflecting the impact of a new menu introduced during the quarter, a favorable mix of restaurants in operation compared to a year earlier, and ongoing customer acceptance of the revitalized Shells dining experience. Comparable restaurant sales increased 1.5%, marking the eighth consecutive quarter of year-to-year increases. Revenues increased 2.8% to $10,529,000 during the third quarter compared to the prior year. Shells had 25 restaurants in operation as of the end of the third quarter of 2006 compared to 26 as of the end of the same period last year.

The improvement in sales benefited from an increase in check average mostly due to a stronger menu mix from a reengineered menu introduced in the middle of the third quarter of 2006. This gain was partially offset by a decline in guest traffic during the quarter. Although it has been a challenging time across much of the casual dining segment, we believe Shells continues to experience positive consumer acceptance of the enhancements implemented over the past several quarters. These changes include a new menu introduction, service improvements and the remodeling of our company-owned restaurants. During 2005 we opened two new restaurants, relocated a restaurant to a stronger site, closed an underperforming restaurant, and terminated operations at a licensed location.

Marketing efforts continue to focus on attracting new guests and letting former guests know about the changes that have revitalized the dining experience at Shells. During the third quarter of 2006, we believe a continued emphasis on radio advertising, DJ endorsements and local marketing also contributed to our sales improvements. Guests experiencing the new Shells continue to give us high marks, as mystery shopper scores continue to improve.

The new menu, combined with continually improving execution from restaurant operations have lowered controllable costs as a percentage of sales, with food and beverage and labor costs 2.2% lower than in the comparable quarter last year. The new menu, introduced during the third quarter of 2006, was specially engineered to improve check average and margins, while reducing food and labor costs. This new menu, which has received positive guest acceptance, retains Shells core favorites while permanently adding several highly profitable and popular items from recent promotions. The menu also spotlights new wine and beverage offerings.

Higher expenses in several areas, including utilities, insurance and occupancy costs, continued to adversely affect our operating results, increasing a net 1.5%, as a percentage of sales, above the comparable period last year. Consistently high-energy prices and sharp increases in insurance rates in the wake of last years’ Florida hurricanes were significant factors contributing to these increases. These areas of cost increases have affected both residential and commercial properties throughout Florida, and such trends are expected to moderately continue into the future. During the third quarter of 2006, we were able to mitigate the effect of spiraling energy costs through a successful implementation of an energy conservation program throughout our restaurants. Depreciation expense also rose 1.5% as a percentage of sales, mostly reflecting our investment in the remodeled, new and relocated restaurants.

While the strategies implemented to refresh the Shells brand are gaining recognition with consumers, driving sales gains to the bottom line continues to be very challenging. Given expectations that pressures on several areas of cost will continue, we are working diligently to overcome these cost challenges and improve unit economics, without diminishing the quality of the dining experience we deliver.

The following table sets forth, for the periods indicated, the percentages that the items in our Consolidated Statements of Operations represent of total revenues or, where indicated, restaurant sales.

	13 Weeks Ended		39 Weeks Ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005

Revenues:
Restaurant sales	99.6%	99.6%	99.7%	99.6%
Management fees	0.4%	0.4%	0.3%	0.4%
Total revenues	100.0%	100.0%	100.0%	100.0%

Restaurant operating costs:
Food and beverage (1)	32.4%	33.7%	32.2%	33.1%
Labor and other related expenses (1)	32.0%	32.9%	30.5%	30.4%
Other restaurant operating expenses (1)	29.8%	28.3%	26.2%	24.3%
Depreciation and amortization	5.5%	4.0%	4.3%	3.3%
Pre-opening expenses	—	—	—	0.9%
Total restaurant operating costs (1)	99.7%	98.9%	93.2%	92.0%
Restaurant operating income (1)	0.7%	1.6%	7.1%	8.4%

General and administrative expenses	8.4%	10.4%	8.0%	8.2%
(Loss) income from operations	-7.7%	-8.8%	-0.9%	0.2%

Lease buy-out option	—	—	0.6%	1.7%
Provision for impairment of assets	—	—	—	-0.6%
Interest expense, net	-0.9%	-0.3%	-0.6%	-1.1%
Other income (expense), net	-0.1%	8.2%	-0.4%	1.6%
Elimination of minority partner interest	-0.5%	-0.5%	-0.5%	-0.6%
Net (loss) income	-9.2%	-1.4%	-1.8%	1.2%
Deemed dividend associated with warrants
and beneficial conversion feature of preferred stock	—	—	—	-5.0%
Net loss attributable to common stock	-9.2%	-1.4%	-1.8%	-3.8%

(1)	as a percentage of restaurant sales

RESULTS OF OPERATIONS

13 weeks ended October 1, 2006 and October 2, 2005

Revenues. Total revenues for the third quarter of 2006 were $10,529,000 as compared to $10,241,000 for the third quarter of 2005. The $288,000, or 2.8%, increase in revenues was primarily a result of a 1.5% increase in same store sales, which mostly related to changes in menu mix resulting from a new menu rolled out during the third quarter of 2006, and to a lesser extent, menu price increases implemented to offset the Florida minimum wage hikes in January 2006. We also benefited from a stronger mix of restaurants in operation in the third quarter of 2006 versus the same period last year, having opened two new restaurants, relocated one restaurant, closed an underperforming restaurant and terminated the operations of a licensed restaurant in 2005. As of the end of the third quarter of 2006, we had 25 restaurants in operation compared to 26 units a year-ago. Comparisons of same store sales include only those stores that were open during the entire periods being compared and, due to the time needed for a restaurant to become established and fully operational, at least six months prior to the beginning of that period.

Food and beverage. Food and beverage costs as a percentage of restaurant sales decreased to 32.4% for the third quarter of 2006 from 33.7% for the third quarter of 2005. This 1.3% decrease primarily related to the third quarter of 2006 menu changes, menu price increases from the beginning of 2006, an increase in the percentage of sales attributable to comparatively higher margin liquor sales and gains derived from better operational controls over food and beverage costs. We are continually attempting to anticipate and react to fluctuations in food costs by purchasing seafood directly from numerous suppliers, promoting certain alternative menu selections in response to price and availability of supply and adjusting its menu prices accordingly to help control the cost of restaurant sales.

Labor. Labor and other related costs as a percentage of restaurant sales decreased to 32.0% during the third quarter of 2006 as compared to 32.9% for the third quarter of 2005. This improvement of 0.9% as a percentage of sales primarily related to a decrease in restaurant labor (0.5%) due to improved operational efficiencies, a reduction in restaurant management labor (0.2%) and reductions in unemployment taxes (0.2%).

Other. Other restaurant operating costs of $3,125,000 for the third quarter of 2006 increased to 29.8% of restaurant sales, compared to 28.3% in the third quarter of 2005. This 1.5% increase was primarily due to increased utilities, insurance and occupancy costs, partially offset by a decrease in advertising costs.

Depreciation and amortization. Depreciation and amortization expense increased to $578,000, or 5.5% of restaurant sales, for the third quarter of 2006 from $408,000, or 4.0% of restaurant sales, in the third quarter of 2005. The increase was due to additional restaurant remodels, and new and relocated restaurants subsequent to the third quarter of 2005.

Pre-opening expenses. There were no pre-opening expenses in the third quarter of 2006 or 2005.

Total restaurant operating costs. Total restaurant operating costs for the third quarter of 2006 were 99.7% of restaurant sales compared to 98.9% in the third quarter of 2005, primarily related to higher costs for utilities, insurance, occupancy and depreciation as discussed above.

General and administrative expenses. General and administrative expenses of $881,000, or 8.4% of revenues, for the third quarter of 2006 decreased from $1,070,000, or 10.4% of revenues, for the third quarter of 2005. This 2.0% decrease was primarily due to decreases in accrued bonuses and manager training costs.

Lease buy-out. There was no lease buy-out income in the third quarter of 2006 or 2005.

Interest expense, net. Interest expense, net was $97,000 in the third quarter of 2006 compared to $30,000 in the third quarter of 2005. The increase in interest expense, net was primarily related to interest on additional amounts borrowed as compared with the third quarter of 2005.

Other( expense) income, net. Other expense, net was $11,000 for the third quarter of 2006 compared to other income of $838,000 for the third quarter of 2005. Exclusive of non-recurring items, other expense, net for the third quarter of 2005 was $20,000. During the third quarter of 2005, we completed a sale-leaseback transaction and recognized a book gain, net of remodeling-related fixed asset disposals, of $858,000.

Loss from operations and net loss applicable to common stock. As a result of the factors discussed above, we had a loss from operations of $806,000 for the third quarter of 2006 compared to a loss from operations of $907,000 for the third quarter of 2005. We had a net loss applicable to common stock of $962,000 for the third quarter of 2006 compared to a net loss applicable to common stock of $152,000 for the third quarter of 2005. Exclusive of $858,000 net non-recurring income, we had a net loss applicable to common stock of $1,010,000 for the third quarter of 2005.

39 weeks ended October 1, 2006 and October 2, 2005

Revenues. Total revenues for the 39 weeks ended October 1, 2006 were $38,170,000 as compared to $34,686,000 for the 39 weeks ended October 2, 2005. The $3,484,000, or 10.0%, increase in revenues was primarily a result of a 5.9% increase in same store sales, which related to a stronger mix of restaurants in operation in 2006 versus the same period last year, menu price increases implemented to offset the Florida minimum wage hikes in January 2006, and changes in menu mix resulting from a new menu rolled out during the third quarter of 2006..

Food and beverage. Food and beverage costs as a percentage of restaurant sales decreased to 32.2% for the 39 weeks ended October 1, 2006 from 33.1% for the comparable period in 2005. This 0.9% decrease primarily related to the third quarter of 2006 menu changes, menu price increases from the beginning of 2006, an increase in the percentage of sales attributable to comparatively higher margin liquor sales and gains derived from better operational controls over food and beverage costs.

Labor. Labor and other related costs as a percentage of restaurant sales increased to 30.5% during the 39 weeks ended October 1, 2006 as compared to 30.4% for the comparable period in 2005. This 0.1% increase primarily related to a $197,000 reduction in income recognized for workers’ compensation reserve adjustments in 2006 compared to the prior year. Exclusive of non-recurring income from worker’s compensation reserve adjustments of $132,000 and $329,000 in the second quarters of 2006 and 2005, labor costs were 30.9% and 31.4%, respectively. The improvement of 0.5% as a percentage of sales primarily related to a reduction in workers’ compensation insurance premiums and unemployment taxes (0.2%) and a decrease in restaurant labor expense due to improved operational efficiencies (0.2%).

Other. Other restaurant operating costs of $9,976,000 for the 39 weeks ended October 1, 2006 increased by $1,571,000, or 1.9% of restaurant sales, compared to the comparable period in 2005, primarily due to increased utilities, insurance and occupancy costs partially offset by a decrease in advertising costs.

Depreciation and amortization. Depreciation and amortization expense increased to $1,643,000, or 4.3% of restaurant sales, for the 39 weeks ended October 1, 2006 from $1,140,000, or 3.3% of restaurant sales, in the comparable period in 2005. The 1.0% increase was due to additional restaurant remodels and new and relocated restaurants, subsequent to the third quarter of 2005.

Pre-opening expenses. There were no pre-opening expenses in the 39 weeks ended October 1, 2006 compared to $303,000, or 0.9% of restaurant sales, in the comparable period in 2005, related to the restaurant which opened on March 22, 2005 at Clearwater Beach, Florida. Pre-opening expenses represent start-up costs incurred prior to opening for business and include occupancy expenses, training labor, advertising and classified ads, utilities and supplies.

Total restaurant operating costs. Total restaurant operating costs for the 39 weeks ended October 1, 2006 were 93.2% of restaurant sales compared to 92.0% in the comparable period in 2005, primarily related to higher costs for utilities, insurance, occupancy and depreciation as discussed above, partially offset by a favorable variance in pre-opening expenses over the prior year.

General and administrative expenses. General and administrative expenses of $3,036,000, or 8.0% of revenues, for the 39 weeks ended October 1, 2006 increased from $2,859,000, or 8.2% of revenues, for the comparable period in 2005, primarily due to increases in stock option expense (0.3%) and legal and professional expenses (0.2%), generally offset by decreases in manager training wages (0.5%).

Lease buy-out. In April 2006, we recognized $212,000 net cash proceeds in a non-recurring transaction related to the negotiation of an option embedded in the Ocala restaurant lease agreement to a new landlord. In January 2005, we entered into an agreement with our landlord in St. Pete Beach, Florida, whereby the landlord paid $600,000 to us for an option to buy-out the lease upon 60 days notice to us. To-date, no termination notice has been received from the landlord.

Provision for impairment of assets due to lease buy-out. The provision for impairment of assets of $211,000 for the 39 weeks ended October 2, 2005 was due to a valuation adjustment for the St. Pete Beach location, related to the expected shortened lease period as a result of the lease buy-out described above. There was no provision in the comparable period in 2006.

Interest expense, net. Interest expense, net was $235,000 in the 39 weeks ended October 1, 2006 compared to $367,000 in the comparable period in 2005. The decrease in interest expense, net was primarily related to the retirement of debt in May 2005 in conjunction with our then private financing transaction, partially offset by interest on the line of credit with related parties and the bank credit facility.

Other expense, net. Other expense, net was $158,000 for the 39 weeks ended October 1, 2006 compared to other income of $560,000 for the comparable period in 2005. Exclusive of non-recurring items, other expense was $96,000 for the 39 weeks ended October 1, 2006 compared to $56,000 for the comparable period in 2005. Non-recurring expenses in 2006 consisted of a loss on disposal of assets of $39,000 from the write-down of fixed assets replaced during remodeling, and a $23,000 lease termination fee. Non-recurring items during 2005 included a book gain, net of remodeling-related fixed asset disposals, of $858,000 on a sale-leaseback transaction, partially offset by other expenses of a loss on disposal of assets of $162,000 from the write-down of fixed assets replaced during remodeling, and financing costs of $80,000 paid by us for the related party line-of-credit.

Deemed dividend associated with warrants and beneficial conversion feature of preferred stock. The deemed dividend associated with warrants and beneficial conversion feature of our preferred stock of $1,735,000 related to the May 2005 private placement financing transaction when we issued Series B Convertible Preferred Stock and warrants to purchase common stock. This one-time implied preferred stock dividend was recorded through accumulated deficit.

(Loss) income from operations and net loss applicable to common stock. As a result of the factors discussed above, we had a loss from operations of $339,000 for the 39 weeks ended October 1, 2006 compared to income from operations of $36,000 for the comparable period in 2005. Exclusive of non-recurring income affecting labor of $132,000 and $329,000 in the first 39 weeks of 2006 and 2005, we had a loss from operations of $471,000 and $293,000, respectively. We had a net loss applicable to common stock of $709,000 for the 39 weeks ended October 1, 2006 compared to $1,318,000 for the comparable period in 2005. Exclusive of net non-recurring income of $302,000, we had a net loss applicable to common stock of $1,011,000 for the 39 weeks ended October 1, 2006. Exclusive of net non-recurring expenses of $386,000 and pre-opening expenses of $303,000, we had net loss applicable to common stock of $629,000 for the 39 weeks ended October 2, 2005.

LIQUIDITY AND CAPITAL RESOURCES

In March 2005, persons associated with our Company extended to us a $1,600,000 revolving line of credit, for which we have subsequently borrowed $1,440,000. In June 2006, we utilized $640,000 of the revolving line of credit to fund remaining remodeling costs and working capital requirements. In October 2005, we utilized $800,000 of the line of credit to fund the acquisition and opening costs of a restaurant relocation and a new restaurant. Amounts drawn under this line of credit bear interest at the rate of 15% per annum, payable 8% monthly in arrears and 7% deferred until the maturity date of May 23, 2007. It is not expected that we will be able to borrow the remaining $160,000 under the credit line.

In April 2006, we recognized $212,000 in net cash proceeds related to the negotiation of an option embedded in the Ocala restaurant lease agreement to a new landlord, FRI Fish, LLC.
.
In October 2006, we completed a sale-leaseback transaction of our New Smyrna Beach property with gross proceeds of $1,333,000. After transaction costs and retirement of a note on the property, we recognized net proceeds of $885,000. These funds were used to repay our $500,000 bank credit line, which was due in October 2006, with the remaining proceeds available for working capital needs. This bank credit line was fully drawn in December 2005 to assist in the funding of our restaurant remodels.

We believe that our cash balance along with our operating forecast, coupled with the recently completed sale leaseback transaction, will be sufficient to satisfy our cash requirements through the end of the 2006 fiscal year. We are currently seeking additional third party financing to provide for working capital contingencies, repay or refinance the revolving line of credit prior to its May 2007 maturity, and support additional new restaurant growth. There can be no assurances that the implementation of our strategies will result in sales and customer traffic gains, which are required to meet our contemplated cash flow requirements.

In the event that our plans change, our assumptions prove to be inaccurate, and in the event projected cash flow or third party financing otherwise prove to be insufficient to fund operations or repay debt, we could be required to seek additional financing from sources not currently anticipated. There can be no assurances that third party financing will be available to us when needed, on acceptable terms, or at all.

As of October 1, 2006, our current liabilities of $7,777,000 exceeded our current assets of $1,729,000, resulting in a working capital deficiency of $6,048,000. In comparison, the January 1, 2006 working capital deficiency was $4,842,000. The $1,206,000 increase in the deficiency is primarily the result of a decrease in cash of $771,000 and increases in notes and deferred interest payable to related parties of $1,503,000 and in accrued expenses of $171,000, partially offset by a reduction in accounts payable of $1,149,000, and an increase in other current assets of $245,000 related to increases in insurance premium prepayments. The net change in working capital is generally affected by our 2006 year-to-date investment in property and equipment of $1,717,000, mostly related to our restaurant-remodeling program. We may still encounter operating pressures from increasing food, labor or other operating costs, as well as from a reduction in sales and capital expenditure needs. Historically, we have generally operated with minimal or marginally negative working capital as a result of the investment of current assets into non-current property and equipment, as well as the turnover of restaurant inventory relative to more favorable vendor terms in accounts payable.

Net cash provided by operating activities for the 39 weeks ended October 1, 2006 was $74,000 compared to $642,000 for the comparable period in 2005. The net decrease of $568,000 primarily related to an increase in payments on accounts payable over the prior year, a decrease in net (loss) income before preferred stock dividend, and an increase in other current assets, partially offset by increases in non-cash depreciation and stock option expense over the prior year, and a decrease in prepaid rent.

Net cash used in investing activities was $1,504,000 for the 39 weeks ended October 1, 2006 compared to $2,345,000 for the same period in 2005, primarily due to a $2,872,000 reduction in capital expenditures, partially offset by a $1,644,000 reduction in proceeds from the sale of assets, and a $388,000 net reduction from proceeds on the sale of leases.

Net cash provided by financing activities was $660,000 for the 39 weeks ended October 1, 2006 compared to $1,731,000 for the same period in 2005. The decrease of $1,071,000 primarily related to a net reduction in proceeds from the issuance of stock of $4,938,000 compared to the same period in 2005, partially offset by a reduction in the repayment of debt of $2,770,000 and an increase in proceeds from debt financing of $1,073,000.

QUARTERLY FLUCTUATION OF FINANCIAL RESULTS

The restaurant industry in general is seasonal, depending on restaurant location and the type of food served. In addition, we have experienced fluctuations in our quarter-to-quarter operating results due, in large measure, to our full concentration of restaurants in Florida. Business in Florida is influenced by seasonality due to various factors, which include but are not limited to weather conditions in Florida relative to other areas of the U.S. and the health of Florida's economy and the effect of world events in general and the tourism industry in particular. In addition, in recent years, our operating results have been significantly affected by hurricanes. Our restaurant sales are generally highest from January through April and June through August, the peaks of the Florida tourism season, and generally lower from September through mid-December. Many of our restaurant locations are in coastal cities, where sales are significantly dependent on tourism and its seasonality patterns.

In addition, quarterly results have been substantially affected by the timing of restaurant closings or openings. Because of the seasonality of our business and the impact of restaurant closings, results for any quarter are not generally indicative of the results that may be achieved for a full fiscal year on an annualized basis and cannot be used to indicate financial performance for the entire year.

Item 3.   Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risk from changes in interest rates on debt and changes in commodity prices. Our exposure to interest rate risk relates to $446,000 in an outstanding mortgage loan with our bank (taking into account the $500,000 debt repayment in October 2006) that is based on variable rates. Borrowings under the loan agreement bears interest at the rate equal to the applicable bank’s base rate, or at the bank’s base rate plus a specified margin.

Item 4.  Controls and Procedures

We maintain "disclosure controls and procedures," as defined under Securities Exchange Act Rule 13a-15(e), that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosures. In designing and evaluating the disclosure controls and procedures, our management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives and our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures. As required by SEC Rule 13a-15(b), we have carried out an evaluation, as of the end of the period covered by this report, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon their evaluation and subject to the foregoing, our management with the participation of the Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective (as such term is defined under Securities Exchange Act Rule 13a-15(e)) as of the end of the period covered by this report.

There were no changes in our internal controls over financial reporting that occurred during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Part II. OTHER INFORMATION

Item 1.  Legal Proceedings

On August 1, 2006, we were advised by our subtenant, Famous Dave’s RIBS-U, Inc., that they discontinued operations of the restaurant located in Streamwood, Illinois and have ceased remitting rent payments in accordance with the sublease. The subtenant has requested discussions on settlement for a lease termination. Such restaurant closure is a condition of default under the sublease as well as the master lease between Shells and the ultimate landlord, 948 Barrington Road Partnership. The financial implications to Shells are undetermined at this time. We intend to pursue our rights against Famous Dave’s, as appropriate to protect our interest.

On August 25, 2006, we received a notice of default from Spring Hill Mall, LLC, the primary landlord, relating to a restaurant lease in Carpentersville, Illinois. Under this lease, Shells is a sub-tenant to Chi-Chi’s, Inc., who filed bankruptcy in 2003 and subsequently rejected the lease. Since 2000, we have been further subleasing this property to Famous Dave’s RIBS-U, Inc. Under such terms, we partially subsidize lease payments. We have been negotiating with Spring Hill Mall for a buyout of our obligations under the various subleases.

In the ordinary course of business, Shells is and may be a party to various legal proceedings, the outcomes of which, singly or in the aggregate, are not currently expected to be material to our financial position, results of operations or cash flows.

Item 1A.  Risk Factors

In addition to the other information set forth in this quarterly report, you should carefully consider the factors discussed in Part I, Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended January 1, 2006, which could materially affect our business, financial position or results of operations, and as supplemented below. There are no material changes from the risk factors set forth in Part 1, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K and below are not the only risks facing the Company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business, financial position or results of operations.

We may have financial exposure relating to closed restaurants.

Relative to our exiting from the Midwest market several years ago, we have been subleasing two Midwest restaurant properties to Famous Dave’s RIBS-U, Inc.  These leases each terminate in 2010. Recently, the subtenant defaulted under one lease, and it is our intent to negotiate a buyout of the second lease. Subject to legal recourse, we may have exposure in excess of amounts previously reserved for these leases.

Item 6. Exhibits

31.1	Certification of Chief Executive Officer under Rule 13a-14(a)
31.2	Certification of Chief Financial Officer under Rule 13a-14(a)
32.1	Certification of Chief Executive Officer and Chief Financial Officer under Section 906

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHELLS SEAFOOD RESTAURANTS, INC.
(Registrant)

/s/ Leslie J. Christon

President and Chief Executive Officer
November 15, 2006

/s/ Warren R. Nelson

Executive Vice President and Chief Financial Officer
November 15, 2006

EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Leslie J. Christon, certify that:

1.    I have reviewed this report on Form 10-Q of Shells Seafood Restaurants, Inc.;

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.    Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.    The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)    designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)    evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)    disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.    The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a)    all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting, which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b)    any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

/s/ Leslie J. Christon

President and Chief Executive Officer
November 15, 2006

EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Warren R. Nelson, certify that:

1.    I have reviewed this report on Form 10-Q of Shells Seafood Restaurants, Inc.;

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.    Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.    The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)    designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)    evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)    disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.    The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a)    all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b)    any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

/s/ Warren R. Nelson

Executive Vice President and Chief Financial Officer
November 15, 2006

EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Securities and Exchange Commission
Washington, DC

The undersigned Chief Executive Officer and Chief Financial Officer of Shells Seafood Restaurants, Inc. do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Shells Seafood Restaurants, Inc. on Form 10-Q for the quarter ended October 1, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Shells Seafood Restaurants, Inc.

A signed original of this written statement required by Section 906 has been provided to Shells Seafood Restaurants, Inc. and will be retained by Shells Seafood Restaurants, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Leslie J. Christon

President and Chief Executive Officer
November 15, 2006

/s/ Warren R. Nelson

Executive Vice President and Chief Financial Officer
November 15, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K

__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 21, 2006

Shells Seafood Restaurants, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL		33618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:      (813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 18, 2007, John Hoffner provided notice to the Company that he will be resigning from his positions as Audit Committee Chair and as a member of the Board of Directors, effective January 1, 2007. Mr. Hoffner's resignation is not a result of any disagreement with the Company's management, operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELLS SEAFOOD RESTAURANTS, INC.

Date : December 21, 2006

By: /s/ Warren R. Nelson
Name: Warren R. Nelson
Title: Vice President and Chief Financial Officer

2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K
__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 20, 2006

Shells Seafood Restaurants, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL		33618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On December 20, 2006 Shells Seafood Restaurants, Inc. (the “Registrant”) entered into Amendment No.1 (the “License Agreement Amendment”) to the License Agreement, dated August 5, 2005 (the “License Agreement”), with Deborah Christen Corporation (“DCC”). Pursuant to the License Agreement, DCC agreed to grant the Registrant a license to use the service marks, “Shells” and “Shells Seafood, Shellfish & Whatnot”, in a certain trade area known as the Carrollwood Trade Area . Under the License Agreement, the Registrant had until December 31, 2006 to open a Shells Seafood Restaurant in the Limited Carrollwood Trade Area, subject to certain monthly license fees beginning on April 1, 2006. The License Agreement Amendment removed the December 31, 2006 deadline for the opening of a Shells Seafood Restaurant in the Carrollwood Trade Area. The Registrant will continue to pay predetermined license fees to DCC until such time as a Shells Seafood Restaurant has been opened in the Carrollwood Trade Area (see Exhibit D to the License Agreement Amendment), or the option period expires per written notice from the Registrant. The License Agreement Amendment is filed with this Report as Exhibit 10.1 and is incorporated by reference into this Item 1.01. The preceding description of the terms of the License Agreement Amendment is qualified in its entirety by reference to Exhibit 10.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Item No.	Description

10.1	Amendment No. 1, dated December 20, 2006, by and between Shells Seafood Restaurants, Inc. and Deborah Christen Corporation.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELLS SEAFOOD RESTAURANTS, INC.

Date : December 21, 2006	By:	/s/ Warren R Nelson
Name: Warren R Nelson
Title: CFO and Executive Vice President

3

Exhibit Index

Item No.	Description

10.1	Amendment No. 1, dated December 20, 2006, by and between Shells Seafood Restaurants, Inc. and Deborah Christen Corporation.

4

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K

__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 30, 2007

Shells Seafood Restaurants, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL	33618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On March 30, 2007, Shells Seafood Restaurants, Inc. (the “Company”) entered into Amendment No. 2 (“Amendment No. 2”) to that certain Loan and Security Agreement, by and among the Company and each of Fredrick R. Adler, Trinad Capital, L.P. and Bruce Galloway, IRA, R/O (collectively, the “Lenders”), dated March 9, 2005, as amended by Amendment No. 1, dated May 23, 2005, for an extension of a line of credit for $1,440,000. The maturity date of the line of credit was extended from May 23, 2007 to May 23, 2008, at a fee of 7% of the $1,440,000 borrowed, or $101,000. The extension fee of $101,000 was paid through the issuance to the Lenders of an aggregate of 224,000 shares of our common stock, based on the closing price on March 30, 2007 of $0.45 per share. Amendment No. 2 filed with this Report as Exhibit 10.1 is incorporated by reference into this Item 1.01. The preceding description of the terms of the Amendment No 2 are qualified by reference to Exhibit 10.1 to this Report.

Item 3.02 Unregistered Sales of Equity Securities.

The discussion under Item 1.01 of this Report is incorporated under this Item 3.02 as if set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Item No.	Description

10.1	Amendment No.2 to the Loan and Security Agreement, dated March 30, 2007.
2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELLS SEAFOOD RESTAURANTS, INC.

Date: April 2, 2007	By:	/s/ Leslie J. Christon
Name: Leslie J. Christon
Title: President and Chief Executive Officer

3

Exhibit Index

Item No.	Description

10.1	Amendment No.2 to the Loan and Security Agreement, dated March 30, 2007.

4

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 2 (“Amendment No. 2”) to that certain Loan and Security Agreement dated as of March 9, 2005, as amended by Amendment No. 1, dated May 23, 2005 (as amended, the “Agreement”) is made as of March 30, 2007, by and among Shells Seafood Restaurants, Inc., a Delaware corporation (the “Company”), and the Lenders (as defined in the Agreement) parties thereto. Capitalized terms not herein defined shall have the meaning given to them in the Agreement.

WHEREAS, the Agreement expires, subject to certain exceptions set forth therein, on May 23, 2007 (the “Maturity Date”);

WHEREAS, the parties to the Agreement desire to provide for the extension of the Agreement for an additional one (1) year such that it expires on May 23, 2008;

WHEREAS, as consideration for the extension the Agreement the Company desires to pay the Lenders an aggregate $100,800 in shares of the Company’s unregistered common stock based upon the fair market value of the Shares on the date hereof; and

WHEREAS, the parties have renegotiated the commitment amount of Bruce Galloway, IRA R/O to reduce such amount from $320,000 to $160,000 and desire to amend the Agreement to reflect such renegotiation.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereby agree as follows:

1.  Amendment to Section 1. Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

1. AMOUNT. The Lenders agree, on the terms and conditions of this Agreement, to make loans (hereinafter called individually a “Loan” and, collectively, “the Loans”) to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding One Million Four Hundred Forty Thousand Dollars ($1,440,000); provided, however that each Loan request by the Company to the Lenders, in the aggregate, shall be in increments of $200,000, and each individual Lender is committing to make Loans only up to the aggregate principal amount set forth opposite such Lenders’ name on Exhibit A hereto. The obligation of a Lender to make loans up to but not exceeding such aggregate principal amount at any one time outstanding is hereinafter called its “commitment.” Within such limits, the Company may borrow, repay, and reborrow funds under this revolving credit line, at any time or from time to time from the date hereof to and including May 23, 2008 (the “Maturity Date”), subject to earlier termination of the commitment of the Lenders in accordance herewith. All Loans shall be made by, and repayments (if any) made to, each of the Lenders, in proportion to the percentage interest set forth opposite such Lenders’ name on Exhibit A hereto; and shall be repaid, to the extent then still outstanding, on the Maturity Date (subject to earlier repayment as provided in Section 4 below).

2.  Consideration. On the date hereof the Company shall, as consideration for the extension of the Agreement, pay the Lenders an aggregate of $100,800 in shares of the Company’s unregistered common stock (the “Shares”) based upon the fair market value of the Shares on the date hereof. Each Lender shall receive that number of Shares as is set forth opposite such Lenders’ name on Exhibit B hereto.

3.  Lender Representations. Each Lender hereby represents and warrants to the Company, severally and not jointly, that:

(i) The Lender is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(ii) The Lender understands that the Shares have not been, and will not be, registered under the Securities Act, and are being offered by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Lender’s representations as expressed herein. The Lender understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Lender must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Lender is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about the Company and compliance with applicable requirements regarding the holding period, the amount of securities to be sold and the manner of sale. The Lender acknowledges that the Company has no obligation to register or qualify the Shares for resale.

(iii) The Lender understands that the Shares and any securities issued in respect of or exchange for the Shares, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(iv) This Amendment No. 2 is made with the Lender in reliance upon the Lender’s representation to the Company, which by the Lender’s execution of this Amendment No. 2, the Lender hereby confirms, that the Shares to be acquired by the Lender will be acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same.

(v) Neither the Lender, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

4.  Entire Agreement. This Amendment No. 2, together with the provisions of the Agreement not amended hereby, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements, whether written or oral, between the parties hereto.

5.  Counterparts. This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to be executed as of the date first above written.

SHELLS SEAFOOD RESTAURANTS, INC.

By: ____________________________
Name: Warren R. Nelson
Title: Chief Financial Officer

Frederick R. Adler

By: _____________________________
Frederick R. Adler

Trinad Capital, LP

By: _____________________________
Name:
Title:

Bruce Galloway, IRA, R/O

By: _____________________________
Name:
Title:

EXHIBIT A

Lender	% Interest of Loans Made	Aggregate $ Commitment
Fredrick R. Adler c/o Adler & Co. 750 Lexington Avenue New York, NY 10022	56%	$800,000
Trinad Capital, LP 2121 Avenue of the Stars Suite 2550 Los Angeles, CA 90067	33%	$480,000
Bruce Galloway, IRA R/O c/o Galloway Capital Management, LLC 720 Fifth Avenue, 10th Fl New York, NY 10019	11%	$160,000

EXHIBIT B

Lender	Number of Shares
Fredrick R. Adler c/o Adler & Co. 750 Lexington Avenue New York, NY 10022	124,444
Trinad Capital, LP 2121 Avenue of the Stars, St. 2550 Los Angeles, CA 90067	74,667
Bruce Galloway, IRA R/O c/o Galloway Capital Management, LLC 720 Fifth Avenue, 10th floor New York, NY 10019	24,889

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-K

(Mark One)
[X]	Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the fiscal year ended: December 31, 2006
Or
[ ]	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from ______ to ______

Commission file number: 0-28258

SHELLS SEAFOOD RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	65-0427966
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

16313 North Dale Mabry Highway, Suite 100, Tampa, Florida	33618
(Address of principal executive offices)	(Zip Code)

(813) 961-0944
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

[	Title of each class	Name of each exchange on which registered	]
[	Common Stock, $0.01 par value per share	OTC Bulletin Board	]

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 par value per share.

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.
Yes [ ]   No [ X ]

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act.
Yes [ ]   No [X ]

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [ X] No [ ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer [ ]         Accelerated Filer [ ]          Non-accelerated Filer [ X ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).         Yes [ ]   No [ X ]

As of June 30, 2006 (the last business day of the registrant’s most recently completed second fiscal quarter), the aggregate market value of the registrant’s common stock held by non-affiliates of the registrant (which for these purposes excludes directors, executive officers, and ten-percent holders of stock) was $3,357,000 based on the closing sale price as reported on the Over-the-Counter Bulletin Board.

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.
Class	Outstanding at March 27, 2007
Common Stock, $0.01 par value per share	18,613,968 shares

DOCUMENTS INCORPORATED BY REFERENCE
Document	Parts Into Which Incorporated
Annual Report to Stockholders for the Fiscal Year Ended December 31, 2006 (Annual Report)	Parts I, II, and IV
Proxy Statement for the Annual Meeting of Stockholders scheduled to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2006 (Proxy Statement)	Part III

FORWARD LOOKING STATEMENTS

When used in this Annual Report on Form 10-K, the words “believes”, “anticipates”, “expects”, and similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.

In addition to seasonal fluctuations, our quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food, labor and other operating costs; the availability of food acceptable to our quality standards at acceptable prices; the availability of qualified labor; national, regional and local economic and weather conditions; promotional timings and seasonality; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; availability of third party financing to fund capital or operating activities, if required; and the timing, costs and charges relating to restaurant openings, closings and remodelings. As a result of these and other factors, we may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect our business, financial condition and stock price. Furthermore, this document and other documents filed by us with the Securities and Exchange Commission (“SEC”) contain certain forward-looking statements with respect to our business and the industry in which we operate. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements. We undertake no obligation to update these forward looking statements on a regular basis. An investment in our company involves various risks, including those mentioned above and those that are detailed from time-to-time in our SEC filings.

Any forward-looking statements included in this Annual Report reflect our beliefs only as of the date of this document. We do not undertake any obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

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SHELLS SEAFOOD RESTAURANTS, INC.

INDEX TO ANNUAL REPORT ON FORM 10-K
For the Year Ended December 31, 2006

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PART I

ITEM 1. BUSINESS

Shells Seafood Restaurants, Inc. was incorporated under the laws of the State of Florida in April 1993 and was reincorporated under the laws of the State of Delaware in April 1996. Effective December 1994, Shells, Inc., a company incorporated under the laws of the State of Florida, was merged with and into our company and became our wholly-owned subsidiary.

Concept and Strategy

Shells is a full-service, casual dining seafood concept designed to appeal to a broad range of customers by providing generous portions of high-quality seafood at reasonable prices, warm, friendly service, and a relaxed, appealing atmosphere. Shells restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, scallops, crawfish, mussels, lobster, crab and daily fresh fish specials, cooked to order in a variety of ways: steamed, sautéed, grilled, blackened and fried. In addition, our restaurants offer a wide selection of signature pasta dishes, appetizers, salads, and desserts and full bar service. All Shells restaurants are open for lunch and dinner.

As of December 31, 2006, our fiscal year end, we owned 21 Shells restaurants, owned a 51% ownership interest in one Shells restaurant and managed three additional licensee-owned Shells restaurants pursuant to contractual arrangements. All of our restaurants are located in Florida.

We believe that the seafood segment of the restaurant industry in which Shells operates has greater growth opportunities than other, more crowded casual dining segments. While there have been additional competitors entering this market in recent years, the number of regional and national chains serving this market is still relatively small. We believe that seafood consumption will continue to increase given that seafood’s healthful aspects are regularly touted by scientific studies and subsequent media coverage.

The original Shells model of serving low-price seafood in a no-frills atmosphere began to face difficulties in the late ‘90s with heightened consumer demands for flavor, quality, variety and atmosphere. New competitors entered the market to meet these demands and Shells did not keep pace. In addition, our company finances were weakened by a difficult Midwest expansion and the physical condition of several restaurants began to deteriorate.

Since late 2003, we have worked to update and strategically reposition the Shells concept by elevating the freshness, quality and variety of our food, improving our service levels and significantly enhancing our atmosphere through remodeling our restaurants. We have implemented a two-tier pricing strategy that expands our ability to profitably build check average and sales. We have maintained the price to value relationship, which Shells is known for, primarily through our seafood pastas, but have also expanded the appeal of our menu at higher price points. We have re-engineered our product sourcing, menu offerings and seasonal promotions to allow us to also deliver fresher, higher-quality seafood combinations and premiere menu items, such as lobster, at competitive prices. We leverage the quality, freshness and variety attributes through our marketing efforts.

Enhancing our ability to execute these concept improvements, we recruited new operations talent into our company and continuously focus on maintaining high operating standards throughout our restaurants.

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As measured by steadily increasing guest satisfaction ratings, our guests continue to embrace the changes we have implemented. During 2005, a steady erosion of sales that had been taking place for several years had reversed, and by the beginning of 2006 most of our company-owned restaurants had been remodeled with a brighter, more contemporary new look. Sales trends continued to improve through the first three quarters of 2006, but turned negative in the fourth quarter. Generating sales and traffic increases is critical to our future success. We regularly evaluate and modify our marketing strategies to better ensure effectiveness.

We are continuing to execute our turnaround strategy in a very challenging business environment. We believe significant opportunities exist to both improve sales and profits, and to opportunistically expand our brand further within Florida.

Restaurant Locations

Our managed and operated restaurants are located in the following Florida markets and cities/neighborhoods:

Tampa/Sarasota	Orlando	South Florida

Brandon	Daytona Beach	Coral Springs
Clearwater Beach	Kissimmee	Davie
Holmes Beach	New Smyrna Beach	Kendall
Redington Shores	Ocala	Pembroke Pines
St. Pete Beach	Orlando	Sunrise
St. Petersburg	Winter Park
Winter Haven	Melbourne
North Tampa
Sarasota
South Tampa

West Palm Beach	Fort Myers

Stuart	Fort Myers
West Palm Beach

We closed one under-performing Florida restaurant in 2002, and an additional three Florida restaurants in 2004. During 2005, we closed one under-performing restaurant, relocated one restaurant to a more preferable site, and opened two new locations. Also, during 2005, we agreed with one licensee restaurant to terminate its management and license agreement, and took over the licensing rights to this strategic market within Tampa. We continuously review the performance of each restaurant’s unit economics and location, and regularly evaluate new real estate sites in Florida for potential expansion or relocation.

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Restaurant Operations

Management and Employees. We currently employ four area directors. Each area director is responsible for the management of several restaurants, including management development, recruiting, training, quality of operations and unit profitability. The staff of a typical restaurant consists of one general manager, two or three assistant managers and approximately 60 other employees. Restaurant management and area directors participate in a bonus program based upon the financial results of their particular restaurant or restaurants.

Recruitment and Training. We believe that attaining continuously high service standards will better allow us to achieve long-term and sustainable success. We make substantial investments in the training and development of our managers, recognizing the direct relationship between this and strong restaurant-level performance. We generally recruit managers with significant experience in the full-service sector of the restaurant industry.

During their training, managers are taught all aspects of the quality of our products and service. We focus on food safety and food handling procedures, hospitality, our operating standards, and cost management methods. In addition we provide week-long workshops for our managers with additional training in employee relations, guest satisfaction, operating systems and career development.

Our recruiting efforts focus on identifying and hiring individuals with a strong service and teamwork orientation. Our restaurant staffs are trained in each location by certified trainers in both the front and back of the house. We work diligently to retain our managers and employees, recognizing that greater tenure has positive benefits on the service we provide to guests, as well as managing quality and costs effectively.

Restaurant Reporting. We maintain financial and accounting controls for each restaurant through a central accounting system. Our financial systems and controls allow us to access each restaurant's sales, inventory costs and other financial data on a real-time basis, enabling both store-level management and senior management to quickly react to changing sales trends, to effectively manage food, beverage and labor costs, to minimize theft, and to improve the quality and efficiency of accounting and audit procedures. Store level management performs weekly inventories and manages weekly operating results versus budget.

Purchasing. Obtaining a reliable supply of quality ingredients with a primary focus on seafood at competitive prices is critical to our success. We have formed long-term relationships with several suppliers, manufacturers and harvesters of seafood. We purchase in bulk both fresh and frozen seafood and certain other supplies used in restaurant operations. In addition, Shells' menu has been designed to feature seafood varieties with stable sources of supply, as well as to provide flexibility to adjust to shortages and to take advantage of occasional purchasing opportunities. We believe our diverse menu selection helps minimize the effects of shortages of most seafood products. We generally have been able to anticipate and react to fluctuations in food costs through selected menu price adjustments, purchasing seafood directly from numerous suppliers and promoting certain alternative menu selections in response to availability and price of supply.

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Performance Food Group of Florida has been our primary distributor since October 2002. Performance Food Group purchases and takes delivery of the products that we contract for purchase, according to our specifications and subject to our quality assurance inspections.  Based on purchase orders initiated by our restaurants, Performance Food Group then sells the food products to us on a cost plus basis, and distributes the food products directly to our restaurants. From time-to-time, at our direction to facilitate a forward purchase opportunity, Performance Food Group acquires inventory in excess of normal recurring restaurant delivery and re-supply, which approximates 30 days supply.  We pay interest on inventory holdings above 60-day supply levels, at a fixed interest rate of 7.8% per annum.  In addition, Performance Food Group procures, on our behalf, many of our operating supplies, and distributes and sells these products to the individual restaurants at agreed upon price mark-ups.

Quality Control.  We maintain a continuous quality assurance inspection program for all of our seafood and protein purchases. Each shipment of frozen seafood or other protein is inspected through statistical sampling methods upon receipt at Performance Food Group’s distribution center for quality and conformity to our written specifications, prior to delivery to the restaurants.  Fresh fish and produce are also inspected on a random basis by our quality control inspector. Randomly, we also inspect the facilities and vehicles in which these products are processed, stored, or shipped to our restaurants.  In addition, fresh fish purchased by our individual restaurants must be purchased from one of our approved suppliers and is inspected by a restaurant manager at the time of delivery. As part of our training program, restaurant employees are educated as to the correct handling and proper physical characteristics of each product.

Our area directors, general managers and assistant managers are all responsible for properly training hourly employees and for ensuring that Shells restaurants are operated in accordance with strict health, quality and food safety standards. Compliance with our quality standards is monitored by on-site visits and formal inspections by the area directors. We believe that our inspection procedures and employee training practices help to maintain high standards of quality and safety of the food and service we provide.

Advertising and Marketing

Our marketing efforts leverage the use of billboard, newspaper, radio and television advertising to raise awareness of the Shells brand and to inform new and existing customers about our promotions. The fact that our restaurants are generally clustered in particular media markets helps us obtain cost-effective advertising. We also stage in-store promotions and various local marketing efforts to help our restaurants partner with their communities.

Across most major markets, our broad scale marketing initiatives included network television, radio, outdoor signage, newspaper, concentrated internet and direct mail campaigns. In February 2006, focus groups were conducted in all major markets to determine the guests’ perception of the brand in the communities. Using the information gathered during the focus groups, our marketing focus shifted from broadcast and cable television to a strong direct mail campaign coupled with broadcast television in the Tampa market. Our media in the third quarter of 2006 focused primarily on radio endorsements in the Tampa and Orlando markets. The medium of radio allowed us to incorporate promotion driven events to the restaurants with live broadcasts, remote broadcasts and disk jockey appearances. We continued our local store marketing program, providing all of our restaurants with resources to take advantage of an array of sales-building initiatives.

In May 2006, we entered into a monthly retainer with Dunn and Company, our current advertising agency. Dunn and Company is responsible for all creative and media buying services for Shells and works on various elements of the business including in store point-of-purchase promotions, creative services and media buying.

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Joint Venture and Third-Party Owned Restaurants

The Shells restaurant system currently consists of (i) 21 restaurants that are wholly owned by us; (ii) one restaurant, in Melbourne, Florida, in which we have a 51% ownership interest, and (iii) three restaurants that we manage and operate, but do not own. The remaining 49% interest in the Melbourne restaurant is indirectly owned by Wanda L. Hattaway, wife of William E. Hattaway, a former director and president of our company. In addition to the equity interest in this restaurant, we receive a management and licensing fee of 6% of the restaurant sales of the Melbourne restaurant.

Two of the managed restaurants are managed and operated by us pursuant to agreements, originally entered into in July 1993. Pursuant to these agreements, we provide management services and license proprietary information required to operate these restaurants in return for a percentage of each restaurant's sales. The agreements, as amended in October 2001, provide for a 4% management fee until such time as sales return to near 1999 levels, and then increasing to a 6% fee. Of the total management fee received, 2% of sales is placed in escrow and disbursed to a third party to satisfy each managed restaurant’s requirement to make third party royalty payments. The management agreements generally grant us authority to determine the programs and policies affecting the day-to-day operations of each of these managed restaurants, have a remaining term of approximately 18 years, and provide that the third-party owners are responsible for funding all restaurant expenses, including food and beverage costs, staffing, training, recruiting, inventory, working capital, and capital investment.

We operate the third managed restaurant pursuant to an oral agreement requiring that the restaurant is operated in conformity with the policies and procedures established by us for Shells restaurants. Consistent with the amended management agreement for our managed restaurants, beginning in October 2001, we receive a net management fee of 2% of the restaurant's sales.

In the past, the enforceability of these management and license agreements has been questioned by certain of the licensees. Although we believe the agreements are enforceable, there can be no assurance that the agreements will not be challenged in the future, and, if challenged, that the agreements will be determined to be enforceable.

Competition

The restaurant industry is intensely competitive with respect to price, service, location, food quality and variety, and there are many well-established competitors with substantially greater financial and other resources. These competitors include national, regional and local full-service casual dining chains, some of which specialize in or offer seafood products. We also face competition from a broad range of other restaurants and foodservice establishments, including full-service and quick service restaurants, which specialize in a variety of cuisines. Some of our competitors have been in existence for substantially longer periods than we have, and may be better established in the markets where we have our restaurants. In addition, we believe that the full-service casual dining segment is likely to attract a significant number of new entrants, some offering seafood products. We believe Shells is competitively positioned within the industry due to our relative value proposition and points of differentiation, as discussed previously.

Government Regulation

We are subject to extensive federal, state and local government regulation by various governmental agencies, including state and local licensing, zoning, land use, construction and environmental regulations and various regulations relating to the sale of food and alcoholic beverages, sanitation, disposal of refuse and waste products, public health, safety and fire standards. Our restaurants are subject to periodic inspections by governmental agencies to ensure conformity with these regulations. Difficulties or failure in obtaining required licensing or other regulatory approvals could delay or prevent the opening of a new restaurant, and the suspension of, or inability to renew, a license at an existing restaurant could adversely affect our operations. Restaurant operating costs are also affected by other government actions beyond our control, including annual increases in minimum hourly wage requirements, such as those that were implemented in Florida beginning in 2005. Other measures largely beyond our control that can impact operating costs include workers compensation and property insurance rates, health care insurance costs and unemployment and other taxes.

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Approximately 13% of our revenue is attributable to the sale of alcoholic beverages. Alcoholic beverage control regulations require each of our restaurants to apply to a state authority and, in certain locations, county or municipal authorities for a license or a permit to sell alcoholic beverages on the premises. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of daily operations of our restaurants, including minimum age of patrons and employees, hours of operation, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. The failure of a restaurant to obtain or retain liquor or food service licenses would adversely affect the restaurant’s operations.

We are also subject to "dram-shop" statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. We carry liquor liability insurance coverage as part of our existing comprehensive general liability insurance.

Our restaurants are subject to federal and state minimum wage laws governing such matters as working conditions, overtime and tip credits. A significant number of our restaurant personnel are paid at rates related to the state minimum wage which exceeds the federal rate and, accordingly, further increases in Florida’s minimum wage rate could increase our labor costs.

The Americans with Disabilities Act prohibits discrimination in employment and public accommodations on the basis of disability. Under the Act, including in situations where we elect to acquire or purchase a restaurant, we could be required to expend funds to modify our restaurants to better provide service to, or make reasonable accommodations for the employment of, disabled persons.

Service Marks and Proprietary Information

We have registered the service mark "Shells" with the Secretary of the State of Florida and the “Shells” service mark and “jumping fish” logo with the United States Patent and Trademark Office. We believe that our service marks have significant value and are essential to our ability to create demand for, and brand awareness of, our restaurants. There can be no assurance, however, that our service marks do not or will not violate the proprietary rights of others, that they would be upheld if challenged or that we would not be prevented, in such an event, from using our service marks, any of which could have a material adverse affect on us. Although there can be no assurance that we will have the financial resources necessary to enforce or defend our service marks, we have vigorously opposed, and intend to continue to oppose vigorously, any infringement of our service marks.

We also rely on trade secrets and proprietary knowledge and employ various methods to protect our concepts and recipes. These methods may not afford complete protection, and there can be no assurance that others will not independently develop similar knowledge or obtain access to our knowledge, concepts and recipes.

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Employees

As of December 31, 2006, we employed approximately 1,100 persons, of whom approximately 120 were management or administrative personnel employed on a salaried basis and 980 were employed in non-management restaurant positions on an hourly basis. Approximately 600 employees are employed on a full-time basis. We consider our employee relations to be good. No employees are covered by a collective bargaining agreement.

Our Executive Officers

Our executive officers are:

Name	Age	Position

Leslie J. Christon	52	President and Chief Executive Officer

Guy C. Kathman	50	Vice President of Operations

Warren R. Nelson	55	Executive Vice-President of Finance, Chief Financial Officer, Treasurer and Secretary

Christopher R. Ward, Sr.	45	Vice-President of Purchasing

Leslie J. Christon has been our President and Chief Executive Officer since joining Shells in July 2003. From 2002 to 2003, Mrs. Christon was self-employed as a management consultant in the restaurant industry. From 2000 to 2002, Mrs. Christon was employed by Sutton Place Gourmet, Inc. as its President and Chief Operating Officer. From 1996 to 2000, Mrs. Christon was employed by Brinker International, On the Border Restaurants, as its President.

Guy C. Kathman has been our Vice-President of Operations since joining Shells in September 2003. From 2001 to 2003, Mr. Kathman was employed by Posados Café as a General Manager. From 1997 to 2001, Mr. Kathman was employed by Brinker International, On the Border Restaurants, as a Regional Director of Operations.

Warren R. Nelson currently serves as our Executive Vice-President of Finance, Chief Financial Officer, Treasurer, and Secretary, positions he has held since June 1993. Mr. Nelson is also Treasurer and a member of the Board of Trustees for a non-profit, the Florida Chapter of the ALS Association.

Christopher R. Ward has served as our Vice-President of Purchasing since September 2004 and as an executive officer since August 2005. From 2003 to 2004, Mr. Ward managed supply chain management for Gate Gourmet, an airline catering company. From 2001 to 2003, Mr. Ward was Director of Purchasing for Buffets, Inc. From 1997 to 2001, Mr. Ward was Vice President of Purchasing for Peasant Restaurants.

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Our board of directors has adopted a Code of Business Conduct and Ethics that applies to our board members, as well as our principal executive officer and principal financial officer, and our other officers and employees. This Code of Business Conduct and Ethics is available on our web site, at www.shellsseafood.com. We intend to satisfy the amendment and waiver disclosure requirements under applicable securities regulations by posting any amendments of, or waivers to, the Code of Business Conduct and Ethics on our web site. A copy of our Code of Business Conduct and Ethics will be sent without charge upon request in writing addressed to us at: 16313 N. Dale Mabry Hwy, Suite 100, Tampa, Florida 33618, c/o Secretary.

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Item 1A. Risk Factors

The risks and uncertainties described below are not the only risks we face. In addition to the following risk factors, we refer you to those risk factors described elsewhere in this Annual Report on Form 10-K and in various of our publicly reported documents. Further risks and uncertainties not presently known to us, or that we currently believe are immaterial, could also impair our business operations.

Keep these risk factors in mind when you read "forward-looking" statements elsewhere in this Form 10-K. These are statements that relate to our expectations for future events and time periods. Generally, the words "anticipate," "expect," "intend" and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties. Future events and circumstances could differ significantly from those associated with the forward-looking statements.

We have continuing capital requirements and a history of losses. Historically, our cash requirements have exceeded our cash flow from operations. This has been due to costs associated with developing and opening restaurants, as well as the operating performance of certain restaurants. We have experienced operating and net losses during the majority of our recent prior years. As of December 31, 2006, our company had a working capital deficiency of $4,446,000 and a cash balance of $734,000. In 2006, we incurred a net loss of $3,002,000, and we invested $1,774,000 in property and equipment. As of January 1, 2006, our company had a working capital deficiency of $4,842,000 and a cash balance of $1,361,000. In 2005, we incurred a net loss, before preferred stock dividend, of $1,852,000, and we invested $7,762,000 in property and equipment for our new remodel program. In 2004, we incurred a net loss of $1,344,000, and we invested $1,525,000 in property and equipment. In addition, in the fourth quarter of 2006, we experienced declining sales and customer traffic. There are no assurances that our strategies will reverse the recent trend in sales and customer traffic declines as necessary to meet our contemplated cash flow requirements. There can be no assurances that further losses will not be experienced in the future.

Operating expenses may increase. Annually, since 2005, we have incurred increases in labor costs due to the Florida minimum wage rate increase. Utilities and insurance expenses increased mostly as a result of the hurricanes in 2004 and 2005, and these expense categories are continuing to be elevated. Due to significantly increasing real estate market values throughout Florida, we also are incurring significant increases in real estate taxes. In addition, certain of our leases are coming up for renewal or expiring over the next several years. Increases in rent expense will likely occur as a result of renewing current leases or negotiating new lease terms. There can be no assurances that any future increases in menu pricing or guest traffic will be adequate to compensate for these and any other operating cost increases.

We may be unable to repay certain of our debts when they mature. Our investors have funded $1,440,000 on a line of credit, which matures on May 23, 2008. There are no assurances our investors will continue to extend the maturity date on this note or that adequate financing options will be available to our company when necessary or at terms that are acceptable.

We have a promissory note outstanding through Colonial Bank, for the financing of our joint venture restaurant, located in Melbourne, Florida. As of December 31, 2006, we owed $438,000 on the principal balance of this note, which matures in September 2007. We are currently negotiating with our joint venture partner to remodel this restaurant, the cost of which is intended to be included in a refinancing of the property with Colonial Bank. There are no assurances the bank will refinance the property under terms contemplated, or at all.

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The note relating to the restaurant property and the $1,440,000 line of credit held by entities owned or associated with investors are secured by certain of our assets. Any failure to pay these debts as they mature would allow holders of these debts to seize and sell such assets to satisfy amounts owed.

Our ability to use net operating loss carryforwards and general business credits to reduce future tax payments may be further limited if there are additional changes in ownership of Shells. As of December 31, 2006, for federal income tax purposes, we had approximately $10,769,000 of net operating loss carryforwards, or NOLs, available to reduce taxable income in future years and approximately $3,593,000 of general business credits to carry forward. We believe that a substantial amount of these NOLs and credits are currently subject to an annual limitation under sections 382 and 383 of the Internal Revenue Code of 1986, as amended, as a result of ownership changes in 2002 and our sale of additional equity in 2005 to persons previously unassociated with our company. We estimate the limit to NOLs and credit carryforwards that may be used against taxable income to be approximately $75,000 per year for NOLs occurring prior to the 2002 ownership change, and $665,000 per year for NOLs occurring prior to the 2005 ownership change. Any portion of the annual limitation amounts not utilized in any year will carry forward to the following year, subject to a 15 to 20 year limitation. Any additional sale of equity may result in further restricting our ability to utilize NOLs or credit carryforwards.

Substantial dilution to our stockholders is possible. As of March 27, 2007, there were outstanding 18,614,000 shares of common stock, and warrants, options or other convertible securities outstanding to purchase an additional 19,062,000 shares of common stock, including options and warrants representing 12,006,000 shares of common stock at an average exercise price of $1.00 per share.

Since fiscal 2002, we raised $11.3 million through issuing securities, including warrants and preferred stock convertible into 27,867,000 shares of our common stock. As of March 27, 2007, 13,793,000 shares of our common stock have been issued relating to these warrants and preferred stock, and outstanding warrants and preferred stock remain convertible into 14,074,000 shares of common stock. Many of these securities have anti-dilution protection provisions, which will become operative upon our issuance of additional securities at below specified dollar amounts.

In March 2005, we amended our certificate of incorporation to increase the total number of authorized shares of our common stock from 20,000,000 shares to 40,000,000 shares. Subsequently, in June 2005, our stockholders approved a further increase of the total number of authorized shares of our common stock from 40,000,000 shares to 58,000,000 shares. We may require additional financing in 2007. Certain forms of capital raising may result in substantial additional dilution to our existing stockholders.

Control is concentrated among a few individuals. Frederick R. Adler, James Adler, Bruce Galloway and Trinad Capital, significant stockholders, together with members of our board of directors and executive management team, are beneficial owners of record, in the aggregate, of approximately 56.6% of our outstanding voting shares, consisting of Common Stock and Series B Convertible Preferred Stock, as of March 27, 2007 and are able to control the business and affairs of our company, including the election of our directors and decisions regarding any proposed dissolution, merger or sale of our assets.

We depend on key personnel. Our success is largely dependent upon our executive management and other key personnel. The loss of the services of one of our executives or other key personnel could materially adversely affect us. Our success may also depend on our ability to attract and retain qualified management restaurant industry personnel.

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Operating results may require the closure of additional restaurants. If we experience prolonged periods of unfavorable operating results at any existing restaurants, view the prospects for a restaurant to be less than satisfactory, or do not renew a restaurant lease due to its operating results, we may elect to close or relocate restaurants. The lack of success or closing of any of our restaurants could have an adverse effect upon our financial condition and results of operations. We closed 16 restaurants during 2001, of which 14 were located in the Midwest and two were located in Florida. We closed one restaurant in 2002, three restaurants in 2004 and one restaurant in 2005. Additionally, we relocated one restaurant in 2005 to a higher volume location and opened two new restaurants. We continually monitor the operations and financial performance with respect to certain of our other existing restaurants. We did not open, close, or relocate any restaurants in 2006.

Our operating results fluctuate seasonally because of our geographic concentration in Florida. We experience significant fluctuations in our quarter-to-quarter operating results because of factors including the seasonal nature of our business and weather conditions in Florida, which may be severe periodically and may include damaging hurricanes.

Our restaurants are all located in Florida and can be affected by the health of Florida’s economy in general, and of the tourism industry in particular, which can further be affected by anticipated world events, as well as economic trends. In addition, while the majority of our restaurants are located primarily in residential areas in Florida, many of our restaurants are located in seasonal tourist areas.

Our restaurant sales generally increase from January through April and June through August, the peaks of the Florida tourism season, and generally decrease from September through mid-December. In addition, because of our present geographic concentration, adverse publicity relating to our restaurants or adverse weather conditions could have a more pronounced adverse affect on our operating results than if our restaurants were more geographically dispersed. Adverse weather conditions or a decline in tourism in Florida, or in general economic conditions, which would likely affect the Florida economy or tourism industry, particularly during the time of peak sales, could materially adversely affect our operations and prospects. Because of the seasonality of our business, our results for any quarter are not necessarily indicative of the results that may be achieved for a full year.

Future hurricanes may be a risk to us.  In recent years, the effects of hurricanes on the local economies in Florida and other states in the Gulf of Mexico region have been significant. During the third and fourth quarters of 2004 and the fourth quarter of 2005, we incurred substantial business and property losses as a result of several hurricanes that struck Florida. Property damage or interruption of operations from any future hurricanes may have a material adverse effect on our business and profitability.

The supply and quality of our seafood may fluctuate.  In recent years, the availability of certain types of seafood has fluctuated. This has resulted in a corresponding fluctuation in prices. We maintain both long and short-term contracts with the majority of our suppliers. We contract products direct with the manufacturer, where appropriate. In addition, we have an agreement with Performance Food Group to warehouse and distribute, on a cost plus agreement, the majority of our seafood supplies and to procure, distribute and store other supplies for us. We believe that our relationships with our suppliers and Performance Food Group are satisfactory and that alternative sources are readily available. However, the loss of some suppliers or of our relationship with Performance Food Group could materially adversely affect us.

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Some species of seafood have become subject to adverse publicity because of claims of contamination by lead, mercury or other chemicals that may exist in the ocean or in an aquaculture environment. This can adversely affect both market demand and supply for these food products. Customer demand may also be negatively impacted by reports of medical or other risks resulting from eating particular types of seafood. We maintain a continuous quality assurance inspection program for all of our seafood and protein purchases. However, we cannot assure you that seafood contamination or consumer perception of inadequate seafood quality, in the industry in general or as to us specifically, will not have a material adverse affect on us. Our failure to obtain adequate supplies of seafood, which meet our quality specifications at acceptable prices or problems or difficulties resulting from the contamination of seafood, in general, or at any of our restaurants in particular, will have a material adverse effect on our operations and profitability.

Food borne illness may occur in the market place, or to us specifically.  Even though we maintain a strict quality assurance inspection program, we cannot assure you that these procedures will successfully detect food contamination. We can also not assure you that a food borne illness occurring anywhere else in the market place will not have a material adverse affect on our business and profitability. Historically, seafood may be particularly susceptible to these kinds of food-borne illnesses.

Our expenses for food commodity costs fluctuate.  Our profitability depends, in part, on our ability to anticipate and to react to increases in food costs. We have limited control over some of these costs. Specifically, our dependence on frequent deliveries of seafood, produce, dairy and other products means we are at greater risk of shortages or interruptions in supply because of adverse weather or other conditions. This could adversely affect the availability and cost of these items. Also, substantial price increases imposed by our suppliers in the absence of alternative sources of supply in a timely manner, could have a material adverse affect on us.

We have been able to anticipate and react to fluctuations in food costs by:

•	adjusting selected menu prices;

•	purchasing seafood directly from numerous suppliers; and

•	promoting alternative menu selections in response to price and availability of supply.

However, we cannot assure you that we will be able to continue to anticipate and respond to supply and price fluctuations, or that we will not be subject to significantly increased costs. A shortage of available seafood at prices that are acceptable to us could cause our cost of sales to increase. Because of our value oriented pricing structure, this could materially adversely affect our operations and profitability. In addition, seafood suppliers and processors are subject to a program of inspection by the Food and Drug Administration. Government tariffs may also be applied to certain imported products. These programs may increase our seafood costs and / or decrease availability as seafood suppliers’ and processors’ delivered costs in complying with these programs may increase.

Our industry is highly competitive. The restaurant industry, particularly the full-service casual dining segment, is highly competitive. We compete in the areas of:

•	price;

•	service;

•	food quality, including taste, freshness, healthfulness and nutritional value;

•	location; and

•	atmosphere.

15

We have numerous well-established competitors, some of which dominate the industry. These competitors possess substantially greater financial, marketing, personnel and other resources than we do. Many of our competitors have achieved significant brand name and product recognition. They also engage in extensive advertising and promotional programs, both generally and in response to efforts by additional competitors to enter new markets or introduce new products. Our competitors include national, regional and local full-service casual dining chains, many of which specialize in or offer seafood products.

We believe that the full-service casual dining segment is likely to attract a significant number of new entrants, some offering seafood products. We also expect to face competition from a broad range of other restaurants and food service establishments. These include full-service, quick-service and fast casual food restaurants, which specialize in a variety of menu offerings. In addition, the full-service restaurant industry is characterized by the frequent introduction of new food products, which are accompanied by substantial promotional campaigns. In recent years, numerous companies in the full-service restaurant industry have introduced products, including seafood, intended to capitalize on growing consumer prefer-ence for food products that are, or are perceived to be, healthy, nutritious, and low in calories, carbohydrates or fat content. We expect that we will be subject to increasing competition from companies whose products or marketing strategies address these consumer preferences. While we believe that we offer a broad variety of quality seafood products, we cannot assure that:

•	consumers will be able to distinguish our products from competitive products;

•	substantially equivalent food products will not be introduced by our competitors; or

•	we will be able to compete successfully.

Many factors affect our industry.  We must respond to various factors affecting the restaurant industry, including:

•	changes in con-sumer preferences, tastes and eating habits;

•	demographic trends and traffic patterns;

•	increases in food and labor costs;

•	inflation; and

•	national, regional and local economic conditions and the affect of world events, in general, and the tourism industry in particular:

Our insurance coverage may not be adequate.  We maintain insurance, including insurance relating to personal injury, in amounts we currently consider adequate. Nevertheless, a partially or completely uninsured claim against us, if successful, could materially adversely affect us. Additionally, the insurance market in Florida, particularly property and business interruption, has sustained significant losses during the last two hurricane seasons. Adequate insurance coverage is becoming more difficult to acquire and the costs associated with such coverage may become economically prohibitive. If we are unable to obtain adequate insurance coverage, or if we do not have sufficient cash or financing available to pay the insurance premiums, it could cause us to be uninsured for certain perils which could materially affect us.

16

We face risks associated with government regulation.  We are subject to extensive state and local government regulation by various agencies, including:

•	state and local licensing, zoning, land use, construction and environmental regulations;

•	various regulations relating to the sale of food and alcoholic beverages;

•	regulations relating to sanitation, disposal of refuse and waste products;

•	regulations relating to public health; and

•	safety and fire standards.

Our restaurants are inspected periodically by governmental agencies to ensure conformity with these regulations. The suspension of, or inability to renew a license at an existing restaurant would adversely affect our operations. A significant percentage of our revenue and operating income comes from sales of alcoholic beverages. State and local regulation of the sale of alcoholic beverages require us to obtain a license or permit for each of our restaurants. The failure of a restaurant to obtain or retain a license to serve liquor could materially adversely affect our operations. In addition, our failure or difficulty in obtaining required licensing or other regulatory approvals could delay or prevent new restaurant openings.

Restaurant operating costs are also affected by other government actions, which are beyond our control, including increases in:

•	minimum hourly wage requirements;

•	workers compensation insurance rates;

•	health care insurance costs;

•	other insurance costs, including general liability and property; and

•	unemployment and other taxes.

In May 2005, the minimum wage rate in Florida increased by $1.00 per hour. Tipped employees also received the $1.00 per hour wage increase under this new law. In January 2006 and 2007, the minimum wage rate in Florida increased another $0.25 and $0.27 per hour, respectively, with tipped employees also receiving the full wage increase. At the beginning of each year, the minimum wage will increase according to the U.S. Department of Labor, Bureau of Labor Statistics cost of living index. Such payroll cost increases can have a significantly adverse affect on our company. Menu price increases and other actions have been and are required to negate the affect of these wage increases. There can be no assurances that such measures expected to be taken by our company will be successful to adequately offset these additional payroll costs, or will be accepted without adverse reaction by our customers.

Furthermore, the Americans with Disabilities Act may require us to make certain modifications to certain of our restaurants to meet specified access and use requirements. These and other initiatives could adversely affect our results of operations.

17

We may have liability for sales of alcoholic beverages. We are also subject to “dram-shop” statutes. These statutes generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. In certain states, statutes also provide that a vendor of alcoholic beverages may be held liable in a civil cause of action for injury or damage caused by or resulting from the intoxication of a minor under certain conditions. In addition, significant national attention is currently focused on the problem of drunk driving, which could result in the adoption of additional legislation. This could increase our potential liability for damage or injury caused by our customers.

We may not be able to protect our service marks and proprietary information. We own two United States registrations for the service marks that we use, including the name “Shells.” We believe that our service marks have significant value and are essential to our ability to create demand for and awareness of our restaurants. We cannot assure you, however, that our service marks:

•	do not or will not violate the proprietary rights of others;

•	would be upheld if challenged; or

•	that we would not be prevented from using our service marks.

Any of these occurrences could materially adversely affect us. In addition, we cannot assure you that we will have the financial resources necessary to enforce or defend our service marks. We believe that we own all of our intellectual property and that the management and license agreements to which we are a party are enforceable. In the past, the enforceability of these management and license agreements has been questioned by certain of the licensees. Although we believe the agreements are enforceable, there can be no assurance that the agreements will not be challenged in the future, and, if challenged, that the agreements will be determined to be enforceable and the managed restaurants will be restricted from using the Shells service marks independent of us.

We also rely on trade secrets and proprietary knowledge. We employ various methods to protect our concepts and recipes. However, these methods may not completely protect us. We cannot assure you that others will not independently develop similar knowledge or obtain access to our knowledge, concepts and recipes. Although we generally enter into confidentiality agreements with our executives and managers, we cannot assure you that these agreements will adequately protect our trade secrets.

Absence of Dividends.  We have never paid cash dividends on our common or preferred stock and do not anticipate paying any cash dividends in the foreseeable future. In addition, our debt financings prohibit the payment of cash dividends and any future financing agreements may also prohibit the payment of cash dividends.

Provisions with Potential Anti-Takeover Effect.  Our certificate of incorporation provides that we may issue up to 2,000,000 shares of preferred stock from time-to-time in one or more series. The board of directors is authorized to determine the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock. The board is authorized to fix the number of shares of any series of preferred stock and the designation of any such series, without any vote or action by our stockholders. The board may authorize and issue preferred stock with voting, dividend, liquidation, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common stock. In addition, the potential issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control, may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of the common stock.

18

On October 24, 2001, we issued 66,862 shares of Series A 5% Convertible Preferred Stock, par value $0.01 per share, pursuant to an exemption from registration under Section 4(6) of the Securities Act of 1933, as amended, in consideration for the cancellation of $669,000 of trade indebtedness by trade creditors of our company. As of March 27, 2007, we had 22,694 shares of Series A Preferred Stock outstanding.

On May 24, 2005, we issued 461,954 units in a private placement. Each unit consisted of (i) one share of our Series B Convertible Preferred Stock convertible into 20 shares of our common stock, subject to adjustment under certain circumstances, and (ii) a warrant to purchase 10 shares of our common stock at an exercise price of $1.30 per share. In addition, we issued a warrant to purchase 37,651 units (consisting of 37,651 shares of our Series B Convertible Preferred Stock and warrants to purchase 376,510 shares of our common stock) at a purchase price of $15.00 per unit to the placement agent in our May 2005 financing. As of March 27, 2007, we had 322,551 shares of Series B Preferred Stock outstanding. The Series B Convertible Preferred Stock contains voting and anti-dilutive rights. The Series B Preferred Stock votes together with our common stock on an “as-converted” basis as a single class on all actions to be taken by our stockholders. Without the consent of a majority of the outstanding Series B Preferred Stock, we cannot alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, authorize or create any class of stock ranking as to a distribution of assets upon a liquidation event senior to or pari passu with the Series B Preferred Stock, issue any additional shares of the Series A Preferred Stock, or alter or change the powers, preferences or rights given to the Series A Preferred Stock. Upon any dissolution, liquidation, merger, consolidation, reorganization or other series of transactions, under certain conditions, the holders of Series B Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders, before any payment is made to the holders of our common stock.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None

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ITEM 2. PROPERTIES

We lease 6,300 square feet of space in Tampa, Florida for our executive offices. The annual rent payable under the lease, which expires October 31, 2007, is approximately $99,000. We expect to renew this lease.

All but one of our existing restaurants in operation are leased properties. In the future, we intend to lease most of our properties but may from time-to-time acquire restaurant locations based on individual site evaluations. Each of our leases provides for a minimum annual rent and certain of these leases require additional rental payments to the extent sales volumes exceed specified amounts. Generally, we are required to pay the cost of insurance, taxes and a portion of the landlord's operating costs to maintain common areas. Restaurant leases have initial terms averaging 12 years and renewal options averaging 16 years, and rents averaging $18.00 per square foot.

ITEM 3. LEGAL PROCEEDINGS

On March 6, 2006, we received a summons in a civil case from the United States District Court that an employee in a South Florida Shells restaurant had filed a charge alleging racial discrimination in violation of the Civil Rights Act. In January 2007, this case was fully settled through mediation.

On August 1, 2006, we were advised by our subtenant, Famous Dave’s RIBS-U, Inc., that they discontinued operations of the restaurant located in Streamwood, Illinois and have ceased remitting rent payments required by the sublease. The subtenant has requested discussions on settlement for a lease termination. Such restaurant closure is a condition of default under the sublease as well as the master lease between Shells and the ultimate landlord, 948 Barrington Road Partnership. In February 2007, the parties under the lease and sublease agreed to allow the landlord a period of six months to market the property to find a suitable tenant. This agreement also contained a lease buy-out provision between the landlord and Famous Dave’s. If a tenant is secured or the buy-out provision is exercised, Famous Dave’s and Shells thereafter would be released of their obligations under the respective leases. Otherwise, the financial implications to Shells are undetermined at this time. If necessary, we intend to pursue our rights against Famous Dave’s, as appropriate to protect our interest.

On March 13, 2007, we received a summons from the circuit court in Kane County, Illinois, naming the Spring Hill Mall, L.L.C., the primary landlord, as defendant. The suit relates to a restaurant lease in Carpentersville, Illinois. Under this lease, Shells is a sub-tenant to Chi-Chi’s, Inc., who filed bankruptcy in 2003 and subsequently rejected the lease. Since 2000, we have been further subleasing this property to Famous Dave’s RIBS-U, Inc. Under such terms, we partially subsidize lease payments. We have been negotiating with Spring Hill Mall for a buyout of our obligations under the various subleases. Under the suit, Spring Hill Mall is seeking payment of rent, occupancy, and related charges totaling $147,000 with the addition of interest and fees related to the suit. We shall continue to seek a financial settlement to include a full release from any leasehold obligations.

In the ordinary course of business, Shells is and may be a party to various legal proceedings, the outcomes of which, singly or in the aggregate, are not expected to be material to our financial position, results of operations or cash flows.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

20

PART II

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock is traded on the over-the-counter bulletin board under the symbol “SHLL”. The following table sets forth the closing high and low price per share of our common stock as reported by the OTC bulletin board, for the periods presented.

These over-the-counter market quotations reflect inter-dealer prices, without retail markup, mark-down or commission and may not necessarily represent actual individual transactions.

Fiscal 2005	High	Low
First quarter	$1.40	$0.71
Second quarter	$1.30	$0.75
Third quarter	$1.25	$0.67
Fourth quarter	$1.08	$0.75

Fiscal 2006
First quarter	$1.01	$0.86
Second quarter	$0.90	$0.70
Third quarter	$0.82	$0.58
Fourth quarter	$0.75	$0.51

The number of stockholders of record of our common stock on March 27, 2007 was approximately 250 and as of that date, our stock price was $0.54.

Our authorized capital stock consists of 58,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share.

Dividend Policy

We have never declared or paid any cash dividends on our common or preferred stock. All future earnings are expected to be retained by us for the development of our business. Accordingly, we do not anticipate paying cash dividends on the common or preferred stock in the foreseeable future.

During fiscal 2005, we recorded a non-cash charge of $1,735,000 to recognize as a deemed dividend the warrants and beneficial conversion feature of our Series B Convertible Preferred Stock issued in May 2005.

21

Equity Compensation Plans

Securities authorized for issuance under equity compensation plans as of December 31, 2006 were as follows:
	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a])
Plan category	[a]	[b]	[c]
Equity compensation plans approved by security holders (1)	9,228,835	$1.09	701,692
Equity compensation plans not approved by security holders (2)	2,777,278	$0.68	-
Total	12,006,113		701,692

(1)
Consists of (i) stock options issued under the Stock Option Plan for Non-Employee Directors, 1995 Employee Stock Option Plan, 1996 Employee Stock Option Plan and the 2002 Equity Incentive Plan, (ii) warrants to purchase 4,619,540 shares of common stock, exercisable through May 24, 2010, issued on May 24, 2005 in connection with the Series B Preferred Stock offering, at an exercise price of $1.30 per share, and (iii) warrants to purchase 1,129,530 shares of common stock granted to the placement agent in our May 2005 private financing as a portion of their fees in the form of a warrant to purchase 37,651 units (consisting of 37,651 shares of our Series B Convertible Preferred Stock and warrants to purchase 376,510 shares of our common stock) at a purchase price of $15.00 per unit.

(2)
Consists of (i) a stock option grant to purchase 903,528 shares of common stock pursuant to a Stock Option Agreement dated November 14, 2005 by and between Leslie J. Christon, President and Chief Executive Officer, and the Company, and (ii) warrants to purchase 1,873,750 shares of common stock, exercisable through December 7, 2007, issued on December 7, 2004 in connection with the $2,375,000 debenture offering at an exercise price of $0.60 per share.

The number of securities and type of plans available for future issuance of stock options as of December 31, 2006 was:
	Options for Common Shares:
Plan Name	Authorized	Exercised	Outstanding	Expired	Available
Stock Option Plan for Non-Employee Directors	150,000	0	32,000	0	118,000
1995 Employee Stock Option Plan	840,000	11,000	105,500	723,500	0
1996 Employee Stock Option Plan	101,000	11,001	58,007	31,992	0
2002 Equity Incentive Plan	4,096,472	228,522	3,284,258	0	583,692
Total stock options	5,187,472	250,523	3,479,765	755,492	701,692

Our board of directors decreased the authorized shares under our 2002 Equity Incentive Plan by 903,528 shares effective November 14, 2005 concurrent with the stock option to purchase 903,528 shares granted outside the Plan to Leslie J. Christon, President and Chief Executive Officer.

Stock options exercised consist of (i) 9,466 shares of common stock issued from options exercised in 2006 by employees, (ii) 26,600 shares of common stock issued from options exercised in 2005 by employees, (iii) 42,666 shares of common stock issued from options exercised in 2004 by employees, (iv) 160,790 shares of common stock issued in 2003 to key employees pursuant to our fiscal year 2002 management bonus plan, and (v) 11,001 shares of common stock issued from options exercised by employees prior to 2001.

22

The 1995 Employee Stock Option Plan expired in September 2005 on its tenth anniversary as provided in the plan document. Options to purchase 105,500 shares of common stock remain outstanding under this plan, and expire on the tenth anniversary of their issuance, if not previously exercised; the last of which options expire in May 2011.

The 1996 Employee Stock Option Plan expired in 2006 on its tenth anniversary as provided in the plan document. Options to purchase 58,007 shares of common stock remain outstanding under this plan, and expire on July 1, 2012, if not previously exercised.

STOCK PRICE PERFORMANCE

The following Stock Price Performance Graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Shells specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The following graph compares cumulative total return of our common stock with the cumulative total return of (i) the Russell 2000 Index and (ii) the Nations Restaurant News Stock Index (the “Peer Index”). The graph assumes (a) $100 was invested on December 31, 2001 (the first day of our fiscal 2002) in each of our common stock, the stocks comprising the Russell 2000 Index and the stocks comprising the Peer Index, and (b) the reinvestment of dividends, if any.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
SHELLS SEAFOOD RESTAURANTS, INC., RUSSELL 2000 INDEX,
AND NATIONS RESTAURANT NEWS STOCK INDEX

23

ITEM 6. SELECTED FINANCIAL DATA

The following table sets forth selected historical consolidated financial data for Shells. This consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included elsewhere in this Form 10-K. (The amounts are presented in thousands, except earnings per share, number of restaurants data, and percentage information).

	Year (52 Weeks) Ended		Year (53 Weeks) Ended	Year (52 Weeks) Ended
	December 31,	January 1,	January 2,	December 28,	December 29,
	2006	2006	2005	2003	2002
Statement of Operations Data:
REVENUES
Restaurant sales	$47,673	$44,335	$41,393	$43,881	$47,065
Management fees	156	152	171	165	163
Total revenues	47,829	44,487	41,564	44,046	47,228
RESTAURANT OPERATING COSTS:
Food and beverage	15,363	14,671	14,051	14,467	15,778
Labor	14,722	13,757	12,935	13,845	14,585
Other	12,948	11,374	10,123	11,117	10,774
Depreciation and amortization	2,199	1,499	1,058	1,077	1,102
Pre-opening expenses	-	758	-	-	-
Provision for impairment of assets	1,242	-	105	360	110
Provision for impairment of goodwill	-	-	-	-	206
Total restaurant operating costs	46,474	42,059	38,272	40,866	42,555
RESTAURANT OPERATING INCOME	1,355	2,428	3,292	3,180	4,673

General and administrative expenses	3,821	4,015	3,249	3,387	3,565
(LOSS) INCOME FROM OPERATIONS	(2,466)	(1,587)	43	(207)	1,108

OTHER INCOME (EXPENSE):
Lease buy-out	212	600	-	-	-
Provision for impairment of assets due to lease buy-out	-	(211)	-	-	-
Interest expense, net	(332)	(413)	(1,154)	(463)	(534)
Other (expense) income, net	(173)	30	33	(100)	(3)
Total other (expense) income, net	(293)	6	(1,121)	(563)	(537)
(LOSS) INCOME BEFORE ELIMINATION OF
MINORITY PARTNER INTEREST AND INCOME TAXES	(2,759)	(1,581)	(1,078)	(770)	571

ELIMINATION OF MINORITY PARTNER INTEREST	(243)	(271)	(266)	(264)	(221)

(LOSS) INCOME BEFORE INCOME TAX BENEFIT	(3,002)	(1,852)	(1,344)	(1,034)	350
Income tax benefit (1)	-	-	-	-	327

NET (LOSS) INCOME BEFORE
PREFERRED STOCK DIVIDEND	(3,002)	(1,852)	(1,344)	(1,034)	677

Deemed dividend associated with warrants
and beneficial conversion feature of preferred stock	-	(1,735)	-	-	-

NET LOSS (INCOME) APPLICABLE TO COMMON STOCK	$(3,002)	$(3,587)	$(1,344)	$(1,034)	$677

24

	Fiscal Years Ended
	December 31,	January 1,	January 2,
	2006	2006	2005
Earnings per Share Data:
Basic and diluted net loss per share	$(0.18)	$(0.24)	$(0.26)

Shares Outstanding Data:
Basic and diluted weighted average	16,665	14,796	5,262

Operating Data:
Number of restaurants (at end of period):
Company-owned restaurants (2)	22	22	21
Licensed restaurants	3	3	4
	25	25	25

Average annual sales per Company-owned and
joint venture restaurant open for full period (3)	$2,167	$1,998	$1,896

Increase (decrease) in Company-owned and joint
venture restaurant same store sales (3)	3.8%	7.0%	-1.6%

	December 31,	January 1,	January 2,	December 28,	December 29,
	2006	2006	2005	2003	2002
Balance Sheet Data:
Working capital (deficiency)	$(4,446)	$(4,842)	$(4,639)	$(3,606)	$(3,116)
Total assets	13,837	17,438	13,519	11,616	13,858
Long-term debt, less current portion	172	1,001	2,239	1,558	1,760
Long-term debt, related party, less current portion	1,527	809	1,495	2,267	2,123
Minority partner interest	522	472	442	466	428
Preferred stock	4	5	-	1	1
Stockholders' equity	4,339	7,190	502	1,183	2,152

(1)
The effective tax rates for fiscal years 2006, 2005, 2004, 2003 and 2002 include the effects of recognizing valuation allowance adjustments relating to tax benefits. There was no benefit or provision for income taxes in 2006, 2005, 2004 or 2003. Income tax benefit of 93.3% for the fiscal year ended 2002, differ from the amounts computed by applying the effective federal income tax rate of 34% as a result of adjusting the valuation allowance, primarily related to net operating loss carryforwards from prior years. The valuation allowance in 2006, 2005, 2004, 2003 and 2002 was increased by $2,821, $252, $210, $596, and $1,403, respectively in each such year reserving for all tax assets that were deemed non-realizable.

(2)
Includes one joint venture restaurant in which we own a 51% equity interest. Two locations were opened, one was relocated and one was closed in 2005, and three additional locations were closed in 2004.

(3)
Includes only restaurants open during the full fiscal year reported and also open for a full comparable fiscal year and at least the full six months prior thereto. Sales data for closed stores is included through the end of the month prior to closing. Sales data is temporarily excluded if a store is closed for at least 30 days. Same store sales are calculated on a comparable calendar period basis for the periods compared.

25

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

During fiscal year 2006, Shells experienced a more challenging operating environment in Florida, the state where all of our restaurants are located. Several cost areas, most notably insurance, utilities and property taxes, increased sharply, negatively impacting our profitability. Another increase in the state minimum wage also pushed labor costs higher for the second consecutive year.

Annual sales were stronger during 2006, despite a soft fourth quarter, and guest acceptance of the revitalized Shells continued to improve, reflecting the changes we’ve made to enhance our menu, service and atmosphere. Guest satisfaction ratings have steadily improved during every quarter over the past two years. But the higher costs of doing business more than offset our sales gains.
We implemented several strategies aimed at improving profitability during the year, including engineering a new menu. Since its introduction last fall, the new menu has successfully increased check average and helped to reduce food costs as a percent of sales.

We continued to focus on controlling internal expenses despite the various cost hikes, and Shells operating cash flow, as adjusted for non-recurring items, improved during 2006. Both food and labor costs were lower as a percentage of sales compared to the prior year. An energy management program was also put in place at all restaurants to help offset the rising energy prices.

We experienced an improvement in sales through the first three fiscal quarters of 2006. The sales trend turned negative in the fourth quarter of 2006. We believe this recent negative trend is partly due to the slowing growth rates of both tourism and the state economy, with many casual dining restaurants throughout Florida also experiencing a sales slowdown.

Our key challenge is to build customer traffic, attracting new and lapsed guests to experience the major concept enhancements that have been made over the past two years. We continue to fine-tune our marketing strategies to accomplish this, while regularly adding new and exciting menu items aimed at increasing frequency of existing guest visits.

Our management remains committed to our turnaround strategy launched three years ago. We will continue to aggressively address both our top and bottom line pressures. And despite the many challenges facing our company, we are encouraged by the guest acceptance of the work completed to update and broaden the appeal of the Shells concept, as well as the instilling of higher operating standards.

However, there are no assurances that our strategies will drive improvements in sales and customer traffic needed to meet anticipated cash flow requirements and restore profitability. It is also uncertain whether future financing options, which may be needed to execute our strategies, will be available, on terms that would be acceptable, or at all.

26

The following table sets forth, for the periods indicated, the percentages that the items in our Consolidated Statements of Operations bear to total revenues or, where indicated, restaurant sales.

	Fiscal Years Ended
	December 31,	January 1,	January 2,
	2006	2006	2005
REVENUES
Restaurant sales	99.7%	99.7%	99.6%
Management fees	0.3%	0.3%	0.4%
Total revenues	100.0%	100.0%	100.0%
RESTAURANT OPERATING COSTS
Cost of sales (1)	32.2%	33.1%	33.9%
Labor and other related expenses (1)	30.9%	31.0%	31.2%
Other restaurant operating expenses(1)	27.2%	25.7%	24.5%
Total restaurant costs (1)	90.3%	89.8%	89.6%

General and administrative expenses	8.0%	9.0%	7.8%
Depreciation and amortization	4.6%	3.4%	2.5%
Pre-opening expenses	0.0%	1.7%	0.0%
Provision for impairment of assets	2.6%	0.0%	0.3%
RESTAURANT OPERATING (LOSS) INCOME	-5.2%	-3.6%	0.1%

Interest expense, net	-0.7%	-0.9%	-2.8%
Other (expense) income, net	0.1%	0.9%	0.1%
Elimination of minority partner interest	-0.5%	-0.6%	-0.6%
Net loss	-6.3%	-4.2%	-3.2%
Deemed dividend associated with warrants and beneficial
conversion feature of preferred stock	0.0%	-3.9%	0.0%
Net loss applicable to common stock	-6.3%	-8.1%	-3.2%

(1) as a percentage of restaurant sales

Results of Operations

Fiscal Year 2006 versus Fiscal Year 2005

Total revenues for the fiscal year 2006 were $47,829,000 as compared to $44,487,000 for fiscal year 2005. The $3,342,000 or 7.5% increase in revenues was primarily due to a 3.8% increase in comparable store sales and the net additional weeks of operations in 2006 of two restaurants opened and one restaurant closed in 2005, partially offset by one fewer restaurant under management in fiscal 2005. Our revenues consisted of restaurant sales of our company-owned restaurants and management and licensing fees on sales at the managed restaurants. The increase in same store sales was the result of a 6.7% increase in average customer check, which was affected by menu price increases and changes in menu mix. Customer traffic declined by 2.7% in 2006 compared to 2005, which was affected by unfavorable trends in the fourth quarter. Our food sales and liquor sales accounted for 87% and 13% of revenues for 2006 and 88% and 12%, we believe, due in part, in 2005 due to the increased emphasis and additional menu items in the wine and liquor categories. In 2005, we incurred estimated sales losses of $204,000, due to hurricane-related business interruption. Adjusting for estimated hurricane-related sales losses in 2005, same store sales in 2006 would have increased by 3.3% over the prior year. Typically, comparisons of same store sales includes only restaurants open during the full fiscal year shown and open for a full comparable fiscal year and at least the full six months prior thereto. Sales data for closed stores is included through the end of the month prior to closing. Sales data is temporarily excluded if a store is closed for at least 30 days. Same store sales are calculated on a comparable calendar period basis.

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The cost of restaurant sales as a percentage of restaurant sales decreased to 32.2% for 2006 from 33.1% for 2005. This 0.9% improvement in cost of sales as a percentage of sales primarily related to higher menu pricing implemented to offset the effect of the Florida minimum wage increases, an increase in liquor sales as a percentage of total sales, and gains derived from better operational controls over food and beverage costs. The cost of restaurant sales generally consists of the cost of food, beverages, freight, and paper and plastic goods used in food preparation and carry-out orders.

Labor and other related expenses as a percentage of restaurant sales decreased to 30.9% in 2006 as compared to 31.0% in 2005. We benefited from non-recurring reductions in benefits and taxes relating to workers compensation insurance reserve reductions, and corresponding refunds from prior years’ experiences of $107,000 and $344,000 in 2006 and 2005, respectively, of which $96,000 and $330,000 were allocated to restaurant labor costs. Exclusive of the non-recurring items, labor and other related expenses as a percentage of revenues were 31.1% and 31.8% for 2006 and 2005, respectively. This improvement of 0.7% as a percentage of sales primarily related to a reduction in workers’ compensation insurance premiums and unemployment taxes and a decrease in restaurant labor expense due to improved operational efficiencies, offset partially by minimum wage increases. Labor and other related expenses generally consist of restaurant hourly and management payroll, benefits, taxes and workers’ compensation insurance.

Other restaurant operating expenses were $12,948,000, or 27.2% of restaurant sales for 2006, as compared with $11,375,000, or 25.7% of restaurant sales for 2005. This unfavorable variance of 1.5% as a percentage of sales was primarily due to increased utilities, insurance and occupancy costs, as affected by property taxes, partially offset by a decrease in advertising costs.  Other restaurant operating expenses generally consist of advertising, costs associated with area directors, non-food supplies, repairs and maintenance, rent and other occupancy costs, insurance and utilities.

General and administrative expenses were $3,821,000 or 8.0% of revenues and $4,015,000 or 9.0% of revenues in 2006 and 2005, respectively. The decrease over the prior year is primarily related to decreases in manager training expenses, legal expenses, and recruiting, partially offset by increases in stock option expense. General and administrative expenses relate to the operations of all Shells restaurants owned by us and management services that we provide to the managed restaurants.

Depreciation and amortization expense was $2,199,000 or 4.6% as a percentage of revenues, for 2006 and $1,499,000, or 3.4% as a percentage of revenues, for 2005. The 1.2% increase was due to additional restaurant remodels and new and relocated restaurants, subsequent to the third quarter of 2005.

There were no pre-opening expenses in 2006 compared to $758,000, or 1.7% of revenues in 2005, related to new locations in Clearwater Beach and St. Petersburg and the relocation of our Stuart restaurant to a higher volume site. Pre-opening expenses relate to the costs incurred prior to opening a new restaurant location primarily for training, advertising, occupancy and legal costs.

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In 2006, we recorded a provision in operating expenses for the impairment of assets totaling $1,242,000 or 2.6% of revenues relating to the write-down of assets at one restaurant to their estimated fair value in accordance with Financial Accounting Standards Board Statement No. 144. The write-down was necessitated by the then current period operating losses and the projected deficiency of cash flow of the restaurant. There was no provision recorded in operating expenses in 2005 relating to the impairment of assets.

In April 2006, we recognized $212,000 of net cash proceeds in a non-recurring transaction related to the sale of an option embedded in the Ocala restaurant lease agreement to a new landlord. In January 2005, we entered into an agreement with our landlord in St. Pete Beach, Florida, whereby the landlord paid $600,000 to us for an option to buy-out the lease upon 60 days notice to us. To-date, no termination notice has been received from the landlord. We recorded a pre-tax charge of $211,000 relating to the write-down of impaired assets to their estimated fair value in accordance with Financial Accounting Standards Board Statement No. 144 relating to the expected shortened lease period as potentially affected by the lease buy-out option.

Net interest expense was $332,000 in 2006 compared to $413,000 in 2005. The $81,000 decrease in net interest expense in 2006 from 2005 was generally due to the retirement of debt in May 2005 in conjunction with our then private financing transaction and the retirement of debt in October 2006 in conjunction with the completion of a sale-leaseback of a restaurant property, partially offset by additions in interest on the line of credit with related parties and the bank credit facility.

Other expense, net, in 2006 was $173,000, compared to other income, net, in 2005 of $30,000. In 2006, exclusive of non-recurring items, other expense was $111,000 in 2006 and $13,000 in 2005. In 2006, we recognized a loss on disposal of assets of $39,000 from the write-down of fixed assets replaced during remodeling and $23,000 related to the settlement of lease obligations on a closed location. In 2005, we recognized a non-recurring gain of $793,000 on a property sale, partially offset by non-recurring expenses of (i) $472,000 in losses on disposal of assets primarily related to restaurant remodeling, (ii) $100,000 lease termination fee for the early termination of a lease in Stuart, Florida, (iii) $98,000 in hurricane-related expenses, net of insurance recoveries, and (iv) $80,000 in financing costs related to a line of credit fee paid to our investors.

As a result of the factors discussed above, the loss from operations for 2006 was $2,466,000 as compared to a loss from operations of $1,587,000 for 2005. Exclusive of non-recurring items, our loss from operations was $1,320,000 for 2006 compared to $1,168,000 for 2005. Net loss for 2006 was $3,002,000 compared to $1,852,000 for 2005. Exclusive of non-recurring items, the net loss in 2006 was $2,017,000 compared to $1,865,000 for 2005.

The deemed dividend in 2005 associated with warrants and beneficial conversion feature of our Series B Convertible Preferred Stock of $1,735,000 related to the May 2005 private placement financing transaction when we issued Series B Convertible Preferred Stock and warrants to purchase common stock. This one-time implied preferred stock dividend was recorded through retained earnings.

Fiscal Year 2005 versus Fiscal Year 2004

29

Total revenues for the fiscal year 2005 were $44,487,000 as compared to $41,564,000 for fiscal year 2004. The $2,923,000 or 7.0% increase in revenues was primarily due to a 7.0% increase in comparable store sales and the net addition of one company-owned restaurant during fiscal year 2005, partially offset by one fewer restaurant under management in fiscal 2005. Our revenues consisted of restaurant sales of our company-owned restaurants and management and licensing fees on sales at the managed restaurants. The increase in same store sales was the result of a 7.5% increase in average customer check, which was affected by menu price increases and menu mix. Customer traffic declined by 0.4% in 2005 compared to 2004, although this trend has improved over each of the four fiscal quarters of 2005. Our food sales and liquor sales accounted for 88% and 12% of revenues for each of 2005 and 2004, respectively. In 2005 and 2004, we incurred estimated sales losses of $204,000 and $930,000, respectively, due to hurricane-related business interruption. Adjusting for estimated hurricane-related sales losses in fiscal 2005 and 2004, same store sales would have increased by 5.5% over the prior year.

The cost of restaurant sales as a percentage of restaurant sales decreased to 33.1% for 2005 from 33.9% for 2004. This improvement in cost of sales as a percentage of sales primarily related to improvements in operations execution and menu price increases implemented to compensate for the Florida minimum wage increase which occurred in the second quarter of 2005. Additionally, cost of revenues in 2004 was negatively impacted by elevated commodity prices, primarily chicken and dairy. Fiscal year 2005 and 2004 cost of sales included a non-recurring inventory write down of $4,000 and $22,000, respectively.

Labor and other related expenses as a percentage of restaurant sales decreased to 31.0% in 2005 as compared to 31.2% for 2004. We benefited from second quarter non-recurring reductions in benefits and taxes relating to workers compensation insurance reserve reductions, and corresponding refunds from prior years’ experience of $344,000 and $161,000 in 2005 and 2004, respectively, of which $330,000 and $142,000 were allocated to restaurant labor costs. Exclusive of the non-recurring items, labor and other related expenses as a percentage of revenues were 31.8% and 31.6% for 2005 and 2004, respectively. This increase over prior year primarily was related to our investment in training to elevate guest service levels, offset in part by the effect of an increase in revenue base. A second quarter menu price increase generally offset the effect of the increase in the Florida minimum wage rate.

Other restaurant operating expenses were $11,374,000, or 25.7% of restaurant sales for 2005, as compared with $10,123,000, or 24.5% of restaurant sales for 2004. The increase primarily was due to increased advertising costs in the fourth quarter of 2005, occupancy costs related to our new restaurant and utilities expenses from significantly higher electricity and gas costs.

General and administrative expenses were $4,015,000 or 9.0% of revenues and $3,249,000 or 7.8% of revenues in 2005 and 2004, respectively. Non-recurring expense in 2004 included a one-time charge for severance expense of $39,000. The increase over the prior year is primarily related to salaries and wages relating to expansion and growth initiatives, including recruiting and associated salaries and wages.

Depreciation and amortization expense was $1,499,000, or 3.4% as a percentage of revenues, for 2005 and $1,058,000, or 2.5% as a percentage of revenues, for 2004. The increase over prior year related to increases in depreciation of remodeled restaurants and new and relocated restaurants.

Pre-opening expenses were $758,000, or 1.7% of revenues, in 2005. There were no pre-opening expenses in 2004. Pre-opening expenses relate to the costs incurred prior to opening a new restaurant location primarily for training, advertising, occupancy and legal costs. During 2005, we opened new locations in Clearwater Beach and St. Petersburg and relocated our Stuart restaurant to a higher volume site.

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There was no provision recorded in operating expenses in 2005 relating to the impairment of assets, as compared to a provision for impaired assets of $105,000 or 0.3% of revenues for 2004. In 2004, we recorded a pre-tax charge relating to the write-down of impaired assets at one restaurant to their estimated fair value in accordance with Financial Accounting Standards Board Statement No. 144. The 2004 write-down was necessitated by the then-current period operating losses and the projected negative cash flow of the restaurant.

In January 2005, we entered into an agreement with our landlord in St. Pete Beach, Florida. On February 22, 2005 the landlord paid us $600,000 for an option to buy-out the lease. Commencing February 22, 2006, the landlord can provide notice of lease termination to Shells. Thereafter, we have 60 days to wind down business and vacate the premises. To date, the landlord has not exercised this option. We recorded a provision for asset impairment of $211,000 due to the St. Pete Beach lease buy-out. There was no corresponding provision in prior years.

Net interest expense was $413,000 in 2005 compared to $1,154,000 in 2004. In 2004, we recorded one-time charges of $446,000 in the third quarter, relating to warrants to purchase 2,000,000 shares of common stock issued in connection with the extension of the maturity dates on the then-outstanding $2,000,000 promissory notes; and $265,000 in the fourth quarter, relating to warrants to purchase 1,187,500 shares of common stock issued to debenture holders in conjunction with the then-outstanding $2,375,000 financing transaction. Exclusive of these non-recurring charges, net interest expense was $443,000 in 2004. The $30,000 decrease in net interest expense in 2005 from 2004, excluding the non-recurring charges, was generally due to (i) a reduction in interest expense related to the retirement of the two $1,000,000 promissory notes in May 2005, and (ii) an increase in interest income of $17,000 due to higher cash balances in 2005 compared to 2004, partially offset by (iii) an increase in interest expense, at 12% per annum, and late payment penalties on the $2,375,000 aggregate principal amount of debentures, which we issued in December 2004 and repaid on May 25, 2005.

Other income in 2005 was $30,000, compared to $33,000 in 2004. In 2005, we recognized a non-recurring gain of $793,000 on a property sale, partially offset by non-recurring expenses of (i) $472,000 in losses on disposal of assets primarily related to restaurant remodelings, (ii) $100,000 lease termination fee for the early termination of a lease in Stuart, Florida, (iii) $98,000 in hurricane-related expenses, net of insurance recoveries, and (iv) $80,000 in financing costs related to a line of credit fee paid to our investors. In 2004, we recognized non-recurring gains for hurricane-related insurance settlements of $597,000 and the disposition of assets of $89,000. In 2004, we also recognized non-recurring charges for financing costs of $539,000 related to the then-outstanding $2,375,000 financing transaction and a loss on the disposal of assets of $41,000 related to restaurant remodelings. Exclusive of these non-recurring items, other expense was $13,000 in 2005 compared to $139,000 in 2004.

As a result of the factors discussed above, the loss from operations for 2005 was $1,587,000 compared to income from operations for 2004 of $43,000. Exclusive of non-recurring items, our loss from operations was $1,168,000 for 2005 compared to $57,000 for 2004. Net loss for 2005 was $1,852,000 compared to $1,344,000 for 2004. Exclusive of non-recurring items, the net loss in 2005 was $1,865,000 compared to $733,000 for 2004.

The deemed dividend associated with warrants and beneficial conversion feature of our Series B Convertible Preferred Stock of $1,735,000 related to the May 2005 private placement financing transaction when we issued Series B Convertible Preferred Stock and warrants to purchase common stock. This one-time implied preferred stock dividend was recorded through retained earnings.

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Liquidity and Capital Resources

In 2006, we again incurred a significant loss from operations mostly due to external cost pressures caused by significant increases in utility rates, insurance and property taxes. In addition, depreciation has increased significantly compared to 2005 as a result of investment spending relating to restaurant remodeling and the opening of new restaurants, which mostly occurred in 2005 and through the first quarter of 2006. We now have the new renovated look in all of the 21 restaurants which we fully own and operate. To date, our one joint venture and three licensed restaurants have not been remodeled.

Capital expenditures in 2006 totaled $1,774,000, of which $1,029,000 related to restaurant remodels. In 2006, we received proceeds from the sale of assets totaling $1,495,000, which mostly related to the sale-leaseback of the New Smyrna Beach property in the third quarter of 2006 and the sale of a lease option on the Ocala property in the second quarter of 2006.

We recorded a provision of $1,242,000 for an impairment of assets in the fourth quarter of 2006. In 2005, we incurred $758,000 in pre-opening expenses relating to new restaurants. Although we experienced a 3.0% same store sales decline in the fourth quarter of 2006, we attained an annual 2006 same store sales increase of 3.8%.

In March 2005, our investors provided us a $1,600,000 revolving line of credit, which was originally due to mature on the earlier of March 31, 2006 or the closing of a financing providing us not less than $1,600,000 of net proceeds. The investors received a fee of $80,000 for extending the credit line. Amounts drawn under the line of credit bear interest at the rate of 15% per annum, payable 8% monthly in arrears and 7% deferred until the maturity date. Upon completion of the financing in May 2005 described below, the maturity date was extended to May 23, 2007. In October 2005, we utilized $800,000 of the line of credit to fund the acquisition and opening costs of two new restaurant locations. In June 2006, we utilized an additional $640,000 of the revolving line of credit to fund remaining remodeling costs and working capital requirements. It is not expected that we will be able to borrow the remaining $160,000 under the credit line. On March 30, 2007, the maturity date was further extended to May 23, 2008, and we paid an extension fee of $101,000 with shares of our common stock.

In December 2005, we secured a six-month, $500,000 bank credit facility for which the full amount was immediately drawn on to fund remodeling. In April 2006, we recognized $212,000 in net cash proceeds related to the sale of an option embedded in the lease agreement of our restaurant property in Ocala, Florida. In October 2006, we completed a sale and simultaneous leaseback of our restaurant property in New Smyrna Beach, Florida in which we received net cash proceeds of $885,000. We also simultaneously retired the $500,000 bank credit facility, which had at that time been extended in anticipation of the New Smyrna transaction being completed. We anticipate refinancing our Melbourne, Florida joint venture restaurant property to fund its remodel and provide a source of additional working capital.

The following table presents a summary of our cash flows for the last three fiscal years (in thousands):

	2006	2005	2004
Net cash provided by (used in) operating activities	$38	$1,477	$162
Net cash used in investing activities	(278)	(5,518)	(1,292)
Net cash provided by (used in) financing activities	(387)	3,052	2,756
Net (decrease) increase in cash	$(627)	$(989)	$1,626
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As of December 31, 2006, our current liabilities of $6,141,000 exceeded our current assets of $1,695,000, resulting in a working capital deficiency of $4,446,000. In comparison, as of January 1, 2006, our working capital deficiency was $4,842,000. Our operating leverage marginally improved, primarily due to a decreases in accounts payable of $734,000, and accrued expenses of $132,000, and the current portion of long term debt of $154,000, partially offset by a decrease in cash of $627,000 from the prior year. We may encounter operating pressures from declining sales, increasing food, labor or other operating costs or additional restaurant restoration or disposition costs. Historically, we have generally operated with negative working capital as a result of investing current assets into non-current property and equipment, as well as the turnover of restaurant inventory relative to more favorable vendor terms in accounts payable.

Our year-end cash position decreased by $627,000, from $1,361,000 as of January 1, 2006 to $734,000 as of December 31, 2006. The decrease in cash related to cash used in investing activities of $278,000, representing purchases of property and equipment of $1,774,000, partially offset by proceeds from the sale of assets of $1,495,000. Cash used in financing activities of $387,000 reflected $2,107,000 in debt repayment and $193,000 in minority partner distributions, partially offset by proceeds from the issuance of debt of $1,887,000 and proceeds from the issuance of stock of $27,000. Net cash provided by operating activities was $38,000 compared to $1,477,000 in 2005, generally reflecting decreases in accounts payable and accrued expenses.

In connection with the $2,000,000 financing dated January 31, 2002, we issued to each of Shells Investment Partners (subsequently Trinad Capital, LP and Bruce Galloway, IRA R/O) and Banyon (subsequently Frederick R. Adler) (i) a $1,000,000 secured promissory note due January 31, 2005 (extended to January 31, 2007) which accrued interest at 15% per annum, of which 8% was payable monthly in arrears and 7% was deferred and paid when the principal was paid in full, and (ii) a warrant to purchase 4,454,015 shares of our common stock, at an exercise price of $0.16 per share. These warrants to purchase an aggregate of 8,908,030 shares of our common stock were exercised from November 2004 through January 31, 2005, resulting in net proceeds to us of $600,000 in 2004 and $754,000 in 2005.

On August 4, 2004, the $2,000,000 aggregate principal amount of secured promissory notes set to mature on January 31, 2005 were extended to be due on January 31, 2007, under the same terms as the original notes. As an inducement to extend the maturity date of the notes, warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.50 per share were issued to the note holders in proportion to the value of their respective notes. In March and May of 2005, the warrants were exercised and the $1,000,000 in aggregate proceeds was used to pay down the principal balance of the promissory notes. On May 23, 2005, the remaining $1,000,000 principal amount of debt plus $281,666 of deferred interest, were converted into our Series B Convertible Preferred Stock. Deferred interest of $7,574 was paid in cash to one investor.

On December 7, 2004, we completed a financing to include $2,375,000 principal amount of debentures and warrants to purchase 1,187,500 shares of our common stock. We received net proceeds of $2,010,000 from the financing. We paid interest at 12% and late payment penalties through May 23, 2005 when the debentures were retired by repayment in cash or conversion into our Series B Preferred Stock. Repayments in cash consisted of principal of $2,055,000, plus interest and penalties of $177,000. Debentures converted into our Series B Preferred Stock consisted of $320,000 principal plus interest and penalties of $28,000. The warrants are exercisable until December 7, 2007 at an exercise price of $0.60 per share. The exercise price of the warrants and the number of underlying shares of common stock is subject to adjustment under certain circumstances. As compensation for their services as placement agent in the debenture offering and future consulting services to us, the placement agent received cash fees and warrants with terms substantially identical to those received by the investors.

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In May 2005, we completed an aggregate financing of $6.9 million through a private placement of securities to accredited investors. Under the terms of the transaction, we issued 461,954 units, with each unit consisting of (i) one share of Series B Convertible Preferred Stock, initially convertible into 20 shares of common stock, and (ii) a warrant to purchase 10 shares of common stock at an exercise price of $1.30 per share. The purchase price was $15.00 per unit. We realized net proceeds of approximately $5.8 million from this financing. Of the total proceeds from securities issued, $1,282,000 represented cancellation or conversion of related party debt and $348,000 represented the conversion of existing convertible debentures, all of which converted into the securities issued in the transaction. We used a portion of the net proceeds from the May 2005 private placement to retire the remaining $2,232,000 of loans and accrued interest from debenture holders from the December 2004 financing, as well as $8,000 of related party accrued interest. Additionally, in conjunction with the private placement, $500,000 principal amount of related party debt was used to exercise warrants to purchase 1,000,000 shares of our common stock.

In September 2005, we completed a sale of our restaurant in Winter Haven, Florida at a sale price of $1,667,000. The net proceeds of $981,000 from this sale were used to fund our restaurant remodels, as well as new and relocated restaurants. In addition, during the first quarter of 2005, we received $600,000 relating to a landlord option to buy out a restaurant.

In October 2002, we refinanced through Colonial Bank two of our restaurant locations, Melbourne and Winter Haven, with notes of $635,000 and $667,000, respectively. In September 2005, we completed a sale and leaseback transaction of the Winter Haven location, providing net cash proceeds of $981,000, after repayment of the bank note mortgage and a second secured note. The Melbourne loan, which bears interest at the bank's base rate, is for a term of five years with required monthly principal payments based on a 15 year amortization schedule, and a balloon payment in September 2007. The principal balance owed on this note as of December 31, 2006 was $438,000. We anticipate the refinancing of this note to fund this restaurant’s remodel and to provide additional working capital.

We believe based on our current outlook, that our cash balance along with our operating forecast, coupled with the extension of the maturity date for the revolving line of credit and a portion of the proceeds from the contemplated refinancing of the Melbourne property, will be sufficient to satisfy our contemplated cash requirements through the end of 2007. There are no assurances that the implementation of our strategies will result in sales and customer traffic gains, which are required to meet our contemplated cash flow requirements. It is also uncertain whether future financing options, which may be needed to execute our strategies, will be available, on terms that would be acceptable, or at all.

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Contractual Obligations

As of December 31, 2006, our contractual obligations were:
	Payments due by period
	Total	< 1 yr	1 - 3 yrs	4 - 5 yrs	> 5yrs
Long-term debt (1)	$795,373	$623,526	$171,847	$-	$-
Capital lease obligations	-	-	-	-	-
Operating lease obligations (2)	25,302,067	2,683,025	7,552,906	6,073,797	8,992,339
Purchase obligations	-	-	-	-	-
Other debt obligations reflected on the company's balance sheet under GAAP (3)	1,527,453	1,527,453	-	-	-
Total	$27,624,893	$4,834,004	$7,724,753	$6,073,797	$8,992,339

(1)	Consists of long-term debt as reported in Note 7 of the Notes to Consolidated Financial Statements.
(2)	Consists of operating leases primarily for real estate.
(3)	Consists of related party debt due in 2007.

Quarterly Fluctuation of Financial Results

The restaurant industry in general is seasonal, depending on restaurant location and the type of food served. We have experienced fluctuations in our quarter-to-quarter operating results due, in large measure, to our concentration of restaurants in Florida. Business in Florida is influenced by seasonality due to various factors, which include but are not limited to weather conditions in Florida relative to other areas of the U.S., the health of Florida's economy and the effect of world events in general, and the tourism industry in particular. Our restaurant sales are generally highest from January through April and June through August, the peaks of the Florida tourism season, and generally lower from September through mid-December. Many of our restaurant locations are in coastal cities, where sales are significantly dependent on tourism and its seasonality patterns.

In addition, quarterly results have been substantially affected by the timing of restaurant closings or openings or remodelings. Because of the seasonality of our business and the impact of restaurant closings, openings or remodelings, results for any quarter are not generally indicative of the results that may be achieved for a full fiscal year on an annualized basis and cannot be used to indicate financial performance for the entire year.

Impact of Inflation and Price Changes

We have not operated in a highly inflationary period, and management does not believe that inflation has had a material affect on sales or expenses. As expenses increase, such as annual increases in the minimum wage rate in Florida and other expense categories, including recent significant increases in utilities, occupancy costs, and insurance, we expect to recover increased costs by increasing prices, to the extent permitted by competition, or by operating our business more efficiently and modifying our menu and promoting other less cost sensitive products. Many food products purchased by us are affected by commodity pricing and are, therefore, subject to unpredictable price volatility. Extreme changes in commodity prices and/or long-term changes, including operating expenses, could affect us adversely. From time-to-time, competitive circumstances could limit menu price flexibility, and in those cases margins would be negatively impacted by increased commodity prices.

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ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risk from changes in interest rates on debt and changes in commodity prices. Our exposure to interest rate risk relates to $438,000 in outstanding debt at December 31, 2006 owed to our bank based on a variable rate. Borrowings under the loan agreement bears interest at the rate equal to the applicable bank’s base rate.

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ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Shells Seafood Restaurants, Inc. and Subsidiaries
Tampa, Florida

We have audited the accompanying consolidated balance sheets of Shells Seafood Restaurants, Inc. and Subsidiaries (the "company") as of December 31, 2006 and January 1, 2006 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended December 31, 2006 (52 weeks), January 1, 2006 (52 weeks) and January 2, 2005 (53 weeks). These consolidated financial statements are the responsibility of company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the company as of December 31, 2006 and January 1, 2006 and the results of its operations and cash flows for the fiscal years ended December 31, 2006 (52 weeks), January 1, 2006 (52 weeks) and January 2, 2005 (53 weeks) in conformity with accounting principles generally accepted in the United States of America.

Kirkland, Russ, Murphy & Tapp P.A.
Clearwater, Florida
March 30, 2007

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

CONSOLIDATED BALANCE SHEETS

	December 31,	January 1,
	2006	2006
ASSETS
Cash	$734,122	$1,360,740
Inventories	543,183	498,975
Other current assets	383,598	365,227
Receivables from related parties, net	34,305	114,485
Total current assets	1,695,208	2,339,427
Property and equipment, net	9,170,821	11,733,861
Goodwill	2,474,407	2,474,407
Other assets	481,641	547,395
Prepaid rent	14,629	343,242
TOTAL ASSETS	$13,836,706	$17,438,332

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$3,248,031	$3,982,153
Accrued expenses	2,043,678	2,175,380
Sales tax payable	225,639	245,673
Current portion of long-term debt	623,526	777,823
Total current liabilities	6,140,874	7,181,029

Notes and deferred interest payable to related parties	1,527,453	808,702
Long-term debt, less current portion	171,847	1,001,081
Deferred rent	1,135,873	784,976
Total liabilities	8,976,047	9,775,788

Minority partner interest	521,876	472,131

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; authorized 2,000,000 shares;
Series A - 22,694 and 23,731 shares issued and outstanding	227	237
Series B - 373,849 and 443,850 shares issued and outstanding	3,738	4,439
Common stock, $0.01 par value; authorized 58,000,000 shares;
17,586,988 and 16,134,817 shares issued and outstanding, respectively	175,870	161,348
Additional paid-in-capital	25,259,714	25,122,312
Accumulated deficit	(21,100,766)	(18,097,923)
Total stockholders’ equity	4,338,783	7,190,413
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,836,706	$17,438,332

See notes to consolidated financial statements and report of independent registered public accounting firm.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended
	December 31,	January 1,	January 2,
	2006	2006	2005

REVENUES	$47,829,608	$44,487,348	$41,564,138

RESTAURANT OPERATING COSTS:
Food and beverage	15,363,255	14,670,554	14,050,690
Labor	14,722,437	13,756,895	12,935,204
Other	12,948,385	11,374,609	10,123,584
Depreciation and amortization	2,199,499	1,498,656	1,057,841
Pre-opening expenses	-	758,168	-
Provision for impairment of assets	1,242,000	-	105,000
Total restaurant operating costs	46,475,576	42,058,882	38,272,319
RESTAURANT OPERATING INCOME	1,354,032	2,428,466	3,291,819

General and administrative expenses	3,821,155	4,014,675	3,248,657
(LOSS) INCOME FROM OPERATIONS	(2,467,123)	(1,586,209)	43,162

OTHER (EXPENSE) INCOME:
Lease buy-out	212,198	600,000	-
Provision for impairment of assets due to lease buy-out	-	(211,000)	-
Interest expense, net	(331,814)	(413,012)	(1,153,340)
Other (expense) income, net	(173,114)	29,587	32,641
Total other (expense) income, net	(292,730)	5,575	(1,120,699)
LOSS BEFORE ELIMINATION OF MINORITY
PARTNER INTEREST	(2,759,853)	(1,580,634)	(1,077,537)

ELIMINATION OF MINORITY PARTNER INTEREST	(242,990)	(271,112)	(265,953)

NET LOSS BEFORE PREFERRED STOCK DIVIDEND	(3,002,843)	(1,851,746)	(1,343,490)
Deemed dividend associated with warrants and
beneficial conversion feature of preferred stock
(See Note 12, Series B Convertible Preferred Stock)	-	(1,735,169)	-

NET LOSS APPLICABLE TO COMMON STOCK	$(3,002,843)	$(3,586,915)	$(1,343,490)

NET LOSS PER SHARE OF COMMON STOCK:
Basic and diluted	$(0.18)	$(0.24)	$(0.26)

WEIGHTED AVERAGE NUMBER OF SHARES OF
COMMON STOCK OUTSTANDING:
Basic and diluted	16,665,209	14,796,278	5,261,981

See notes to consolidated financial statements and report of independent registered public accounting firm

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	PREFERRED STOCK						ADDITIONAL
	Series A		Series B		COMMON STOCK		PAID-IN	ACCUMULATED
	Shares	Amount	Shares	Amount	Shares	Amount	CAPITAL	DEFICIT	TOTAL

Balance at December 28, 2003	63,548	$635	-	-	4,631,375	$46,314	$14,303,151	$(13,167,518)	$1,182,582
Net loss								(1,343,490)	(1,343,490)
Preferred stock converted	(28,273)	(282)			141,365	1,413	(1,131)		-
Warrants exercised					3,750,000	37,500	562,500		600,000
Warrant valuation reserve
(See Note 6)							44,613		44,613
Stock options exercised					42,666	427	17,494		17,921
Balance at January 2, 2005	35,275	353	-	-	8,565,406	85,654	14,926,627	(14,511,008)	501,626
Net loss before preferred stock dividend								(1,851,746)	(1,851,746)

Preferred stock issued in private placement financing, net of issuance costs of $1,137,672			461,954	4,620			5,787,018		5,791,638
Issuance costs, private placement financing							(123,872)		(123,872)

Series B Preferred Stock warrant issued to placement agent for private placement financing							123,872		123,872

Deemed dividend for warrants and beneficial conversion feature of preferred stock (See Note 12)							1,735,169	(1,735,169)	-
Preferred stock converted	(11,544)	(116)	(18,104)	(181)	419,800	4,198	(3,901)		-
Warrants exercised					7,123,011	71,230	2,226,153		2,297,383
Warrant valuation reserve							440,000		440,000
Stock options exercised					26,600	266	11,246		11,512
Balance at January 1, 2006	23,731	237	443,850	4,439	16,134,817	161,348	25,122,312	(18,097,923)	7,190,413
Net loss								(3,002,843)	(3,002,843)
Stock option expense under SFAS 123R							124,677		124,677
Preferred stock converted	(1,037)	(10)	(70,001)	(701)	1,405,205	14,052	(13,341)		-
Warrants exercised					37,500	375	22,125		22,500
Stock options exercised					9,466	95	3,941		4,036
Balance at December 31, 2006	22,694	$227	373,849	$3,738	17,586,988	$175,870	$25,259,714	$(21,100,766)	$4,338,783

See notes to consolidated financial statements and report of independent registered public accounting firm.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years Ended
	December 31,	January 1,	January 2,
OPERATING ACTIVITIES:	2006	2006	2005
Net loss	$(3,002,843)	$(1,851,746)	$(1,343,490)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,199,499	1,498,656	1,057,841
Stock option expense	124,677	-	-
Interest expense on warrants issued	-	-	711,000
Financing costs on warrants issued	-	-	175,000
Lease buy-out option	(212,198)	(600,000)	-
Provision for impairment of assets	1,242,000	211,000	201,000
Gain from hurricane-related insurance recoveries	-	-	(499,795)
Gain on sale of restaurant	-	(792,969)	-
Loss (gain) on disposal of fixed assets	10,359	472,318	(48,204)
Loss on sale of assets applied against reserves	-	-	63,554
Minority partner interest	242,990	271,112	265,962
Changes in operating assets and liabilities:
Change in current assets and liabilities	(860,524)	2,767,808	(483,201)
Changes in other assets and liabilities:
Decrease (increase) in prepaid rent	28,161	(306,286)	15,621
Decrease (increase) in other assets	55,710	(16,869)	5,070
Increase (decrease) in accrued interest to related parties	78,751	(230,239)	136,840
Increase (decrease) in deferred rent	131,913	54,964	(95,356)
Total adjustments	3,041,338	3,329,495	1,505,332
Net cash provided by operating activities	38,495	1,477,749	161,842

INVESTING ACTIVITIES:
Proceeds from sale of assets	1,494,987	2,243,859	92,776
Proceeds from hurricane-related insurance recoveries	-	-	139,935
Purchase of property and equipment	(1,773,547)	(7,762,226)	(1,524,515)
Net cash used in investing activities	(278,560)	(5,518,367)	(1,291,804)

FINANCING ACTIVITIES:
Proceeds from the issuance of stock	26,536	4,963,916	617,920
Proceeds from debt financing	1,886,742	1,951,750	2,832,298
Repayment of debt	(2,106,586)	(3,623,227)	(404,496)
Minority partner distributions	(193,245)	(240,600)	(290,180)
Net cash (used in) provided by financing activities	(386,553)	3,051,839	2,755,542

Net (decrease) increase in cash	(626,618)	(988,779)	1,625,580

CASH AT BEGINNING OF PERIOD	1,360,740	2,349,519	723,939

CASH AT END OF PERIOD	$734,122	$1,360,740	$2,349,519

See notes to consolidated financial statements and report of independent registered public accounting firm.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(continued)

	Fiscal Years Ended
	December 31,	January 1,	January 2,
	2006	2006	2005
Cash (outflows) flows from changes in current assets and liabilities:
Inventories	$(44,208)	$(102,152)	$(14,274)
Receivables from related parties	80,180	(5,008)	670
Other current assets	(18,371)	131,951	128,573
Accounts payable	(734,122)	1,670,569	(79,101)
Accrued expenses	(123,969)	1,029,441	(553,350)
Sales tax payable	(20,034)	43,007	34,281
Change in current assets and liabilities	$(860,524)	$2,767,808	$(483,201)

Supplemental disclosure of cash flow information:
Cash paid for interest	$258,165	$399,916	$309,006
Hurricane-related insurance recoveries	$49,336	$375,283	$-
Financing costs, line of credit	$-	$80,000	$-
Cash paid for income taxes	$-	$-	$634
Cash received from the 2002 sales of assets	$-	$-	$100,000
Non-cash operating, investing and financing activities:

•	During October 2006, gain on the sale-leaseback of our New Smyrna Beach location of $95,297 was deferred and will be amortized over the 20-year lease life of the property.

•
A capitalized lease obligation of $123,687 was reclassified to deferred rent in conjunction with the Ocala lease buy-out in April 2006 and will be amortized over the 20-year lease life of the property.

•	Accrued expense of $7,733 was reduced with a corresponding reduction in operating expense during 2006.

•	Deferred rent of $119,275 was reduced to offset the loss on disposal of two restaurants in November 2005.

•	Warrant valuation reserves of $440,000 were applied to Paid in Capital in September 2005 upon the registration of the underlying common stock with the Securities and Exchange Commission.

•	Warrant valuation reserves of $284,364 and $223,000 relating to the exercise of warrants were applied to Paid in Capital in the first and second quarters of 2005, respectively.

•	Principal on related party debt of $500,000 ($1,000,000 aggregate) was used by the noteholders to acquire common stock in conjunction with the exercise of warrants in each of March and May 2005.

•	Principal and accrued interest of $347,588 was used by the debenture holders to acquire Series B Preferred Stock in May 2005.

•	Principal and accrued interest on related party debt of $1,281,666 was used by the noteholders to acquire Series B Preferred Stock in May 2005.

•	Deemed dividend of $1,735,169 for warrants and the beneficial conversion feature of Series B Preferred Stock was recorded relative to the May 2005 private financing transaction.

•	An issuance cost of $123,872 was recorded for a warrant issued to the placement agent in the May 2005 private financing transaction.

See notes to consolidated financial statements and report of independent registered public accounting firm.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(continued)

Non-cash operating, investing and financing activities (continued):

•
Accounts receivable of $359,860, as of January 2, 2005, for hurricane-related insurance recoveries was applied to reduce the $499,795 gain from hurricane-related insurance recoveries, resulting in $139,935 proceeds from hurricane-related insurance recoveries.

•	Accrued interest to related parties of $165,315 was refinanced through a second mortgage in June 2004 and classified as long-term debt.

•	Provision for impairment of assets of $201,000 consists of a $96,000 charge, which was applied to accrued expenses in June 2004, and $105,000 which was expensed in fiscal year 2004.

•
Loss on sale of assets applied against reserves totaled $63,554 consisting of (i) $24,776, which reduced net book value of property and equipment by $19,062 and deferred rent by $5,714 in June 2004; and (ii) $38,778, which reduced net book value of property and equipment in December 2004.

•	Asset impairment charges of $158,335 were applied to reduce the basis of fixed assets damaged by a fire in September 2004.

•	During 2004, we relieved $383,695 of the FAS 144 allowance for impaired assets relating to disposed restaurants.

•	Deferred rent of $114,602 was applied to gain on sale of restaurant in April 2004.

•	Asset impairment charges of $110,000 were applied against gain on sale of restaurant in April 2004.

•	Warrant valuation reserves of $44,613 relating to warrants exercised in November 2004 was applied to paid in capital.

See notes to consolidated financial statements and report of independent registered public accounting firm.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - At December 31, 2006, Shells Seafood Restaurants, Inc. and subsidiaries managed and operated 25 full-service, casual dining seafood restaurants in Florida under the name "Shells".

Shells was incorporated on April 29, 1993 and began operations in August 1993 when it purchased from Shells, Inc. the service mark "Shells”, as well as all other intangible and tangible assets necessary to operate a restaurant chain under the name "Shells". Shells subsequently acquired Shells, Inc. effective December 29, 1994.

Principles of Consolidation -- The consolidated financial statements include the accounts and operations of Shells and its wholly owned subsidiaries as well as a joint venture partnership in which Shells is a general partner owning a 51% equity interest. All material intercompany balances and transactions between the entities have been eliminated in consolidation.

Fiscal Year -- Our fiscal year is the 52 or 53 weeks ending the Sunday nearest to December 31. Our fiscal year ended December 31, 2006 (“fiscal year 2006”) was 52 weeks, January 1, 2006 (“fiscal year 2005”) was 52 weeks and fiscal year ended January 2, 2005 (“fiscal year 2004”) was 53 weeks.

Use of Estimates -- The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated.

Inventories -- Inventories consist of food (primarily seafood), beverages and supplies and are recorded at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. We utilize a third party to hold and distribute certain products. Such inventory is not recorded by us, nor is the risk of ownership transferred to us until its individual restaurants receive product.

Property and Equipment -- Property and equipment are stated at cost less the provision for impairment and are depreciated using the straight-line method over the estimated useful lives of the assets. Buildings are depreciated over their estimated useful life of 30 years. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life and range from two to 20 years. Useful lives for equipment, furniture and fixtures, and signs range from three to 10 years.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Leases -- We recognize rent expense for our leased restaurants on a straight-line basis over the expected lease term, including cancelable option periods as described below. Within the provisions of certain of our leases, there are rent holidays and/or escalations in payments over the base lease term, as well as renewal periods. The effects of the holidays and escalations have been reflected in rent expense on a straight-line basis over the expected lease term, which includes cancelable option periods when it is deemed to be reasonably assured that we would incur an economic penalty for not exercising the option. The lease term commences on the date when we have the right to control the use of the leased property, which is typically before rent payments are due under the terms of the lease. Many of our leases have renewal periods totaling five to 20 years, exercisable at our option and require payment of property taxes, insurance and maintenance costs in addition to the rent payments. The consolidated financial statements reflect the same lease term for amortizing leasehold improvements as we use to determine capital versus operating lease classifications and in calculating straight-line rent expense for each restaurant. Percentage rent expense is generally based upon sales levels and is accrued at the point in time we determine that it is probable that such sales levels will be achieved. Our judgments related to the probable term for each restaurant affect the classification and accounting for leases as capital versus operating, the rent holidays and escalation in payments that are included in the calculation of straight-line rent and the term over which leasehold improvements for each restaurant facility are amortized. These judgments may produce materially different amounts of depreciation, amortization and rent expense than would be reported if different assumed lease terms were used.

Goodwill -- The excess of the cost over the fair value of the net assets resulting from the acquisition of Shells, Inc. was recognized as goodwill. During 2002, we adopted Financial Accounting Standards Board (“FASB”) Statement No. 142, whereby goodwill is evaluated periodically for possible impairment and written down to fair value, if impaired.

Impairment of Long-lived Assets -- Property and equipment, goodwill and other intangible assets are reviewed annually or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable by the assets estimated future undiscounted cash flows. See Note 16 for additional information.

Income Taxes -- We use the asset and liability method which recognizes the amount of current and deferred income taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the financial statements and as measured by the provisions of enacted tax laws. See Note 13 for additional information.

Stock-Based Compensation and Other Equity Instruments -- Prior to fiscal year 2006, we followed Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, in accounting for our stock-based compensation plans, rather than the alternative fair value accounting method provided for under SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended. Accordingly, prior to 2006, we did not record stock-based compensation expense for stock options issued to employees in fixed amounts with exercise prices at least equal to the fair value of the underlying common stock on the date of grant.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The following table illustrates the effect on net income and earnings per share if we had applied the fair value recognition provisions using the modified prospective method of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	Fiscal Years Ended
	January 1,	January 2,
	2006	2005
Net loss applicable to common stock, as reported	$(3,586,915)	$(1,343,490)

Add: Stock-based employee compensation expense
included in reported net loss applicable to common
stock, net of related tax effects	-	-

Deduct: Total stock-based employee compensation
expense determined under fair value based method
for all awards, net of related tax effects	(502,948)	(95,580)

Pro forma net loss applicable to common stock	(4,089,863)	(1,439,070)

Net loss per share of common stock:
Basic and diluted—as reported	$(0.24)	$(0.26)
Basic and diluted—pro forma	$(0.28)	$(0.27)

Effective at the beginning of our fiscal year 2006, we adopted the fair value model for recognizing compensation expense for employee stock options in accordance with SFAS No. 123R, “Share-Based Payment,” which has the effect of reducing our reported net income and net income per share.

We account for transactions in which services are received in exchange for equity instruments issued based on the fair value of such services received from non-employees or of the equity instruments issued, whichever is more reliably measured, in accordance with SFAS No. 123R and Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” We account for transactions in which we issue convertible securities in accordance with EITF Issues No. 98-05, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF Issues No. 00-27, “Application of Issue No. 98-05 to Certain Convertible Instruments.”

Net Income (Loss) per Share of Common Stock -- Net income (loss) per common share is computed in accordance with FASB No. 128 “Earnings Per Share”, which requires companies to present basic earnings per share and diluted earnings per share. Basic net income (loss) per share of common stock is computed by dividing net income (loss) applicable to common stock by the weighted average number of shares of common stock outstanding. Diluted net income per share of common stock is computed by dividing net income applicable to common stock by the weighted average number of shares of common stock and common stock equivalents outstanding. Diluted net loss per common share is computed by dividing net loss by the weighted average common shares outstanding excluding common stock equivalents, as they would be anti-dilutive.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Fair Value of Financial Instruments -- The estimated fair value of amounts reported in the consolidated financial statements have been determined by using available market information and appropriate valuation methodologies. The carrying value of all current assets and current liabilities approximates fair value because of their short-term nature. The carrying value of long-term debt approximates fair value based upon quoted market information as available. As judgment is involved, the estimates are not necessarily indicative of the amounts that could be realized in a current market exchange.

New Accounting Pronouncements -- In March 2005, the Financial Accounting Standards Board’s (FASB) issued Interpretation 47, “Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143” clarifying that the term conditional asset retirement obligation as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligations”, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Clarifications found in Interpretation 47 had no material impact on our consolidated financial statements.

In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3.” This Statement replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. FASB Statement No. 154 became effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Adoption of FASB Statement No. 154 had no material impact on our consolidated financial statements.

In February 2006, the FASB issued Statement No. 155, “Accounting for Certain Hybrid Financial Instruments − an amendment of FASB Statements No. 133 and 140.” The purpose of SFAS 155 is to simplify the accounting for certain hybrid financial instruments by permitting fair value re−measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Adoption of SFAS 155 on January 1, 2007 is not expected to have a material impact on our consolidated financial statements.

In March 2006, the FASB issued SFAS 156, “Accounting for Servicing Financial Assets - an amendment of FASB Statement No. 140.” SFAS 156 requires separate recognition of a servicing asset and a servicing liability each time an entity undertakes an obligation to service a financial asset by entering into a servicing contract. This statement also requires that servicing assets and liabilities be initially recorded at fair value and subsequently be adjusted to the fair value at the end of each reporting period. SFAS 156 is effective for an entity’s first fiscal year that begins after September 15, 2006. Adoption of SFAS 156 on January 1, 2007 is not expected to have a material impact on our consolidated financial statements.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

In March 2006, the FASB’s Emerging Issues Task Force (EITF) issued Issue 06−3, “How Sales Taxes Collected From Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement “ (EITF 06−3). A consensus was reached that entities may adopt a policy of presenting sales taxes in the income statement on either a gross or net basis. If taxes are significant, an entity should disclose its policy of presenting taxes and the amounts of taxes. The guidance is effective for periods beginning after December 15, 2006. We present Company sales net of sales taxes. We believe we currently satisfy the requirements of EITF 06−3 for recording these sales taxes in our consolidated financial statements.

In June 2006, the FASB issued Interpretation 48, “Accounting for Uncertainty in Income Taxes.” FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. Clarifications found in FIN 48 are not expected to have a material impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for fiscal years beginning after November 15, 2007. Definitions found in SFAS 157 are not expected to have a material impact on our consolidated financial statements.

In June 2006, the EITF reached a consensus on EITF Issue No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements” (“EITF 06-4”), which requires the application of the provisions of SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” to endorsement split-dollar life insurance arrangements. This would require recognition of a liability for the discounted future benefit obligation owed to an insured employee by the insurance carrier. EITF 06-4 is effective for fiscal years beginning after December 15, 2007. Adoption of EITF 06-4 is not expected to have a material impact on our consolidated financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the impact of the misstatement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the reversing effect of prior year misstatements on the income statement. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on our consolidated financial statements.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Reclassifications -- Certain reclassifications of prior year balances have been made to conform to the current presentation.

NOTE 2. LIQUIDITY

Our company’s working capital deficit decreased to $4,446,000 in 2006 from $4,842,000 in 2005 and our cash position at December 31, 2006 decreased to $734,000 from $1,361,000 on January 1, 2006. Capital expenditures in 2006 totaled $1,774,000, of which $1,029,000 related to restaurant remodels. In 2006, we received proceeds from the sale of assets totaling $1,495,000, which mostly related to the sale-leaseback of the New Smyrna Beach property in the third quarter of 2006 and the sale of an option on the Ocala property in the second quarter of 2006.

In March 2005, our investors provided us a $1,600,000 revolving line of credit, which was originally due to mature on the earlier of March 31, 2006 or the closing of a financing providing us not less than $1,600,000 of net proceeds. The investors received a fee of $80,000 for extending the credit line. Amounts drawn under the line of credit bear interest at the rate of 15% per annum, payable 8% monthly in arrears and 7% deferred until the maturity date. Upon completion of the $6.9 million financing in May 2005, the maturity date was extended to May 23, 2007. In October 2005, we utilized $800,000 of the line of credit to fund the acquisition and opening costs of two new restaurant locations. In June 2006, we utilized an additional $640,000 of the revolving line of credit to fund remaining remodeling costs and working capital requirements. It is not expected that we will be able to borrow the remaining $160,000 under the credit line. On March 30, 2007, the maturity date was further extended to May 23, 2008, and we paid an extension fee of $101,000 with shares of our common stock.

In December 2005, we secured a six-month, $500,000 bank credit facility for which the full amount was immediately drawn on to fund remodeling. In April 2006, we recognized $212,000 in net cash proceeds related to the negotiation of an option embedded in the lease agreement of our restaurant property in Ocala, Florida, to a new landlord FRI Fish, LLC. In October 2006, we completed a sale and simultaneous leaseback of our restaurant property in New Smyrna Beach, Florida in which we received net cash proceeds of $885,000. We also simultaneously retired the $500,000 bank credit facility, which had at that time been extended in anticipation of the New Smyrna transaction being completed.

In October 2002, we refinanced through Colonial Bank our Melbourne restaurant location with a note of $635,000. The loan, which bears interest at the bank's base rate, is for a term of five years with required monthly principal payments based on a 15 year amortization schedule, and a balloon payment in September 2007. The principal balance owed on this note as of December 31, 2006 was $438,000. We anticipate the refinancing of this note prior to its maturity.

NOTE 3. CASH AND OTHER CURRENT ASSETS

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Concentrations:
(a)	Credit Risk - Cash balances are maintained in a financial institution located in Florida. Occasionally, deposits exceed amounts insured by the Federal Deposit Insurance Corporation.
(b)
Supplies - We acquire a significant amount of our food products utilized in the preparation of our menu items from a limited number of sources. During the fiscal years ended December 31, 2006, January 1, 2006 and January 2, 2005, approximately 43%, 42% and 36%, respectively, of related purchases were made from 10 suppliers.

(c)
Allowance for Doubtful Accounts - We estimate the allowance for uncollectible accounts based on the aging of the receivables due from related parties. Those receivables that are deemed uncollectible are charged against the allowance for doubtful accounts.

Other current assets consist of the following:
	December 31,	January 1,
	2006	2006
Prepaid expenses	$359,103	$271,486
Insurance proceeds receivable	-	40,000
Other current assets	24,495	53,741

	$383,598	$365,227

NOTE 4. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,	January 1,
	2006	2006
Leasehold improvements	$7,818,971	$7,855,516
Equipment	3,884,837	3,904,680
Furniture and fixtures	4,797,285	4,692,974
Land and buildings	826,338	1,750,114
Signage	640,143	582,759
Automobiles	257,775	214,288
	18,225,349	19,000,331
Less accumulated depreciation
and amortization	(9,054,528)	(7,266,470)
	$9,170,821	$11,733,861

Depreciation expense was $2,190,000 in fiscal 2006 compared to $1,478,000 in fiscal 2005. During 2006 and 2005, disposals of fixed assets relating to restaurant remodeling and the sale-leaseback transactions resulted in the retirement of $409,000 and $2,276,000, respectively, in accumulated depreciation.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

During the fourth quarter of 2006, an asset write-down of $942,000 was recorded to reduce property and equipment relating to the Clearwater Beach, Florida location. The asset impairment was necessitated by changes in our estimates and a reduction in the estimated lease life due to unfavorable economic conditions of the location.

NOTE 5. GOODWILL, PREPAID RENT AND OTHER ASSETS

Goodwill relating to the 1994 merger of Shells, Inc. is evaluated annually for impairment. The evaluation compares the forecasted future cash flow of those restaurant locations acquired in the merger with the carrying value of the asset. As a result of the evaluation, there was no reduction to the carrying value of goodwill in 2006 or 2005; however, changes in factors and circumstances could result in an impairment of goodwill in the future.

Prepaid rent consists of the excess of purchase price over the fair value of assets acquired concurrent with a real estate operating lease for a restaurant location. During February 2005, we agreed to acquire for $843,000 the leasehold rights and personal property of a restaurant located in Clearwater Beach, Florida from Gold Coast Restaurants, Inc. (d/b/a Leverock's), out of bankruptcy proceedings. The prepaid rent was calculated at $338,000 and was to be amortized over the then estimated 16 year remaining life of the lease including all options to renew, leaving an unamortized balance as of January 1, 2006 of $322,000. During the fourth quarter of 2006, we determined that an asset impairment was necessitated by changes in our estimates and a reduction in the estimated lease life due to unfavorable economic conditions of the location. Accordingly, an asset write-down of $300,000 was recorded to reduce prepaid rent.

Other assets consist of certificates of deposit held by our bank as collateral for letters of credit for utility deposits, unamortized service marks and loan costs, as well as utility and other vendor deposits.

NOTE 6. ACCRUED EXPENSES

Accrued expenses consist of the following:

	December 31,	January 1,
	2006	2006
Accrued payroll	$837,085	$922,964
Unearned gift card revenue	333,558	261,151
Other	276,362	339,354
Public reporting costs	234,013	199,345
Workers compensation	167,989	-
Restaurant closing expenses	107,933	168,671
Property taxes	86,739	184,556
Construction	-	99,339
	$2,043,679	$2,175,380

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 7. LONG-TERM DEBT

Long-term debt consists of the following:

	December 31,	January 1,
	2006	2006
Line of credit with Colonial Bank to finance remodeling construction costs, interest was payable monthly at bank base rate plus 1%; interest rate was 9.25% at October 1, 2006; principal paid in full October 2006.	$-	$500,000

$635,000 promissory note with Colonial Bank collateralized by real property owned by the 51% owned joint venture. Interest is payable monthly based on the bank's base rate. Principal is payable $3,900 monthly, with all unpaid principal due in September 2007. The interest rate was 8.25% at January 1, 2006.	438,271	485,071

$655,000 promissory note collateralized by real property owned by Shells. Payments were $8,000 monthly with unpaid principal originally due on June 2009. The interest rate was fixed at 10.0%.	-	371,518

Finance agreement, collateralized by automobiles, principal and interest due
monthly at $3,538 through August 2010, at 6.75% fixed interest rate.	138,117	169,147

Finance agreement, collateralized by insurance policy, principal and interest due monthly thru February 2007, at 5.45% fixed interest rate.	113,181	5,207

Finance agreement, collateralized by computer equipment principal and interest due monthly at $2,569 through June 2009, at 9.3% fixed interest rate.	65,954	-

Finance agreement, collateralized by automobile, principal and interest due
monthly at $818 through February 2010, at 8% fixed interest rate.	27,322	-

Tenant improvement allowance, collateralized by leasehold improvements and equipment, was payable monthly at $2,988 through July 2010. Interest imputed at 10.5%.	-	130,938

Promissory note for early termination of lease, was payable monthly at $10,370 principal and interest through October 2006, at 8.0% fixed interest rate.	-	100,000

Capitalized lease agreement, collateralized by equipment, payable monthly at $517 principal and interest through March 2009.	12,528	17,023
	795,373	1,778,904
Less current portion	(623,526)	(777,823)
	$171,847	$1,001,081

The annual maturities of debt as of December 31, 2006 are as follows:

2007	$623,526
2008	78,517
2009	62,525
2010	30,805
$795,373

The promissory note provided by Colonial Bank no longer requires us to meet a financial covenant, relating to debt coverage as the mortgage note that contained this provision was paid in September 2005.

NOTE 8. RELATED PARTY DEBT AND RELATED PARTY TRANSACTIONS

Related Party Debt

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

In March 2005, Trinad Capital, L.P. (“Trinad”), Bruce Galloway and Frederick R. Adler provided us with a $1.6 million revolving line of credit, which was to mature on the earlier of March 31, 2006 or the closing of an aggregate amount of financing providing us not less than $1.6 million of net proceeds. Trinad Master Fund, Ltd., an affiliate of Trinad, Mr. Galloway and Mr. Adler are each security holders who beneficially own more than five percent of our common stock. Amounts drawn under the line of credit bear interest at the rate of 15% per annum, payable 8% monthly in arrears and 7% deferred until the maturity date. These investors received a fee of $80,000, in the aggregate, for extending the credit line to us, paid to each investor pro rata in accordance with each investor’s percentage interest (50% for Adler, 30% for Trinad and 20% for Galloway). In May 2005, these investors agreed to extend the maturity date under the line of credit to May 23, 2007 for no additional consideration. As of December 31, 2006, we have drawn $1,440,000 of the $1,600,000 line of credit availability, to assist in the financing of two restaurant acquisitions in the fourth quarter of 2005 and to fund remaining remodeling costs and working capital requirements. It is not expected that we will be able to borrow the remaining $160,000 under the credit line. On March 30, 2007, the maturity date was further extended to May 23, 2008 and we paid an extension fee of $101,000 wtih shares of our common stock.

In March 2005, Trinad and Galloway exercised warrants to purchase an aggregate of 1,000,000 shares of our common stock at $0.50 per share. The aggregate proceeds of $500,000 were used to pay down the principal amount of their respective notes.

In May 2005, we raised approximately $6.9 million in a private offering of our securities to accredited investors. The securities sold in the offering were units, each unit consisting of a share of our Series B Convertible Preferred Stock (initially convertible into 20 shares of our common stock, subject to certain specified adjustments, if applicable) and a warrant to purchase 10 shares of our common stock at an exercise price of $1.30 per share. As part of this transaction, Mr. Adler used $500,000 principal amount of his note to exercise the warrants to purchase 1,000,000 shares of common stock, issued to him in August 2004; and Mr. Adler, Trinad and the Bruce Galloway, IRA R/O converted the remaining $1,000,000 aggregate amount of secured promissory notes held by them into units being sold in the offering. During October 2005, Trinad Capital, L.P. transferred all of its shares to an affiliate, Trinad Capital Master Fund, Ltd.

Notes and deferred interest payable to these related parties were:
	December 31,	January 1,
	2006	2006
Line of credit due May 23, 2007 bearing interest at 15%, of which 8%
is payable monthly in arrears and 7% is deferred and payable when the principal is paid in full, owned by:
Frederick R. Adler	$800,000	$400,000
Bruce Galloway, IRA R/O	160,000	160,000
Trinad Capital, L.P.	480,000	240,000

Aggregate deferred interest to be payable on May 23, 2007	87,453	8,702
	$1,527,453	$808,702

The deferred interest due at maturity, May 23, 2007, will be $125,000 on the $1,440,000 borrowing.

Related Party Transactions

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

We manage two restaurants pursuant to a management and license agreement, which became effective July 1993. The management and license agreement of an additional restaurant was terminated in October 2005. These entities are deemed to be related parties based on our ability to influence the management and operating policies of the managed restaurants. We provide management services and license our proprietary information required to operate the restaurant for a management fee originally set at 6% of restaurant sales. Of the total management fee received, 2% of sales is placed in escrow and disbursed to satisfy each managed restaurant’s requirement to make third party royalty payments. The management agreements were amended in October 2001, reducing the management fee to 4% of restaurant sales until such time that cash flow for three consecutive months is at least 80% of the cash flow for the same respective periods in 1999. The management fee then becomes 5% of sales. The management fee increases to, and is maintained at, 6% of sales when cash flow for three consecutive months is at least 90% of cash flow for the same respective periods in 1999. The management agreements outline the respective owners’ ("licensees") responsibility for funding all restaurant expenses, including food and beverage costs, staffing, training, recruiting, inventories, working capital and capital expenditures. A third restaurant is operated by us, pursuant to an oral agreement requiring the restaurant to be operated in conformance with the policies and procedures established by management for Shells restaurants. Our management fee for the restaurant was originally set at 4% of the restaurant’s sales (exclusive of any escrowed royalty fees), and later was modified to 2% in October 2001. The aggregate management fees earned under these agreements was approximately $156,000, $152,000 and $172,000 for fiscal 2006, 2005 and 2004, respectively.

On August 9, 2005, we entered into an agreement with Deborah Christen Corporation. Pursuant to this agreement, effective upon the occurrence of specific conditions precedent, including the execution of an agreement by Shells of Carrollwood Village, Inc. to abandon or terminate the sublicense agreement which granted it the use of the service marks in the trade area known as the Carrollwood Trade Area, and the management agreement with us for the operation of the “Shells” restaurant, Deborah Christen Corporation (“DCC”) agreed to grant us a license to use the service marks in the Carrollwood Trade Area.

On October 21, 2005, we entered into a termination agreement with Shells of Carrollwood Village, Inc., whereby they agreed to terminate (a) the management and license agreement in the Carrollwood Trade Area, and (b) the agreement pursuant to which we granted them an option to transfer all of its assets to us in exchange for shares of our common stock upon the occurrence of specified events. The restaurant previously managed by us under this terminated license agreement closed on October 31, 2005.  Upon the closing of the restaurant, the agreement we entered into with Deborah Christen Corporation on August 9, 2005 became effective. Under this agreement, we had until December 31, 2006 to open a “Shells” restaurant in the Carrollwood Trade Area, subject to certain monthly license fees beginning on April 1, 2006. Further, we agreed to pay DCC a license fee in the amount of two percent (2%) of the gross receipts of each “Shells” restaurant operated or sublicensed by us within the Carrollwood Trade Area. On December 20, 2006, we entered into an amendment to this agreement with DCC removing the December 31, 2006 deadline for the opening of a Shells Seafood Restaurant in the Carrollwood Trade Area. We will continue to pay predetermined license fees to DCC until such time as a Shells Seafood Restaurant has been opened in the Carrollwood Trade Area, or the option period expires per written notice from us. The aggregate license fees paid under this agreement was approximately $24,000 for fiscal 2006.

Effective July 1993, we entered into option agreements with three of our licensees, one of which terminated in October 2005. These agreements, further amended in August 1995 and October 2001, documented the terms by which we can acquire the restaurant’s assets in exchange for a purchase price of six times the restaurants cash flow, less any liabilities assumed. The purchase price is to be paid in the form of shares of our common stock at the prevailing market price. The option is exercisable by either party upon Shells averaging a market capitalization, as defined, of $100,000,000 for 20 consecutive trading dates. The option has not been exercisable through December 31, 2006.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

On December 28, 2004, we entered into a consulting agreement with Mr. Lawrence Wolf, the father of Jay Wolf, who is a member of our board of directors. The consulting agreement had a one year term, where Mr. Lawrence Wolf was to assist us in providing marketing services; including guidance toward building our creative strategy around the “Shells” brand positioning and providing support in coordinating our media production. As compensation, Mr. Lawrence Wolf received options, under our 2002 Equity Incentive Plan to purchase 130,000 shares of common stock at an exercise price of $0.83, the market price on the date of grant. The options became fully vested on the first anniversary of the grant date. The one-year contract with Mr. Lawrence Wolf was renewed in December 2005, and an additional stock option grant to purchase 130,000 shares of common stock was awarded at an exercise price of $0.90 per share, the market price on the grant date, with a one-year vesting period. The one-year contract was not renewed in December 2006.

On September 29, 2005, we sold a certain property to Fortress Realty Investments, LLC at a sale price of approximately $1.67 million which was considered a fair value purchase amount. Concurrently, we leased a Shells Seafood Restaurant location at 1561 3rd Street in Winter Haven, Florida. The minimum lease term is 20 years with a straight-line annual rent of $182,000. Subsequently, Fortress Realty Investments, LLC sold the Winter Haven property and assigned its interest as lessor to a third party. On April 27, 2006, we completed a lease buy-out transaction with Fortress Realty Investments, LLC, pursuant to which we transferred our interest in an option embedded in the lease agreement. Concurrently, we leased a Shells Seafood Restaurant location at 1561 3rd Street in Ocala, Florida. The minimum lease term is 20 years with a straight-line annual rent of $178,000. Subsequently, Fortress Realty Investments, LLC sold the Ocala property and assigned its interest as lessor to a third party. On October 27, 2006, we completed a sale and leaseback transaction with Fortress Realty Investments, LLC, pursuant to which we sold and simultaneously leased back a Shells Seafood Restaurant location at 725 East 3rd Avenue, New Smyrna Beach, Florida at a sale price of approximately $1.33 million which was considered a fair value purchase amount. The minimum lease term is 20 years with a straight-line annual rent of $145,000. Fortress Realty Investments is related to Drawbridge Global Macro Fund, L.P. which, after converting their shares of our Series B Preferred Stock, owns 1,333,340 shares of our common stock along with warrants to purchase 666,670 shares of our common stock. Drawbridge is considered a greater than 5% owner of our stock.

NOTE 9. COMMITMENTS AND CONTINGENCIES

With the exception of one operating restaurant, we conduct all of our operations and maintain administrative offices in leased facilities. Certain leases provide for us to pay for common area maintenance charges, insurance, and a proportionate share of real estate taxes. In addition, certain leases have escalation clauses and/or require additional rent based upon a percentage of the restaurant's sales in excess of stipulated amounts. Total rent expense under all leases was $3,925,000, $3,257,000 and $2,712,000 for fiscal 2006, 2005 and 2004, respectively, which included contingent rent of $71,000, $97,000 and $108,000, respectively. The approximate future minimum aggregate rental payments under such operating leases as of December 31, 2006 are as follows:

2007	$2,683,025
2008	2,539,778
2009	2,530,103
2010	2,483,025
2011	2,199,419
Thereafter	12,866,717
$25,302,066

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

These leases expire at various dates through the year 2026 and generally have renewal options for additional periods.

During November 2005, we entered into an amended and restated employment agreement with Leslie J. Christon, President and Chief Executive Officer. The amended and restated employment agreement extended the term of her employment with us through June 30, 2007, subject to automatic successive one year extensions thereof, unless either party delivers prior written notice of non-extension. Pursuant to the amended and restated employment agreement, Mrs. Christon is entitled to receive an annual base salary of $300,000 and a target bonus potential up to 100% of her base salary. Mrs. Christon also received options to purchase an additional 1,061,535 shares of the our common stock (which vest in one-third installments on December 31, 2005, July 1, 2007 and July 1, 2008, subject to her continued employment with Shells), inclusive of a grant of 903,528 options under a Stock Option Agreement dated November 14, 2005 by and between Mrs. Christon and us. The remaining options to purchase 158,007 shares of our common stock were granted under our existing stock option plans. Based on the vesting schedule of the options, we expect to recognize compensation expense of approximately $105,000 in each of 2007 and 2008 as a result of the adoption of FASB Statement No. 123-R, “Share-Based Payment.” In addition, pursuant to her employment agreement, Mrs. Christon is entitled to (i) severance pay equal to one year’s then effective base salary and (ii) other immediate vesting of any of the unvested 1,061,535 stock options, if she is terminated without cause or she terminates her employment due to a significant diminution in her job responsibilities or title within 6 months following a Change in Control (as defined in the Amended and Restated Employment Agreement) of our Company.

Effective March 13, 2006, we entered into an agreement with each of Guy C. Kathman, our Vice-President of Operations, Warren R. Nelson, our Chief Financial Officer, and Christopher R. Ward, Sr., our Vice-President of Purchasing, to provide them with severance and other considerations to be paid upon a Change in Control of our Company (as defined in their respective agreements). Mr. Nelson is also a party to a letter agreement from the Board of Directors clarifying his severance arrangement if he is terminated without cause.

We are subject to legal proceedings, claims and liabilities that arose in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect our financial position, results of operations or cash flows.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 10. MINORITY PARTNER INTEREST

We have a 51% equity interest in a joint venture partnership that owns and operates the Shells restaurant located in Melbourne, Florida. We entered into the joint venture partnership in March 1994 with WLH Investments, Inc., a corporation owned by the wife of our then President, who was a Director of Shells until February 2002. As a condition of the partnership, WLH Investments contributed $400,000 in capital. Profits of the partnership are allocated as follows: (i) 100% of the first $60,000 annually is allocated to WLH Investments, (ii) 100% of the next $60,000 is allocated to us and (iii) any excess over the $120,000 is allocated 51% to us and 49% to WLH Investments. All losses are allocated in accordance with the ownership percentages.

Our share of the partnership profits was $251,000, $280,000 and $296,000 during fiscal 2006, 2005 and 2004, respectively. In addition, the partnership paid us $180,000, $190,000 and $181,000 in fiscal 2006, 2005 and 2004, respectively, for management and license fees. The joint venture and management agreement outline the respective joint venture partner’s responsibility for funding all restaurant expenses, including food and beverage costs, staffing, training, recruiting, inventories, working capital, capital expenditures and principal and interest payments on loans and mortgages. The joint venture’s cash balance at fiscal year end was $94,000, $176,000, and $130,000 for 2006, 2005, and 2004, respectively.

The joint venture agreement, which was amended March 1995, contains a purchase option for us to purchase the WLH Investments interest or conversely, for WLH Investments to put their interest in the partnership to us, for a purchase price of $750,000, payable by the issuance of our common stock having a value of $750,000. The option is exercisable at any time following the date our common stock equals or exceeds $20 per share for a period of 20 consecutive trading days. The option has not been exercisable through December 31, 2006.

NOTE 11. STOCKHOLDERS' EQUITY AND CONVERTIBLE DEBENTURES

On December 7, 2004, we sold $2,375,000 principal amount of debentures and warrants to purchase 1,187,500 shares of our common stock. We received net proceeds of $2,010,000 from the sale. We paid interest at 12% and late payment penalties through May 23, 2005 when the debentures were retired by repayment in cash or conversion into our Series B Preferred Stock. Repayments in cash consisted of principal of $2,055,000 plus interest and penalties of $177,198. Debentures converted into our Series B Preferred Stock consisted of $320,000 principal plus interest and penalties of $27,588. The warrants are exercisable until December 7, 2007 at an exercise price of $0.60 per share. The exercise price of the warrants and the number of underlying shares of common stock are subject to adjustment under certain circumstances. As compensation for their services as placement agent in the debenture offering and future consulting services to us, the placement agent received cash fees and warrants with terms substantially identical to those received by the investors. As of December 31, 2006, there were 1,873,750 warrants outstanding to purchase shares of our common stock.

On May 24, 2005, in connection with the Series B Preferred Stock offering, we issued warrants to purchase common stock at an exercise price of $1.30 per share exercisable through May 24, 2010. As of December 31, 2006, there were 4,619,540 warrants outstanding to purchase shares of our common stock. Additionally, warrants to purchase 1,129,530 shares of common stock were granted to the placement agent as a portion of their fees in the form of a warrant to purchase 37,651 units (consisting of 37,651 shares of our Series B Convertible Preferred Stock and warrants to purchase 376,510 shares of our common stock) at a purchase price of $15.00 per unit. As of December 31, 2006, none of these warrants have been exercised.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

To date, no dividends have been declared or paid on our common stock. In addition, our debt financings prohibit the payment of cash dividends and any future financing agreements may also prohibit the payment of cash dividends.

NOTE 12. CONVERTIBLE PREFERRED STOCK

Series A Convertible Preferred Stock -- On October 24, 2001, we issued 66,862 shares of Series A 5% Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), pursuant to an exemption from registration under Section 4(6) of the Securities Act of 1933, as amended, in consideration for the cancellation of $669,000 of trade indebtedness to our trade creditors. The shares were issued exclusively to "accredited investors" as defined in Rule 501(a) under the Securities Act. We did not receive any cash proceeds in connection with the issuance of the Series A Preferred Stock.

Each share of Series A Preferred Stock is convertible by the holder into five shares of our common stock. The Series A Preferred Stock has a liquidation preference equal to $10.00 per share, plus any declared but unpaid dividends. Dividends on the Series A Preferred Stock, payable in cash at the rate of 5% of the Liquidation Value ($10.00) per annum, are payable annually, when, as and if declared by our board of directors out of funds legally available for the payment of dividends. Dividends on the Series A Preferred Stock are not cumulative. To date, no dividends have been declared or paid on the Series A Preferred Stock.

During fiscal 2006, 2005 and 2004, investors converted an aggregate of 1,037, 11,544 and 28,273 shares, respectively, of Series A Preferred Stock into 5,185, 57,720 and 141,365 shares, respectively, of our common stock.

Series B Convertible Preferred Stock -- In May 2005, we issued 461,954 units of securities in a private placement offering to accredited investors generating gross proceeds of $6,929,000. Each unit consisted of one share of Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), which is initially convertible into 20 shares of our common stock, subject to certain specified adjustments under certain circumstances, and a warrant to purchase 10 shares of our common stock at an exercise price of $1.30 per share.

A non-cash implied dividend of $1,735,000 was recorded in conjunction with the private placement offering, consisting of a warrant valuation and a beneficial conversion feature. The beneficial conversion feature reflects a non-detachable in-the-money conversion feature of the Series B Preferred Stock as defined by the Emerging Issues Task Force Consensus No. EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Features.”

The warrant to purchase 37,651 units (consisting of 37,651 shares of Series B Preferred Stock and warrants to purchase 376,510 shares of common stock) issued to the placement agent was valued at $124,000. The value was based upon the per unit fair market value of the securities issued to the investors in the transaction less the cash exercise price.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The Series B Preferred Stock votes together with our common stock on an “as-converted” basis as a single class on all actions to be taken by our stockholders. Without the consent of a majority of the outstanding Series B Preferred Stock, we cannot alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, authorize or create any class of stock ranking as to a distribution of assets upon a liquidation event senior to or pari passu with the Series B Preferred Stock, issue any additional shares of the Series A Preferred Stock, or alter or change the powers, preferences or rights given to the Series A Preferred Stock. Upon any dissolution, liquidation, merger, consolidation, reorganization or other series of transactions, under certain conditions, the holders of Series B Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders, before any payment is made to the holders of our common stock. If dividends are declared payable on our common stock, then dividends shall be declared for the Series B Preferred Stock. All shares of Series B Preferred Stock issued and outstanding on May 23, 2015 will automatically be converted at that time into shares of our common stock, based on the conversion price then in effect.

During fiscal 2006 and 2005, investors converted 70,001 and 18,104 shares, respectively, of Series B Preferred Stock into 1,400,020 and 362,080 shares, respectively, of our common stock.

NOTE 13. INCOME TAXES

There were no provisions for income taxes for the years ended December 31, 2006, January 1, 2006 and January 2, 2005.

Our effective tax rate is composed of the following for the years ended December 31, 2006, January 1, 2006 and January 2, 2005, respectively:

	Fiscal Years Ended
	December 31,	January 1,	January 2,
	2006	2006	2005

Federal statutory rate	(35.0)%	(34.0)%	(34.0)%
State income tax, net of federal benefit	(3.6)	(2.8)	(0.4)
FICA tip credits	(4.7)	(6.6)	(15.8)
Warrant grants	-	-	22.4
Valuation allowance and other adjustment	43.3	43.4	15.6
Revalue certain deferred tax assets	-	-	8.4
Other	0.0	-	3.8
Effective income tax benefit	-%	-%	-%

As of December 31, 2006, we had net operating loss carryforwards for federal income tax purposes of approximately $10,769,000 which expire between 2007 and 2021. We also had approximately $3,593,000 of general business credits to carry forward, which expire by 2026. We had an ownership change in 2002 and 2005 as defined by Internal Revenue Code Section 382, which limits a portion of the amount of net operating loss and credit carryforwards that may be used against taxable income. This limitation is approximately $75,000 per year for net operating losses incurred prior to the 2002 ownership change, and $665,000 per year for net operating losses incurred prior to the 2005 ownership change. Any portion of the annual limitation amount not utilized in any year will carry forward to the following year subject to a 15 to 20 year limitation. Approximately $7,200,000 of our net operating loss carryforwards and approximately $3,082,000 of credits are subject to the annual limitation. Assuming maximum utilization in future years, we expect that approximately $3,300,000 in net operating loss carryforwards and approximately $2,700,000 in credits will expire without benefit to us.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Deferred income taxes reflect the net income tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred income tax assets and liabilities are as follows:

	December 31, 2006
	Current	Non-current	Total
Basis difference in fixed assets and other assets	$8,000	$1,410,000	$1,418,000
Prepaids	-	122,000	122,000
Accrued liabilities	276,000	404,000	680,000
Net operating loss carryforwards	-	4,373,000	4,373,000
General business credits	-	3,593,000	3,593,000
	284,000	9,902,000	10,186,000
Valuation allowance			(10,186,000)
Net deferred tax assets			-
Involuntary conversion proceeds and service marks			-
			$-
	January 1, 2006
	Current	Non-current	Total
Basis difference in fixed assets and other assets	$-	$529,000	$529,000
Accrued liabilities	298,000	(294,000)	4,000
Net operating loss carryforwards	-	3,839,000	3,839,000
General business credits	-	3,205,000	3,205,000
	298,000	7,279,000	7,577,000
Valuation allowance			(7,365,000)
Net deferred tax assets			212,000
Involuntary conversion proceeds and service marks			(212,000)
			$-

	January 2, 2005
	Current	Non-current	Total
Basis difference in fixed assets and other assets	$-	$544,000	$544,000
Accrued liabilities	411,000	323,000	734,000
Net operating loss carryforwards	-	3,214,000	3,214,000
General business credits	-	2,848,000	2,848,000
	411,000	6,929,000	7,340,000
Valuation allowance			(7,113,000)
Net deferred tax assets			227,000
Involuntary conversion proceeds and service marks			(227,000)
			$-

NOTE 14. STOCK-BASED COMPENSATION PLANS

Stock Option Plans -- At December 31, 2006, we had two stock-based employee compensation plans that are more fully described below.

On September 11, 1995, our board of directors approved two employee stock option plans that have now both expired. The 1995 Employee Stock Option Plan, as amended, originally provided for the issuance of options to purchase up to a total of 840,000 shares. The 1996 Employee Stock Option Plan provided for the issuance of options to purchase a total of 101,000 shares. There were no options awarded under these plans during 2006. As of December 31, 2006, options to purchase an aggregate of 163,507 shares were outstanding under the plans of which 105,500 were fully exercisable and 58,007 shares vest in future years.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

On May 20, 1997, our stockholders approved the Stock Option Plan for Non-employee Directors. The plan, as amended, authorized a total of 150,000 shares to be reserved for issuance under the plan. There was no activity in this Plan during 2006. As of December 31, 2006, options to purchase 32,000 shares were outstanding and exercisable. The plan will expire on May 20, 2007.

On May 21, 2002, our stockholders approved the 2002 Equity Incentive Plan allowing for grants of options to purchase up to 1,850,000 shares of common stock. On June 22, 2005, our stockholders approved an amendment to increase the authorized grants to 5,000,000 shares of common stock. During November 2005, our board of directors reduced the number of shares available for issuance under the plan by 903,528, to a total of authorized grants of 4,096,472 shares under the plan. The options generally vest over three years, one third annually on the anniversary date of the grant and have a maximum term of 10 years, except for those grants issued beginning in 2005, which have a maximum term of 7 years. During 2006, options for 197,000 shares of common stock were granted under this plan at prices ranging between $0.55 and $0.93 per share, the fair market value on the date of the grant, of which 150,000 options were granted to directors and officers. As of December 31, 2006, options to purchase 3,284,258 shares were outstanding of which 1,820,235 were exercisable.

On June 22, 2005, the compensation committee and the board of directors approved the immediate acceleration of vesting of certain unvested and “out-of-the-money” stock options with exercise prices equal to or greater than $0.85 per share previously awarded to its employees, including its executive officers, and its directors under the 2002 Plan that were originally scheduled to vest during 2006. The acceleration of vesting was effective for stock options outstanding as of June 22, 2005. Options to purchase approximately 295,000 shares of common stock, or 18.5% of our outstanding unvested options (of which options to purchase approximately 233,000 shares, or 14.6% of our outstanding unvested options were held by our executive officers and directors) were subject to the acceleration. The weighted average exercise price of the options subject to the acceleration was $1.10.

The purpose of the acceleration was to enable us to avoid recognizing compensation expense associated with these options in future periods in our consolidated statements of income, upon adoption of FASB Statement No. 123 R (Share-Based Payment) in January 2006. The pre-tax charge that we avoided in 2006 was approximately $87,000, based on the original vesting periods. We also believe that because many of the options to be accelerated have exercise prices in excess of the current market value of our common stock, these options have limited economic value and are not fully achieving their original objective of incentivizing compensation and employee retention.

During November 2005, we entered into a Stock Option Agreement with Leslie J. Christon, President and Chief Executive Officer, concurrent with her amended and restated employment agreement. The Stock Option Agreement granted options to purchase 903,528 shares of common stock at an exercise price of $0.85, the market value of our common stock on the date of the grant. The options vested as to 353,844 shares on December 31, 2005, and vest as to 274,842 on each of July 1, 2007 and July 1, 2008. Additionally, Mrs. Christon was awarded a stock option to purchase 158,007 shares of common stock from the stock compensation plans described above at an exercise price of $0.85 per share with vesting ratably in July 2007 and July 2008.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Transactions during 2006 were as follows:
			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value

Outstanding at January 1, 2006	4,356,876	$0.88
Granted	197,000	0.75
Exercised	(9,466)	0.43
Forfeited	(161,117)	1.34

Outstanding at December 31, 2006	4,383,293	$0.86	5.4	$120,975

Exercisable at December 31, 2006	2,311,579	$0.84	5.3	$117,211

The total intrinsic value (market value on date of exercise less exercise price) of options exercised during the fiscal years 2006, 2005 and 2004 was approximately $3,000, $16,000 and $6,000, respectively. The aggregate intrinsic value of options outstanding as of December 31, 2006, disclosed in the table above, represents the closing stock price on the last trading day of the year less the exercise price, multiplied by the number of in-the-money stock options outstanding. There was no excess cash tax benefit for the year ended December 31, 2006.

Stock-Based Compensation - Expense related to stock options issued to eligible employees under the Plans is recognized using a straight-line vesting schedule over the vesting period. Stock options generally vest over a period of 1 to 3 years and have contractual terms to exercise of 7 to 10 years. Stock option awards are valued based upon the Black-Scholes option-pricing model using the following assumptions:

Assumptions used in computing	Quarter Ended
fair value of option grants:	December 31, 2006	October 1, 2006	July 2, 2006	April 2, 2006
Volatility	30.0%	24.2%	20.3%	25.9%
Weighted-average estimated life	3.5 years	3.5 years	3.5 years	3.5 years
Weighted-average risk-free interest rate	4.68%	5.00%	4.87%	4.46%
Dividend yield	0	0	0	0

At December 31, 2006, there was $614,000 of unrecognized, pre-tax compensation expense related to stock options that will be recognized over a weighted-average period of two years. The weighted average grant date fair value of stock options granted during 2006, 2005 and 2004 was $0.75, $0.89 and $0.77 per share, respectively. See Note 20, Subsequent Events for additional information on option grants.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 15. EARNINGS (LOSS) PER SHARE

The following table represents the computation of basic and diluted earnings (loss) per share of common stock as required by FASB Statement No. 128:
	Fiscal Years Ended
	December 31,	January 1,	January 2,
	2006	2006	2005
Net loss attributable to common shareholders	$(3,002,843)	$(3,586,915)	$(1,343,490)

Weighted common shares outstanding	16,665,209	14,796,278	5,261,981

Basic net loss per share of common stock	$(0.18)	$(0.24)	$(0.26)

Effect of dilutive securities:
Preferred stock	-	-	-
Warrants	-	-	-
Stock options	-	-	-

Diluted weighted common shares outstanding	16,665,209	14,796,278	5,261,981

Diluted net loss per share of common stock	$(0.18)	$(0.24)	$(0.26)

Diluted net loss per common share excludes anti-dilutive stock options and warrants of 12,034,000, 7,831,000 and 6,352,000 for fiscal 2006, 2005 and 2004, respectively; additionally, the anti-dilutive effect of preferred stock of 8,491,000, 5,884,000 and 233,150 has been excluded for fiscal 2006, 2005 and 2004, respectively.

NOTE 16. PROVISION FOR IMPAIRMENT OF ASSETS

In accordance with FASB Statement No. 144, which superseded FASB Statement No. 121, we identified certain long-lived assets as impaired. Impairment was recognized when the future undiscounted cash flows of certain assets were estimated to be less than the assets’ related carrying value. As such, the carrying values were written down to our estimates of fair value based on the best information available.

We recognized write-downs of $1,242,000 (of which $300,000 reduced prepaid rent), $211,000 and $201,000 (of which $96,000 was applied against reserves) during fiscal 2006, 2005 and 2004, respectively. We have seven operating restaurants that have been previously written-down for impairment through December 31, 2006. The write-down in 2006 related to one Florida restaurant with operating losses that had not previously been written down. The write-down in 2005 related to one Florida restaurant that was subject to a lease buy-out modification when we entered into an agreement with our landlord in St. Pete Beach, whereby on February 22, 2005, the landlord paid $600,000 to us for an option to buy-out the lease prior to its scheduled termination date. The write-down in 2004 related to restaurant level operating losses at one Florida restaurant that had not previously been written down. The fiscal 2006 and 2004 write-downs were necessitated by the then current period operating losses, as well as the projected undiscounted cash flows of the restaurants.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 17. DEFINED CONTRIBUTION PLAN

We have a defined contribution plan which meets the requirements of Section 401(k) of the Internal Revenue Code. All of our salaried employees with more than 90 days of service, who are at least 21 years of age, and who are not considered highly compensated, are eligible to participate in the plan. The plan allows for a discretionary matching contribution from us. Shells, which pays the plan expenses, has contributed $12,000 in discretionary contributions to date.

NOTE 18. ADVERTISING AND MARKETING

We have incurred the following costs for television, radio, billboards and local store marketing:

	Fiscal Years Ended
	December 31,	January 1,	January 2,
	2006	2006	2005
Advertising and marketing expenses	$1,351,000	$1,770,000	$1,467,000

As a percentage of revenues	2.8%	4.0%	3.5%

NOTE 19. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

The following tables present selected quarterly financial data for fiscal 2006 and 2005, (in thousands, except per share data):
	Fiscal Year 2006
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$14,587	$13,054	$10,529	$9,659
Income (loss) from operations	475	(9)	(806)	(2,126)
Net income (loss) attributable to common stock	261	(9)	(962)	(2,292)
Basic earnings (loss) per share	$0.02	$(0.00)	$(0.06)	$(0.13)
Diluted earnings (loss) per share	$0.01	$(0.00)	$(0.06)	$(0.13)
Net income (loss) excluding non-recurring items (1)	284	(334)	(962)	(1,049)
Diluted earnings (loss) per share excluding non-recurring items	$0.01	$(0.02)	$(0.06)	$(0.06)

	Fiscal Year 2005
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$12,526	$11,919	$10,241	$9,801
Income (loss) from operations	528	416	(907)	(1,623)
Net income (loss) attributable to common stock	410	(1,576)	(152)	(2,269)
Basic earnings (loss) per share	$0.03	$(0.10)	$(0.01)	$(0.14)
Diluted earnings (loss) per share	$0.03	$(0.10)	$(0.01)	$(0.14)
Net income (loss) excluding non-recurring items (2)	563	(182)	(1,010)	(1,237)
Diluted earnings (loss) per share excluding non-recurring items	$0.04	$(0.01)	$(0.06)	$(0.08)

(1)	One-time non-recurring charges (income) were $23,000, ($325,000) and $1,242,000 in the first, second and fourth quarters, respectively.
(2)	One-time non-recurring charges (income) were $153,000, $1,394,000, ($858,000) and $1,032,000 in the first, second, third and fourth quarters, respectively.

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 20. SUBSEQUENT EVENTS

In January 2007, we granted options to purchase 490,817 shares of our common stock to key employees, including 308,992 options issued to executive officers, with an exercise price of $0.70 per share. The options vest ratably over three years and have a term of seven years. The estimated cost of these stock option awards to be recognized in our consolidated financial statements is $126,000. The cost will be expensed $42,000 annually in each of fiscal years 2008, 2009 and 2010.

In March 2005, our investors provided us a $1,600,000 revolving line of credit, which was originally due to mature on the earlier of March 31, 2006 or the closing of a financing providing us not less than $1,600,000 of net proceeds. Upon completion of our financing in May 2005, the maturity date was extended to May 23, 2007. On March 30, 2007, the total amount of the line of credit was reduced to $1,440,000, and the maturity date was further extended to May 23, 2008 at a fee of 7% of the $1,440,000 borrowed, or $101,000, payable through the issuance of 224,000 shares of our common stock, based on the closing stock price on that date of $0.45 per share

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

We maintain "disclosure controls and procedures," as such term is defined under Securities Exchange Act Rule 13a-15(e), that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures. In designing and evaluating the disclosure controls and procedures, our management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of such controls and procedures. As required by SEC Rule 13a-15(b), we have carried out an evaluation, as of the end of the period covered by this report, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon their evaluation and subject to the foregoing, the Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective in ensuring that material information relating to Shells is made known to the Chief Executive Officer and Chief Financial Officer by others within our company during the period in which this report was being prepared.

There were no changes in our internal controls over financial reporting that occurred during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

None.

38

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNACE

The information required by this item concerning our executive officers, is set forth under the headings “Our Executive Officers” in Part I of this Annual Report on Form 10-K.

The information required by this item is incorporated by reference to the Proxy Statement for our 2007 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2006.

ITEM 11. EXECUTIVE COMPENSATION

The information required by this item is incorporated by reference to the Proxy Statement for our 2007 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2006.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The information required by this item is incorporated by reference to the Proxy Statement for our 2007 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2006.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The information required by this item is incorporated by reference to the Proxy Statement for our 2007 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2006.

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES

The information required by this item is incorporated by reference to the Proxy Statement for our 2007 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2006.

39

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(a)	Financial Statements

(1) and (2)	See "Index to Financial Statements" at Item 8 of this Annual Report on Form 10-K.

(3)	Exhibits - Exhibits Nos. 10.1, 10.2, 10.4, 10.5, 10.17, 10.22, 10.23, 10.24, 10.30, 10.31, 10.34, 10.35, 10.36, 10.37, 10.38 and 10.39 are management contracts, compensatory plans or arrangements.

Number	Description
3.1	Certificate of Incorporation. (1)
3.2	Agreement and Plan of Merger, dated March 31, 1996, by and between Shells Seafood Restaurants, Inc., a Delaware Corporation, and Shells Seafood Restaurant, Inc., a Florida Corporation. (1)
3.3	By-laws. (1)
3.4	Certificate of Designations of Series A Convertible Preferred Stock. (2)
3.5	Certificate of Designations of Series B Convertible Preferred Stock. (6)
3.6	Certificate of Amendment, dated March 17, 2005. (8)
3.7	Certificate of Amendment, dated July 7, 2005. (8)
4.1	Specimen common stock certificate. (1)
4.2	Specimen Series B Convertible Preferred stock certificate. (8)

10.1	1996 Employee Stock Option Plan. (1)
10.2	1995 Employee Stock Option Plan. (1)
10.3	Agreement for Purchase and Sale of Assets, dated May 14, 1993, between Shells Seafood Restaurants, Inc. and Shells, Inc. (1)
10.4	1996 Stock Option Plan for Non-Employee Directors. (2)
10.5	2002 Equity Incentive Plan, as amended. (7)
10.6	First Amendment of Agreement and Plan of Merger, dated December 13, 1995, by and among Shells Seafood Restaurants, Inc., Shells Seafood Acquisition, Inc. and Shells, Inc. (1)
10.7	Joint Venture Agreement, dated March 1, 1994, between Shells of Melbourne, Inc. and WLH Investments, Inc. (1)
10.8	First Amendment to Joint Venture Agreement, effective as of March 31, 1995 between Shells of Melbourne, Inc. and WLH Investments, Inc. (1)
10.9	Management and License Agreement, dated March 1, 1994, between Shells of Melbourne Joint Venture and Shells Seafood Restaurants, Inc (1)
10.10	Management and License Agreement, dated July 28, 1993, between Shells of North Tampa, Inc. and Shells Seafood Restaurants, Inc., as amended. (1)
10.11	Management and License Agreement, dated July 29, 1993, between Shells of Sarasota South, Inc. and Shells Seafood Restaurants, Inc., as amended. (1)
10.12	Amended Option Agreement, dated August 11, 1995 between Shells Seafood Restaurants, Inc. and Shells of North Tampa, Inc. (1)
10.13	Amended Option Agreement, dated August 16, 1995 by and between Shells Seafood Restaurants, Inc. and Shells of Sarasota South, Inc. (1)
10.14
Agreement for Consulting and Management Services and Licensing of Service Marks, dated October 4, 1989 by and between Ursula Collaud and Shells of Daytona Beach, Inc., as amended by the Stipulation of Settlement dated December 2, 1994. (1)

10.15	Form of Directors Indemnification Agreement. (1)

40

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Number	Description
10.16
Agreement for the purchase and sale of leases, leasehold improvements, restaurant assets, assigned contracts and restaurant licenses by Shells Seafood Restaurants, Inc. for the benefit of Islands Florida LP. (2)

10.17	Letter from board of directors, dated January 19, 2000, clarifying severance arrangement for Warren R. Nelson. (2)
10.18	Second Amendment to Management and License Agreement, dated October 4, 2001, between Shells Seafood Restaurants, Inc. and Shells of Sarasota South, Inc. (2)
10.19	Second Amendment to Management and License Agreement, dated October 4, 2001, between Shells Seafood Restaurants, Inc. and Shells of North Tampa, Inc. (2)
10.20
Loan agreement, dated October 25, 2002, between Shells of Melbourne, Joint Venture and Colonial Bank (previously known as Manufacturers Bank of Florida), in the renewal principal amount of $635,506. (2)

10.21	Distribution Agreement, dated October 20, 2005, between Shells Seafood Restaurants, Inc. and Performance Food Group, LLC. (3)
10.22	Amendment to the Non-Employee Director Stock Option Plan, as approved October 23, 2001. (2)
10.23	Amendment to the 1995 Employee Stock Option Plan, as approved October 23, 2001. (2)
10.24	Employment Agreement, dated July 1, 2003, between Leslie J. Christon and Shells Seafood Restaurants, Inc. (4)
10.25	Form of Stock Purchase Warrant, dated December 7, 2004, in the aggregate of 1,971,250 warrants to purchase shares of common stock. (5)
10.26	Form of Securities Purchase Agreement dated May 24, 2005, by and among Shells Seafood Restaurants, Inc. and the investor parties thereto. (6)
10.27	Form of Stock Purchase Warrant, issued in connection with May 24, 2005 financing. (6)
10.28	Form of Placement Agent Warrant issued to JMP Securities LLC. (6)
10.29	Amendment No. 1 to Loan and Security Agreement, dated as of May 23, 2005. (6)
10.30	Form of Stock Option Agreement for Non-Employee Directors Pursuant to the Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan. (7)
10.31	Form of Stock Option Agreement for Employees Pursuant to the Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan. (7)
10.32	Agreement, dated August 5, 2005, by and between Shells Seafood Restaurants, Inc. and Deborah Christen Corporation regarding the Carrollwood trade area. (9)
10.33	Amendment No. 1, dated December 20, 2006, by and between Shells Seafood Restaurants, Inc. and Deborah Christen Corporation. (14)
10.34	Amended and Restated Employment Agreement, effective as of July 1, 2005, by and between Shells Seafood Restaurants, Inc. and Leslie J. Christon. (10)
10.35	Stock Option Agreement, dated November 14, 2005, by and between Shells Seafood Restaurants, Inc. and Leslie J. Christon. (10)
10.36	Amendment to the 2002 Equity Incentive Plan, dated November 14, 2005. (10)
10.37	Agreement, dated March 13, 2006, by and between Shells Seafood Restaurants and Warrant Nelson. (11)
10.38	Agreement, dated March 13, 2006, by and between Shells Seafood Restaurants and Guy Kathman. (11)

41

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Number	Description
10.39	Agreement, dated March 13, 2006, by and between Shells Seafood Restaurants and Chris Ward. (11)
10.40	Purchase and Sale Agreement, dated April 17, 2006, between the Shells Seafood Restaurants and FRI Fish, LLC for the Ocala, Florida location. (12)
10.41	Land and Building Lease, dated April 17, 2006, between the Shells Seafood Restaurants and FRI Fish, LLC for the Ocala, Florida location. (12)
10.42	Purchase and Sale Agreement, dated October 27, 2006, between the Shells Seafood Restaurants and FRI Fish, LLC for the New Smyrna Beach, Florida location. (13)
10.43	Land and Building Lease, dated October 27, 2006, between the Shells Seafood Restaurants and FRI Fish, LLC for the New Smyrna Beach, Florida location. (13)
10.45	Renewal Letter on Credit Facility, dated September 28, 2006. (15)
10.46	Promissory Note, dated December 28, 2005, between Shells Seafood Restaurants, Inc. and Colonial Bank, N.A (16)
10.47	Business Loan Agreement, dated December 28, 2005, between Shells Seafood Restaurants, Inc. and Colonial Bank, N.A (16)
10.48	Commercial Security Agreement, dated December 28, 2005, between Shells Seafood Restaurants, Inc. and Colonial Bank, N.A (16)
10.49	Extension Letter, dated July 7, 2006, between Shells Seafood Restaurants, Inc. and Colonial Bank, N.A (16)
10.50	Amendment No. 2 to the Loan and Security Agreement, dated March 30, 2007. (17)
14	Code of Business Conduct and Ethics. (2)
21.1	Subsidiaries of the Registrant. (8)

_______________
(1)	Included as an exhibit to our Registration Statement on Form S-1 and incorporated herein by reference (File No. 333-1600).
(2)	Included as an exhibit to our Annual Report on Form 10-K or 10-K/A for the fiscal year ended December 28, 2003 and incorporated herein by reference.
(3)	Included as an exhibit to our Annual Report on Form 10-K or 10-K/A for the fiscal year ended January 1, 2006 and incorporated herein by reference.
(4)	Included as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 29, 2003 and incorporated herein by reference.
(5)	Included as an exhibit to our Current Report on Form 8-K dated December 9, 2004 and incorporated herein by reference.
(6)	Included as an exhibit to our Current Report on Form 8-K dated May 23, 2005 and incorporated herein by reference.
(7)	Included as an exhibit to our Current Report on Form 8-K dated May 28, 2005 and incorporated herein by reference.
(8)	Included as an exhibit to our Registration Statement on Form S-1 dated July 8, 2005 and incorporated herein by reference.
(9)	Included as an exhibit to our Current Report on Form 8-K dated August 9, 2005 and incorporated herein by reference.
(10)	Included as an exhibit to our Current Report on Form 8-K dated November 14, 2005 and incorporated herein by reference.
(11)	Included as an exhibit to our Current Report on Form 8-K dated March 13, 2006 and incorporated herein by reference.
(12)	Included as an exhibit to our Current Report on Form 8-K dated April 21, 2006 and incorporated herein by reference.
(13)	Included as an exhibit to our Current Report on Form 8-K dated November 2, 2006 and incorporated herein by reference.
(14)	Included as an exhibit to our Current Report on Form 8-K dated December 21, 2006 and incorporated herein by reference.
(15)	Included as an exhibit to our Current Report on Form 8-K dated September 28, 2006 and incorporated herein by reference.
(16)	Included as an exhibit to our Current Report on Form 8-K dated July 7, 2006 and incorporated herein by reference.
(17)	Included as an exhibit to our Current Report on Form 8-K dated April 2, 2007 and incorporated herein by reference.

42

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

(b)	Exhibits (currently being filed or not previously filed)

31.1	Certification of Chief Executive Officer under Rule 13a-14(a)

31.2	Certification of Chief Financial Officer under Rule 13a-14(a)

32	Certification of Chief Executive Officer and Chief Financial Officer under Section 906

99.1	Insider Trading Compliance Policy, adopted February 5, 2007

99.2	Audit Committee Charter, adopted December 22, 2006

(c)	Financial Statements

All financial statement schedules are omitted because they are inapplicable, not required or the information is indicated elsewhere in the consolidated financial statements or the notes thereto.

43

SHELLS SEAFOOD RESTAURANTS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 30, 2007	SHELLS SEAFOOD RESTAURANTS, INC.

By: /s/ Warren R. Nelson
Warren R. Nelson Executive Vice President of Finance, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report had been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie J. Christon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 2, 2007
Leslie J. Christon

/s/ Warren R. Nelson	Executive Vice President of Finance, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	April 2, 2007
Warren R. Nelson

/s/ Philip R. Chapman	Chairman of the Board	April 2, 2007
Philip R. Chapman

/s/ Michael R. Golding	Director	April 2, 2007
Michael R. Golding

/s/ Gary L. Herman	Director	April 2, 2007
Gary L. Herman

/s/ Christopher D. Illick	Director	April 2, 2007
Christopher D. Illick

/s/ Jay A. Wolf	Director	April 2, 2007
Jay A. Wolf

44

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 2 (“Amendment No. 2”) to that certain Loan and Security Agreement dated as of March 9, 2005, as amended by Amendment No. 1, dated May 23, 2005 (as amended, the “Agreement”) is made as of March 30, 2007, by and among Shells Seafood Restaurants, Inc., a Delaware corporation (the “Company”), and the Lenders (as defined in the Agreement) parties thereto. Capitalized terms not herein defined shall have the meaning given to them in the Agreement.

WHEREAS, the Agreement expires, subject to certain exceptions set forth therein, on May 23, 2007 (the “Maturity Date”);

WHEREAS, the parties to the Agreement desire to provide for the extension of the Agreement for an additional one (1) year such that it expires on May 23, 2008;

WHEREAS, as consideration for the extension the Agreement the Company desires to pay the Lenders an aggregate $100,800 in shares of the Company’s unregistered common stock based upon the fair market value of the Shares on the date hereof; and

WHEREAS, the parties have renegotiated the commitment amount of Bruce Galloway, IRA R/O to reduce such amount from $320,000 to $160,000 and desire to amend the Agreement to reflect such renegotiation.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereby agree as follows:

1. Amendment to Section 1. Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

1. AMOUNT. The Lenders agree, on the terms and conditions of this Agreement, to make loans (hereinafter called individually a “Loan” and, collectively, “the Loans”) to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding One Million Four Hundred Forty Thousand Dollars ($1,440,000); provided, however that each Loan request by the Company to the Lenders, in the aggregate, shall be in increments of $200,000, and each individual Lender is committing to make Loans only up to the aggregate principal amount set forth opposite such Lenders’ name on Exhibit A hereto. The obligation of a Lender to make loans up to but not exceeding such aggregate principal amount at any one time outstanding is hereinafter called its “commitment.” Within such limits, the Company may borrow, repay, and reborrow funds under this revolving credit line, at any time or from time to time from the date hereof to and including May 23, 2008 (the “Maturity Date”), subject to earlier termination of the commitment of the Lenders in accordance herewith. All Loans shall be made by, and repayments (if any) made to, each of the Lenders, in proportion to the percentage interest set forth opposite such Lenders’ name on Exhibit A hereto; and shall be repaid, to the extent then still outstanding, on the Maturity Date (subject to earlier repayment as provided in Section 4 below).

2. Consideration. On the date hereof the Company shall, as consideration for the extension of the Agreement, pay the Lenders an aggregate of $100,800 in shares of the Company’s unregistered common stock (the “Shares”) based upon the fair market value of the Shares on the date hereof. Each Lender shall receive that number of Shares as is set forth opposite such Lenders’ name on Exhibit B hereto.

3. Lender Representations. Each Lender hereby represents and warrants to the Company, severally and not jointly, that:

(i) The Lender is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(ii) The Lender understands that the Shares have not been, and will not be, registered under the Securities Act, and are being offered by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Lender’s representations as expressed herein. The Lender understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Lender must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Lender is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about the Company and compliance with applicable requirements regarding the holding period, the amount of securities to be sold and the manner of sale. The Lender acknowledges that the Company has no obligation to register or qualify the Shares for resale.

(iii) The Lender understands that the Shares and any securities issued in respect of or exchange for the Shares, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(iv) This Amendment No. 2 is made with the Lender in reliance upon the Lender’s representation to the Company, which by the Lender’s execution of this Amendment No. 2, the Lender hereby confirms, that the Shares to be acquired by the Lender will be acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same.

(v) Neither the Lender, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

4. Entire Agreement. This Amendment No. 2, together with the provisions of the Agreement not amended hereby, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements, whether written or oral, between the parties hereto.

5. Counterparts. This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to be executed as of the date first above written.

SHELLS SEAFOOD RESTAURANTS, INC.

By:	/s/ Warren R. Nelson
Name: Warren R. Nelson Title: Chief Financial Officer

Frederick R. Adler

By:	/s/ Frederick R. Adler
Frederick R. Adler

Trinad Capital, LP

By:	/s/ Jay Wolf
Name: Jay Wolf Title: Partner

Bruce Galloway, IRA, R/O

By:	/s/ Bruce Galloway
Name: Bruce Galloway

EXHIBIT A

Lender	% Interest of Loans Made	Aggregate $ Commitment
Fredrick R. Adler c/o Adler & Co. 750 Lexington Avenue New York, NY 10022	56%	$800,000
Trinad Capital, LP 2121 Avenue of the Stars Suite 2550 Los Angeles, CA 90067	33%	$480,000
Bruce Galloway, IRA R/O c/o Galloway Capital Management, LLC 720 Fifth Avenue, 10th Fl New York, NY 10019	11%	$160,000

EXHIBIT B

Lender	Number of Shares
Fredrick R. Adler c/o Adler & Co. 750 Lexington Avenue New York, NY 10022	124,444
Trinad Capital, LP 2121 Avenue of the Stars, St. 2550 Los Angeles, CA 90067	74,667
Bruce Galloway, IRA R/O c/o Galloway Capital Management, LLC 720 Fifth Avenue, 10th floor New York, NY 10019	24,889

Exhibit 31.1
CERTIFICATION
I, Leslie J. Christon, certify that:

1.  I have reviewed this annual report on Form 10-K of Shells Seafood Restaurants, Inc.;

2.  Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.  Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

4.  The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared; and

(b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this annual report based on such evaluation; and

(c) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.  The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: April 2, 2007
	By:	/s/ Leslie J. Christon
Leslie J. Christon President and Chief Executive Officer

Exhibit 31.2
CERTIFICATION
I, Warren R. Nelson, certify that:

1.  I have reviewed this annual report on Form 10-K of Shells Seafood Restaurants, Inc.;

2.  Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.  Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

4.  The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared; and

(b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this annual report based on such evaluation; and

(c) disclosed in this report any change in the registrant’s internal control over financial reporting that  occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.  The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: April 2, 2007
	By:	/s/ Warren R. Nelson
Warren R. Nelson Executive Vice President and Chief Financial Officer

Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer
pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Securities and Exchange Commission
Washington, DC

The undersigned Chief Executive Officer and Chief Financial Officer of Shells Seafood Restaurants, Inc. do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Shells Seafood Restaurants, Inc. on Form 10-K for the fiscal year ended December 31, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Shells Seafood Restaurants, Inc.

A signed original of this written statement required by Section 906 has been provided to Shells Seafood Restaurants, Inc. and will be retained by Shells Seafood Restaurants, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Leslie J. Christon

President and Chief Executive Officer April 2, 2007

/s/ Warren R. Nelson

Executive Vice President and Chief Financial Officer April 2, 2007

Shells Seafood Restaurants, Inc.

Insider Trading Compliance Policy

This Policy generally concerns the handling of material, non-public information relating to Shells Seafood Restaurants, Inc. (“Shells”, the “Company”, or “we”) or other companies with which we may transact business and with the buying and selling of stock and other securities of Shells and such other companies.

Background

As we all know, law enforcement officials have been vigorously pursuing violations of insider trading laws, which in general prohibit the purchase or sale of a company’s securities while in possession of material information that has not been publicly disclosed. Congress has encouraged such prosecutions by adopting laws, which, among other things, dramatically increase the penalties for insider trading and expose the Company and possibly other “controlling persons” to liability for violations by Company personnel. If companies like ours do not take active steps to adopt preventive policies and procedures covering stock trading by company personnel, the consequences could be severe.

We have all worked hard to establish Shells’ reputation for integrity and ethical conduct. Compliance with this Policy Statement is intended to help to avoid situations, which could tarnish this important corporate asset. In this regard, even the appearance of an improper transaction can be damaging, and must be avoided to preserve our reputation.

Remember, if your securities transactions become the subject of scrutiny, they will be viewed after-the-fact with the benefit of hindsight. As a result, before engaging in any transaction, you should carefully consider how regulators and others might view your transaction in hindsight.

I.	Employee Groups

For the purposes of this Policy, each Shells Employee, Officer and member of the Board of Directors (“Director(s)”) will be categorized into one of two groups. Different restrictions contained in this Policy apply to each group. The Company’s compliance officer (“CO”), currently our Chief Financial Officer will notify each Employee, Officer and Director of the group into which he or she is placed initially and if at any time he or she is placed into a different group.

You should read this entire Policy. However, for your convenience, the following is a summary of the restrictions that apply to each group under this Policy:

Group One - The vast majority of our Employees are in Group One. Members of Group One are required to comply with the restrictions on (1) trading in securities while in possession of material, nonpublic information (“insider trading”), as described in Section II, and (2) disclosing material nonpublic information to others (“tipping”), as described in Section III.

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Group Two - Generally, members of management, including our Officers and Directors, Employees in our accounting department, and certain other Employees with regular access to material, nonpublic information are in Group Two. In addition to the general prohibitions against insider trading and tipping, members of Group Two may only purchase or sell Shells securities during the trading windows described in Section IV and are required to pre-clear most transactions with the CO, as described in Section V.

In addition, any Employee, Officer or Director of Shells may be temporarily prohibited from buying or selling Shells securities during special blackout periods. These special blackout periods are described in Section IV.

II.	Insider Trading Prohibited

General Rule. No Shells Employee, Officer or Director may purchase or sell Shells securities while he or she is in possession of material, nonpublic information. This restriction does not apply to certain “Permitted Transfers,” which are discussed in Section VI of this Policy.

Employees, Officers and Directors. This Policy applies to all Employees, Officers and Directors of Shells and its subsidiaries. Each provision of this Policy that applies to an Employee, Officer and Director also generally applies to:

•	Members of their immediate families with whom they share a household;

•	Other persons with whom they share a household;

•	Persons who principally rely on the Employee, Officer or Director for their financial support; and

•	Any person or entity over which they have control or influence with respect to a transaction in securities (i.e., a trustee of a trust, an executor of an estate).

Likewise, when we refer to “you” in this Policy, we also mean each of the people listed above with respect to you. Because the people listed above are covered by this Policy, you will be responsible for their transactions in Shells securities and they should not purchase or sell Shells securities without your clearance. If this statement is unclear relative to your personal situation, you should discuss such with the CO.

Material, Nonpublic Information.

Material.  Whether information is considered “material” will depend upon the specific facts and circumstances involved in each situation. Generally, however, information is considered “material” if:

•	A reasonable investor would consider it important in making a decision on whether to buy, sell or hold the security;

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•	A reasonable investor would view the information as significantly altering the total mix of information in the marketplace about the issuer of the security; or

•	The information could reasonably be expected to have a substantial effect on the price of the security.

Nonpublic. Information is nonpublic until it has been “publicly disclosed”, meaning that it is:

•	Published in such a way as to provide broad, non-exclusionary distribution of the information to the public;

•	For a sufficient period of time to be reflected in the price of the related securities.

Examples of public disclosure include Shells issuance of a press release or the filing of an appropriate report with the SEC. Information is generally considered to be “nonpublic” until the expiration of a period of three full trading days after the information is released to the general public. However, this period varies depending on the type of information released and the market’s expectations relating to the subject matter of the release.

Examples of material, nonpublic information might include information about upcoming earnings or losses, negotiation of a joint venture, merger or acquisition, news of a significant purchase or sale of assets, changes in dividend policies, the declaration of a stock split, the offering of additional securities or another financing event, financial liquidity problems, changes in top management, significant business or accounting developments, the gain or loss of a substantial supplier or franchisee, or plans for expansion or closure of restaurants. Information may be material whether it is favorable or unfavorable to the Company.

Other Companies. While this Policy prohibits trading in Shells securities while you are in possession of material, nonpublic information about Shells, it also prohibits trading in securities of any other company about which you learn material, nonpublic information in the course of performing your duties for Shells. For example, you may be involved in a transaction in which Shells expects to acquire or be acquired by another company, or enter into a joint venture or other relationship with that company. This Policy prohibits you from trading in the securities of that company while aware of this information, as long as it remains nonpublic. In addition, please remember that the Shells Code of Ethics prohibits you from engaging in outside interests that represent a conflict of interest with your obligations to Shells.

Securities. This Policy prohibits certain transactions in the “securities” of Shells. Although it is usually the case that the information you gain will be material with respect to Shells common stock, any securities Shells issues, such as debt securities or preferred stock, are also subject to this Policy. This Policy also applies to stock options and other derivatives related to Shells securities, as discussed below.

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Long Term Investments. We encourage Shells stock ownership amongst our Employees, Officers and Directors. Furthermore, we expect your investment in Shells to be long-term in nature, aligning your interests with the long-term success, growth and profitability of Shells. We expect our Employees, Officers and Directors not to engage in speculative transactions that are designed to results in profit based on short-term fluctuations in the price of our securities. When purchasing Shells securities, we strongly encourage you to do so with the expectation of owning those securities for an extended period of time - at a minimum, for six months. We recognize, of course, that your personal circumstances may change due to unforeseen events, in which case you may be forced to more quickly liquidate Shells securities that you purchased with the original intent of holding as a long-term investment.

Short Sales; Derivative Securities. Our Employees, Officers and Directors are prohibited from selling Shells stock short (in the form of derivatives). Derivatives are securities whose value varies in relation to the price of Shells securities. For example, derivative securities would include exchange-traded put or call options, as well as individually arranged derivative transactions. Our Employees, Officers and Directors are generally prohibited from purchasing or selling derivative securities. However, at various times and after pre-clearance with the CO, you may enter into long-term forward sales and other long-term transactions that are used to hedge your existing ownership positions in Shells securities. If you have any questions as to whether a particular hedging or derivative transaction is permitted under this Policy, you should contact the CO. In addition, any restrictions under this Policy that apply to you when purchasing or selling Shells securities also apply to you when entering into a permitted hedging transaction.

Private Transactions; Pledged Stock. Purchases or sales of securities can result in liability whether executed in the public markets or in a private transaction. In addition, you should be aware that sales forced because you have borrowed money and pledged securities as security for a loan generally will not have special exemption from insider trading laws or this Policy. Accordingly, you should be careful when utilizing a margin loan in a brokerage account or otherwise using your Shells securities as collateral for a loan.

Under margin arrangements, a broker is entitled to sell shares, which you have deposited as collateral for loans, if the value of your securities falls below the brokerage firm’s margin requirements. Even though you did not initiate the sale or control its timing, because it is still a sale for your benefit, you may be subject to liability under insider trading laws if the sale is made at a time when you are in possession of material, nonpublic information. Accordingly, such a sale must be made in compliance with the restrictions under this Policy that apply to you, such as trading windows or pre-clearance requirements. As a result, if you use Shells securities to secure a margin loan, you may be forced to take actions (for instance, depositing additional money or selling other securities) to satisfy margin requirements in order to avoid your broker selling your Shells securities at a time that would result in a violation of insider trading laws or this Policy. Similar cautions apply to a bank or other loan for which you have pledged stock as collateral.

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III.	Unauthorized Disclosure of Material, Nonpublic Information Prohibited

General Rule. No Employee, Officer or Director may disclose material, nonpublic information about Shells or any company with which Shells transacts business to anyone outside Shells unless authorized to do so.

Tipping. Under the federal securities laws, you can be held responsible not only for your own insider trading, but also for trading performed by anyone to whom you disclose material, nonpublic information. Even if those to whom you disclose such information do not trade while aware of the information, you can be responsible for the trades of persons who received material, nonpublic information indirectly from you if you are the ultimate source of their information.

Discussing or Recommending Shells Securities. We recognize that Employee enthusiasm for Shells and its business prospects is a vital element of our success. You should, however, use extreme caution when discussing Shells securities with anyone outside Shells or recommending the purchase, sale or holding of Shells securities. Making recommendations of that type can easily result in accidental disclosure of material, nonpublic information or be viewed as “tipping”. Likewise, recommendations can also result in embarrassing situations for you or the Company, if you make a recommendation at a time when there is a pending announcement of material, nonpublic information by the Company; even if you are unaware of that information.

Authorization to Disclose Material, Nonpublic Information. We authorize only certain Employees, Officers and Directors to make disclosures of material, nonpublic information. Unless you are authorized to do so by the President or the CO, you should refrain from discussing material, nonpublic information with anyone not subject to this Policy. This includes discussions with family members and friends, or on an internet “chat room” or similar internet-based forum. Even in discussions with others subject to this Policy, you should consider the consequences of disclosing material, nonpublic information to them. For example, by doing so, you would preclude those persons from trading in Shells securities until the information is publicly disclosed. Accordingly, you should restrict the dissemination of material, nonpublic information to those Employees, Officers, and Directors having a need to know in order to serve Shells interests.

Regulation FD (Fair Disclosure). The Securities and Exchange Commission has enacted rules banning selective disclosure. Generally, the regulation provides that when a public company (such as Shells) discloses material, nonpublic information, it must provide broad, non-exclusionary public access to the information. Violations of this regulation can result in SEC enforcement actions, resulting in injunctions and severe monetary penalties. Regulation FD applies largely to Officers, Directors and investor relation’s consultants who are designated the responsibility of communicating with securities market professionals and shareholders. Remember that no other Shells Employees, Officers or Directors are authorized to communicate with securities market professionals or shareholders.

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Non-Disclosure Agreements. Employees, Officers and Directors involved in transactions or other negotiations that require disclosure of material, nonpublic information with parties outside Shells should have those to whom such information is being disclosed sign an appropriate non-disclosure agreement, which specifies restrictions relative to trading of Shells stock by parties in receipt of the information. You should confer with the CO whenever a non-disclosure agreement is needed.

IV.	Trading Windows.

Standard Trading Windows. Members of Group Two may only purchase or sell Shells’ securities:

•	During the designated trading windows described below, and
•	When the individual is not in possession of material, nonpublic information.

Outside of the trading windows, members of Group Two may not transfer, purchase or sell Shells securities, even if they are not personally aware of any material, nonpublic information. However, members of Group Two may engage in Permitted Transactions (described in Section VI below) outside of the trading windows.

The trading window generally will open three full trading days after Shells quarterly release of earnings and will close beginning the third fiscal month of each quarter. For example, if quarterly earnings are released after the close of trading on a Monday, the following Friday becomes the first trading day that the window is open, providing the market is open for trading on Tuesday, Wednesday and Thursday of that week.  However, you should not expect that the window will open on any particular date or remain open for any minimum period of time. Significant corporate developments may require changes to the schedule.

Do not confuse the applicability of the trading windows with the broader prohibition on trading when you are in possession of material, nonpublic information described in Section II. Regardless of whether the trading window is open or closed, you may not trade in Shells securities if you possess material, nonpublic information about Shells.

Special Blackouts. We reserve the right to impose a trading blackout from time to time on all or any group of our Employees, Officers, or Directors when, in the judgment of our Board of Directors or Officers, a blackout is warranted. During a special blackout, you will not be permitted to purchase or sell Shells securities and you may or may not be allowed to execute Permitted Transactions. A special blackout may also prohibit you from trading in the securities of other companies. If the Company imposes a blackout to which you are subject, we will notify you when the blackout begins and when it ends and the securities and transactions to which it applies.

V.	Pre-Clearance of Transactions

General. At any time, even during a standard trading window, before purchasing or selling Shells securities, members of Group Two must obtain clearance of the transaction from the CO. This clearance must be obtained before you place the order for, or otherwise initiate, any transaction in Shells securities.

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Our pre-clearance is designed to help prevent inadvertent violations and avoid even the appearance of an improper transaction (which could result, for example, where an officer engages in a trade while unaware of a pending major development), as well as to help ensure compliance with federal securities laws reporting requirements. Thus, no transactions in Company stock will be approved (i) during quarterly “quiet periods,” i.e., the period from the first day of the last month of a fiscal quarter until after the third full trading day after the Company has issued an earnings press release for that fiscal quarter and has announced the opening of the trading window, and (ii) unless satisfactory arrangements can be made in order to assure the CO that the required federal securities reporting obligations relating to the transaction will be met on a timely basis.

Do not confuse pre-clearance of transactions with the broader prohibition on trading when you are in possession of material, nonpublic information described in Section II. Regardless of whether you have received pre-clearance for a transaction or whether a trading window applicable to you is open or closed, you may not trade in Shells securities if you are in actual possession of material, nonpublic information about Shells.

Permitted Transactions. Members of Group Two are required to receive pre-clearance prior to exercising any stock options or making any gifts of Shells securities. Pre-clearance is not required prior to entering into any other Permitted Transaction.

VI.	Permitted Transactions

The following are “Permitted Transactions”:

•
Acceptance or receipt of a stock option, shares of restricted stock or similar grants of securities under the Company’s 2002 Equity Incentive Plan or other applicable equity based benefit plans in effect (including elections to acquire stock options in lieu of other compensation) or the cancellation or forfeiture of options or restricted shares pursuant to Shells’ plans;

•	Election to participate in, cease participation in or purchase securities under a Shells employee stock purchase plan, if such a plan is in effect;

•	Vesting of stock options or shares of restricted stock and any related stock withholding;

•
Exercise of stock options issued under Shells stock option plans in a stock-for-stock exercise, payment of the exercise price in shares of stock and any related stock withholding transactions, but (1) not the sale of any stock acquired in the option exercise, and (2) not the use of proceeds from the sale of any such shares to exercise additional options;

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•
Transferring shares to an entity that does not involve a change in the beneficial ownership of the shares, for example, to an inter vivos trust of which you are the sole beneficiary during your lifetime;

•
Making payroll contributions to a Shells 401 (k) plan, deferred compensation plan or any similar plan, but not intra-plan transfers involving any Shells securities nor a change in “investment direction” under such plan to increase or decrease your percentage investment contribution allocated to Shells securities;

•	Execution of a transaction pursuant to a contract, instruction, or plan described in Exchange Act Rule 10b5- (c) (1) (i) (A) (called a “Trading Plan”), as discussed below; or

•	Any other transaction designated by the Board of Directors or any Board Committee or Officer, with reference to this Policy, as a Permitted Transaction.

Pre-Disclosure of Undisclosed Material, Nonpublic Information.

You may not enter into any Permitted Transaction unless you have disclosed any material, nonpublic information that you are aware of to Shells’ CO or designee. If you are a member of Group Two, the information must also be disclosed to the CO and the CO must disclose any such information to the President and Audit Committee Chairperson before any transaction listed qualifies as a Permitted Transaction. This ensures that Shells is fully aware of any material information affecting any security before you enter into a transaction involving Shells securities.

Employee Benefit Plan Transactions. Included in the definition of Permitted Transaction are most of the ongoing transactions you might enter into under Shells 2002 Equity Incentive Plan or any other benefit based plans in effect. For example, although your ongoing participation in a plan may involve the regular purchase of Shells common stock, either directly pursuant to an investment election or indirectly through an employer matching contribution, those purchases are Permitted transactions. Please note, however, that the movement of balances in those plans into or out of Shells securities or change in your investment direction under those plans are not Permitted Transactions. This means that you may not make such transfers or elections while you are in possession of material, nonpublic information and that such transfers or elections must be made in compliance with any other restrictions under this Policy that apply to you (for instance, such transfers or elections could only be made using an open trading window with pre-clearance if you are in Group Two.)

Transactions in employee stock options are also considered Permitted Transaction if there is no related sale to a person other than Shells. Please note, however, that a sale of stock following or in connection with an option exercise is not a transaction with Shells and is, therefore, not a Permitted Transaction. Thus, you may engage in a cash exercise of an option as long as you retain the stock you buy in the exercise. You can also engage in stock-for-stock exercised or elect stock withholding without violation the Policy. However, it would not be a Permitted Transaction for you to exercise a stock option, sell the resulting shares or then use the proceeds from that sale to pay for the exercise of additional stock options in a same day sale. Although exercises of Shells stock options are Permitted Transaction, members of Group Two must pre-clear all stock options exercises.

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Transaction in Which There is No Change in Beneficial Ownership. Certain transactions involve merely a change in the form in which you own securities. For example, you may transfer shares of stock to a trust if you are the only beneficiary of the trust during your lifetime. Likewise, changing the form of ownership to include a member of your immediate household as a joint owner is a Permitted Transaction since members of your household are considered the same as you for purposes of this Policy.

Gifts of Shells Securities. Depending on the particular situation involved, bona fide gifts of Shells securities, whether to charitable institutions or to friends and family members, may be Permitted Transactions. However, if you believe that the recipient will sell the stock either immediately or shortly after receiving it (within six months), then the gift is likely not a Permitted Transaction and the normal restrictions would be applicable. This policy is designed to avoid the embarrassment of having one of our Employees make of a gift of stock that ends up being sold into the market at a time when the Employee could not sell the stock directly.

Trading Plans. The SEC has enacted rules that provide an affirmative defense against violations of the insider trading laws if you enter into a contract, provide instructions, or adopt a written plan for a transaction in securities when you are not in possession of material, nonpublic information, even if it turns out that you had such information when the transaction was actually completed. The contract, instructions or plan must:

•	Specify the amount, price and date of the transaction;
•	Specify an objective method for determining the amount, price and date of the transaction; or
•
Place the discretion for determining amount, price and the date of the transaction in another unaffiliated person who is not, at the time of the transaction, in possession of material, nonpublic information.

You may not exercise discretion or influence over the amount, price, and date of the transaction after entering into the arrangement. In this Policy, we refer to these arrangements as “Trading Plans.” The rules regarding Trading Plans are extremely complex and must be complied with completely to be effective. You should consult with your own legal advisor before proceeding with entering into any Trading Plan.
Any restrictions under this Policy that apply to you when purchasing or selling Shells securities also apply to you when establishing a Trading Plan. Therefore, you may not establish a Trading Plan when you are in possession of material, nonpublic information about Shells and to the extent trading windows and special blackout periods apply to you. Those restrictions must be complied with in connection with establishing a Trading Plan. In addition, members of Group Two are required to receive pre-clearance before entering into any Trading Plan. Once a Trading Plan for a member of Group Two has been pre-cleared by the CO, transactions executed pursuant to that Trading Plan do not require approval. Members of Group One are not required to pre-clear Trading Plans, but they are required to provide a copy of any Trading Plan~~,~~ which they enter into to the CO.

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In establishing any Trading Plan, you should carefully consider the timing of your transactions under the Trading Plan. Even though transactions executed in accordance with a Trading Plan are exempt from the insider trading rules, the trades may nonetheless occur at times shortly before Shells announces material news, and the media may not understand the nuances of trading pursuant to a Trading Plan.

Once a trading plan is established, however, no transactions can be made in the Company’s stock under that plan for at least two weeks. You also may not terminate or modify the trading directions or terms of your trading plan at any time during a Company blackout period (whether or not you have actual knowledge of material nonpublic information at that time). In the event you modify or terminate and then reestablish (with the same or alternate trading instructions) a trading plan, no transactions can be effected under the new plan for at least six months from the date that the original plan was modified or terminated.

VII	Information Required Following All Transactions by Directors and Officers.

To facilitate the reporting of all transactions in the Company’s stock to the Securities and Exchange Commission, it is essential that the following information be communicated to our CO, currently Warren Nelson, immediately following the transaction:
Date of transaction.
Type of transaction - purchase, sale, gift, change of beneficial ownership, etc.
Shares acquired or disposed.
Price of shares acquired or disposed.
Beneficial ownership (direct or indirect).
Whether the transaction was effected pursuant to a Rule 10b5-1 trading plan.

The newly enacted Sarbanes-Oxley Act of 2002 requires that a Form 4 (which reports changes in beneficial ownership for directors, executive officers and certain other persons) must be filed by that reporting person with the SEC within two business days following a change of ownership in shares of the Company’s stock (including as a result of a purchase or sale or option exercise or grant). As a result, it is imperative that you and your broker, if applicable, provide the CO with the necessary information on the same day as the transaction occurs.

VIII	The Consequences

The consequences of insider trading violations can be staggering:
For individuals who trade on inside information (or tip information to others):
-	A civil penalty of up to three times the profit gained or loss avoided;
-	A criminal fine (no matter how small the profit) of up to $1 million; and
-	A jail term of up to ten years.

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For a company (as well as possibly any supervisory person) that fails to take appropriate steps to prevent illegal trading:
-	A civil penalty of the greater of $1 million or three times the profit; gained or loss avoided as a result of the employee’s violation; and
-	A criminal penalty of up to $2.5 million.

In addition, if an employee violates or fails to comply with the Company’s insider trading policy or procedures, sanctions, including dismissal for cause, may be imposed by the Company. Needless to say, any of the above consequences, even an SEC investigation that does not result in prosecution, can tarnish one’s reputation and irreparably damage a career.

XI.	Administration of this Policy.

Administration by the CO. The day-to-day administration, including communications of this Policy, will be carried out by the CO. If you have any questions concerning the interpretation of this Policy, you should direct your questions to the CO, currently Warren Nelson at (813) 961-0944. If a trade of Shells securities involves the CO, then the Audit Committee Chairperson must provide pre-approval.

Reporting Violations. If you become aware of any violation of this Policy, you should report it immediately to an Officer, or if it involves an Officer, then report should be directed to the Audit Committee Chairperson.

Exemptions. An individual subject to the trading windows or special blackout periods described in this Section IV may request the CO to grant him or her a hardship exemption from those restrictions if he or she is not otherwise prohibited from trading under Section II. However, we anticipate that exemptions will be given very rarely and only in extreme circumstances. Such exemptions are to be reviewed by the Audit Committee.

Amendment of the Policy. The Company reserves the right to amend this Policy from time to time, subject to approval by the Shells Board of Directors. If we do so, we will communicate to you through normal communication channels the substance of any such changes.

Remember, the ultimate responsibility for complying with this Policy and applicable laws and regulations rests with you. You should use your best judgment and consult with your legal and financial advisors, as needed.

Post-Termination Transactions.

This Policy Statement continues to apply, as appropriate, to your transactions in Company securities even after the termination of your employment or service with the Company. If you are in possession of material nonpublic information when your employment or service with the Company terminates, you may not trade in Company securities until that information has become public or is no longer material.

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I have read and fully understand this Policy.

Signed:

_________________________________________
Name

_________________________________________
 Position

____________________
Date

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